  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998
                                                     REGISTRATION NO. 333-41947

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        GROUP MAINTENANCE AMERICA CORP.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           TEXAS                     1711                   76-0535259
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
     INCORPORATION OR
       ORGANIZATION)

                                                 RANDOLPH W. BRYANT
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
     8 GREENWAY PLAZA, SUITE 1500                   AND SECRETARY
         HOUSTON, TEXAS 77046               8 GREENWAY PLAZA, SUITE 1500
            (713) 860-0100                      HOUSTON, TEXAS 77046
   (ADDRESS, INCLUDING ZIP CODE, AND               (713) 860-0100
      TELEPHONE NUMBER, INCLUDING        (NAME, ADDRESS, INCLUDING ZIP CODE,
 AREA CODE, OF REGISTRANT'S PRINCIPAL           AND TELEPHONE NUMBER,
          EXECUTIVE OFFICES)              INCLUDING AREA CODE, OF AGENT FOR
                                                      SERVICE)

                               ----------------

                                  Copies to:

                                GARY W. ORLOFF
                         BRACEWELL & PATTERSON, L.L.P.
                       711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                (713) 223-2900

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                               7,000,000 SHARES

                       [LOGO OF GROUP MAC APPEARS HERE]

                        GROUP MAINTENANCE AMERICA CORP.

                                 COMMON STOCK

                               ----------------

  Group Maintenance America Corp., a Texas corporation (collectively with its subsidiaries, the "Company"), may offer and issue from time to time up to 7,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), covered by this Prospectus in connection with business combination transactions (each, an "Acquisition") involving its acquisition, directly or indirectly, of businesses, securities or assets of companies doing business in the Company's industry. The price and other terms at which the Common Stock will be offered shall be determined by negotiations between the Company and the companies to be directly or indirectly acquired. The Company does not expect to pay any underwriting discounts or commissions, but it may pay finder's fees from time to time with respect to specific acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company will pay all expenses of this Offering.

  As of June 30, 1998, 26,415,243 shares of the Common Stock were issued and outstanding. The Common Stock is traded on the New York Stock Exchange under the symbol "MAK." On July 16, 1998, the last reported sales price of the Common Stock on the New York Stock Exchange was $18 3/16 per share.

  Persons receiving shares of the Common Stock offered hereby may be contractually required to hold some portions of those shares for periods of up to two years. In addition, pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those shares by affiliates of the businesses the Company acquires for a period of one year from the date of acquisition of the shares of Common Stock (or such shorter period as the Securities and Exchange Commission may prescribe).

  SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS OF THE COMMON STOCK OFFERED HEREBY.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               July ., 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    4
Price Range of Common Stock...............................................    9
Capitalization............................................................   10
Dividend Policy...........................................................   10
Selected Historical and Pro Forma Financial Data..........................   11
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   13
Business..................................................................   31
Management................................................................   39
Related Party Transactions................................................   50
Security Ownership of Certain Beneficial Owners and Management............   51
Description of Capital Stock..............................................   52
Description of Credit Agreement...........................................   54
Shares Eligible for Future Sale...........................................   56
Plan of Distribution......................................................   58
Experts...................................................................   58
Available Information.....................................................   59
Index to Financial Statements.............................................  F-1

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFOR-MATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUB-SEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, (i) the "Company" refers to Group Maintenance America Corp. ("GroupMAC") and its subsidiaries, as well as to the business and operations of their predecessors and (ii) all information in this Prospectus relating to the number of shares of Common Stock and per share amounts reflects the 1-for-2.5 reverse stock split effected prior to the date of the closing of the initial public offering of the Company's Common Stock (the "IPO") hereinafter referred to. References to fiscal year financial information of the Company refer to the fiscal year ended February 28 or 29 of the relevant year or the respective fiscal year ends of the individual GroupMAC subsidiaries, and references to pro forma financial information of the Company or combined financial information of any group of its operating units refer to a year ending December 31 or quarter ending March 31 of the relevant year. Upon completion of the IPO on November 13, 1997, the Company's fiscal year was changed to the calendar year.

                                  THE COMPANY

  The Company was founded in 1996 to create the leading nationwide provider of heating, ventilation and air conditioning ("HVAC"), plumbing and electrical services to residential and commercial/industrial customers. Since inception, the Company has acquired 48 platform companies and has one additional probable platform acquisition which represent $669.9 million in combined 1997 revenues. The Company believes it is one of the largest diversified providers of HVAC, plumbing and electrical services in the United States.

  The Company offers a comprehensive range of services to residential and commercial/industrial customers in both the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries. The Company's services include installing and maintaining, repairing and replacing central air conditioning systems, furnaces, heat pumps and plumbing and electrical systems.

  The Company is a Texas corporation with its principal executive offices located at 8 Greenway Plaza, Suite 1500, Houston, Texas 77046, and its telephone number is (713) 860-0100.

                                  RISK FACTORS

  An investment in the shares of Common Stock involves significant risks that a potential investor should consider carefully. See "Risk Factors" beginning on page 4 for certain information that should be considered by prospective investors of the Common Stock offered hereby.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, prospective investors in the Common Stock offered hereby should consider carefully the following factors before deciding to invest in the Common Stock.

DEVELOPMENT, IMPLEMENTATION, AND INTEGRATION OF OPERATING SYSTEMS AND POLICIES

  As a rapidly growing provider of HVAC, plumbing and electrical services, the Company is faced with the development, implementation and integration of Company-wide policies and systems related to its operations. The Company plans to implement and integrate certain information and operating systems and procedures for its subsidiaries including, but not limited to, accounting systems, employment and human resources policies, uniform purchasing programs and certain centralized marketing programs. Its subsidiaries may need to modify certain systems and policies they have utilized historically to implement the Company's systems and policies. As a result of the Company's decentralized operating strategy, there can be no assurance that the Company's operating systems and policies will be successfully implemented at the subsidiary level or that the Company will be successful in monitoring the performance of the subsidiaries. Furthermore, much of the Company's management group has been assembled only recently, and a significant number of the Company's management group has not worked in the HVAC, plumbing and electrical service industries prior to joining the Company. There can be no assurance that the management group will be able to manage the combined entity or to implement effectively the Company's operating strategy, internal growth strategy and acquisition program. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems and in managing its businesses, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

  The Company intends to grow primarily by acquiring residential and commercial contracting businesses that install or maintain, repair and replace HVAC, plumbing, electrical and other systems and equipment in existing homes and commercial buildings and in homes and commercial buildings under construction in its existing and new markets. The Company's acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business, financial condition and results of operations. These risks include the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions, the possible loss of acquired customer bases and key personnel, including service technicians and managers, possible adverse effects on earnings resulting from amortization of goodwill created in purchase transactions and the contingent and latent risks associated with the past operations and other unanticipated problems arising in the acquired businesses. The success of the Company's acquisition strategy will depend on the extent to which it is able to acquire, successfully absorb and profitably manage additional businesses, and no assurance can be given that the Company's strategy will succeed. The increasing competition for suitable acquisition targets could limit the Company's ability to locate suitable acquisition targets and could increase the cost of purchasing such acquisition targets.

EXPOSURE TO DOWNTURNS IN HOUSING STARTS OR NEW COMMERCIAL CONSTRUCTION

  A substantial portion of the Company's business involves installation of HVAC and/or plumbing systems in newly constructed residences and commercial buildings. The extent to which the Company is able to maintain or increase revenues from new installation services in the residential market will depend in part on the levels of housing starts from time to time in the geographic markets in which it operates and likely will reflect the cyclical nature of the housing industry. The housing industry is affected significantly by changes in general and local economic conditions, such as employment and income levels, the availability and cost of financing for home buyers (including the continued deductibility of mortgage interest in determining federal income tax), consumer confidence and housing demand. The level of new commercial installation services is similarly affected by fluctuations in the level of new construction of commercial buildings in the markets in which the Company operates, due to local economic conditions, changes in interest rates and other similar factors. Downturns in the levels of housing starts and/or new commercial construction could have a material adverse effect on the Company's business, financial condition and results of operations. See"Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Cyclicality."

AVAILABILITY OF TECHNICIANS

  The Company's ability to provide high-quality HVAC, plumbing and electrical services on a timely basis requires an adequate supply of skilled technicians. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements. From time to time, there are shortages of qualified technicians, and there can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled technicians or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See"Business--Centralized Support Services--Employee Screening, Training and Development."

WEATHER

  The Company's service business tends to be adversely affected by moderate weather patterns, with comparatively warm winters and cool summers generally reducing the demand for the Company's maintenance, repair and replacement services. Additionally, the Company's new installation business is adversely affected by extremely cold weather and by the amount of precipitation that an area receives during the construction season. Prolonged climate or weather conditions may cause unpredictable fluctuations in operating results. The Company's operations are also subject to seasonal variations. See"Management's Discussion and Analysis of Financial Condition and Results of Operations-- Seasonality and Cyclicality."

COMPETITION

  The HVAC, plumbing and electrical service industries are highly fragmented with low barriers to entry. Therefore, these industries are very competitive and are served principally by small, owner-operated private companies. Certain of these smaller competitors have lower overhead cost structures and may be able to provide their services at lower rates than the Company. The Company believes the HVAC, plumbing and electrical service industries are subject to rapid consolidation on both a national and a regional scale. Several companies, in addition to the Company, have completed initial public offerings, have begun consolidation efforts and have entered into some of the Company's markets. Other companies, including unregulated affiliates of electric and gas public utilities and HVAC equipment manufacturers, have entered the industry and others may do so in the future. These consolidators and other entrants may have greater financial resources, name recognition, or other competitive advantages than the Company and may be willing to pay higher prices than the Company for the same opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its growth objectives. See"Business--Competition."

DEPENDENCE ON KEY PERSONNEL

  The Company's operations depend on the continuing efforts of its executive officers and senior management personnel, and the Company will depend on the senior management of significant businesses it acquires in the future. The business of the Company could be affected adversely if any of these persons does not continue in his or her management role with the Company and the Company is unable to attract and retain qualified replacements.

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

  The Company historically has financed capital expenditures and acquisitions primarily through the issuance of equity securities, secured bank borrowings and internally generated cash flow. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for a significant portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. There can be no assurance the Company will be able to raise sufficient capital at reasonable rates, if at all. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

  As of June 30, 1998, the executive officers, directors and certain founding shareholders of the Company will beneficially own in the aggregate approximately 23% of GroupMAC's outstanding Common Stock. Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders, and on the outcome of any matters submitted to GroupMAC's shareholders for approval. In addition, although there is no current agreement, understanding or arrangement for these shareholders to act together on any matter, these shareholders may have economic and business reasons to act together, and would be in a position to execute significant influence over the affairs of the Company if they were to act together in the future. If these persons were to act in concert, they might, as a practical matter, be able to exercise control over the Company's affairs, including the election of the entire Board of Directors and (subject to Article Thirteen of the Texas Business Corporation Act (the "TBCA") which applies to transactions between the Company and certain interested persons) any matter submitted to a vote of shareholders.

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

  As of June 30, 1998, 26,415,243 shares of Common Stock were outstanding. The 8,340,000 shares sold in the IPO (other than shares that were purchased by affiliates of the Company) are freely tradable. Additionally, the Company registered under the Securities Act of 1933, as amended (the "Securities Act"), approximately 725,000 shares in connection with the acquisition of MacDonald-Miller Industries, Inc. ("MacDonald-Miller") and approximately 5.8 million shares in connection with the acquisition of the Post Offering Companies. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act or pursuant to an available exemption (such as provided by Rule 144 following a holding period for unregistered shares) from the registration requirements of the Securities Act. The holders of approximately 3.6 million shares of Common Stock have the right (subject to minimum participation requirements) to require the Company to register such shares pursuant to the Securities Act for the purpose of allowing them to effect a public offering of all or a portion of such shares (a "Demand Registration"), and such holders and substantially all of the other holders of unregistered shares of Common Stock also have the right to require the Company to register their shares of Common Stock under the Securities Act in connection with a public offering of Common Stock contemplated by the Company (a "Piggyback Registration"). The number of Demand Registrations that may be requested is limited, and the Company will not be obligated to effect a Demand Registration within 60 days prior to the proposed filing date of a registration statement relating to an offering by the Company of its securities (with certain exceptions) or within 120 days after the effective date of such a registration statement. Further, the Company may delay a Demand Registration for up to 120 days if the Company determines that such registration would be detrimental to the Company. In connection with a Piggyback Registration involving an underwritten offering, the number of shares to be registered by selling shareholders may be limited or eliminated entirely if the managing underwriter determines marketing factors require a limitation on the number of shares to be underwritten. See "Shares Eligible for Future Sale." The holders of Demand Registration rights have agreed with the Company and the underwriters of the Company's IPO (the "Underwriters") not to exercise their respective demand rights for the two year period following the IPO except for Gordon A. Cain who has agreed not to exercise his demand rights for one year. In addition, such holders and the holders of Common Stock issued in connection with the acquisition of businesses have agreed with the Company that they generally will not sell, transfer or otherwise dispose of any of their shares for one year following the date of acquisition of such shares and for one additional year will limit sales to no more than 36% of their holdings. Sales made pursuant to Rule 144 must comply with its applicable volume limitations and other requirements. At the date of this Prospectus, approximately 9.1 million "restricted" shares of Common Stock are eligible for resale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof and the remaining "restricted" shares will become eligible for resale pursuant to Rule 144 from time to time thereafter.

  The Company has outstanding options and warrants to purchase up to a total of approximately 3.6 million shares of Common Stock, of which only warrants and options to purchase approximately 0.8 million shares are exercisable within 60 days after the date of this Prospectus. The Company intends to register substantially all the shares subject to these options and warrants under the Securities Act for public resale.

  The effect, if any, of the availability for sale, or sale, of the shares of Common Stock eligible for future sale on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given that the effect will not be adverse.

RESTRICTIONS ON DIVIDENDS; DEPENDENCE ON SUBSIDIARIES

  The Company will conduct its operations through subsidiaries, and is therefore dependent upon the cash flow of and the transfer of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise to meet its financial obligations. Each subsidiary of the Company will be a distinct legal entity and will have no obligation, contingent or otherwise, to transfer funds to the Company. The Company's ability to pay dividends on the Common Stock is restricted by the terms of the $125 million bank credit facility (the "Credit Agreement") and could be restricted by the terms of subsequent financings and subsequent series of preferred stock that may be issued in future transactions. See "Description of Capital Stock." Additionally, the ability of the Company's subsidiaries to pay dividends to the Company is limited by the terms of the Credit Agreement. See "Description of Credit Agreement."

POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the IPO, no public market for the Common Stock existed. The market price of the Common Stock may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, stock markets generally experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

POTENTIAL ANTI-TAKEOVER EFFECTS

  Provisions of the Company's Articles of Incorporation and Bylaws and the TBCA may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the authorization in the Company's Articles of Incorporation of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends, distributions and voting rights) as the Board of Directors may determine, classification of the Board of Directors, a TBCA restriction on the ability of shareholders to take actions by written consent and a TBCA provision imposing restrictions on business combinations with certain interested parties. See "Description of Capital Stock."

ASSET ENCUMBRANCE

  The obligations of the Company under the Credit Agreement are secured by a first priority security interest on substantially all of the accounts receivable and inventory of the Company and its material subsidiaries and on the capital stock of most of its domestic subsidiaries. In addition, borrowings under the Credit Agreement have been guaranteed by the Company's material subsidiaries, and must be guaranteed by any future material subsidiaries. If the Company becomes insolvent or is liquidated, if there were a breach of the restrictions in the Credit Agreement so as to result in a default thereunder or if the Company were unable to repay its borrowings thereunder, lenders under the Credit Agreement could declare all amounts outstanding thereunder to be due and payable and the obligations of the lenders to make further extensions of credit could be terminated. The lenders under the Credit Agreement also would be entitled to proceed against the collateral securing such indebtedness. Accordingly, such lenders would have a prior claim on certain assets of the Company and its subsidiaries. See "Description of Credit Agreement."

OTHER FACTORS

  In addition to the factors described above, the Company may be impacted by a number of other matters and uncertainties, including: (i) potential legislation or regulatory changes; (ii) the ability of the Company and those with which it conducts business to timely resolve the Year 2000 issue (relating to potential computer and equipment failures by or at the change in the century), unanticipated costs of resolving the Year 2000 issue, and the costs and impacts if the Year 2000 issue is not timely resolved; (iii) changes in competitive conditions in the markets where the Company operates; (iv) changes in capital availability or costs, changes in interest rates, or market perceptions of the industries in which the Company operates; (v) increases in the cost of compliance with regulations, including environmental regulations, and environmental liabilities; (vi) incurrence of losses arising from the risks normally associated with the Company's business in excess of the insurance coverage maintained by the Company; and (vii) changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies.

FORWARD-LOOKING STATEMENTS

  Certain of the statements contained in this Prospectus may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used herein, words such as "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Important factors that could cause future results to differ include the effects of competition, legislative and regulatory changes, fluctuations in the weather and changes in the economy.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock trades on the New York Stock Exchange under the symbol "MAK." The following table sets forth the high and low sale prices for the Common Stock (as reported by National Quotation Bureau, LLC) for the periods indicated:

                                   HIGH   LOW
                                  ------- ---
      1997:
        Fourth Quarter (from
         November 7, 1997
         through
         December 31, 1997).....  17 3/16 13
      1998:
        First Quarter...........  17 1/8  14
        Second Quarter..........  19 5/8  15 1/2
        Third Quarter (from July
         1, 1998 through July
         16, 1998)..............  18 1/4  17 1/2

  On July 16, 1998, the closing price of the Common Stock on the New York Stock Exchange was $18 3/16 and there were 321 holders of record of Common Stock, as shown on the records of the transfer agent and registrar for the Common Stock. The number of record holders does not bear any relationship to the number of beneficial owners of the Common Stock. The Company has never declared a dividend with respect to its Common Stock.

                                CAPITALIZATION

  The following table sets forth (i) the historical capitalization of the Company as of March 31, 1998 and (ii) the pro forma capitalization of the Company as of March 31, 1998, giving effect to the acquisition of the Post-Offering Companies (not included in the Company's historical Consolidated Condensed Balance Sheet as of March 31, 1998) and related financings. For a description of the adjustments, see Notes to Unaudited Pro Forma Combined Financial Statements included elsewhere herein. This presentation should be read in conjunction with the historical and pro forma combined financial statements of the Company and related notes thereto included elsewhere herein (in thousands, except par value).

                                                        AS OF MARCH 31, 1998
                                                        --------------------
                                                          ACTUAL  PRO FORMA
                                                         -------- ---------
Short-Term Debt, Including Current Maturities.......... $  1,466  $  4,368
                                                        ========  ========
Long-Term Debt, Net of Current Maturities.............. $ 21,313  $ 76,772
Subordinated Debt......................................      820       820
Shareholders' Equity:
Preferred Stock: $1.00 par value, 50,000 shares
 authorized; none issued and outstanding...............       --        --
Common Stock: $0.001 par value, 100,000 shares
 authorized; 23,309 shares issued and outstanding;
 26,892 shares issued and outstanding, pro forma(1)....       23        27
Additional Paid-In Capital.............................  198,776   247,592
Retained Deficit.......................................  (30,239)  (30,239)
                                                        --------  --------
Total Shareholders' Equity.............................  168,560   217,380
                                                        --------  --------
Total Capitalization................................... $190,693  $294,972
                                                        ========  ========

--------

(1) Excludes approximately 3.6 million shares of Common Stock issuable upon exercise of outstanding stock options and warrants. See "Management-- Option Grants" and "--Stock Awards Plan."

                                DIVIDEND POLICY

  The Company has not paid a dividend on Common Stock since its incorporation and does not anticipate paying any dividends on Common Stock in the foreseeable future because it intends to retain earnings to finance the expansion of its business, to repay indebtedness and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors. The Bank Credit Agreement restricts the payment of dividends. See "Description of Bank Credit Agreement."

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The first and largest acquisition made by the Company was that of Airtron, Inc. ("Airtron"). For accounting purposes, this transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, because the former shareholders of Airtron owned a majority of GroupMAC's Common Stock upon consummation of the transaction. As such, the summary historical financial data set forth below as of and for the three-year period ended February 28, 1997 have been derived from the financial statements of Airtron, which have been audited by KPMG Peat Marwick LLP, independent public accountants. The financial statements of GroupMAC and its subsidiaries, other than Airtron, as of March 31, 1998 and December 31, 1997 , are included in the financial statements from their respective dates of acquisition. The consolidated financial statements of the Company as of December 31, 1997 and February 28, 1997, and for each of the periods then ended and the year ended February 29, 1996, and the report thereon, are included elsewhere herein. The historical financial data of the Company as of March 31, 1998 and for the three month period then ended are derived from the Company's unaudited financial statements included elsewhere herein. In the opinion of the Company's management, the financial statements for March 31, 1998 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein.

  The selected pro forma financial data presents certain information for the Company, as adjusted for (i) the effects of the acquisitions of Airtron, 10 other companies (the "Pre-Offering Companies") purchased during June and July 1997 and 13 additional companies (the "Offering Acquisition Companies" and, together with Airtron and the Pre-Offering Companies, the "Founding Companies") purchased concurrently with the IPO, (ii) the effects of the acquisition of 15 companies in the first quarter of 1998 (the "First Quarter Post-Offering Companies") and the effects of the acquisition of 12 companies in the second quarter of 1998 and one probable future acquisition (the "Second Quarter Post-Offering Companies", and together with the First Quarter Post-Offering Companies, the "Post-Offering Companies", and together with the Founding Companies, the "GroupMAC Companies"), and (iii) the effects of certain pro forma adjustments to the historical financial statements of the GroupMAC Companies which are directly related to these acquisitions. The selected pro forma financial data of the Company do not purport to represent what the Company's results of operations or financial position actually would have been had these events, in fact, occurred on the assumed date, nor are they intended to project the Company's results of operations or financial position for any future date or period.

  The selected financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes and the unaudited pro forma combined financial statements and the related notes included elsewhere herein.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       HISTORICAL
                                                                  --------------------------------------------------------
                          PRO FORMA     HISTORICAL
                         THREE MONTHS  THREE MONTHS  PRO FORMA     TEN MONTHS   FISCAL YEAR ENDED FEBRUARY 28 OR 29,(3)
                            ENDED         ENDED      YEAR ENDED      ENDED      ------------------------------------------
                          MARCH 31,     MARCH 31,   DECEMBER 31,  DECEMBER 31,
                           1998(1)       1998(2)      1997(1)       1997(2)         1997      1996      1995         1994
                         ------------  ------------ ------------  ------------  --------- --------- ---------    ---------
INCOME STATEMENT DATA:
Revenues................   $152,809      $107,092     $669,912      $138,479      $81,880   $73,765   $72,226      $66,281
Gross Profit............     33,794        24,386      156,226        36,717       23,374    21,091    21,766       18,977
Selling, General and
 Administrative
 Expenses...............     25,855(4)     18,994      106,921(4)     35,862(5)    19,811    17,615    20,282(6)    15,760
Goodwill
 Amortization(7)........      1,391           821        5,562           633           --        --        --           --
                           --------      --------     --------      --------    --------- --------- ---------    ---------
Income from Operations..      6,548         4,571       43,743           222        3,563     3,476     1,484        3,217
Interest Income
 (Expense), Net.........     (1,366)         (229)      (5,465)       (1,144)          89        68        76          127
Other Income, Net.......         43            (5)         633           112          256       246       140           33
                           --------      --------     --------      --------    --------- --------- ---------    ---------
Income (Loss) Before
 Income Tax Provision...      5,225         4,337       38,911          (810)       3,908     3,790     1,700        3,377
Income Tax Provision....      2,648         2,065       17,789         2,832        1,572     1,651       911        1,300
                           --------      --------     --------      --------    --------- --------- ---------    ---------
Net Income (Loss).......   $  2,577      $  2,272     $ 21,122      $ (3,642)   $   2,336 $   2,139 $     789    $   2,077
                           ========      ========     ========      ========    ========= ========= =========    =========
Net Earnings (Loss) Per
 Share:
  Basic.................   $   0.10      $   0.10     $   0.79      $  (0.34)
                           ========      ========     ========      ========
  Diluted...............   $   0.09      $   0.10     $   0.77      $  (0.34)
                           ========      ========     ========      ========
Weighted Average Shares
 Outstanding:
  Basic.................     26,892        23,141       26,892        10,800
                           ========      ========     ========      ========
  Diluted...............     27,283        23,495       27,283        10,800
                           ========      ========     ========      ========

                         PRO FORMA                              FEBRUARY 28 OR 29,
                         MARCH 31, MARCH 31, DECEMBER 31, -------------------------------
                           1998      1998        1997      1997    1996    1995    1994
                         --------- --------- ------------ ------- ------- ------- -------
BALANCE SHEET DATA:
Cash and Cash
 Equivalents............  $    --   $ 5,715    $ 25,681   $ 4,339 $ 1,774 $   650 $   186
Working Capital.........   43,418    32,723      40,478     6,337   3,285   4,561   3,473
Total Assets............  393,065   267,143     192,687    27,153  28,282  23,528  15,221
Total Debt..............   81,960    23,599       2,938     1,290      --      --      --
Shareholders' Equity....  217,380   168,560     136,653     5,991   6,373   5,955   2,175

-------
(1) Pro forma financial data give effect to the acquisitions that are described in the notes to consolidated financial statements, as if they had all occurred at January 1, 1997. Such results are not necessarily indicative of the results the Company would have obtained had these events actually occurred on January 1, 1997.

(2) The Company's acquisitions of the Founding Companies (other than Airtron), the First Quarter Post-Offering Companies and GroupMAC have been accounted for as purchases and, accordingly, the operations of these acquired businesses are included in the financial data from the effective date of their respective acquisition.
(3) Concurrent with the IPO, the Company changed its fiscal year end from February 28 to December 31.

(4) Reflects a decrease of $117,000 and $21.5 million for the pro forma reductions in salaries, bonuses and benefits to former owners of the GroupMAC Companies to which they have agreed for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, and includes $5.0 million of expenses for the formation and build-up of corporate management and infrastructure for the year ended December 31, 1997. Also excludes non-recurring, non-cash compensation expense of $7.0 million related to the reverse acquisition of GroupMAC during the second quarter of 1997.
(5) Includes $7.0 million of non-recurring, non-cash compensation expenses related to the reverse acquisition of GroupMAC during the ten months ended December 31, 1997.
(6) Includes $2.4 million for compensation expense resulting from revaluation of warrants.
(7) Consists of amortization recorded or to be recorded, as a result of the acquisition of the GroupMAC Companies, over a 40-year period and computed on the basis described in the notes to consolidated financial statements.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  The Company's revenues are derived from providing new installation services and maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems to residential and commercial customers. Approximately 48% of the Company's combined 1997 revenues of $669.9 million were derived from new installation services and 52% were attributable to maintenance, repair and replacement services. Maintenance, repair and replacement revenues are recognized as the services are performed, except for service contract revenue, which is recognized ratably over the life of the contract. Revenues from fixed price installation and retrofit contracts are generally accounted for on a percentage-of-completion basis, using the cost-to-cost method.

  The Company intends to make additional acquisitions across the three main technical disciplines (HVAC, plumbing and electrical) within the residential and commercial markets. The Company's long-term objective is to develop maintenance, repair and replacement capabilities (both residential and commercial) in the top 100 markets within the United States, while offering new installation services across a more limited range of markets where new construction in the residential and/or commercial sectors is expected to out-pace the national average over the long term. Over time, this objective is expected to shift revenues of the Company to an increased percentage of service revenue.

  Cost of services consists primarily of components, parts and supplies related to the Company's new installation and maintenance, repair and replacement services, salaries and benefits of service and installation technicians, subcontracted services, depreciation, fuel and other vehicle expenses and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for prior owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

  The Company's diversified business mix is reflected to varying degrees in its gross margins. The Company's businesses performing primarily maintenance, repair and replacement services in the residential markets tend to have higher gross margins, averaging 32.4% for the combined twelve months ended December 31, 1997. The combined gross margin for the GroupMAC Companies providing primarily maintenance, repair and replacement services in the commercial markets was 21.9% for the combined twelve months ended December 31, 1997. On average, the GroupMAC Companies primarily engaged in residential new installation services have lower gross margins. Such companies' combined gross margin was 21.0% for the combined twelve months ended December 31, 1997. The companies primarily providing HVAC services in the residential new installation market had an average gross margin of 27.6%, which was somewhat offset by the companies providing primarily plumbing service to this market at an average gross margin of 12.9%. Future consolidated gross margins may vary depending on, among other things, shifts in the business mix within the GroupMAC Companies as well as the impact of future acquisitions on the business mix.

  The Company has begun to realize savings from (i) greater volume discounts from suppliers of components, parts and supplies; (ii) consolidation of insurance and bonding programs; (iii) other general and administrative expenses such as training and advertising; and (iv) the Company's ability to borrow at lower interest rates than most, if not all, of the GroupMAC Companies. Offsetting these savings are costs related to the Company's new corporate management, costs associated with being a public company and integration costs.

  The following discussion should be read in conjunction with the historical financial statements and related notes and "Selected Historical and Pro Forma Financial Data" contained elsewhere herein.

RESULTS OF OPERATIONS--GROUPMAC AND SUBSIDIARIES

  Effective April 30, 1997, GroupMAC entered into an Agreement and Plan of Exchange (the "Agreement") with Airtron, in which $20.4 million in cash, 14.9 million shares of GroupMAC preferred stock and 4.7 million shares of GroupMAC Common Stock were issued to shareholders of Airtron in exchange for all of the then outstanding shares of Airtron. Although for legal purposes Airtron was acquired by GroupMAC, for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the outstanding GroupMAC Common Stock. In connection with the purchase of GroupMAC, the consideration paid to the shareholders of GroupMAC was recorded as non-recurring compensation expense of $7.0 million in the accompanying statements of operations for the ten months ended December 31, 1997. The consolidated financial statements presented elsewhere herein for the periods prior to the effective date of the acquisition only include the accounts of Airtron. The consolidated statements of shareholders' equity have been converted from Airtron's capital structure to GroupMAC's capital structure to reflect the exchange of shares pursuant to the Agreement. Concurrent with the IPO, the Company changed its fiscal year end from February 28 to December 31.

  During June and July 1997, the Company acquired in separate transactions the Pre-Offering Companies through a combination of cash, preferred stock, Common Stock and warrants to purchase shares of Common Stock of GroupMAC. During the fourth quarter of 1997, the Company acquired, concurrently with the IPO, the Offering Acquisition Companies through a combination of cash and Common Stock of the Company. During the first and second quarters of 1998 the Company acquired the Post-Offering Companies through a combination of Common Stock, options to purchase Common Stock and cash.

  The following table sets forth certain financial data for the periods indicated (dollars in thousands):

                                                             TEN MONTHS           FISCAL YEAR ENDED
                         THREE MONTHS ENDED MARCH 31,          ENDED             FEBRUARY 28 OR 29,
                         -------------------------------    DECEMBER 31,     ----------------------------
                              1998            1997              1997             1997           1996
                         ---------------  --------------   ---------------   -------------  -------------
Revenues................ $107,092  100.0% $17,425  100.0%  $138,479  100.0%  $81,880 100.0% $73,765 100.0%
Cost of Services........   82,706   77.2   12,385   71.1    101,762   73.5    58,506  71.5   52,674  71.4
                         --------  -----  -------  -----   --------  -----   ------- -----  ------- -----
Gross profit............   24,386   22.8    5,040   28.9     36,717   26.5    23,374  28.5   21,091  28.6
Selling, General and
 Administrative
 Expenses...............   19,815   18.5    6,100   35.0     36,495   26.3    19,811  24.1   17,615  23.9
                         --------  -----  -------  -----   --------  -----   ------- -----  ------- -----
Income (Loss) from
 Operations.............    4,571    4.3   (1,060)  (6.1)       222    0.2     3,563   4.4    3,476   4.7
Interest, Net...........     (229)  (0.2)      21    0.1     (1,144)  (0.8)       89   0.1       68   0.1
Other...................       (5)  (0.1)     230    1.4        112     --       256   0.3      246   0.3
                         --------  -----  -------  -----   --------  -----   ------- -----  ------- -----
Income (Loss) Before
 Income Tax Provision...    4,337    4.0     (809)  (4.6)      (810)  (0.6)    3,908   4.8    3,790   5.1
Income Tax Provision
 (Benefit)..............    2,065    1.9     (325)  (1.8)     2,832    2.0     1,572   1.9    1,651   2.2
                         --------  -----  -------  -----   --------  -----   ------- -----  ------- -----
Net Income (Loss)....... $  2,272    2.1% $  (484)  (2.8)% $ (3,642)  (2.6)% $ 2,336   2.9% $ 2,139   2.9%
                         ========  =====  =======  =====   ========  =====   ======= =====  ======= =====

 Three Months Ended March 31, 1998 Compared to Three Months Ended March
31,1997

  Revenues. Revenues increased $89.7 million to $107.1 million for the three months ended March 31, 1998 from $17.4 million for the three months ended March 31, 1997. Such increase in revenues included $86.7 million attributable to the acquisitions of the Pre-Offering Companies in June and July of 1997, the acquisitions of the Offering Acquisition Companies during November 1997 and the acquisitions of the First Quarter Post-Offering Companies during the three months ended March 31, 1998. Also contributing to the increase was a $3.0 million increase in revenues at Airtron. Such increase related to new installation business, partially offset by a reduction in maintenance, repair and replacement sales due to adverse weather patterns, particularly in the Midwestern United States.

  Gross Profit. Gross profit increased $19.4 million to $24.4 million for the three months ended March 31, 1998 from $5.0 million for the three months ended March 31, 1997. Such increase in gross profit included $19.3 million attributable to the acquisitions of the Pre-Offering Companies in June and July of 1997, the acquisitions of the Offering Acquisition Companies during November 1997 and the acquisitions of the First Quarter Post-Offering Companies during the three months ended March 31, 1998. Gross profit at Airtron increased by $0.1 million between periods. This increase did not correlate with the $3.0 million revenue increase as a higher mix of lower margin new installation work occurred in the current period at the expense of higher margin replacement revenues. Gross profit margin decreased to 22.8% for the three months ended March 31, 1998 compared to 28.9% for the three months ended March 31, 1997 because certain of the GroupMAC Companies' gross profit margins were considerably lower than those achieved at Airtron.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $13.7 million to $19.8 million for the three months ended March 31, 1998 from $6.1 million for the three months ended March 31, 1997. Such increase included $14.1 million attributable to the acquisitions of the Pre-Offering Companies in June and July of 1997, the acquisitions of the Offering Acquisition Companies during November 1997 and the acquisitions of the First Quarter Post-Offering Companies during the three months ended March 31, 1998. Also contributing to the increase was a $1.8 million increase in corporate expenses representing the formation of the corporate management team and infrastructure necessary to execute the Company's operating and acquisition strategies and $0.8 million of goodwill amortization. Offsetting the increases was a $3.0 million reduction due primarily to prospective reductions in compensation to former owners. As a percentage of revenues, selling, general and administrative expenses, excluding corporate expenses and goodwill amortization, decreased to 16.1% for the three months ended March 31, 1998 from 35.0% for the three months ended March 31, 1997, respectively, due primarily to the prospective reductions in compensation to former owners, discussed above.

  Net Interest. Net interest increased $0.3 million during the three months ended March 31, 1998 compared to the same period of the prior year. Interest charges increased due to borrowings under the Company's credit facility to fund the cash portion of the acquisition of the Post-Offering Companies. See "Liquidity and Capital Resources."

  Income Tax Provision. The income tax provision increased $2.4 million to $2.1 million for the three months ended March 31, 1998 from an income tax benefit of $0.3 million for the three months ended March 31, 1997. This increase corresponds with the pretax income increase of $5.1 million between periods. The effective tax rate for the three months ended March 31, 1998 was 47.6% compared to 40.2% for the three months ended March 31, 1997, resulting primarily from the non-deductible goodwill amortization of $0.8 million in the three months ended March 31, 1998.

 Ten Months Ended December 31, 1997 Compared to Twelve Months Ended February 28, 1997

  Revenues. Revenues increased $56.6 million, or 69.1%, to $138.5 million for the ten months ended December 31, 1997 from $81.9 million for the twelve months ended February 28, 1997. The increase in revenues was attributable to the acquisitions of the Pre-Offering Companies in June and July of 1997 and the acquisitions of the Offering Acquisition Companies during November 1997. The increase in revenues was partially offset as the period ended December 31, 1997 included ten months while the period ended February 28, 1997 included twelve months.

  Gross Profit. Gross profit increased $13.3 million, or 56.8%, to $36.7 million for the ten months ended December 31, 1997 from $23.4 million for the twelve months ended February 28, 1997. The increase in gross profit was primarily attributable to the acquisitions of the Pre-Offering Companies in June and July of 1997, the acquisitions of the Offering Acquisition Companies during November 1997 and lower material costs at Airtron. The increase in gross profit was partially offset as the period ended December 31, 1997 included ten months while the period ended February 28, 1997 included twelve months. Gross profit margin decreased 2.0% for the ten months ended December 31, 1997 compared to the twelve months ended December 31, 1997 because certain of the Founding Companies' gross profit margins were considerably lower than those achieved at Airtron.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $16.7 million, or 84.3%, to $36.5 million for the ten months ended December 31, 1997 from $19.8 million for the twelve months ended February 28, 1997. Such increase was primarily attributable to
(i) a $7.0 million non-recurring non-cash compensation charge related to the reverse acquisition of GroupMAC in May 1997, (ii) a $0.2 million non-recurring, non-cash compensation charge related to the issuance of management shares and options, (iii) the aforementioned acquisitions and (iv) a $4.1 million increase in corporate expenses representing the formation of the corporate management team and infrastructure necessary to execute the Company's operating and acquisition strategies. As a percentage of revenues, selling, general and administrative expenses, excluding the aforementioned items, decreased to 17.5% for the ten months ended December 31, 1997 from 24.1% for the twelve months ended February 28, 1997, respectively, due primarily to prospective reductions in compensation to former owners, to which they agreed. These reductions in salaries are in accordance with the terms of their employment agreements.

  Net Interest. Net interest was an expense of $1.1 million for the ten months ended December 31, 1997. For the twelve months ended February 28, 1997, net interest income was $0.1 million. Interest charges increased during the ten months ended December 31, 1997 due to borrowings under the Company's credit facilities to fund the cash portion of the acquisition of Airtron and the Pre-Offering Companies. See "Liquidity and Capital Resources."

  Income Tax Provision. The income tax provision increased $1.2 million, or 75.0%, to $2.8 million for the ten months ended December 31, 1997 from $1.6 million for the twelve months ended February 28, 1997 while pre-tax income decreased $4.7 million. Excluding the effect of the $7.2 million non-deductible compensation charge discussed above, the effective tax rate for the ten months ended December 31, 1997 was 44.2% compared to 40.2% for the twelve months ended February 28, 1997, resulting primarily from the non-deductible goodwill amortization of $0.6 million in the ten months ended December 31, 1997.

 Twelve Months Ended February 28, 1997 Compared to Twelve Months Ended February 29, 1996

  Revenues. Revenues increased $8.1 million, or 11.0%, to $81.9 million for the twelve months ended February 28, 1997 from $73.8 million for the twelve months ended February 29, 1996. The increase in revenues was attributable to increased market penetration in new residential construction in the Indianapolis, Indiana and Dallas, Texas markets, resulting in a larger volume of new home starts.

  Gross Profit. Gross profit increased $2.3 million, or 10.9%, to $23.4 million for the twelve months ended February 28, 1997 from $21.1 million for the twelve months ended February 29, 1996. Gross profit margin remained relatively constant at 28.5% and 28.6% for the twelve months ended February 28, 1997 and February 29, 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.2 million, or 12.5%, to $19.8 million for the twelve months ended February 28, 1997 from $17.6 million for the same period ended February 29, 1996. Such increase was primarily attributable to an increase in compensation, vehicle leases and professional fees of the Company. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 24.1% and 23.9% for the twelve months ended February 28, 1997 and February 29, 1996, respectively.

  Income Tax Provision. The income tax provision decreased $0.1 million, or 5.9%, to $1.6 million for the twelve months ended February 28, 1997 from $1.7 million for the same period ended February 29, 1996. The effective tax rate for the twelve months ended February 28, 1997 was 40.2% compared to 43.6% for the same period ended February 29, 1996. The decrease in the effective tax rate was due to a higher state income tax provision for the twelve months ended February 29, 1996.

MACDONALD-MILLER

  MacDonald-Miller was founded in 1965 and provides a full range of HVAC services to commercial and industrial customers in the Northwestern United States including design and engineering; fabrication and installation of sheet metal, piping, plumbing and controls; and HVAC service and maintenance. MacDonald-Miller's revenues for fiscal 1996 were $66.1 million and income from operations was $2.1 million. MacDonald- Miller derived 59% of its 1996 revenues from maintenance, repair and replacement services and 41% from new installation services. MacDonald-Miller is headquartered in Seattle, Washington and has facilities in Seattle and Portland, Oregon.

RESULTS OF OPERATIONS--MACDONALD-MILLER

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                                                                           NINE MONTHS ENDED
                              FISCAL YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                         -------------------------------------------  ----------------------------
                             1994           1995           1996           1996           1997
                         -------------  -------------  -------------  -------------  -------------
Revenues................ $39,534 100.0% $45,508 100.0% $66,059 100.0% $52,184 100.0% $54,560 100.0%
Cost of Services........  32,256  81.6   36,927  81.1   56,373  85.3   45,192  86.6   46,400  85.0
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   7,278  18.4    8,581  18.9    9,686  14.7    6,992  13.4    8,160  15.0
Selling, General and
 Administrative
 Expenses...............   6,088  15.4    7,338  16.2    7,632  11.6    5,567  10.7    6,239  11.5
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,190   3.0    1,243   2.7    2,054   3.1    1,425   2.7    1,921   3.5

  For a discussion of periods subsequent to September 30, 1997, see "--Results of Operations--GroupMac and Subsidiaries."

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Revenues. Revenues increased $2.4 million, or 4.6%, from $52.2 million for the nine months ended September 30, 1996 to $54.6 million for the nine months ended September 30, 1997. The increase in revenues was attributable to continuing strength in the company's Northwest commercial markets, principally Seattle, Washington and Portland, Oregon, including a $20 million contract with a large software company to be completed in 1997, an increase in revenues from the company's Special Projects and Tenant Improvement operations, and an increase in revenues from the company's Commercial Service operations.

  Gross Profit. Gross Profit increased $1.2 million, or 17.1%, from $7.0 million for the nine months ended September 30, 1996 to $8.2 million for the nine months ended September 30, 1997. Gross margin increased from 13.4% for the first nine months of 1996 to 15.0% for the same period of 1997. The gross profit increase was attributable principally to higher volume and realized gross margins in the MacDonald-Miller's Special Projects and Tenant Improvement operations.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.6 million, or 10.7%, from $5.6 million for the nine months ended September 30, 1996 to $6.2 million for the nine months ended September 30, 1997. Both the dollar and percentage of revenue changes were attributable to the higher revenue levels in 1997 compared to 1996. As a percentage of revenues, selling, general and administrative expenses increased slightly from 10.7% for the nine months of 1996 to 11.5% for the same period of 1997.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $20.6 million, or 45.3%, from $45.5 million for the year ended December 31, 1995 to $66.1 million for the year ended December 31, 1996. The increase in revenues was attributable to a 15%, or $1.6 million, increase in revenues from Service and Maintenance operations, and a 23%, or $2.0 million, increase in revenues from the company's Special Projects and Tenant Improvement operations. The $17 million balance of the increase was attributable to contracted design and build projects, HVAC system retrofits and remodels, lighting energy retrofits and technical services, together representing a revenue increase of 65.4% over 1995. This increase was primarily volume driven and directly related to the company's effort to increase its market presence in the Seattle, Washington and Portland, Oregon metropolitan areas, fueled by continued strength of commercial activity in the Northwest.

  Gross Profit. Gross profit increased $1.1 million, or 12.8%, from $8.6 million for the year ended December 31, 1995 to $9.7 million for the year ended December 31, 1996. Gross margin decreased from 18.9% to 14.7% due to the acceptance of certain lower margin projects and increased direct costs related to the rapid revenue growth experienced in 1996.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.3 million, or 4.1%, from $7.3 million for the year ended December 31, 1995 to $7.6 million for the year ended December 31, 1996. The increase in these expenses was directly attributable to incremental costs incurred to implement a job cost and accounting software conversion and other management information systems processes and infrastructure. As a percentage of revenues, selling, general and administrative expenses decreased from 16.2% to 11.6% due to the increased revenue levels.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenues. Revenues increased $6.0 million, or 15.2%, from $39.5 million for the year ended December 31, 1994 to $45.5 million for the year ended December 31, 1995. The increase in revenues was attributable to a $1.2 million, or 10.5%, increase in revenues from Service and Maintenance operations, a $1.9 million, or 27.8%, increase in revenues from the company's Special Projects and Tenant Improvement operations, and a $2.9 million, or 12.6%, increase in revenues from installation operations, including design and build projects, retrofits and remodeling. The broad-based increase in revenues was primarily volume driven and attributable to generally increasing activity in the Seattle area, the Company's principal market, and continued efforts to increase the underlying base of service and maintenance business.

  Gross Profit. Gross profit increased $1.3 million, or 17.8%, from $7.3 million for the year ended December 31, 1994 to $8.6 million for the year ended December 31, 1995. Gross margin increased from 18.4% to 18.9% for the years ending December 31, 1994 and 1995, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.2 million, or 19.7%, from $6.1 million for the year ended December 31, 1994 to $7.3 million for the year ended December 31, 1995. The increase was attributable generally to the higher level of revenues and an approximate $200,000 increase relating to the initial stages of the aforementioned job cost and accounting software conversion and other management information system processes and infrastructure that continued into 1996. As a percentage of revenues, selling, general and administrative expenses increased from 15.4% to 16.2% for the years ending 1994 and 1995, respectively.

MASTERS

  Masters, Inc. ("Masters") was founded in 1986 and provides HVAC and plumbing services in the Washington, D.C. area. Masters' revenues for fiscal 1996 were $39.8 million and income from operations for fiscal 1996 was $1.5 million. Masters derived 100% of its 1996 revenues from new installation services. Masters is headquartered in Gaithersburg, Maryland and has its facilities in Gaithersburg and Chantilly, Virginia.

RESULTS OF OPERATIONS--MASTERS

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                                                                           NINE MONTHS ENDED
                              FISCAL YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                         -------------------------------------------  ----------------------------
                             1994           1995           1996           1996           1997
                         -------------  -------------  -------------  -------------  -------------
Revenues................ $30,327 100.0% $35,160 100.0% $39,826 100.0% $29,088 100.0% $31,166 100.0%
Cost of Services........  28,018  92.4   31,746  90.3   35,854  90.0   26,308  90.4   27,956  89.7
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   2,309   7.6    3,414   9.7    3,972  10.0    2,780   9.6    3,210  10.3
Selling, General and
 Administrative
 Expenses...............   1,664   5.5    2,373   6.7    2,484   6.3    1,739   6.0    2,015   6.5
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..     645   2.1    1,041   3.0    1,488   3.7    1,041   3.6    1,195   3.8

  For a discussion of periods subsequent to September 30, 1997, see "--Results of Operations--GroupMac and Subsidiaries."

 Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Revenues. Revenues increased $2.1 million, or 7.2%, from $29.1 million for the nine months ended September 30, 1996 to $31.2 million for the nine months ended September 30, 1997. The increase in revenues was primarily attributable to an additional volume of housing starts generated from existing customers.

  Gross Profit. Gross profit increased $0.4 million, or 14.3%, from $2.8 million for the nine months ended September 30, 1996 to $3.2 million for the nine months ended September 30, 1997. Gross margin increased from 9.6% for the nine months ended September 30, 1996 to 10.3% for the nine months ended September 30, 1997. The increase was primarily attributable to a higher mix of fire sprinkler installations that typically produce higher margins.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.3 million, or 17.6%, from $1.7 million for the nine months ended September 30, 1996 to $2.0 million for the nine months ended September 30, 1997. The increase in selling, general and administrative expenses was primarily due to staff additions to keep pace with the growth of the company, increased bad debts and an increase in professional fees. As a percentage of revenues, selling, general and administrative expenses increased from 6.0% to 6.5% over the respective periods.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $4.6 million, or 13.1%, from $35.2 million for the year ended December 31, 1995 to $39.8 million for the year ended December 31, 1996. The increase was attributable to an additional volume of housing starts generated from existing customers and increased market penetration.

  Gross Profit. Gross profit increased $558,000, or 16.4%, from $3.4 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. Gross margins increased slightly from 9.7% to 10.0% for the years ending 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $111,000, or 4.6%, from $2.4 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 6.7% to 6.3% over the same period. This decrease was primarily attributable to the net increase in revenue and the relatively fixed nature of these expenses.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenues. Revenues increased $4.9 million, or 16.2%, from $30.3 million for the year ended December 31, 1994 to $35.2 million for the year ended December 31, 1995. The increase was attributable to an additional volume of housing starts generated from existing customers, increased market penetration and a greater volume of HVAC new installations resulting from management efforts to further expand this service line.

  Gross Profit. Gross profit increased $1.1 million, or 47.8%, from $2.3 million for the year ended December 31, 1994 to $3.4 million for the year ended December 31, 1995. Gross margin increased from 7.6% to 9.7% due to a greater volume of higher margin HVAC new installations coupled with margin expansion in plumbing new installations from more efficient production.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $709,000, or 41.7%, from $1.7 million for the year ended December 31, 1994 to $2.4 million for the year ended December 31, 1995. As a percentage of revenues, selling, general and administrative expenses increased from 5.5% to 6.7% due to an increase in bad debt expense, an increase in personnel necessary to effectively manage the Company's rapid growth and the addition of an executive incentive program.

K&N

  K&N Plumbing, Heating and Air Conditioning, Inc. ("K&N") was founded in 1978 and provides plumbing services to the residential new construction market in the Dallas, Fort Worth and Austin, Texas and Las Vegas, Nevada markets. K&N also designs, sells, installs and services HVAC systems in Dallas and Fort Worth. K&N's revenues for fiscal 1996 were $24.3 million and income from operations was $936,000. K&N derived 89% of its 1996 revenues from new installation services and 11% from maintenance, repair and replacement services. K&N is headquartered in Arlington, Texas and has facilities in Arlington and Austin, Texas and Las Vegas, Nevada.

RESULTS OF OPERATIONS--K&N

  The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                 FISCAL YEAR ENDED MARCH 31,             SIX MONTHS ENDED JUNE 30,
                          --------------------------------------------  ----------------------------
                              1995           1996            1997           1996          1997(1)
                          -------------  --------------  -------------  -------------  -------------
Revenues................  $21,458 100.0% $22,709  100.0% $24,279 100.0% $11,893 100.0% $12,355 100.0%
Cost of Services........   18,843  87.8   20,350   89.6   20,705  85.3   10,433  87.7   10,662  86.3
                          ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Gross Profit............    2,615  12.2    2,359   10.4    3,574  14.7    1,460  12.3    1,693  13.7
Selling, General and Ad-
 ministrative
 Expenses...............    2,275  10.6    2,478   10.9    2,638  10.8    1,349  11.4    1,605  13.0
                          ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Income from Operations..      340   1.6     (119)  (0.5)     936   3.9      111   0.9       88   0.7

--------
(1) The operating results of K&N represent six months of activity, even though K&N was acquired, for accounting purposes, by Airtron on June 1, 1997.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues increased $462,000, or 3.9%, from $11.9 million for the six months ended June 30, 1996 to $12.4 million for the six months ended June 30, 1997. The increase in revenues was attributable to a higher volume of new home construction in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $233,000, or 15.5%, from $1.5 million for the six months ended June 30, 1996 to $1.7 million for the six months ended June 30, 1997. Gross margin increased from 12.3% to 13.7% due to increases in operational efficiency.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $256,000, or 19.7%, from $1.3 million for the six months ended June 30, 1996 to $1.6 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to additional owners' compensation expense. As a percentage of revenues, selling, general and administrative expenses increased from 11.4% to 13.0% for 1996 and 1997, respectively.

 Year Ended March 31, 1997 Compared to Year Ended March 31, 1996

  Revenues. Revenues increased $1.6 million, or 7.0%, from $22.7 million for the year ended March 31, 1996 to $24.3 million for the year ended March 31, 1997. The increase in revenues was primarily volume driven and attributable to the expansion of the Company's customer base to include several new home builders in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $1.2 million, or 50.0%, from $2.4 million for the year ended March 31, 1996 to $3.6 million for the year ended March 31, 1997. The increase was due to a decline in production labor and material costs for start ups in Austin, Texas and Las Vegas, Nevada, and the savings from the closing during fiscal 1996 of an unsuccessful operation in Palmdale, California. Gross margin increased from 10.4% to 14.7% for the years ending March 31, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $160,000, or 6.4%, from $2.5 million for the year ended March 31, 1996 to $2.6 million for the year ended March 31, 1997. As a percentage or revenues, selling, general and administrative expenses remained relatively constant at 10.9% and 10.8% for the years ending March 31, 1996 and 1997, respectively.

 Year Ended March 31, 1996 Compared to Year Ended March 31, 1995

  Revenues. Revenues increased $1.2 million, or 5.6%, from $21.5 million for the year ended March 31, 1995 to $22.7 million for the year ended March 31, 1996. The increase in revenues was primarily volume driven and attributable to the new operating facilities in Austin, Texas and Las Vegas, Nevada and a higher level of new home construction in the Dallas and Fort Worth metropolitan area.

  Gross Profit. Gross Profit decreased $256,000, or 9.8%, from $2.6 million for the year ended March 31, 1995 to $2.4 million for the year ended March 31, 1996. Gross margin decreased from 12.2% to 10.4% for the years ended March 31, 1995 and 1996, respectively. The gross margin decline was primarily attributable to aggressive pricing and start-up labor costs for the two new divisions in Austin, Texas and Las Vegas, Nevada.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $203,000, or 8.8% from $2.3 million for the year ended March 31, 1995 to $2.5 million for the year ended March 31, 1996. The increase in selling, general and administrative expenses was primarily attributable to incremental costs relating to the closing of the Palmdale, California operation and the implementation of a new management information system. As a percentage of revenues, selling, general and administrative expenses increased slightly from 10.6% to 10.9%.

OTHER RESIDENTIAL SERVICE COMPANIES

 Pre-Offering Companies

  A-ABC Appliance, Inc. and A-1 Appliance and Air Conditioning, Inc. (collectively, "A-ABC"), founded in 1976 and 1994, respectively, provide maintenance, repair and replacement services for HVAC equipment, as well as home appliances, to residential customers in the Dallas and Garland, Texas areas. A-ABC also offers plumbing repair and replacement services. Combined revenues for fiscal 1996 totaled $8.5 million and combined income from operations totaled $333,000. A-ABC is headquartered in Dallas, Texas.

  Callahan Roach Products & Publications, Inc. ("Callahan Roach") and its affiliates provide marketing products and pricing programs nationally to over 1,300 independent service companies, manufacturers and associations. Callahan Roach's revenues for fiscal 1996 were $1.9 million and income from operations for fiscal 1996 was $8,257. Callahan Roach, founded in 1989, is headquartered in Englewood, Colorado and has facilities in Dublin, Ohio and Englewood, Colorado.

  Costner Brothers, Inc. ("Costner") was founded in 1985 and provides HVAC maintenance, repair and replacement services to residential customers in the Rock Hill, South Carolina and Charlotte, North Carolina areas. Costner's revenues for fiscal 1996 were $3.0 million, and income from operations was $7,487. Costner is headquartered in Rock Hill, South Carolina.

  Hallmark Air Conditioning, Inc. ("Hallmark") was founded in 1951 and provides HVAC maintenance, repair and replacement services to residential customers in the Houston, Texas area. Hallmark's revenues for fiscal 1996 were $6.5 million, and income from operations was $8,749. Hallmark is headquartered in Houston, Texas and has facilities in Houston and San Antonio, Texas.

  AA JARL, Inc. (d/b/a Jarrell Plumbing) ("Jarrell") was founded in 1959 and provides plumbing repair services to residential customers in the Houston, Texas area. Jarrell's revenues for the fiscal year ended February 28, 1997 were $1.2 million and it had income from operations of $34,547 during that year. Jarrell is headquartered in Houston, Texas.

  Way Residential (the residential service business formerly owned by Way Service, Inc.) was founded in 1977 and provides HVAC services to residential customers in Houston, Texas. Way Residential's revenues for fiscal 1996 were $659,000 and income from operations was $123,000. Way Residential's operations have been combined with Hallmark's operations.

 Offering Acquisition Companies

  Central Carolina Air Conditioning Company ("Central Carolina") was founded in 1967 and provides HVAC maintenance, repair and replacement services to residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas. Central Carolina's revenues for fiscal 1996 were $8.2 million and income from operations was $381,000. In addition, Central Carolina has deferred $967,000 of service contract revenues due to five-year extended service contracts. Other GroupMAC Companies typically do not have extended service contracts in excess of one year. Central Carolina is headquartered in Greensboro, North Carolina.

  Evans Services, Inc. ("Evans") was founded in 1901 and provides plumbing and HVAC services to residential customers in the Birmingham, Alabama area. Evans' revenues for fiscal 1996 were $2.3 million and income from operations was $86,000. Evans is headquartered in Birmingham, Alabama.

  Paul E. Smith Co., Inc. ("Paul E. Smith") was founded in 1967 and installs and maintains, repairs and replaces plumbing systems in new and existing residences in the Indianapolis, Indiana area. Paul E. Smith's revenues for fiscal 1996 were $5.6 million and income from operations was $297,000. Paul E. Smith is headquartered in Indianapolis, Indiana.

  Van's Comfortemp Air Conditioning, Inc. ("Van's") was founded in 1965 and provides HVAC services to residential and light commercial customers in the Palm Beach-Ft. Lauderdale, Florida area. Van's revenues for fiscal 1996 were $4.3 million and income from operations was $7,000. Van's is headquartered in Delray Beach, Florida.

  Willis Refrigeration, Air Conditioning & Heating, Inc. ("Willis") was founded in 1954 and installs, maintains and repairs HVAC systems in new and existing residences in the greater Cincinnati and northern Kentucky areas. Willis' revenues for fiscal 1996 were $6.8 million and income from operations was $542,000. Willis is headquartered in Cincinnati, Ohio.

RESULTS OF OPERATIONS--OTHER RESIDENTIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Residential Services Companies derive a majority of their revenues from residential new installation and maintenance, repair and replacement services. In the aggregate, these 11 companies derived 84% of their revenue in fiscal 1996 from residential service and 16% from light commercial service. The following table sets forth certain unaudited financial data for periods indicated (dollars in thousands).

                                       FISCAL YEAR(1)                   SIX MONTHS ENDED JUNE 30,
                          -------------------------------------------  ----------------------------
                              1994           1995           1996           1996          1997(2)
                          -------------  -------------  -------------  -------------  -------------
Revenues................  $38,481 100.0% $43,216 100.0% $48,964 100.0% $23,255 100.0% $24,886 100.0%
Cost of Services .......   25,397  66.0   27,537  63.7   30,628  62.6   14,762  63.5   14,799  59.5
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   13,084  34.0   15,679  36.3   18,336  37.4    8,493  36.5   10,087  40.5
Selling, General and Ad-
 ministrative
Expenses................   11,432  29.7   14,210  32.9   16,506  33.7    8,082  34.7    8,277  33.2
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..    1,652   4.3    1,469   3.4    1,830   3.7      411   1.8    1,810   7.3

--------
(1) Several of the individual GroupMAC Companies had fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies use subsequent to the IPO.
(2) The operating results of the Other Residential Service Companies, including Hallmark and A-ABC, represent six months of activity, even though Hallmark and A-ABC were acquired, for accounting purposes, by Airtron on June 1, 1997.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues increased $1.6 million, or 6.9%, from $23.3 million for the six months ended June 30, 1996 to $24.9 million for the six months ended June 30, 1997. The increase in revenues was primarily volume driven and attributable to expansion of Central Carolina's commercial service and replacement business, an increase in replacement sales at Willis and the occurrence of a significant light commercial job at Jarrell.

  Gross Profit. Gross profit increased $1.6 million, or 18.8%, from $8.5 million for the six months ended June 30, 1996 to $10.1 million for the six months ended June 30, 1997. Gross margin increased from 36.5% to 40.5% from the six month period ended June 30, 1996 to the corresponding period in 1997. The increase in gross margin was attributable to higher margins at Central Carolina from operational efficiencies and from increased higher margin replacement sales at Willis.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $195,000, or 2.4%, from $8.1 million for the six months ended June 30, 1996 to $8.3 million for the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 34.7% to 33.2% for the six month period ended June 30, 1996 compared to the corresponding period in 1997.

 Fiscal 1996 Compared to Fiscal 1995

  Revenues. Revenues increased $5.8 million, or 13.4%, from $43.2 million in fiscal 1995 to $49.0 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to the continued internal expansion of HVAC services to an appliance company acquired by A-ABC in late 1994, an acquisition made during early 1996 by Hallmark of an operation in San Antonio and an aggressive advertising campaign at Costner. Also, revenues increased significantly at Van's and Willis due to a higher level of replacement sales.

  Gross Profit. Gross profit increased $2.6 million, or 16.6%, from $15.7 million in fiscal 1995 to $18.3 million in fiscal 1996. The increase in gross profit was attributable to the continued internal expansion of HVAC services at A-ABC, an acquisition by Hallmark of a high margin operation in San Antonio and revenue increases at Costner and other higher margin companies. Gross margin increased from 36.3% to 37.4% for fiscal 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.3 million, or 16.2%, from $14.2 million in fiscal 1995 to $16.5 million in fiscal 1996. The increase in selling, general and administrative expenses was mainly due to the acquisition of an operation in San Antonio by Hallmark during the period, a higher level of spending on advertising at Costner and an increase in owner compensation among all of the residential service companies of $116,000. As a percentage of revenues, selling, general and administrative expenses increased from 32.9% to 33.7% for fiscal 1995 and 1996, respectively.

 Fiscal 1995 Compared to Fiscal 1994

  Revenues. Revenues increased $4.7 million, or 12.2%, from $38.5 million in fiscal 1994 to $43.2 million in fiscal 1995. The increase in revenues was primarily volume driven and attributable to incremental revenues from an acquisition made by A-ABC in late 1994, the expansion of the customer base at Central Carolina to include the commercial sector and an increased emphasis on the selling of service agreements and a higher level of replacement revenues at Van's.

  Gross Profit. Gross profit increased $2.6 million, or 19.8%, from $13.1 million in fiscal 1994 to $15.7 million in fiscal 1995. The increase in gross profits was primarily attributable to the expanded revenue volumes. Gross margin increased from 34.0% to 36.3% for fiscal years 1994 and 1995, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.8 million, or 24.6%, from $11.4 million in fiscal 1994 to $14.2 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses increased from 29.7% to 32.9% due to incremental overhead at the company acquired in late 1994 by A-ABC, incremental owners' compensation of $378,000 across the residential service companies and an overall increase in infrastructure to keep pace with the internal growth at each company within the group.

OTHER COMMERCIAL SERVICE COMPANIES

 Pre-Offering Companies

  Charlie Crawford, Inc. (d/b/a Charlie's Plumbing) ("Charlies") was founded in 1979 and provides plumbing maintenance, repair and replacement services to commercial and residential customers in the Houston, Texas area and specializes in the high-rise condominium market in Houston. Charlie's revenues for fiscal 1996 were $3.1 million, and income from operations was $65,000. Charlie's is headquartered in South Houston, Texas.

  Sibley Services, Incorporated ("Sibley") was founded in 1974 and provides HVAC and refrigeration maintenance, repair and replacement services to commercial and industrial customers in the greater Memphis, Tennessee area which includes northern Mississippi and northeast Arkansas. Sibley also offers design and build services, including facility automation. Sibley's revenues for fiscal 1996 were $7.0 million and income from operations was $130,018. Sibley is headquartered in Memphis, Tennessee.

  United Service Alliance ("USA") was founded in 1988 and provides marketing products and training materials to over 100 member companies across the country. USA's revenues for fiscal 1996 were $763,000 and income from operations was $33,000. USA is headquartered in Englewood, Colorado.

 Offering Acquisition Companies

  All Service Electric, Inc. ("All Service") was founded in 1990 and provides electrical contracting services (including new installation and repair services) primarily to commercial customers in the Jacksonville, Florida area. All Service's revenues for fiscal 1996 were $2.8 million and income from operations was $687,000. All Service is headquartered in Jacksonville, Florida.

  Arkansas Mechanical Services, Inc. ("Arkansas Mechanical") was founded in 1988 and provides HVAC maintenance, repair and replacement services to commercial and industrial customers in the greater Little Rock and Fayetteville, Arkansas areas. Arkansas Mechanical also provides engineering services for retrofit upgrades and replacements. Arkansas Mechanical's revenues were $3.3 million and income from operations was $325,000. Arkansas Mechanical is headquartered in North Little Rock, Arkansas and has facilities in the North Little Rock and Fayetteville, Arkansas areas.

  Linford Service Company ("Linford") was founded in 1960 and provides HVAC maintenance, repair and replacement services to commercial customers throughout California. Linford's revenues for fiscal 1996 were $11.3 million and the loss from operations was $267. Linford is headquartered in Oakland, California and has facilities in Oakland, Ontario, Sacramento, San Diego and San Jose, California.

  Mechanical Services, Inc. ("Mechanical") was founded in 1993 and provides design and build, engineering and installation services in the mechanical trades industry in the Little Rock and Fayetteville, Arkansas areas. Mechanical Services' revenues for fiscal 1996 were $2.9 million and income from operations was $56,000. Mechanical Services is headquartered in North Little Rock, Arkansas and has facilities in North Little Rock and Fayetteville, Arkansas.

  Southeast Mechanical Service, Inc. ("Southeast Mechanical") was founded in 1979 and provides HVAC maintenance, repair and replacement services in the Miami and Fort Lauderdale, Florida areas. Southeast Mechanical's revenues for fiscal 1996 were $5.3 million and income from operations was $585,000. Southeast Mechanical is headquartered in Hollywood, Florida.

  Yale Incorporated ("Yale") was founded in 1939 and provides HVAC services to commercial customers throughout Minnesota. Yale's revenues for fiscal 1996 were $10.1 million and income from operations was $405,000. Yale is headquartered in Minneapolis, Minnesota.

RESULTS OF OPERATIONS--OTHER COMMERCIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Commercial Services Companies derive a majority of their revenues from commercial new installation and maintenance, repair and replacement services. In the aggregate, these nine companies derive 96% of their revenue from commercial services and 4% of their revenues from residential services. The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                      FISCAL YEAR(1)                   SIX MONTHS ENDED JUNE 30,
                         -------------------------------------------  ----------------------------
                             1994           1995           1996           1996           1997
                         -------------  -------------  -------------  -------------  -------------
Revenues................ $33,208 100.0% $38,476 100.0% $46,499 100.0% $24,460 100.0% $23,870 100.0%
Cost of Services........  23,774  71.6   27,613  71.8   33,845  72.8   17,575  71.9   17,177  72.0
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   9,434  28.4   10,863  28.2   12,654  27.2    6,885  28.1    6,693  28.0
Selling, General and
 Administrative
 Expenses...............   7,669  23.1    9,129  23.7   10,367  22.3    4,703  19.2    5,198  21.7
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,765   5.3    1,734   4.5    2,287   4.9    2,182   8.9    1,495   6.3

--------
(1) Several of the individual GroupMAC Companies had fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies use subsequent to the IPO.

  For a discussion of periods subsequent to June 30, 1997, see "--Results of Operations--GroupMAC and Subsidiaries."

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenues. Revenues declined $590,000, or 2.4%, from $24.5 million for the six months ended June 30, 1996 to $23.9 million for the six months ended June 30, 1997. The decrease in revenues was primarily volume driven and attributable to a $2.0 million decline in revenues at Sibley which resulted from an internal decision to discontinue a large, low margin customer relationship. Such decline was offset by growth at Linford from incremental service agreements and at Mechanical Services from incremental "design and build" project work.

  Gross Profit. Gross profit declined $192,000, or 2.9%, from $6.9 million for the six months ended June 30, 1996 to $6.7 million for the six months ended June 30, 1997. The decline in gross profit primarily resulted from the discontinuance of the customer relationship discussed above. Gross margin remained consistent at 28.1% and 28.0% for the six month periods ended June 30, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $494,000, or 10.6%, from $4.7 million for the six months ended June 30, 1996 to $5.2 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to incremental owners' compensation and additional personnel to support the growth in sales at Linford and an intentional shift in business mix at Yale toward higher margin service contract work. As a percentage of revenues, selling, general and administrative expenses increased from 19.2% to 21.7% over the six month periods ended June 30, 1996 and 1997, respectively.

 Fiscal 1996 Compared to Fiscal 1995

  Revenues. Revenues increased $8.0 million, or 20.8%, from $38.5 million in fiscal 1995 to $46.5 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to incremental service agreements at Linford, incremental design and build projects at Mechanical Services and an increase in maintenance, repair and replacement sales at Southeast Mechanical and Sibley Services.

  Gross Profit. Gross profit increased $1.8 million, or 16.5%, from $10.9 million in fiscal 1995 to $12.7 million in fiscal 1996. The largest factor impacting the increase in gross profit was volume growth in revenues at Linford, although the growth was at slightly lower margins. Additionally, significant increases in gross profit were due to rapid service revenue growth combined with margin expansion at All Service and Yale. Gross margin decreased slightly from 28.2% to 27.2% between fiscal 1995 and fiscal 1996.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.3 million, or 14.3%, from $9.1 million in fiscal 1995 to $10.4 million in fiscal 1996. The overall increase in selling, general and administrative expenses was due to the expansion and relocation of facilities as well as an increase in administrative and sales personnel at Linford. As a percentage of revenues, selling, general and administrative expenses decreased slightly from 23.7% to 22.3% in fiscal 1996.

 Fiscal 1995 Compared to Fiscal 1994

  Revenues. Revenues increased $5.3 million, or 16.0%, from $33.2 million in fiscal 1994 to $38.5 million in fiscal 1995. The increase in revenues was primarily volume driven and attributable to an increase in design and build jobs at Yale and Mechanical and an increase in service agreement volumes at Linford.

  Gross Profit. Gross profit increased $1.5 million, or 16.0%, from $9.4 million in fiscal 1994 to $10.9 million in fiscal 1995. The increase in gross profit was primarily attributable to a $2.0 million increase in revenues at Linford at slightly higher margins, volume increases at Yale and Mechanical and gross margin expansion at Charlie's and Arkansas Mechanical. As a percentage of revenues, gross margin declined slightly from 28.4% in fiscal 1994 to 28.2% in fiscal 1995.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.4 million, or 18.2%, from $7.7 million in fiscal 1994 to $9.1 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses increased from 23.1% to 23.7% due primarily to an increase in owners' compensation of $503,000 and personnel additions necessary to adequately manage the revenue growth at Linford.

RESULTS OF OPERATIONS--PRO FORMA

  The following table sets forth certain unaudited pro forma financial data of the Founding Companies and the GroupMAC Companies for the three month period ended March 31, 1998 and the twelve month period ended December 31, 1997:

                          THREE MONTHS ENDED MARCH 31, 1998     TWELVE MONTHS ENDED DECEMBER 31, 1997
                         -------------------------------------- ----------------------------------------
                             FOUNDING                                FOUNDING           GROUPMAC
                             COMPANIES      GROUPMAC COMPANIES      COMPANIES           COMPANIES
                         ------------------ ------------------- ----------------------------------------
Revenues................ $  77,631   100.0% $  152,809   100.0%   $329,038   100.0%   $669,912   100.0%
Cost of Services........    60,088    77.4     119,015    77.9     251,362    76.4     513,686    76.7
                         --------- -------  ---------- -------  ---------- -------  ---------- -------
Gross Profit............    17,543    22.6      33,794    22.1      77,676    23.6     156,226    23.3

  The acquisition of the Post-Offering Companies added $75.2 million and $340.9 million of revenues for the three months ended March 31, 1998 and the twelve months ended December 31, 1997, respectively, bringing the total pro forma revenues for the GroupMAC Companies to $152.8 million and $669.9 million for the three months ended March 31, 1998 and the twelve months ended December 31, 1997, respectively. This resulted in the Company decreasing its dependence on new installation business from 55% of total revenues to 48%. The Post-Offering Companies' revenue mix changed the revenue mix of the GroupMAC Companies as follows:

                                                             FOUNDING  GROUPMAC
                                                             COMPANIES COMPANIES
                                                             --------- ---------
Residential Services:
  New Installation..........................................    42%       22%
  Maintenance, Repair and Replacement.......................    17%       14%
                                                               ----      ----
    Total Residential.......................................    59%       36%
Commercial Services:
  New Installation..........................................    13%       26%
  Maintenance, Repair and Replacement.......................    28%       38%
                                                               ----      ----
    Total Commercial........................................    41%       64%
                                                               ----      ----
      Total.................................................   100%      100%
                                                               ====      ====

  The Company's diversified business mix is reflected to varying degrees in its gross margin. The Company's businesses performing primarily maintenance, repair and replacement services in the residential markets tend to have higher margins than businesses providing similar services to the commercial markets. The addition of the Post-Offering Companies decreased the Company's pro forma gross profit margin from 22.6% to 22.1% and 23.6% to 23.3% for the three months ended March 31, 1998 and the twelve months ended December 31, 1997, respectively. For the three months ended March 31, 1998, the decrease was primarily attributable to the addition of three commercial companies with a gross profit margin of 17.9%. These decreases were partially offset by the acquisition of two commercial companies with a gross profit margin of 25.8%. For the twelve months ended December 31, 1997, the decrease was primarily attributable to the addition of two commercial companies with a gross profit margin of 16.8%. These decreases were partially offset by the acquisition of three commercial companies with a gross profit margin of 27.1%.

  The above discussion should be read in conjunction with the unaudited pro forma combined financial statements and related notes contained elsewhere herein. The pro forma combined financial data do not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on January 1, 1997 and are not necessarily representative of the Company's results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance.

YEAR 2000

  Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field meaning that they may not be able to properly recognize dates in the year 2000 and later. This could result in significant system and equipment failures. The Company recognizes that it must take action to ensure that its products and operations will not be adversely impacted by Year 2000 software failures.

  An initial systems survey of the GroupMAC Companies was completed in March of 1998 and revealed that several of the Company's business applications possess Year 2000 problems. As a result, management sent requests for proposal to four consulting firms with experience addressing Year 2000 constraints. One such firm was chosen to assist the Company in assessing exposure related to core business applications software and developing an action plan to address these issues in a timely manner. This project was kicked-off in early July and is expected to take eight weeks to complete. The major deliverables of the project are as follows:

    . Confirming and tracking Year 2000 compliance with software vendors currently utilized by GroupMAC Companies.

    . Assessing risk and determining an estimated range of costs to remediate those applications that are not Year 2000 compliant.

    . Developing an action plan for correcting non-compliant applications before January 1, 2000.

  Once this project is complete, management will have better information available to assess the impact of the Year 2000 problem and determine the appropriate corrective actions.

  Irrespective of the Year 2000 issue, the Company is in the process of developing data processing systems throughout the organization for its overall information needs which will be free of any Year 2000 limitations. The common data processing system will be implemented first at GroupMAC Companies with identified Year 2000 constraints which are not expected to be corrected by other means. The Company expects to commence user-acceptance testing of the new data processing system before the second quarter of 1999 with implementation to follow immediately thereafter. The Company currently does not have an overall estimate of the cost associated with the purchase and implementation of the new processing system.

  The Year 2000 considerations may have an effect on some of the Company's customers and suppliers, and thus indirectly on the Company. The Company has not assessed the potential adverse effect on the Company with respect to customers and suppliers with Year 2000 problems.

SEASONALITY AND CYCLICALITY

  The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activities during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

INFLATION

  Inflation did not have a significant effect on the results of operations of the GroupMAC Companies for the three months ended March 31, 1998, the ten months ended December 31, 1997 or the years ended February 28, 1997 or February 29, 1996.

LIQUIDITY AND CAPITAL RESOURCES

  During November and December 1997, the Company completed the IPO involving the sale of 8.3 million shares of Common Stock at a price to the public of $14.00 per share. The net proceeds from the IPO (after deducting underwriting discounts and commissions and offering expenses) were approximately $103.6 million. Of this amount, $29.8 million was used to pay the cash portion of the closing consideration relating to the acquisitions of one Pre-Offering Company and the Offering Acquisition Companies, $42.6 million to repay corporate indebtedness and debt assumed in connection with the acquisition of the Founding Companies, $19.3 million to retire all of the then outstanding preferred stock and $11.9 million for general corporate purposes including working capital and final consideration settlements related to the Founding Companies.

  Historically, the operations and growth of the Company have been financed through internally generated working capital and borrowings from commercial banks or other lenders. These borrowings were generally secured by substantially all of the assets of the Company, as well as personal guarantees of the respective owners.

  On June 12, 1998, the Company amended and restated its revolving credit facility (the "Credit Agreement") to increase its borrowing capacity from $75.0 million to $125.0 million. Under this Credit Agreement, the Company is required to maintain (i) a minimum fixed charge coverage ratio; (ii) a maximum ratio of total indebtedness for borrowed money to capitalization (as defined in the Credit Agreement); (iii) a maximum ratio of debt to historical earnings before interest, taxes, depreciation and amortization; (iv) a maximum amount of other indebtedness in relation to consolidated shareholders' equity and (v) a minimum amount of consolidated net worth. The Company is presently in compliance with those covenants. The Credit Agreement matures on December 11, 2000.

  The Company's primary requirements for capital (other than those related to acquisitions) consist of purchasing vehicles, inventory and supplies used in the operation of the business. During the three months ended March 31, 1998 and the ten months ended December 31, 1997, capital expenditures aggregated $2.2 million and $2.0 million, respectively. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment.

  For the three months ended March 31, 1998, the ten months ended December 31, 1997 and the years ended February 28, 1997 and February 29, 1996, the Company generated $2.4 million, $4.4 million $3.7 million and $4.0 million in cash from operating activities, respectively. For the three months ended March 31, 1998, net income, depreciation, amortization and deferred taxes generated $3.7 million, and changes in asset and liability accounts utilized a net of $1.3 million. For the ten months ended December 31, 1997, net income, depreciation, amortization, deferred taxes and non-cash compensation generated $7.5 million and changes in asset and liability accounts utilized a net $3.1 million. For the twelve months ended February 28, 1997, net income, depreciation, amortization and deferred taxes generated $4.9 million, and changes in asset and liability accounts utilized a net $1.2 million. For the twelve months ended February 29, 1996, net income, depreciation, amortization and deferred taxes generated $1.0 million, and changes in asset and liability accounts generated a net $3.0 million.

  For the three months ended March 31, 1998, the Company used $38.0 million in investing activities. The cash expended during the three months ended March 31, 1998 consisted of $35.5 million for acquisitions and $2.2 million for capital expenditures and $0.3 million for deferred acquisition costs. For the ten months ended December 31, 1997, the Company used $37.9 million in investing activities. The cash expended during the ten months ended December 31, 1997 consisted of $35.8 million for acquisitions and $2.0 million for capital expenditures. The cash impact of investing activities for the twelve months ended February 28, 1997 and February 29, 1996 was not significant.

  For the three months ended March 31, 1998, the Company generated $15.6 million in cash from its financing activities. These activities principally consisted of proceeds from the Credit Agreement of $21.3 million, less payments of long-term debt of $5.7 million. For the ten months ended December 31, 1997, the Company generated $54.9 million in cash from its financing activities. These activities principally consisted of issuance of Common Stock for $109.7 million and proceeds from long-term debt of $32.5 million less distributions to shareholders of $20.4 million, payments of long-term debt of $47.7 million and retirement of preferred stock of $19.3 million. The cash impact of financing activities for the twelve months ended February 28, 1997 and February 29, 1996 was not significant.

  During the fourth quarter of 1997, the Company registered seven million shares of Common Stock under the Securities Act of 1933, as amended, for its use in connection with future acquisitions. After their issuance, those registered shares generally are freely tradable by persons not affiliated with the Company unless the Company contractually restricts the resale. Substantially all of the shares of Common Stock issued in connection with the acquisition of the Founding Companies were not registered under the Securities Act and were also subject to contractual restrictions on transfer. However, the holders of these shares will be permitted to transfer a limited amount of these shares during 1998.

  During the first and second quarters of 1998, the Company completed the acquisition of 27 platform companies that will be accounted for as purchases. The combined 1997 annual revenues of these companies were $292.1 million. Total consideration paid was $157.8 million, which includes cash payments of $85.5 million, $0.8 million of subordinated convertible debt, 5.4 million shares of Common Stock and options to purchase 0.1 million shares of Common Stock. The Company financed the cash portion of the purchase price using (i) remaining funds from the IPO, (ii) cash borrowed under the Credit Agreement and (iii) internally generated funds. As of July 17, 1998, the funds available through the Credit Agreement totaled $59.7 million, subject to the maintenance of financial ratios and covenants.

  The Company has one probable platform acquisition with combined annual revenues of $48.8 million. Total consideration to be paid is approximately $15.5 million which includes cash payments of $7.4 million, 0.4 million shares of Common Stock and options to purchase 0.1 million shares of Common Stock. Both acquisitions will be accounted for as purchases.

  The Company intends to aggressively pursue acquisition opportunities. Management believes that the Company has several viable financing alternatives to meet the Company's anticipated requirements for acquisitions. Estimates as to working capital needs and other expenditures may be materially affected if the foregoing sources are not available or do not otherwise provide sufficient funds to meet the Company's obligations.

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 130, Reporting Comprehensive Income, which the Company is required to adopt for annual periods beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It is expected that this statement will not significantly affect the Company's financial statements, as the Company does not have significant transactions and other events from non-owner sources that affect equity.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which the Company is required to adopt for annual periods beginning after December 15, 1997 and interim periods beginning in fiscal year 1999. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires that those companies report information about segments in interim financial reports issued to shareholders. The Company has not yet completed its analysis of this statement and the impact on its financial statements.

                                   BUSINESS

GENERAL

  The Company is one of the largest diversified providers of HVAC, plumbing and electrical services to residential and commercial/industrial customers in the United States.

  GroupMAC was incorporated in 1997 as the successor to a corporation which developed a business plan to consolidate businesses engaged in the HVAC, plumbing and electrical service industries. Prior to that time, the predecessor company assembled a management team and support staff to implement its business plan, obtained equity financing from a private investor, and obtained a commitment from a bank to provide debt financing for its acquisition program and for working capital.

  During 1997, the Company acquired the Founding Companies. At December 31, 1997, the Company had $329.0 million in pro forma 1997 revenues. Since that date, the Company has acquired other businesses and currently operates 48 platform companies in 53 cities in 25 states.

  The Company intends to make additional acquisitions across the three main technical disciplines (HVAC, plumbing and electrical) within the residential and commercial markets. The Company's long-term objective is to develop maintenance, repair and replacement capabilities (both residential and commercial) in the top 100 markets within the United States, while offering new installation services across a more limited range of markets where new construction in the residential and/or commercial sectors is expected to out-pace the national average over the long term. Over time, this objective is expected to shift the revenues of the Company to an increased percentage of service revenue.

  During November and December 1997, the Company completed the IPO involving the sale of 8.3 million shares of its Common Stock at a price to the public of $14.00 per share. The net proceeds from the IPO (after deducting underwriting discounts and commissions and offering expenses) were approximately $103.6 million. Of this amount, $29.8 million was used to pay the cash portion of the closing consideration relating to the acquisitions of several Founding Companies, $42.6 million to repay corporate indebtedness and debt assumed in connection with the acquisition of the Founding Companies, $19.3 million to retire all of the then outstanding preferred stock and $11.9 million for general corporate purposes including working capital, final consideration settlements related to the Founding Companies and future acquisitions.

INDUSTRY OVERVIEW

  Based on available industry data, the Company believes the HVAC, plumbing and electrical service industries in the United States represent a market with annual revenues of approximately $100 billion. The HVAC service industry is believed to generate approximately $65 billion in annual revenues, the plumbing service industry generates approximately $19 billion in annual revenues and the electrical service industry generates approximately $16 billion in annual revenues. The Company also believes these industries are highly fragmented with over 100,000 businesses, consisting predominantly of small, owner-operated companies focusing on a single local geographic area and providing a limited range of services. The Company believes that the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their business. As a result of this fragmentation, several publicly traded consolidators, in addition to the Company, have emerged in some or all of these markets. The combined revenues of these consolidators and the Company represent less than 3% of the revenues for the HVAC, plumbing and electrical market.

  Growth in the HVAC service industry is affected by a number of factors, particularly (i) the aging of the installed base of equipment, (ii) the increasing efficiency, sophistication and complexity of HVAC systems and

(iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. These factors also mitigate the effect on the HVAC service industry of economic cycles inherent in the traditional construction industry. An aging installed base has also positively affected growth in the plumbing service industry. Industry sources report that 75% of the kitchen market and 65% of the bath market now consist of remodeling rather than new construction. Growth in electrical services is closely tied to the new construction market, although the retrofitting of existing structures is driven by increased demand for computer networks and other modernization.

  The HVAC, plumbing and electrical service industries can be broadly divided into the new installation market and the maintenance, repair and replacement market. The new installation market includes the installation of HVAC, plumbing and electrical systems in new homes and commercial buildings for contractors, builders, developers and other users. The maintenance, repair and replacement market includes the maintenance, repair and replacement and reconfiguration of existing systems in residential homes and commercial buildings. In the HVAC industry, the new installation market represents approximately 34% of industry revenues, while the maintenance, repair and replacement market represents 66% of industry revenues.

  The Company believes significant opportunities are available to a well capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high quality residential and commercial services in an industry that has been characterized by inconsistent quality, reliability and pricing. In addition, the increasing complexity of HVAC systems has led to a need for better trained technicians to install, monitor and service these systems. The cost of recruiting, training and retaining a sufficient number of qualified technicians makes it more difficult for smaller HVAC companies to expand their businesses. The Company also believes the highly fragmented nature of the residential and commercial service industries will provide it with significant opportunities to consolidate a large number of existing residential and commercial service businesses.

SERVICES PROVIDED

  The Company provides a broad variety of maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems to both residential and commercial customers. These services include preventive maintenance (periodic checkups, cleaning and filter change-outs), emergency repairs, and the replacement (in conjunction with the retrofitting or remodeling of a residence or commercial building, or as a result of an emergency repair request) of HVAC systems and associated parts, plumbing fixtures, pipes, water feed and sewer lines, water heaters, softeners, filters and controls, and electrical control systems, wiring, data cabling, switches and panels. The Company also acts as a subcontractor for a variety of national, regional and local residential home builders in the installation of HVAC, plumbing, electrical and other systems in new residential construction, as well as designing and installing HVAC, plumbing, electrical and other systems on behalf of owners or general contractors in commercial buildings. In a few of its operating locations, the Company provides certain specialized services, including repair of home appliances, duct cleaning, installation and repair of fireplaces, installation of fire sprinkler systems and the provision of technical facilities management services to commercial building owners or building managers. In connection with both its new installation business and its maintenance, repair and replacement services, the Company sells a wide range of HVAC, plumbing and electrical equipment, parts and supplies.

  The following table shows the approximate percentages of the combined revenues of the GroupMAC Companies during the calendar year 1997 represented by new installation services and maintenance, repair and replacement services.

                                                                 ELECTRICAL
                                                  HVAC  PLUMBING  & OTHER   TOTAL
                                                  ----  -------- ---------- -----
Residential Services:
  New Installation...............................  14%      8%        0%      22%
  Maintenance, Repair and Replacement............  12%      1%        1%      14%
                                                  ---     ---       ---      ---
    Total Residential............................  26%      9%        1%      36%
                                                  ---     ---       ---      ---
Commerical Services:
  New Installation...............................  18%      6%        2%      26%
  Maintenance, Repair and Replacement............  25%      7%        6%      38%
                                                  ---     ---       ---      ---
    Total Commercial.............................  43%     13%        8%      64%
                                                  ---     ---       ---      ---
      Total......................................  69%     22%        9%     100%
                                                  ===     ===       ===      ===

FIELD OPERATIONS

  The Company's field operations are conducted out of the individual operating locations of the various subsidiaries. Typically, the subsidiaries specialize in one of the technical disciplines in either the residential or commercial market. However, a few of the subsidiaries that operate principally in the residential new installation or residential maintenance, repair and replacement markets also engage to a limited extent in projects or service work for "light commercial" customers (i.e., smaller commercial buildings where systems are similar in design to residential systems). The Company permits its subsidiaries to function in a largely autonomous manner in delivering products and services to their respective markets. The Company believes this flexible operating strategy improves each location's ability to respond quickly to opportunities and competition.

 New Installation

  New installation service in the residential market begins with the home builder providing architectural plans or mechanical drawings for the particular type or types of residences within the tract to be developed, and requesting a bid or contract proposal for the work (often broken into phases within the tract). Company personnel analyze the plans and drawings and estimate the equipment, materials and parts and the direct and supervisory labor required for the project. The Company delivers a written bid or negotiates the written agreement for the job. In HVAC installations, a portion of the required air ducts are fabricated and pre-assembled with other components in the Company's own facilities prior to delivery to the job site. Other equipment and materials for the particular project are ordered from manufacturers, distributors or other suppliers for delivery in time for the scheduled onsite construction work. The installation work is coordinated by the Company's field supervisors along with the builder's construction supervisors. Draw payments for the project are generally obtained within 30 days of completing the installation, at which time any mechanics' and materialmen's liens securing such payments are released. Interim payments are often obtained to cover labor and materials costs on larger installation projects.

  Commercial new installation work begins with a design request from the owner or general contractor. Initial meetings with the parties allow the contractor to prepare preliminary and then more detailed design specifications, engineering drawings and cost estimates. Once a project is awarded, it is conducted in pre-agreed phases and progress billings are rendered to the owner for payment, less a retainage. Actual field work (ordering of equipment and materials, fabrication or assembly of certain components, delivery of such materials and components to the job site, scheduling of work crews with the necessary skills, and inspection and quality control) is coordinated in these same phases. The Company has established a policy to review and approve any new installation project by an operating unit that exceeds 5% of the projected annual revenue of that unit.

  Substantially all the equipment and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers. The Company is not materially dependent on any of these outside sources.

 Maintenance, Repair and Replacement

  The operating units engaged in maintenance, repair and replacement services use specialized systems to log service orders, schedule service calls, identify and ready the necessary repair parts or equipment, track the work order, provide information for communication with the service technicians and customers, and prepare accurate invoices. Service histories and specific product information are generally accessible to the dispatcher in a database that may be searched by customer name or address. Maintenance, repair and replacement service calls are initiated when a customer requests emergency repair service or the Company calls the client to schedule periodic service agreement maintenance. Service technicians are scheduled for the call or routed to the customer's residence or business by the dispatcher via a scheduling board or daily work sheet (for non-emergency service) or through cellular telephone, pager or radio. Service personnel work out of the Company's service vehicles, which carry an inventory of equipment, tools, parts and supplies needed to complete the typical variety of jobs. The technician assigned to a service call travels to the residence or business, interviews the customer, diagnoses the problem, prepares and discusses a price quotation, performs the work and often collects payment from the customer. Service technicians may carry a Customer Assurance Pricing manual developed by the Company which lists labor and equipment parts required to fulfill certain tasks and the associated prices. This manual is custom generated for each company from a database containing over 15,000 different repair operations and which is updated for price changes periodically. This "flat rate pricing" strategy allows the Company to monitor margins and labor productivity at the point of sale, while increasing the level of customer satisfaction by demonstrating greater fairness and objectivity in pricing. Payment for maintenance, repair and replacement services not covered by a warranty or service contract is generally requested in cash or by check or credit card at the service location.

  A portion of the Company's service work is done to satisfy factory warranties. For such services, the Company is generally compensated by the manufacturer responsible for the defective equipment under warranty. The Company attempts to enter into service contracts whereby the customer pays an annual or semi-annual fee for periodic diagnostic services. The customers under service contracts receive specific discounts from standard prices for repair and replacement services.

CENTRALIZED SUPPORT SERVICES

  The Company provides certain management, financial, accounting and logistical support services for its subsidiaries, including the following:

 Purchasing

  The Company has structured or believes it will be able to structure volume purchasing arrangements or otherwise achieve purchasing economies of scale in each of the following areas: (i) HVAC, plumbing and electrical equipment, parts and supplies, (ii) purchase or lease and maintenance of service vehicles, (iii) casualty and liability insurance, (iv) health insurance and related benefits, (v) retirement benefits administration, (vi) office equipment, (vii) marketing and advertising (including Yellow Pages), (viii) long distance services and (ix) a variety of accounting, financial management, marketing and legal services. The principal manufacturers of the products sold by the Company include Carrier Air Conditioning, Inc., The Trane Company, Lennox Industries, Inc., Goodman Manufacturing Corp., Amana, and International Comfort Products.

 Management Information Systems

  With limited exceptions, the Company intends to continue to operate for the near-term with the existing accounting and other computer systems currently in place at the various operating units. The Company, however, requires each operating unit to adopt a uniform chart of accounts and to standardize its budgeting process and reports so that results among the operating units more easily can be compared and integrated. In addition, where an operating unit has a system in place that is inadequate for its existing or near-term needs, the Company will begin the migration to a standard that will allow for greater consistency (and a longer term change to a Company-wide, integrated system). The Company has implemented regular financial and operational "flash reports" and other mechanisms to allow for management control and oversight. The Company will utilize this information to establish and monitor performance of individual operating units against operating benchmarks and ratios.

 Employee Screening, Training and Development

  The Company is committed to providing the highest level of customer service through the development of a highly trained workforce. Prior to employment, the Company makes an assessment of the technical competence level of all potential new employees, confirms background references and conducts criminal and driving record checks. In addition, all employees of the Company are subject to random drug testing. Once hired, employees of the Company are required to complete a progressive training program to advance their technical competencies and to ensure that they understand and follow the Company's safety practices and other internal policies. Both technical and customer service personnel are given intensive training in customer communication, sales and problem-solving skills.

  The Company also conducts a detailed internal evaluation of each operating unit's strengths, weaknesses and compliance with recognized industry or Company "best practices," and then designs a training program to develop and enhance the communication, sales, management and other relevant skills of its employees and management to bring about continuous improvement in these areas. The Company acquired Callahan Roach and USA in part for their professional training and consulting capabilities and intends to implement their market-leading training programs throughout the Company.

  Callahan Roach provides Customer Assurance Pricing models to over 1,300 HVAC and plumbing service companies across the United States. Callahan Roach has been an industry leader in the development and commercialization of this flat rate pricing best practice known as Customer Assurance Pricing. USA provides training and other products and services to a network of 83 independent service companies focused on maintenance, repair and replacement of commercial HVAC systems.

  In order to ensure that best practices are shared among each of the individual operating units, the Company has created a Council of Presidents composed of the president or senior executive of each unit. The Council meets on a regular basis, as well as dividing into smaller working committees, to share operating practices and develop additional means to improve the overall performance of the Company and the individual operating units. Best practices that result from the work of the Council will be included in the training and monitoring programs developed and disseminated throughout the Company and to USA members.

 Advertising and Marketing

  The Company uses both general advertising and a direct sales force to market its residential and commercial services (both new installation and repair services) in its geographic markets. The Company continues to preserve and enhance the value of the unique and long-standing trade names and customer identification enjoyed by the individual operating units. The GroupMAC logo and identifying marks will be featured on service trucks, marketing materials and advertising of the operating units, but in a manner that does not detract from the local brand. The Company proposes to develop (initially for its subsidiaries, but ultimately for delivery to the market through licensed affiliates developed by Callahan Roach and USA) market-leading warranty and service programs for the residential and commercial markets, as well as an aggressive national account sales program focused on national and large regional home builders, as well as major corporations, governmental and private institutions, real estate investment trusts, real estate management firms and other multi-location commercial property owners and managers. For the ten months ended December 31, 1997, advertising and marketing expenditures represented 1.2% of the Company's combined revenue.

COMPETITION

  The market for HVAC, plumbing and electrical services is highly competitive. The Company believes that the principal competitive factors in the residential and commercial services industry are (i) timeliness, reliability and quality of services provided, (ii) range of services offered, (iii) market share and visibility and (iv) price. The Company believes its strategy of creating a leading national provider of comprehensive services directly addresses these factors. The ability of the Company to employ, train and retain highly motivated service technicians to provide quality services should be enhanced by its ability to utilize professionally managed recruiting and training programs. In addition, the Company expects to offer compensation, health and savings benefits that are more comprehensive than most offered in the industry, including stock options for substantially all employees. Competitive pricing is possible through purchasing economies and other cost saving opportunities that exist across each of the service lines offered and from productivity improvements.

  Most of the Company's competitors are small, owner-operated companies that typically operate in a single market. Certain of these smaller competitors may have lower overhead cost structures and may be able to provide their services at lower rates. Moreover, many homeowners have traditionally relied on individual persons or small repair service firms with whom they have long-established relationships for a variety of home repairs. There are currently a limited number of public companies focused on providing residential or commercial services in some of the same service lines provided by the Company.

  In addition, there are a number of national retail chains that sell a variety of plumbing fixtures and equipment and HVAC equipment for residential use and offer, either directly or through various subcontractors, installation, warranty and repair services. Other companies or trade groups engage in franchising their names and marketing programs in some service lines. In the future, competition may be encountered from, among others, HVAC equipment manufacturers, the unregulated business segments of regulated gas and electric utilities or from newly deregulated utilities entering into various residential or commercial service areas. Certain of the Company's competitors and potential competitors have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own residential or commercial service operations if they decide to enter the field.

EMPLOYEES

  As of June 30, 1998, the Company had approximately 5,600 full and part-time employees, of whom approximately 4,000 are installation/service technicians. In the course of performing installation work, the Company may utilize the services of subcontractors. Approximately 760 employees (in eight of the commercial subsidiaries) are members of unions and work under collective bargaining agreements. The collective bargaining agreements have expiration dates between August 1998 and March 2003. The Company believes that its relationship with its employees is generally satisfactory.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

  Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building, HVAC, plumbing and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of human health and the environment. In Florida, warranties provided for in the Company's service agreements subject the Company and such agreements to some aspects of that state's insurance laws and regulations. Specifically, the Company is required to maintain funds on deposit with the Florida Office of Insurance Commissioner and Treasurer, the amount of which is not material to the Company's business. The Company is in compliance with these deposit requirements.

  The Company believes it has all required permits and licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

  A large number of state and local regulations governing the residential services trades require various permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the geographic area covered by the permit or licenses.

  The Company's operations are subject to numerous federal, state and local environmental laws and regulations, including those governing vehicle emissions and the use and handling of refrigerants. These laws are administered by the United States Environmental Protection Agency, the Coast Guard, the Department of Transportation and various state and local governmental agencies. The technical requirements of these laws and regulations are becoming increasingly complex, stringent and expensive. Federal and state environmental laws include statutes intended to allocate the cost of remedying contamination among specifically identified parties. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") can impose strict, joint and several liability on past and present owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities and on parties who arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes comparable to, and in some cases more stringent than, CERCLA. If the Company were to be found to be a responsible party under CERCLA or a similar state statute, the Company could be held liable for all investigative and remedial costs associated with addressing such contamination, even though the releases were caused by a prior owner or operator or third party. In addition, claims alleging personal injury or property damage may be brought against the Company as a result of alleged exposure to hazardous substances resulting from the Company's operations.

  Prior to entering into the agreements relating to the acquisition of businesses, the Company evaluated the properties owned or leased by such companies and in some cases engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at certain of those properties. No material environmental problems were discovered in these reviews, and the Company is not otherwise aware of any actual or potential environmental liabilities that would be material to the Company. There can be no assurance that all such liabilities have been identified, that such liabilities will not occur in the future, that a party could not assert a material claim against the Company with respect to such liabilities, or that the Company would be required or able to answer for such claim.

  The Company's operations are subject to federal, state and local laws and regulations protecting the health and safety of workers. These laws are administered by the federal Occupational Safety & Health Administration and state and local health and safety governmental agencies. The Company's operations are subject to the Clean Air Act, Title VI of which governs air emissions and imposes specific requirements on the use and handling of substances known or suspected to cause or contribute significantly to harmful effects on the stratospherical ozone layer, such as chlorofluorocarbons and certain other refrigerants ("CFCs"). Clean Air Act regulations require the certification of service technicians involved in the service or repair of systems, equipment and appliances containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended ultimately to eliminate the use of CFCs in the United States and require alternative refrigerants to be used in replacement HVAC systems. The implementation of the Clean Air

Act restrictions has also increased the cost of CFCs in recent years and is expected to continue to increase such costs in the future. As a result, the number of conversions of existing HVAC systems that use CFCs to systems using alternative refrigerants is expected to increase.

  The Company's operations in certain geographic regions are subject to laws that will, over the next few years, require specified percentages of vehicles in large vehicle fleets to use "alternative fuels," such as compressed natural gas or propane, and meet reduced emissions standards. The Company does not anticipate that the cost of fleet conversion that may be required under current laws will be material. Future costs of compliance with these laws will be dependent upon the number of vehicles purchased in the future for use in the covered geographic regions, as well as the number and size of future business acquisitions by the Company in these regions. The Company cannot determine to what extent its future operations and earnings may be affected by new regulations or changes in existing regulations relating to vehicle emissions.

  Capital expenditures related to environmental matters during the ten month period ended December 31, 1997 were not material. The Company does not currently anticipate any material adverse effect on its business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment. Future events, however, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws and regulations may require additional expenditures by the Company which may be material.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the directors and executive officers of the Company.

 NAME                                  AGE              POSITION
 ----                                  ---              --------
 James P. Norris......................  59 Chairman of the Board; Director
 J. Patrick Millinor, Jr. ............  52 Chief Executive Officer; Director
 Donald L. Luke.......................  61 President and Chief Operating
                                            Officer; Director
 William Michael Callahan.............  52 Executive Vice President-Training,
                                            Technology and Field Support
 Chester J. Jachimiec.................  43 Executive Vice President-
                                            Acquisitions; Director
 Alfred R. Roach, Jr. ................  54 Executive Vice President
 Richard S. Rouse.....................  51 Executive Vice President-Corporate
                                            Development and Administration
 Randolph W. Bryant...................  47 Senior Vice President, General
                                            Counsel and Secretary
 Darren B. Miller.....................  38 Senior Vice President and Chief
                                            Financial Officer
 Ronald D. Bryant.....................  51 President of Masters; Director
 David L. Henninger...................  53 President of Van's; Director
 Timothy Johnston.....................  42 Senior Vice President and Chief
                                            Financial Officer of Airtron;
                                            Director
 Andrew Jeffrey Kelly.................  44 President of K&N; Director
 Fredric J. Sigmund...................  57 President of MacDonald-Miller;
                                            Director
 Thomas B. McDade.....................  75 Director
 Lucian L. Morrison...................  61 Director
 John M. Sullivan.....................  62 Director
 James D. Weaver......................  48 Director

  JAMES P. NORRIS became a Director and Chairman of the Board of the Company in June 1997. From 1969 to May 1997, he served as Executive Vice President of Air Conditioning Contractors of America ("ACCA"), an industry trade association based in Washington, D.C.

  J. PATRICK MILLINOR, JR. is a Director and Chief Executive Officer of the Company and has served in such capacities with the Company and its predecessor since October 1996. From April 1997 to August 1997, he served as President of the Company. From September 1994 to October 1996, Mr. Millinor worked directly for Gordon Cain, a major shareholder in the Company, assisting in the formation and management of Agennix Incorporated and Lexicon Genetics, two biotechnology companies. From March 1993 to September 1994, he served as Chief Executive Officer of UltrAir, Inc., a start-up passenger airline. From October 1992 to March 1993, he served as Chief Financial Officer of UltrAir, Inc. He currently serves as a director of Agennix Incorporated and Haelan Health(R) Corporation.

  DONALD L. LUKE became a Director and President and Chief Operating Officer of the Company in August 1997. From November 1996 to July 1997, he served as Chairman of Arriva Air International, Inc., a start-up commercial air cargo business, and a partner in McFarland Grossman Capital Ventures, L.C., a consolidator of fastener distribution companies. From September 1996 to August 1997, he served as Chief Executive Officer of CTW, Inc., a privately held acquisitions and management company, and a consultant to Batteries Batteries, Inc., a consolidator of specialty battery distribution companies which completed its initial public offering in April 1996. From 1995 to September 1996, he served as President, Chief Executive Officer and Director of Batteries

Batteries, Inc. From 1991 to 1995, Mr. Luke served as President and Chief Executive Officer of Miracle Ear New York City.

  WILLIAM MICHAEL CALLAHAN became Executive Vice President of the Company in August 1997. From 1989 to July 1997, Mr. Callahan was a partner in Callahan Roach & Associates. From 1972 to 1989, Mr. Callahan served as President of Capital City Heating & Cooling, a company he founded. In 1988, Mr. Callahan served as President of ACCA.

  CHESTER J. JACHIMIEC is a Director and Executive Vice President-Acquisitions of the Company having served in such capacities with the Company and its predecessor since October 1996. From February 1994 to October 1996, Mr. Jachimiec served as the Director of Acquisitions & Investments for Tenneco Energy. From 1990 to 1994, he was an investor in or consultant to various private ventures engaged in natural gas gathering, processing and exploration as well as computer software development. Prior to 1990, Mr. Jachimiec practiced securities law and public accounting with several professional firms.

  ALFRED R. ROACH, JR. became Executive Vice President of the Company in August 1997. From 1989 to July 1997, Mr. Roach was a partner in Callahan Roach & Associates. From 1986 to 1989, he served as President and General Counsel of Service America Corporation, an HVAC franchise company. From 1970 to 1986, Mr. Roach engaged in the private practice of law.

  RICHARD S. ROUSE is Executive Vice President-Corporate Development and Administration of the Company and has served in such capacity with the Company and its predecessor since October 1996. From July 1994 to July 1996, Mr. Rouse served as Vice President and General Manager of Southcoast Services, a privately held landfill operating company. From 1992 to 1994, he served as Vice President and General Manager of SWS, an industrial services company.

  RANDOLPH W. BRYANT became Senior Vice President, General Counsel and Secretary of the Company upon its formation in April 1997. From December 1996 to April 1997, Mr. Bryant served as Associate General Counsel of El Paso Natural Gas Company. From 1984 to 1996, he was an attorney with Tenneco Inc. and Tenneco Energy, Inc., last serving as Associate General Counsel.

  DARREN B. MILLER is Senior Vice President and Chief Financial Officer of the Company and has served in such capacities with the Company and its predecessor since October 1996. From 1989 to 1996, Mr. Miller served in several capacities at Allwaste, Inc., a consolidator of industrial service companies, including Vice President-Treasurer and Controller from 1995 to 1996. Prior to 1989, he was employed in the audit practice of Arthur Andersen LLP.

  TIMOTHY JOHNSTON became a Director of the Company in May 1997 in connection with the acquisition of Airtron. Since 1995, Mr. Johnston has served as a Senior Vice President of Airtron. Mr. Johnston has served as
Secretary/Treasurer of Airtron since 1991 and as Chief Financial Officer of Airtron since 1988.

  RONALD D. BRYANT became a Director of the Company in November 1997. He founded Masters, which installs HVAC and plumbing systems in the Washington, D.C. area, in 1986 and has served as its president since that time.

  DAVID L. HENNINGER became a Director of the Company in November 1997. He acquired Van's, which provides HVAC services to residential and light commercial customers in the Palm Beach-Ft. Lauderdale, Florida area, in 1975 and has served as its president since that time.

  ANDREW JEFFREY KELLY became a Director of the Company in November 1997. He founded K&N, which provides plumbing services to residential new construction markets, in 1979 and has served as its president since that time.

  FREDRIC J. SIGMUND became a Director of the Company in November 1997. Since 1986, he has served as Chief Executive Officer of MacDonald-Miller, which provides a full range of HVAC services to commercial and industrial customers in the Northwestern United States. From 1967 to 1986, he served in various positions with MacDonald-Miller.

  THOMAS B. MCDADE became a Director of the Company in November 1997. He has been engaged in consulting and managing his personal investments since 1985. From 1957 to 1985, he was employed by Texas Commerce Bancshares, last serving in the capacity of Vice Chairman. He currently serves as a director of Bankers Trust Co. of the Southwest, TransTexas Gas, TransAmerican Energy Corp. and TransAmerican Refining Corp.

  LUCIAN L. MORRISON became a Director of the Company in November 1997. He has been engaged as a trustee and consultant with respect to trust, estate, probate and qualified plan matters since 1992. From 1990 through 1992, he served as Chief Fiduciary Officer of Northern Trust Bank of Texas. From 1979 until 1990, he served as Chief Executive Officer of Heritage Trust Company.

  JOHN M. SULLIVAN became a Director of the Company upon its formation in 1997. Since 1994, Mr. Sullivan has been Vice President of Beta Consulting, Inc., a financial and tax consulting firm. From 1992 through 1994, he was an International Tax Director for General Motors Corporation. Prior to 1992, Mr. Sullivan was a tax partner with Arthur Andersen LLP. He currently serves as a director of Atlantic Coast Airlines, Inc.

  JAMES D. WEAVER became a Director of the Company upon its formation in 1997. Mr. Weaver has been the President of the Gordon and Mary Cain Foundation, a nonprofit organization, since 1989 and the Director of the Good Samaritan Foundation, a nonprofit organization, since 1986.

  The Board of Directors of the Company consists of 13 members divided into three classes of directors serving staggered three-year terms expiring at the annual meetings of shareholders in 1998, 1999 and 2000, respectively. At each annual meeting of shareholders, one class of directors will be elected for a full term of three years to succeed the class of directors whose terms are expiring.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established three committees--the Audit Committee, the Compensation Committee and the Acquisitions Committee. Pursuant to resolutions of the Board, these committees have the following described responsibilities and authority.

  The Audit Committee has the responsibility, among other things, for (i) recommending the selection of the Company's independent public accountants,
(ii) reviewing and approving the scope of the independent public accountants' audit activity and extent of non-audit services, (iii) reviewing with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities, (iv) reviewing with management and the independent public accountants the Company's financial statements and exercising general oversight of the Company's financial reporting process, (v) reviewing with the Company litigation and other legal matters that may affect the Company's financial condition, and (vi) monitoring compliance with the Company's business ethics and other policies. The members of the Audit Committee are Messrs. Morrison (Chair), McDade and Sullivan.

  The Compensation Committee has the responsibility, among other things, for
(i) establishing the salary rates of officers and employees of the Company and its subsidiaries, (ii) examining periodically the compensation structure of the Company and (iii) supervising the welfare and pension plans and compensation plans of the Company. The members of the Compensation Committee are Messrs. Sullivan (Chair), Morrison and Weaver.

  The Acquisitions Committee has the authority to approve the terms and conditions of acquisitions by the Company of businesses having less than $40 million of revenues and $20 million of assets, including the authority to approve the issuance of debt and equity securities of the Company in connection with such acquisitions, provided that the consideration paid by the Company for each such business is less than $20 million. The members of the Acquisitions Committee are Messrs. Millinor (Chair), Jachimiec and Rouse.

  The Company's Board may also establish other committees.

COMPENSATION OF DIRECTORS

  In December 1997, the Company granted to each director of the Company who is not an employee of the Company or any of its subsidiaries an option to purchase 4,000 shares of Common Stock at a purchase price of $14.00 per share. Such options will remain in effect for five years after the date of grant and 1,000 shares of each such grant will become exercisable on each anniversary of the date of grant. If a director ceases to serve in such capacity because of his death, disability or retirement, the options granted to that director will become exercisable for a one-year period. Each director also will be reimbursed for travel expenses incurred for each meeting of the Board or for each Board Committee meeting attended.

EXECUTIVE COMPENSATION

  The following table sets forth the remuneration paid by the Company to the Chairman of the Board, the Chief Executive Officer and the President of the Company and the four other most highly compensated key executive officers of the Company based on 1997 salaries and bonuses.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                  ANNUAL COMPENSATION  COMPENSATION
                                 --------------------- ------------
                                                        SECURITIES
                                                        UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR  SALARY   BONUS    OPTIONS    COMPENSATION
---------------------------      ---- -------- ------- ------------ ------------
James P. Norris................. 1997 $ 87,500 $43,750    84,500          --
 Chairman of the Board
J. Patrick Millinor, Jr......... 1997  150,000  87,500    56,500       1,080
 Chief Executive Officer
Donald L. Luke.................. 1997   62,500  31,250    70,969          --
 President and Chief Operating
 Officer
Chester J. Jachimiec............ 1997  140,000  73,500    53,300         860
 Executive Vice President--
 Acquisitions
Richard S. Rouse................ 1997  140,000  73,500    53,300       2,446
 Executive Vice President--
 Administration and Development
James D. Jennings............... 1997  108,850 289,047    53,078       4,050
 President of Airtron
Timothy Johnston................ 1997   99,000 122,000    53,078       1,000
 Senior Vice President and Chief
 Financial Officer of Airtron

  Messrs. Millinor, Jachimiec and Rouse commenced their employment with the predecessor of the Company in October 1996; Mr. Norris commenced his employment with the Company in June 1997; and Mr. Luke commenced his employment with the Company in August 1997. The compensation of Messrs. Jennings and Johnston does not include compensation for periods prior to the acquisition of Airtron by the Company.

                          STOCK OPTION GRANTS IN 1997

  The following table sets forth the number of stock options that were granted during 1997 to the persons named in the Summary Compensation Table.

                                                                          POTENTIAL
                                                                       REALIZABLE VALUE
                                                                          AT ASSUMED
                                                                       ANNUAL RATES OF
                                                                         STOCK PRICE
                                                                       APPRECIATION FOR
                                      INDIVIDUAL GRANTS                OPTION TERM (3)
                         --------------------------------------------- ----------------
                                      % OF TOTAL
                          OPTIONS      OPTIONS    EXERCISE
                          GRANTED     GRANTED TO   OR BASE
                          (NO. OF    EMPLOYEES IN   PRICE   EXPIRATION
NAME                     SHARES)(1)  FISCAL YEAR  PER SHARE    DATE      5%      10%
----                     ----------  ------------ --------- ---------- ------- --------
James P. Norris.........   28,000(2)     1.4%      $ 3.08    6-01-2007 $54,236 $137,444
                           56,500        2.7        14.00   11-06-2002 218,539  482,913
J. Patrick Millinor,
 Jr.....................   56,500        2.7        14.00   11-06-2002 218,539  482,913
Donald L. Luke..........   14,469(2)     0.7         3.08    8-01-2007  28,026   71,024
                           56,500        2.7        14.00   11-06-2002 218,539  482,913
Chester J. Jachimiec....   53,300        2.6        14.00   11-06-2002 206,161  455,563
Richard S. Rouse........   53,300        2.6        14.00   11-06-2002 206,161  455,563
James D. Jennings.......   53,078        2.6        14.00   11-06-2002 205,303  453,665
Timothy Johnston........   53,078        2.6        14.00   11-06-2002 205,303  453,665

--------
(1) Except as otherwise noted, all options were granted on the date of the Company's initial public offering (November 6, 1997), have a five year term and become exercisable with respect to 25% of the shares subject to the option on each anniversary of the date of grant.
(2) Options granted to Messrs. Norris and Luke at the time they commenced employment with the Company (on June 1, 1997 and August 1, 1997, respectively). These options have a ten-year term from the date of grant and become exercisable with respect to 33 1/3% of the shares subject to the option on each anniversary of the date of grant. Because the Company's Common Stock was not publicly traded on the date of each grant, this presentation assumes the exercise price of these options equaled the fair market value on the date of grant.
(3) The dollar amounts in these columns were calculated on the basis of the indicated rates of appreciation in the value of the Common Stock, compounded annually from the fair market value (or assumed fair market value) on the grant date, from the grant date to the end of the option term and, therefore, are not intended to forecast possible future appreciation.

                         OPTIONS EXERCISED IN 1997 AND
                             1997 YEAR-END VALUES

  The following table presents information as to the value of stock options held, as of December 31, 1997, by the persons named in the Summary Compensation Table. No options to acquire shares were exercised during 1997.

                             TOTAL NO. OF UNEXERCISED    VALUE OF UNEXERCISED
                                  OPTIONS HELD AT      IN-THE-MONEY OPTIONS HELD
                                 DECEMBER 31, 1997      AT DECEMBER 31, 1997(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
James P. Norris.............       --       84,500            --     $543,205
J. Patrick Millinor, Jr.....   18,868       94,237       259,057      676,895
Donald L. Luke..............       --       70,969            --      357,424
Chester J. Jachimiec........   16,801       86,902       230,678      611,128
Richard S. Rouse............   14,752       82,804       202,545      554,863
James D. Jennings...........       --       53,078            --      149,149
Timothy Johnston............       --       53,078            --      149,149

--------
(1) The closing price for the Common Stock on the New York Stock Exchange on December 31, 1997, was $16.81. Value is calculated on the basis of the difference between the option exercise price and $16.81, multiplied by the number of shares of Common Stock underlying the options.

GROUP MAINTENANCE AMERICA CORP. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors is responsible for overseeing the development and implementation of the executive compensation philosophy, plans and programs of the Company as described below. The Committee is composed entirely of non-employee Directors.

 Compensation Philosophy

  The Company is a new publicly-traded company and has established a philosophy for compensation of the Company executives and those of its principal subsidiaries that is intended to appropriately align the interests of the executives with those of the Company shareholders and be based on awarding compensation in line with performance.

  In implementing this philosophy, the program has been structured to:

  . Provide as current compensation a base salary with a variable incentive award premised on achieving the Company's business objectives for the year, with primary emphasis on targeted earnings per share.

  . Develop and administer stock ownership programs for executives that provide strong incentives for long-term retention of senior executives.

  . Encourage stock ownership at all levels of the organization through stock option plans.

  . As the Company is a newly-formed company, the Committee will carefully review the effects in operation of the plans implemented to date to insure that the desired results are achieved, and will recommend to management any changes deemed desirable as a result of such review.

 Annual Cash Compensation Program

  BASE SALARIES

  As described elsewhere, each of the executive officers named in the Summary Compensation Table entered into an employment agreement upon initial employment with the Company providing for a specified base salary and an annual cash bonus depending on the actual performance of the Company. Upon the successful completion of the Company's initial public offering in November 1997 the Company paid a special cash bonus to each of its executives based upon their respective salaries and length of time employed by the Company. During 1998, further study of the salary structures of comparably-situated companies will be made to determine what adjustment to salaries, if any, are appropriate, consistent with the duties and responsibilities of each position.

  INCENTIVE BONUS PLANS

  The Board of Directors of the Company approved a cash incentive bonus plan for its headquarters employees in 1998. Individual amounts payable under this plan are dependent on (1) achieving a targeted earnings-per-share result; (2) influence of the individual position on ability to achieve overall corporate objectives; and (3) assessment of individual performance in carrying out the assigned responsibilities.

  The Company has previously implemented a cash bonus program for the key employees of its subsidiaries under which awards will be determined based upon the performance of each subsidiary. The size of the bonus pool will be equal to a defined percentage of the amount by which the subsidiary's after-tax net operating profit (as defined) less a charge for capital allocated to the subsidiary exceeds a similar calculation of the previous year's results. A certain percentage of earned bonuses are carried over to the following year for retention purposes and to promote long-term goal achievement. Messrs. Jennings and Johnston participated in the program in 1997. Messrs. Bryant, Henninger, Kelly and Sigmund will also participate in 1998.

  LONG-TERM INCENTIVES--STOCK AWARDS PLANS

  The Company's long-term incentive plans (1997 Stock Awards Plan and 1997 Stock Option Plan) are intended to be a significant portion of the total compensation package of the Company's senior executives and to provide an ownership opportunity to employees at all levels of the organization. Pursuant to this objective, awards were made at the time of the initial public offering and will continue to be made periodically based on individual performance evaluations and recommendations of the Chief Executive Officer and/or the chief executive officer of each subsidiary corporation, as applicable.

  1997 CHIEF EXECUTIVE OFFICER COMPENSATION

  The base compensation of the Chief Executive Officer for 1997 continued at the level of $150,000 as established in his initial employment agreement in 1996. While information provided by compensation consultants indicates that this compensation is below base salaries of chief executive officers of comparable companies, the Committee believes the Company's management group, including the Chief Executive Officer, is properly incentivized by the overall compensation program as described above.

  At the successful completion of the Company's initial public offering, the Chief Executive Officer, as well as other senior officers of the Company, received cash bonuses and awards under the 1997 Stock Awards Plan. Mr. Millinor received an $87,500 cash bonus and an option to purchase 56,500 shares of stock. These options are exercisable at $14.00 per share over a period of five years with 25% of such shares becoming exercisable at each anniversary of the date of grant.

  The Chief Executive Officer's contribution for the period is most clearly evidenced by the successful completion of the Company's initial public offering several months ahead of schedule. Mr. Millinor demonstrated outstanding leadership in directing the Company during the period leading to the initial public offering in November 1997. Implementation of the Company's business plan required identifying and employing additional members of the management team needed to successfully manage and coordinate the acquisition program and working closely with the group in identifying and negotiating the terms of the acquisitions. In addition, he led the effort required to develop a plan to effectively coordinate the ongoing operations of the acquired companies after the initial public offering.

                                          COMPENSATION COMMITTEE

                                          John M. Sullivan, Chairman
                                          Lucian L. Morrison
                                          James D. Weaver

PERFORMANCE GRAPH

  The following graph compares the percentage change in the market value of the Company's Common Stock to the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and a group of three peer issuers (the "Peer Group Index") for the portion of 1997 that the Company's Common Stock was registered pursuant to Section 12 of the Exchange Act, assuming the investment of $100 on November 7, 1997, the date immediately following the date of the IPO, and the reinvestment of all dividends since that date to December 31, 1997. The three peer issuers are American Residential Services, Inc., Comfort Systems USA, Inc. and Service Experts, Inc., each of which is a publicly traded company engaged (either directly or through subsidiaries) in the same or similar business as the Company. The Peer Group Index was weighted for market capitalization.



                       [PERFORMANCE GRAPH APPEARS HERE]

  The performance of the Company's Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The total return on investment for the period shown for the Company, the S&P 500 Index and the Peer Group Index is based on the stock price or composite index at November 7, 1997.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  In 1997, Mr. Norris entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on June 1, 2000. In the event of Mr. Norris' death, the agreement will terminate. In the event of Mr. Norris' disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Norris will receive compensation for the periods described in the agreement. In addition, Mr. Norris has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1996, Mr. Millinor entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus of up to 100% of Mr. Millinor's annual base salary depending on the actual annual performance of the Company. The agreement expires on October 24, 1999. In the event of Mr. Millinor's death, the agreement will terminate. In the event of Mr. Millinor's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Millinor will receive compensation for the periods described in the agreement. In addition, Mr. Millinor has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1997, Mr. Luke entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on August 1, 2000. In the event of Mr. Luke's death, the agreement will terminate. In the event of Mr. Luke's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Luke will receive compensation for the periods described in the agreement. In addition, Mr. Luke has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1996, Mr. Jachimiec entered into an employment agreement with the Company which provides for an annual base salary of $140,000 and an annual cash bonus of up to 100% of Mr. Jachimiec's annual base salary depending on the actual annual performance of the Company. The agreement expires on October 24, 1999. In the event of Mr. Jachimiec's death, the agreement will terminate. In the event of Mr. Jachimiec's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Jachimiec will receive compensation for the periods described in the agreement. In addition, Mr. Jachimiec has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1996, Mr. Rouse entered into an employment agreement with the Company which provides for an annual base salary of $140,000 and an annual cash bonus of up to 100% of Mr. Rouse's annual base salary depending on the actual annual performance of the Company. The agreement expires on October 24, 1999. In the event of Mr. Rouse's death, the agreement will terminate. In the event of Mr. Rouse's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Rouse will receive compensation for the periods described in the agreement. In addition, Mr. Rouse has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1997, Mr. Jennings entered into an employment agreement with Airtron which provides for an annual base salary of $150,000. Mr. Jennings also participates in the Airtron incentive bonus plan (which provides him an award equal to 3.55% of Airtron's EBITDA before corporate bonus not to exceed $366,000 annually). The agreement expires on April 30, 2000. In the event of Mr. Jennings' death, the agreement will terminate. In the event of Mr. Jennings' disability, Airtron will continue payment of compensation during the first six month period of such disability to the extent not covered by Airtron's disability insurance policies. In the event his employment is terminated, Mr. Jennings will receive compensation for the periods described in the agreement. In addition, Mr. Jennings has agreed not to compete with Airtron until the later to occur of (i) April 30, 2002 or (ii) one year following his termination of employment.

  In 1997, Mr. Johnston entered into an employment agreement with Airtron which provides for an annual base salary of $150,000. Mr. Johnston also participates in the Airtron incentive bonus plan (which provides him an award equal to 1.50% of Airtron's EBITDA before corporate bonus, not to exceed $154,000 annually). The agreement expires on April 30, 2000. In the event of Mr. Johnston's death, the agreement will terminate. In the event of Mr. Johnston's disability, Airtron will continue payment of compensation during the first six month period of such disability to the extent not covered by Airtron's disability insurance policies. In the event his employment is terminated, Mr. Johnston will receive compensation for the periods described in the agreement. In addition, Mr. Johnston has agreed not to compete with Airtron until the later to occur of (i) April 30, 2002 or (ii) one year following his termination of employment.

  Each of the foregoing employment agreements (other than the employment agreements of Messrs. Jennings and Johnston) grants the executive certain rights in the event of a change in control of the Company. Under the terms of each agreement, the Company must pay the executive an amount equal to twelve months compensation at the executive's current salary and provide benefits to the executive for twelve months if the Company terminates the executive's employment without "cause." In addition, if an executive's employment terminates within six months after a sale of all or substantially all of the assets of the Company or a merger, consolidation, liquidation or reorganization of the Company, the Company shall pay the executive an amount equal to three times the executive's severance benefits otherwise available under the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, Messrs. Morrison, Sullivan and Weaver (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee. There were no interlocks or insider participation with other companies within the meaning of the proxy rules of the Securities and Exchange Commission during 1997.

INCENTIVE BONUS PROGRAM

  The Company has implemented a cash bonus program for the key employees of its subsidiaries under which awards will be determined based upon the performance of each subsidiary. The size of the bonus pool will be equal to a defined percentage of the amount by which the subsidiary's after-tax net operating profit (as defined) less a charge for capital allocated to the subsidiary exceeds a similar calculation of the previous year's results. A certain percentage of earned bonuses are carried over to the following year for retention purposes and to promote long-term goal achievement. Messrs. Jennings and Johnston participated in such program in 1997 and will also participate in 1998. Messrs. Bryant, Henninger, Kelly and Sigmund will participate in 1998.

                          RELATED PARTY TRANSACTIONS

  Airtron leases its headquarters offices in Dayton, Ohio and its operating facilities in Cincinnati and Cleveland, Ohio, Indianapolis, Indiana, Clearwater, Florida, Dallas, Houston and San Antonio, Texas and Wichita, Kansas from entities controlled by certain former shareholders of Airtron, including Messrs. Jennings and Johnston. None of these leases expire prior to 2008. The aggregate annual base rent to be paid under these leases is approximately $735,000 with annual increases based on the consumer price index. The Company believes that the terms of such leases are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's acquisition of Airtron, Mr. Jennings received $3,729,653, together with 933,908 shares of Common Stock and 2,711,344 shares of Series A Preferred Stock, and Mr. Johnston received $1,393,474, together with 374,713 shares of Common Stock and 1,057,473 shares of Series A Preferred Stock. All of such shares of preferred stock were redeemed at a redemption price of $1.00 per share. Additionally, Messrs. Jennings and Johnston have the right to receive payments from the Company equal to the tax benefits received by the Company with respect to payments of deferred compensation to them. The Company estimates these payments will be $3.2 million and $1.4 million, respectively.

  In the Company's acquisition of K&N, Andrew Jeffrey Kelly received $1,568,000, together with 362,800 shares of Common Stock and 1,568,000 shares of Series D Preferred Stock. All of such shares of preferred stock were redeemed at a redemption price of $1.00 per share. Mr. Kelly may receive contingent consideration based on the operating results of K&N for the 15 month period ended June 30, 1998. The Company estimates that such payments will be approximately $600,000. K&N entered into a new five year renewable lease with Sigma Management, a company owned by Mr. Kelly, to replace the existing lease for the Company's Arlington, Texas facility. The annual base rent to be paid under this lease is approximately $94,800. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's acquisition of MacDonald-Miller, Fredric J. Sigmund received approximately $1,937,000 and 207,588 shares of Common Stock. MacDonald-Miller has entered into a new ten year renewable lease with F&V Investments, a company owned by Mr. Sigmund, to replace the existing lease for MacDonald-Miller's Seattle, Washington facility. The annual base rent to be paid under this lease is approximately $475,000. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's acquisition of Masters, Ronald D. Bryant received approximately $5,325,000 and 466,806 shares of Common Stock. Additionally, Masters entered into a new six year renewable lease with Mr. Bryant to replace the existing lease for Masters' Gaithersburg, Maryland facility. The annual base rent to be paid under this lease is approximately $242,000, with annual increases of 4%. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's acquisition of Van's, David L. Henninger received, together with his spouse, approximately $1,497,000 and 112,200 shares of Common Stock. Additionally, Van's entered into a new five-year renewable lease with Mr. Henninger to replace the existing lease for Van's Delray Beach, Florida facility. The initial annual base rent to be paid under this lease is approximately $90,000 with annual increases of 3%. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties. Finally, Mr. Henninger owed approximately $80,000 to Van's at the time it was acquired by the Company. This indebtedness was satisfied in December 1997 by an offset to a purchase price adjustment owed by the Company to Mr. Henninger.

  In 1997, Mr. Sullivan, a director of the Company, exercised options to purchase 10,000 shares at a price of $3.08 per share.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of June 30, 1998, certain information known by the Company with respect to the ownership of shares of Common Stock as to (i) all persons who are beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares. Information set forth in the table with respect to beneficial ownership of the Common Stock has been provided to the Company by such holders. Unless otherwise indicated, each person's address is c/o the Company's principal executive offices at 8 Greenway Plaza, Suite 1500, Houston, Texas 77046.

                                                               SHARES
                                                            BENEFICIALLY
                                                             OWNED(1)(2)
                                                          ---------------------
                                                           NUMBER       PERCENT
                                                          ---------     -------
Ronald D. Bryant.........................................   466,806       1.8%
David L. Henninger.......................................   112,202(3)      *
Chester J. Jachimiec.....................................   147,401(4)      *
James D. Jennings........................................   720,853(5)    2.7%
Timothy Johnston.........................................   349,945(5)    1.3%
Andrew J. Kelly..........................................   362,800       1.4%
Donald L. Luke...........................................     5,823         *
Thomas B. McDade.........................................     8,000         *
J. Patrick Millinor, Jr..................................   239,313(6)      *
Lucian A. Morrison.......................................     5,500         *
James P. Norris..........................................     9,833         *
Richard S. Rouse.........................................   126,602         *
Fredric J. Sigmund.......................................   207,588(7)      *
John M. Sullivan.........................................   112,050(8)      *
James D. Weaver..........................................    86,500         *
William M. Callahan......................................   301,137(9)    1.1%
Alfred R. Roach..........................................   301,137(9)    1.1%
Randolph W. Bryant.......................................     7,666(2)      *
Darren B. Miller.........................................    64,002         *
Gordon Cain.............................................. 2,417,950       9.2%
  8 Greenway Plaza, Suite 705
  Houston, Texas 77046
All executive officers and directors as a group.......... 3,635,158(10)  13.8%

--------
 * Less than one percent.
(1) Except as otherwise noted, each shareholder, director and executive officer has sole voting and investment power over the shares beneficially owned as set forth in this column.

(2) Includes shares that are subject to options granted by the Company exercisable at March 31, 1998, or within 60 days thereafter, for Messrs. Millinor, Jachimiec, Luke, Norris, Rouse, Bryant and Miller to purchase 18,868, 16,801, 4,823, 9,333, 14,752, 6,666 and 10,002 shares, respectively.
(3) Includes 55,001 shares held by Mr. Henninger's spouse.
(4) Includes 32,000 shares held by Mr. Jachimiec as trustee of two trusts for the benefit of his children as to which Mr. Jachimiec disclaims beneficial ownership.

(5) Includes 263,955 and 303,605 shares beneficially owned by Messrs. Jennings and Johnston through Airtron, Inc. employee benefit plans.

(6) Includes 200 shares held by Mr. Millinor's children as to which Mr. Millinor disclaims beneficial ownership.
(7) Includes 33,748 shares beneficially owned by Mr. Sigmund through the MacDonald-Miller Industries, Inc. Employee Stock Ownership Plan.
(8) Includes 82,050 shares with respect to which Mr. Sullivan has a limited power of attorney to vote and exercise investment powers until revoked by the actual owner.
(9) Includes 257,000 shares that each of Messrs. Callahan and Roach has the right to acquire pursuant to warrants that are presently exercisable.

(10) Includes 81,245 shares that are subject to options that are exercisable by all executive officers and directors as a group.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  Under the Company's Articles of Incorporation, as amended (the "Articles"), the Company has authority to issue 150,000,000 shares of capital stock, consisting of 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and 100,000,000 shares of Common Stock, par value $0.001 per share. As of June 30, 1998, the Company had outstanding 26,415,243 shares of Common Stock and no shares of Preferred Stock.

  The following summary description of the material features of the capital stock of the Company is intended as a summary only and is qualified in its entirety by reference to the Articles, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

  The Articles authorize the issuance of Preferred Stock in one or more series having designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without approval of holders of Common Stock, to issue Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that it will not do so in the future.

COMMON STOCK

  Voting Rights. Holders of Common Stock are entitled to one vote for each share on all matters on which shareholders generally are entitled to vote, including elections of directors. The Board of Directors is classified into three classes of five directors, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. The Articles do not provide for cumulative voting for the election of directors.

  Dividends. Subject to the preferential rights of any outstanding Preferred Stock that may be created by the Board of Directors under the Articles, dividends may be paid to holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purpose. The declaration and payment of dividends on Common Stock could be restricted by the terms of any Preferred Stock issued. Under the TBCA, dividends may be paid by the Company out of "surplus" (as defined under Article 1.02 of the TBCA) or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or the preceding fiscal year. However, the Company does not intend to pay dividends at the present time. See "Dividend Policy" and "Description of Bank Credit Agreement."

  Liquidation. In the event of the dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company and any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Common Stock, the holders of Common Stock will be entitled to receive pro rata all remaining assets of the Company available to such holders.

  Miscellaneous. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

  The Common Stock is listed on the New York Stock Exchange under the symbol "MAK."

  The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is subject to Article 13 of the TBCA ("Article 13") which, with certain exceptions, prohibits a Texas corporation from engaging in a "business combination" (as defined in Article 13) with any shareholder who is a beneficial owner of 20% or more of the corporation's outstanding stock for a period of three years after such shareholder's acquisition of a 20% ownership, unless: (i) the board of directors of the corporation approves the transaction or the shareholder's acquisition of shares prior to the acquisition or (ii) two-thirds of the unaffiliated shareholders of the corporation approve the transaction at a shareholders' meeting. Shares that are issuable, but have not yet been issued, pursuant to options, conversion or exchange rights or other agreements are not considered outstanding for purposes of Article 13.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

  The Articles contain a "fair price" provision which generally requires that certain mergers, business combinations and similar transactions constituting a "Business Combination" with an "Interested Shareholder" (generally the beneficial owner of at least 10 percent of the Company's voting stock) be approved by the holders of a least 80 percent of the Company's voting stock, unless (i) the transaction is approved by at least 80 percent of the "Continuing Directors" of the Company, who constitute a majority of the entire board or (ii) certain "fair price" and procedural requirements are satisfied. The Articles define "Business Combination" as (i) any merger or consolidation involving the Company or a subsidiary of the Company, (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any substantial part of the assets either of the Company or of a subsidiary of the Company to or with any Interested Shareholder, (iii) the issuance, sale, exchange, transfer or other disposition by the Company or a subsidiary of the Company of any securities of the Company or any subsidiary of the Company to or with any Interested Shareholder, (iv) any recapitalization or reclassification of the Company's securities (including without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of an Interested Shareholder,
(v) any liquidation, spinoff, splitoff, splitup or dissolution of the Company proposed by or on behalf of any Interested Shareholder, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. "Continuing Director" is defined to mean a director who either was a member of the Board of Directors of the Company prior to the time such Interested Shareholder became an Interested Shareholder or who subsequently became a director of the Company and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 80 percent of the Continuing Directors then on the Board of Directors, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such person is named as nominee for director, without an objection to such nomination; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is an Interested Shareholder and the Business Combination to be voted upon is with such Interested Shareholder or is one in which such Interested Shareholder otherwise has an interest (except proportionately as a shareholder of the Company).

  In accordance with the Company's Bylaws, a shareholder of the Company may nominate persons for election to the Board of the Company if the shareholder submits such nomination, together with certain related information required by the Company's Bylaws, in writing to the Secretary of the Company not less than 50 days nor more than 75 days prior to the date of any annual meeting of shareholders.

                        DESCRIPTION OF CREDIT AGREEMENT

GENERAL

  The lenders under the Company's Credit Agreement are committed to provide the Company, subject to certain terms and conditions, the entire $125 million principal amount of the revolving credit facility described below. The following description summarizes the material provisions of the Credit Agreement. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Credit Agreement, filed as an exhibit to the registration statement relating to this Prospectus.

AMORTIZATION; PREPAYMENTS

  Loans under the Credit Agreement may be prepaid at any time without premium or penalty in reasonable minimum amounts. Prepayments of Eurodollar borrowings on any day other than the last day of an interest period must be accompanied by a payment to the Lenders of various costs, expenses or losses, if any, incurred as a result of such prepayment. Any loans under the Credit Agreement are payable in full on December 9, 2000.

SECURITY; GUARANTEES

  Borrowings under the Credit Agreement are guaranteed by the Company's Material Subsidiaries (as defined in the Credit Agreement), including future Material Subsidiaries. The obligations of the Company under the Credit Agreement and the obligations under the guarantees are secured by a first priority lien on the accounts receivable and inventory of certain Material Subsidiaries, and by a pledge of stock of its domestic subsidiaries.

INTEREST RATES

  Loans under the Credit Agreement bear interest at a rate per annum, at the Company's option, of either (i) the Alternate Base Rate which is equal to the greater of the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.5% or the Prime Rate (as defined in the Bank Credit Agreement) plus a margin depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA (as defined in the Credit Agreement), or (ii) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA.

FEES, EXPENSES AND COSTS; CREDIT FACILITIES

  The terms of the Credit Agreement require the Company to pay the following fees in connection with the maintenance of loans under the Credit Agreement:
(i) commitment fees to be paid to the Lenders in amounts between 0.25% and 0.375% per annum with respect to the unused commitments under the Credit Agreement depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA, payable quarterly in arrears until such time as such facility is terminated; and (ii) administration fees payable annually to the Agent. In addition, the Company paid various underwriting and arrangement fees and closing costs in connection with the origination and syndication of the Credit Agreement.

  The Company is required to reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in the preparation, documentation and administration of the Credit Agreement and to reimburse the Lenders for all reasonable costs and expenses incurred in connection with the enforcement of their rights in connection with a default or the enforcement of the Credit Agreement. The Company must indemnify the Agent and the Lenders and their respective officers, directors, shareholders, employees, agents and attorneys against certain costs, expenses (including fees and reimbursements of counsel) and liabilities arising out of or relating to the Credit Agreement and the transactions contemplated thereby. The Lenders also are entitled to be reimbursed for certain reserve requirements and increases therein, changes in law and circumstances, taxes (other than on overall net income), capital adequacy, and consequential costs. Further, the inability to determine Eurodollar Rates or the possible future illegality of the Eurodollar Rate option will result in such rate option being unavailable.

COVENANTS

  The Credit Agreement contains substantial restrictive covenants limiting the ability of the Company and its subsidiaries to: (i) incur Indebtedness (as defined in the Credit Agreement), including contractual contingent obligations; (ii) pay certain debt after default; (iii) create or allow to exist liens or other encumbrances; (iv) transfer assets except for sales and other transfers of inventory or surplus, immaterial or obsolete assets in the ordinary course of business; (v) enter into mergers, consolidations and asset dispositions of all or substantially all of its properties; (vi) make investments; (vii) extend credit to any entity; (viii) sell, transfer or otherwise dispose of any class of stock or the voting rights of any subsidiary of the Company; (ix) enter into transactions with related parties other than on an arm's-length basis on terms no less favorable to the Company than those available from third parties; (x) amend certain agreements; (xi) make any material change in the nature of the business conducted by the Company; (xii) pay dividends or redeem shares of capital stock; and (xiii) make capital expenditures.

  In addition, the Credit Agreement contains covenants that, among other things and with certain exceptions, require the Company and its subsidiaries to: (i) maintain the existence, qualification and good standing of the Company and its subsidiaries; (ii) comply in all material respects with all material applicable laws; (iii) maintain material properties, rights and franchises;
(iv) deliver certain financial and other information; (v) maintain specified insurance; (vi) pay taxes; and (vii) notify the Lenders of any default under the Loan Documents (as defined in the Credit Agreement) and of certain other material events.

  Under the Credit Agreement, the Company is required to satisfy certain financial covenants and tests, including (i) a minimum fixed charge coverage ratio; (ii) a maximum ratio of total indebtedness for borrowed money to Capitalization (as defined in the Credit Agreement); and (iii) a minimum Consolidated Net Worth (as defined in the Credit Agreement).

EVENTS OF DEFAULT

  Events of Default under the Credit Agreement include, subject to certain applicable notice and grace periods, the following: (i) a default in the payment when due of any principal, interest, fees or other amount under the Credit Agreement; (ii) a default by the Company under any debt instrument in excess of $500,000, or the occurrence of any event or condition that enables the holder of such debt to accelerate the maturity thereof; (iii) any material breach of any representation, warranty or statement in, or failure to perform any duty or covenant under the Credit Agreement or any of the Loan Documents;
(iv) commencement of voluntary or involuntary bankruptcy, insolvency or similar proceedings by or against the Company or any Material Subsidiary; (v) any judgment or order in excess of $500,000 net of confirmed insurance remaining undischarged or unstayed for longer than certain periods; and (vi) a Change of Control (as defined in the Credit Agreement).

                        SHARES ELIGIBLE FOR FUTURE SALE

  As of June 30, 1998, the Company had outstanding 26,415,243 shares of Common Stock. Of these shares, the 8,340,000 shares sold in the IPO are freely tradeable in the public market without restriction or limitation under the Securities Act, except for any shares held by an "affiliate" (as defined in the Securities Act) of the Company. Approximately 9.4 million shares of Common Stock held by existing shareholders of the Company immediately prior to the IPO and the 3.3 million shares of Common Stock which were issued in connection with the acquisition of the Offering Acquisition Companies, Costner, Way Residential and Callahan Roach, are "restricted securities" within the meaning of Rule 144, except for the approximately 725,000 shares of Common Stock registered under the Securities Act in connection with the acquisition of MacDonald-Miller. The approximately 5.8 million shares issued or to be issued in connection with the acquisition of the Post-Offering Companies are registered and freely tradeable under the Securities Act, but are subject to contractual restrictions on resale during the two years from the date of issuance. In addition, pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those shares issued by the Company to affiliates of any of the Post-Offering Companies for a period of one year from the date of issuance.

  In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned, for at least one year, shares of Common Stock that have not been registered under the Securities Act or that were acquired from an "affiliate" of the Company is entitled to sell within any three-month period the number of shares of Common Stock that does not exceed the greater of (i) one percent of the number of the then outstanding shares or (ii) the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and to the availability of current public information about the Company and must be made in unsolicited brokers' transactions or to a market maker. A person (or persons whose shares are aggregated) who is not an "affiliate" of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the information, volume, manner of sale and notice provisions of such Rule. At the date of this Prospectus, approximately 9.1 million "restricted" shares of Common Stock are eligible for resale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof and the remaining "restricted" shares will become eligible for resale pursuant to Rule 144 from time to time thereafter.

  On the date of this Prospectus, the Company had outstanding options and warrants to purchase approximately 3.6 million shares of Common Stock, approximately 0.8 million of which are exercisable within 60 days of the date of this Prospectus. The Company has filed a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issuable upon the exercise of options granted under the Stock Awards Plan and the stock option plan for nonmanagement employees. Accordingly, such shares will be freely tradeable by holders who are not affiliates of the Company and, subject to the volume and manner of sale limitations of Rule 144, by holders who are affiliates of the Company.

  No predictions can be made of the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

TRANSFER RESTRICTIONS

  Purchasers of Common Stock in the acquisitions of the Founding Companies and certain Post-Offering Companies entered into substantially similar Stock Transfer Restrictions Agreements, which generally require that, at any time that the Company is engaged in an underwritten public offering of its securities, each shareholder who is a party thereto shall refrain from making any disposition of Common Stock on a securities exchange, in the over-the-counter or any other public trading market for the period of time requested by the Company;

provided, however, that (i) the restrictions on the transfer of Common Stock shall not limit any shareholder's right to sell Common Stock pursuant to any piggyback registration right that such shareholder may have pursuant to any registration rights or similar agreement binding upon the Company and (ii) such restrictions are no more restrictive than those imposed on the management of the Company. Additionally, each Stock Transfer Restriction Agreement provides that, during the one-year period following the date of such agreement (the "First Holding Period"), the shareholder will not dispose of his or her shares of Common Stock (subject to certain limited exceptions generally involving transfers to family members and trusts or pursuant to an effective registration statement). In addition to the foregoing restrictions, during the one year period following the First Holding Period (the "Second Holding Period"), no shareholder who is a party thereto may dispose of any Common Stock in any calendar month in an amount greater than 3% of the number of shares of Common Stock issued to such shareholder increasing cumulatively for months in which less than 3% was sold. After expiration of the Second Holding Period, all such restrictions under the Stock Transfer Restriction Agreements lapse. Finally, any shareholder who is a party thereto shall provide five business days' notice to the Company prior to any proposed disposition until the later of (i) the end of the one-year period following the Second Holding Period, (ii) for as long as such shareholder is an officer or director of the Company or any of its subsidiaries and (iii) the date on which such shareholder ceases to hold the greater of 20,000 shares of Common Stock or 20% of the number of shares originally held.

  No shareholder who is a party thereto shall make a transfer of any Common Stock if such action would constitute (i) a violation of any federal or state securities law, (ii) a breach of any condition to any exemption from registration of the Common Stock under any such laws or (iii) a breach of any undertaking or agreement of such shareholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

  The summary herein of certain provisions of the Stock Transfer Restriction Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions thereof, the form of which is filed as an exhibit to the Registration Statement.

REGISTRATION RIGHTS

  Pursuant to several Registration Rights Agreements, as amended (the "Registration Rights Agreements"), the Company has agreed to register under the Securities Act up to 12,472,525 shares of Common Stock. Pursuant to the Registration Rights Agreements, the shareholders who are parties thereto will be entitled, subject to certain limitations, to include their shares of Common Stock in a registration of shares of Common Stock subsequent to the IPO which is initiated by the Company under the Securities Act. The Registration Rights Agreement with respect to the founding shareholders of the Company additionally provides that any one or more shareholders holding a minimum number of shares of Common Stock has the right to require the Company to effect a registration of all or any part of the shares of Common Stock under the Securities Act (a "Demand Registration"). In the event the aggregate number of shares of Common Stock which the shareholders request the Company to include in any registration, together, in the case of a registration initiated by the Company, with the shares of Common Stock of the Company to be included in such registration, exceeds the number that in the opinion of the managing underwriter can be sold in such offering without materially affecting the offering price of such shares, the number of shares of each shareholder to be included in such registration will be reduced pro rata based on the aggregate number of shares for which registration was requested.

  The Company at its option may delay the filing of a registration statement required pursuant to any Demand Registration for up to 120 days if it has determined that filing a registration statement would be seriously detrimental to the Company or its shareholders or that a delay in filing the registration statement is necessary in light of a pending corporate development. In addition, although the Company's founding shareholders have the right to have the shares of Common Stock owned by them registered by the Company under the Securities Act, each of them has agreed not to exercise their respective demand rights for the two year period following the IPO except for Mr. Cain who has agreed to not exercise his demand rights for one year.

  The Registration Rights Agreements contain customary provisions whereby the Company and the shareholders party thereto agree to indemnify and contribute to the other with regard to losses caused by the misstatement of any information or the omission of any information required to be provided in a registration statement filed under the Securities Act. The Registration Rights Agreements require the Company to pay the expenses associated with any registration other than sales discounts, commissions, transfer taxes and amounts to be borne by underwriters or as otherwise required by law.

  The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the forms of Registration Rights Agreements, copies of which are filed as exhibits to the registration statement relating to this Prospectus.

                             PLAN OF DISTRIBUTION

  This Prospectus covers the offer and sale of up to 7,000,000 shares of Common Stock, which the Company may issue from time to time in connection with future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions.

  The Company expects that the (i) terms on which it may issue the shares of Common Stock covered hereby will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired and
(ii) the shares of Common Stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of shares.

                                    EXPERTS

  The historical financial statements of Group Maintenance America Corp. (GroupMAC), Group Maintenance America Corp. and Subsidiaries, K&N Plumbing, Heating and Air Conditioning, Inc., A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc., Arkansas Mechanical Services, Inc. and Mechanical Services, Inc., Callahan Roach Products and Publications, Inc., Central Carolina Air Conditioning Company, Hallmark Air Conditioning, Inc. and Subsidiary, Sibley Services, Incorporated, Southeast Mechanical Service, Inc., Willis Refrigeration, Air Conditioning & Heating, Inc., Yale, Incorporated, Hungerford Mechanical Corporation, Mechanical Interiors, Inc., Premex, Inc. and Subsidiary, Barr Electric Corp. and Atlantic Industrial Constructors, Inc. to the extent and for the periods indicated in their reports, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The financial statements of Masters, Inc. as of December 31, 1995, December 31, 1996 and June 30, 1997 and for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The financial statements and schedules of MacDonald-Miller Industries, Inc. included in this Prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Moss Adams LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term encompasses any and all amendments thereto) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which were omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference facilities of the Commission, upon payment of the prescribed fees. The Registration Statement is also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

  The Common Stock is listed on the NYSE under the symbol "MAK," and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  The Company is subject to the reporting requirements under the Exchange Act and, in accordance therewith, files reports, proxy statements, information statements and other information with the Commission. The Company intends to furnish annual reports to its shareholders containing audited financial statements reported on by an independent certified public accounting firm and quarterly reports containing unaudited summary financial information for each of the first three quarters of each year.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
GROUP MAINTENANCE AMERICA CORP. UNAUDITED
 PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements........  F-5
  Unaudited Pro Forma Combined Balance Sheet...............................  F-7
  Unaudited Pro Forma Combined Statements of Operations....................  F-8
  Notes to Unaudited Pro Forma Combined Financial Statements............... F-10
HISTORICAL FINANCIAL STATEMENTS
 GROUP MAINTENANCE AMERICA CORP. (GROUPMAC PARENT)
  Report of Independent Public Accountants................................. F-16
  Balance Sheets........................................................... F-17
  Statements of Operations................................................. F-18
  Statements of Shareholders' Equity....................................... F-19
  Statements of Cash Flows................................................. F-20
  Notes to Financial Statements............................................ F-21
GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
 UNAUDITED FINANCIAL STATEMENTS
  Consolidated Condensed Balance Sheets.................................... F-26
  Consolidated Condensed Statements of Operations.......................... F-27
  Consolidated Condensed Statements of Cash Flows.......................... F-28
  Notes to Consolidated Condensed Financial Statements..................... F-29
 AUDITED FINANCIAL STATEMENTS
  Report of Independent Public Accountants................................. F-31
  Consolidated Balance Sheets.............................................. F-32
  Consolidated Statements of Operations.................................... F-33
  Consolidated Statements of Shareholders' Equity.......................... F-34
  Consolidated Statements of Cash Flows.................................... F-35
  Notes to Consolidated Financial Statements............................... F-36
MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants................................. F-48
  Consolidated Balance Sheets.............................................. F-49
  Consolidated Statements of Income........................................ F-50
  Consolidated Statements of Shareholders' Equity.......................... F-51
  Consolidated Statements of Cash Flows.................................... F-52
  Notes to Consolidated Financial Statements............................... F-53
MASTERS, INC.
  Report of Independent Public Accountants................................. F-63
  Balance Sheets........................................................... F-64
  Statements of Operations................................................. F-65
  Statements of Shareholder's Equity....................................... F-66
  Statements of Cash Flows................................................. F-67
  Notes to Financial Statements............................................ F-68
K&N PLUMBING, HEATING AND AIR CONDITIONING, INC.
  Report of Independent Public Accountants................................. F-75
  Balance Sheet............................................................ F-76
  Statement of Operations.................................................. F-77
  Statement of Shareholders' Equity........................................ F-78

                                                                           PAGE
                                                                           -----
  Statement of Cash Flows.................................................  F-79
  Notes to Financial Statements...........................................  F-80
A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR
 CONDITIONING, INC.
  Report of Independent Public Accountants................................  F-85
  Combined Balance Sheets.................................................  F-86
  Combined Statements of Operations.......................................  F-87
  Combined Statements of Shareholders' Equity.............................  F-88
  Combined Statements of Cash Flows.......................................  F-89
  Notes to Combined Financial Statements..................................  F-90
ARKANSAS MECHANICAL SERVICES, INC. AND MECHANICAL
 SERVICES, INC.
  Report of Independent Public Accountants................................  F-95
  Combined Balance Sheets.................................................  F-96
  Combined Statements of Operations.......................................  F-97
  Combined Statements of Shareholders' Equity.............................  F-98
  Combined Statements of Cash Flows.......................................  F-99
  Notes to Combined Financial Statements.................................. F-100
CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.
  Report of Independent Public Accountants................................ F-106
  Balance Sheets.......................................................... F-107
  Statements of Operations................................................ F-108
  Statements of Shareholders' Equity...................................... F-109
  Statements of Cash Flows................................................ F-110
  Notes to Financial Statements........................................... F-111
CENTRAL CAROLINA AIR CONDITIONING COMPANY
  Report of Independent Public Accountants................................ F-114
  Balance Sheets.......................................................... F-115
  Statements of Operations................................................ F-116
  Statements of Shareholders' Equity...................................... F-117
  Statements of Cash Flows................................................ F-118
  Notes to Financial Statements........................................... F-119
HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY
  Report of Independent Public Accountants................................ F-124
  Consolidated Balance Sheets............................................. F-125
  Consolidated Statements of Operations................................... F-126
  Consolidated Statements of Shareholders' Equity......................... F-127
  Consolidated Statements of Cash Flows................................... F-128
  Notes to Consolidated Financial Statements.............................. F-129
SIBLEY SERVICES, INCORPORATED
  Report of Independent Public Accountants................................ F-135
  Balance Sheets.......................................................... F-136
  Statements of Operations................................................ F-137
  Statements of Shareholders' Equity...................................... F-138
  Statements of Cash Flows................................................ F-139
  Notes to Financial Statements........................................... F-140

                                                                           PAGE
                                                                           -----
SOUTHEAST MECHANICAL SERVICE, INC.
  Report of Independent Public Accountants................................ F-146
  Balance Sheets.......................................................... F-147
  Statements of Operations................................................ F-148
  Statements of Shareholders' Equity...................................... F-149
  Statements of Cash Flows................................................ F-150
  Notes to Financial Statements........................................... F-151
WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.
  Report of Independent Public Accountants................................ F-155
  Balance Sheets.......................................................... F-156
  Statements of Operations................................................ F-157
  Statements of Shareholders' Equity...................................... F-158
  Statements of Cash Flows................................................ F-159
  Notes to Financial Statements........................................... F-160
YALE, INCORPORATED
  Report of Independent Public Accountants................................ F-165
  Balance Sheets.......................................................... F-166
  Statements of Operations................................................ F-167
  Statements of Shareholders' Equity...................................... F-168
  Statements of Cash Flows................................................ F-169
  Notes to Financial Statements........................................... F-170
HUNGERFORD MECHANICAL CORPORATION
  Report of Independent Public Accountants................................ F-175
  Balance Sheet........................................................... F-176
  Statement of Operations................................................. F-177
  Statement of Shareholder's Equity....................................... F-178
  Statement of Cash Flows................................................. F-179
  Notes to Financial Statements........................................... F-180
MECHANICAL INTERIORS, INC.
  Report of Independent Public Accountants................................ F-184
  Balance Sheet........................................................... F-185
  Statement of Operations................................................. F-186
  Statement of Shareholders' Equity....................................... F-187
  Statement of Cash Flows................................................. F-188
  Notes to Financial Statements........................................... F-189
PREMEX, INC. AND SUBSIDIARY
  Report of Independent Public Accountants................................ F-193
  Balance Sheet........................................................... F-194
  Statement of Operations................................................. F-195
  Statement of Shareholders' Equity....................................... F-196
  Statement of Cash Flows................................................. F-197
  Notes to Financial Statements........................................... F-198
BARR ELECTRIC CORPORATION
  Report of Independent Public Accountants................................ F-204
  Balance Sheets.......................................................... F-205
  Statements of Operations................................................ F-206
  Statements of Shareholders' Equity...................................... F-207
  Statement of Cash Flows................................................. F-208
  Notes to Financial Statements........................................... F-209

                                                                           PAGE
                                                                           -----
ATLANTIC INDUSTRIAL CONSTRUCTORS INCORPORATED AND AFFILIATES
  Report of Independent Public Accountants................................ F-212
  Combined Balance Sheets................................................. F-213
  Combined Statements of Operations....................................... F-214
  Combined Statements of Shareholders' Equity............................. F-215
  Combined Statements of Cash Flows....................................... F-216
  Notes to Combined Financial Statements.................................. F-217

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  Although for legal purposes Airtron, Inc. ("Airtron") was acquired by Group Maintenance America Corp. ("GroupMAC"), for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the GroupMAC common stock. The following unaudited pro forma combined financial statements give effect to the acquisition of Airtron and
(i) 10 companies acquired prior to the IPO (together with Airtron, the "Pre-Offering Companies"), (ii) 13 companies acquired in connection with the IPO (the "Offering Acquisition Companies") and (iii) 15 companies in the first quarter of 1998 (the "First Quarter Post-Offering Companies") and 12 companies in the second quarter of 1998 and one probable future acquisition (the "Second Quarter Post-Offering Companies", and together with the First Quarter Post-Offering Companies, the "Post-Offering Companies", the Pre-Offering Companies and the Offering Acquisition Companies, the "GroupMAC Companies"). The Post-Offering Companies are as follows:

                                                                         DATE
COMPANY                                                                ACQUIRED
-------                                                                --------
Sterling Air Conditioning, Inc........................................  1/6/98
A-1 Mechanical of Lansing, Inc........................................ 1/15/98
Air Conditioning Engineers, Inc....................................... 1/15/98
Air Conditioning, Plumbing & Heating Service Co., Inc................. 1/15/98
Hungerford Mechanical Corporation..................................... 1/15/98
Mechanical Interiors, Inc............................................. 1/15/98
Valley Wide Plumbing & Heating, Inc................................... 1/15/98
Weigold & Sons, Inc................................................... 1/15/98
AA Advance Air, Inc................................................... 2/12/98
DIVCO, Inc............................................................ 2/12/98
J. D. Steward Air Conditioning, Inc................................... 2/13/98
New Construction Air Conditioning, Inc................................ 2/13/98
Aircon Energy, Incorporated........................................... 3/13/98
Ray & Claude Goodwin, Inc. (d/b/a "Ray's Plumbing, Inc.")............. 3/13/98
Sun Plumbing, Inc..................................................... 3/13/98
Barr Electric Corp....................................................  5/8/98
Premex, Inc. and Subsidiary (d/b/a "Commercial Air, Power & Cable,
 Inc.")...............................................................  5/8/98
Vantage Mechanical Contractors, Inc................................... 5/12/98
Wade's Heating and Cooling............................................ 5/15/98
Gilbert Mechanical Contractors, Inc................................... 5/15/98
HPS Plumbing Services, Inc............................................ 5/15/98
Atlantic Industrial Constructors, Inc. ............................... 6/12/98
Colonial Air Conditioning, Inc........................................ 6/12/98
Laney's, Inc. ........................................................ 6/12/98
Noron, Inc. .......................................................... 6/12/98
Team Mechanical, Inc. ................................................ 6/12/98
Air Conditioning and Heating Service, Inc............................. 6/14/98
The Farfield Company..................................................    *

--------

*GroupMAC has identified this company as an acquisition probable of occurring.

  All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of the Company and the balance sheets of the Second Quarter Post-Offering Companies, as if such acquisitions had occurred on March 31, 1998. The accompanying unaudited pro forma statements of operations of the Company combines the historical statements of operations of the Company and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1997.

  GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to GroupMAC's corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. Certain acquisitions are subject to final equity adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              MARCH 31, 1998

                                (IN THOUSANDS)

                                                                         OTHER
                                                                      2ND QUARTER
                          GROUPMAC AND COMMERCIAL   BARR    ATLANTIC  ACQUISITION  PRO FORMA
                          SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL  COMPANIES  ADJUSTMENTS PRO FORMA
       ASSETS             ------------ ---------- -------- ---------- ----------- ----------- ---------
CURRENT ASSETS:
 Cash and cash equiva-
 lents..................    $  5,715     $   18    $1,127    $1,750     $ 2,014    $(10,624)  $     --
 Accounts receivable
   Trade, net of allow-
   ance.................      67,745      3,560       432     3,447      21,737          --     96,921
   Other................          --         --        12         4          46          --         62
 Due from related par-
 ties...................          --         66        --        --         336        (403)        (1)
 Inventories............      12,227        475       105        --       1,938          --     14,745
 Costs and estimated
 earnings in excess of
 billings on uncom-
 pleted contracts.......       8,047        452        24     1,153       4,500          --     14,176
 Deferred tax asset.....       2,734        158        --        --          12      (1,028)     1,876
 Prepaid expenses and
 other current assets...       1,912         34        20        59         914          --      2,939
                            --------     ------    ------    ------     -------    --------   --------
    Total current as-
    sets................      98,380      4,763     1,720     6,413      31,497     (12,055)   130,718
PROPERTY AND EQUIPMENT,
net.....................      18,806      1,271       122     1,005       7,633          --     28,837
GOODWILL, net...........     139,789         --        --        --          --      82,709    222,498
DEFERRED TAX ASSETS.....       4,804        334        --        --          42        (240)     4,940
REFUNDABLE INCOME TAXES.       3,478         --        --        --          --          --      3,478
OTHER NONCURRENT ASSETS.       1,886        279       226       142         175        (114)     2,594
                            --------     ------    ------    ------     -------    --------   --------
    Total assets........    $267,143     $6,647    $2,068    $7,560     $39,347    $ 70,300   $393,065
                            ========     ======    ======    ======     =======    ========   ========
  LIABILITIES AND
SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses.......    $ 41,334     $2,186    $  160    $1,440     $ 9,090    $     --   $ 54,210
 Short-term debt, in-
 cluding current matu-
 rities.................       1,466        649        --        --       4,090      (1,837)     4,368
 Billings in excess of
 costs and estimated
 earnings on uncom-
 pleted contracts.......      10,482        457        --       178       4,188          --     15,305
 Liability for warranty
 costs..................          --         --        --        --         109          --        109
 Deferred service reve-
 nue....................       3,127         83        --        --          42          --      3,252
 Income taxes payable...       1,722        102        --        --         706          --      2,530
 Deferred tax liabili-
 ties...................          --         --        --        --         961        (961)        --
 Other current liabili-
 ties...................       5,375         --        --        --          --          --      5,375
 Due to related par-
 ties...................       2,151         96        --       205          --        (301)     2,151
                            --------     ------    ------    ------     -------    --------   --------
    Total current lia-
    bilities............      65,657      3,573       160     1,823      19,186      (3,099)    87,300
LONG-TERM DEBT, net of
current maturities......      21,313        580        --        --       2,498      52,381     76,772
SUBORDINATED DEBT.......         820         --        --        --          --          --        820
LEASE OBLIGATIONS.......          --        402        --        --         107        (509)        --
DEFERRED TAX LIABILI-
TIES....................          --         --        --        --         240        (240)        --
DEFERRED COMPENSATION...          --        678        --        --          --        (678)        --
DUE TO RELATED PARTIES..       9,745         --        --        --         616        (616)     9,745
OTHER LONG-TERM LIABILI-
TIES....................       1,048         --        --        --          --          --      1,048
SHAREHOLDERS' EQUITY:
 Common stock...........          23          1        50         2         873        (922)        27
 Additional paid-in
 capital................     198,776          1        --       376       3,055      45,384    247,592
 Retained earnings
 (deficit)..............     (30,239)     1,412     2,107     5,359      12,982     (21,860)   (30,239)
 Treasury stock.........          --         --      (249)       --        (210)        459         --
                            --------     ------    ------    ------     -------    --------   --------
    Total shareholders'
    equity..............     168,560      1,414     1,908     5,737      16,700      23,061    217,380
                            --------     ------    ------    ------     -------    --------   --------
    Total liabilities
    and shareholders'
    equity..............    $267,143     $6,647    $2,068    $7,560     $39,347    $ 70,300   $393,065
                            ========     ======    ======    ======     =======    ========   ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                FOR THE THREE MONTHS ENDED MARCH 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        OTHER
                                                                        POST-
                          GROUPMAC AND COMMERCIAL   BARR    ATLANTIC  OFFERING   PRO FORMA
                          SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL COMPANIES ADJUSTMENTS   PRO FORMA
                          ------------ ---------- -------- ---------- --------- -----------   ---------
REVENUES................    $107,092     $5,003     $950     $5,428    $34,336    $    --     $152,809
COST OF SERVICES........      82,706      3,921      712      4,397     27,279         --      119,015
                            --------     ------     ----     ------    -------    -------     --------
  Gross profit..........      24,386      1,082      238      1,031      7,057         --       33,794
SELLING, GENERAL AND AD-
MINISTRATIVE EXPENSES...      18,994        918      206        403      5,451       (117)(a)   25,855
GOODWILL AMORTIZATION...         821         --       --         --         --        570 (b)    1,391
                            --------     ------     ----     ------    -------    -------     --------
  Income from opera-
  tions.................       4,571        164       32        628      1,606       (453)       6,548
OTHER INCOME (EXPENSE):
  Interest expense......        (413)       (41)      --         (4)      (186)      (722)(c)   (1,366)
  Interest income.......         184         --       10         31         24       (249)(d)       --
  Other.................          (5)        25       --         13         10         --           43
                            --------     ------     ----     ------    -------    -------     --------
   INCOME BEFORE INCOME
   TAX PROVISION........       4,337        148       42        668      1,454     (1,424)       5,225
INCOME TAX PROVISION....       2,065        394       --          8         36        145 (e)    2,648
                            --------     ------     ----     ------    -------    -------     --------
NET INCOME..............    $  2,272     $ (246)    $ 42     $  660    $ 1,418    $(1,569)    $  2,577
                            ========     ======     ====     ======    =======    =======     ========
BASIC EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.10                                                          $   0.10
                            ========                                                          ========
  WEIGHTED AVERAGE
  SHARES................      23,141                                                            26,892 (f)
                            ========                                                          ========
DILUTED EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.10                                                          $   0.09
                            ========                                                          ========
  WEIGHTED AVERAGE
  SHARES................      23,495                                                            27,283 (f)
                            ========                                                          ========


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                OTHER PRE-
                                                                                                                 OFFERING,
                    GROUPMAC AND                                                                                 OFFERING
                        SUBS                                                                                    ACQUISITION
                     YEAR ENDED                                                     SUPPLEMENTAL                 AND POST-
                    DECEMBER 31,                     COMMERCIAL   BARR    ATLANTIC   PRO FORMA     SUPPLEMENTAL  OFFERING
                        1997     HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ADJUSTMENTS     PRO FORMA    COMPANIES
                    ------------ ---------- -------  ---------- -------- ---------- ------------   ------------ -----------
REVENUES...........   $138,479    $32,850   $42,283   $20,750    $7,717   $37,035     $    --        $279,114    $390,798
COST OF SERVICES...    101,762     24,602    35,909    13,855     5,148    28,625          --         209,901     303,785
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
 Gross profit......     36,717      8,248     6,374     6,895     2,569     8,410          --          69,213      87,013
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........     35,862      5,591     5,360     5,649     1,496     1,936      (1,844)(a)      54,050      79,485
GOODWILL AMORTIZA-
TION...............        633         --        --        --        --        --       1,641 (b)       2,274          --
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
 Income from oper-
 ations............        222      2,657     1,014     1,246     1,073     6,474         203          12,889       7,528
OTHER INCOME (EX-
PENSE):
 Interest expense..     (1,542)      (121)      (73)     (152)       --       (24)       (850)(c)      (2,762)     (2,018)
 Interest income...        398         89        21        10        42        91          --             651         437
 Other.............        112         42        --        69        (4)       27          --             246         387
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...       (810)     2,667       962     1,173     1,111     6,568        (647)         11,024       6,334
INCOME TAX PROVI-
SION...............      2,832         --       409       493        --        11       4,477 (e)       8,222       2,578
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
NET INCOME (LOSS)..   $ (3,642)   $ 2,667   $   553   $   680    $1,111   $ 6,557     $(5,124)       $  2,802    $  3,756
                      ========    =======   =======   =======    ======   =======     =======        ========    ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
                     COMBINED
                     PRO FORMA
                    ADJUSTMENTS   PRO FORMA
                    ------------- -------------
REVENUES...........   $    --     $669,912
COST OF SERVICES...        --      513,686
                    ------------- -------------
 Gross profit......        --      156,226
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........   (26,614)(a)  106,921
GOODWILL AMORTIZA-
TION...............     3,288 (b)    5,562
                    ------------- -------------
 Income from oper-
 ations............    23,326       43,743
OTHER INCOME (EX-
PENSE):
 Interest expense..      (685)(c)   (5,465)
 Interest income...    (1,088)(d)       --
 Other.............        --          633
                    ------------- -------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...    21,553       38,911
INCOME TAX PROVI-
SION...............     6,989 (e)   17,789
                    ------------- -------------
NET INCOME (LOSS)..   $14,564     $ 21,122
                    ============= =============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........               $   0.79
                                  =============
 WEIGHTED AVERAGE
 SHARES............                 26,892 (f)
                                  =============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........               $   0.77
                                  =============
 WEIGHTED AVERAGE
 SHARES............                 27,283 (f)
                                  =============


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  The respective results of operations for the Pre-Offering and Offering Acquisition Companies from January 1, 1997 to the dates of the acquisitions were combined with the Company and the Post-Offering Companies', excluding Premex, Inc. ("Commercial Air"), actual results of operations for the twelve months ended December 31, 1997 and Commercial Air for the twelve months ended March 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1997. The respective results of operations for the Post-Offering Companies from January 1, 1998 to the dates of the acquisitions, or March 31, 1998 for acquisitions consummated subsequent to March 31, 1998, were combined with actual results of the Company for the three months ended March 31, 1998 to determine the pro forma results of operations for the three months ended March 31, 1998.

2. ACQUISITIONS:

  The acquisitions of the Pre-Offering Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided secured facilities consisting of (a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), (b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and
(c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Original Credit Agreement (the "Acquisition Credit Facility"). Borrowings under this facility were repaid with proceeds from the IPO.

  The results of operations of the acquired businesses are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at March 31, 1998 includes the acquisitions completed as of that date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the Offering Acquisition Companies and the Post-Offering Companies was provided by proceeds from the IPO and borrowings under a credit agreement dated December 11, 1997 (the "Credit Agreement"). The Credit Agreement is more fully described in Note 7 to the GroupMAC and subsidiaries consolidated financial statements and notes thereto included elsewhere herein.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) subordinated debt, (c) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-Offering Companies and (d) shares of Common Stock to the shareholders of the Pre-Offering, Offering Acquisition and Post-Offering Companies. The Preferred Stock was redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. Redemption of all outstanding Preferred Stock occurred in connection with the IPO.

  For purposes of computing the estimated purchase price for accounting purposes for the Second Quarter Post-Offering Companies, the value of the Common Stock is determined using an estimated weighted average fair value of $13.79 per share, which represents a discount rate of 19% from the weighted average stock price of $17.08 at the respective dates of acquisition due primarily to restrictions on the sale and transferability of such shares. The restrictions are created by a contractual restriction imposed on the shares issued in connection with the acquisition of the acquired businesses. This contractual provision prohibits the shareholders from selling, transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings.

                        GROUP MAINTENANCE AMERICA CORP.

  The estimated purchase price and related allocations of the excess purchase price for the Post-Offering Companies are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the Second Quarter Post-Offering Companies (representing $22.4 million) will approximate fair value. This results in an allocation to goodwill of approximately $82.7 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. Amounts in thousands.

                                  SUBORDINATED     SHARES OF         SHARES OF         TOTAL
                           CASH       DEBT     PREFERRED STOCK(1) COMMON STOCK(3) CONSIDERATION(2)
                         -------- ------------ ------------------ --------------- ----------------
Airtron................. $ 20,849     $ --           14,873            4,652          $ 58,192
                         --------     ----           ------           ------          --------
Pre-Offering Companies
 (excluding Airtron)....   12,504       --            4,405            1,437            32,033
Offering Acquisition
 Companies..............   30,585       --               --            3,007            64,851
First Quarter Post-
 Offering Companies.....   36,666      820               --            2,506            68,228
Second Quarter Post-
 Offering Companies.....   56,243       --               --            3,313           105,063
                         --------     ----           ------           ------          --------
  Total Acquisitions....  135,998      820            4,405           10,263           270,175
                         --------     ----           ------           ------          --------
  Totals................ $156,847     $820           19,278           14,915          $328,367
                         ========     ====           ======           ======          ========

--------
(1) The preferred stock is valued at $1 per share. This stock was redeemed for $1 per share in connection with the IPO.

(2) The total consideration specified above has been reduced by distributions totaling $8.1 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations.

(3) Excludes 0.2 million of options to purchase common stock.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records the S Corporation distributions of $4.3 million on one of the Second Quarter Post-Offering Companies to be satisfied with cash and notes to the selling shareholders. Also records the deferred income tax liabilities associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the settlement of all shareholder receivables and payables with cash at closing.

  c) Records the elimination of all assets and liabilities of the Second Quarter Post-Offering Companies that are specifically excluded as part of the purchase transaction.

  d) Records the elimination of the historical equity accounts of the Second Quarter Post-Offering Companies.

  e) Records the purchase of the Second Quarter Post-Offering Companies, including the cash, options to purchase Common Stock and Common Stock consideration due to these companies.

  f) Records the refinancing of debt assumed in connection with the acquisition of the Second Quarter Post-Offering Companies with the Credit Agreement.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                              PRO FORMA
                            (A)     (B)    (C)     (D)       (E)      (F)    ADJUSTMENTS
                          -------  ------  ----  -------   --------  ------  -----------
Cash and cash
 equivalents............  $(1,400) $ (514) $ --  $    --   $ (8,710) $   --   $(10,624)
Due from related
 parties................       --    (403)   --       --         --      --       (403)
Deferred tax assets.....   (1,028)     --    --       --         --      --     (1,028)
Goodwill................       67      --  (564)  (21,457)  104,663      --     82,709
Deferred tax assets
 (noncurrent)...........     (240)     --    --       --         --      --       (240)
Other noncurrent assets.       --      --  (114)      --         --      --       (114)
Short-term debt,
 including current
 maturities.............   (2,902)     --    --       --         --   4,739      1,837
Deferred tax
 liabilities............      961      --    --       --         --      --        961
Due to related parties..       --     301    --       --         --      --        301
Long-term debt, net of
 current maturities.....       --      --    --       --    (47,133) (5,248)   (52,381)
Lease obligations.......       --      --    --       --         --     509        509
Deferred tax liabilities
 (noncurrent)...........      240      --    --       --         --      --        240
Deferred compensation...       --      --   678       --         --      --        678
Due to related parties..       --     616    --       --         --      --        616
Common stock............       --      --    --      925         (3)     --        922
Additional paid-in
 capital................       --      --    --    3,433    (48,817)     --    (45,384)
Retained earnings.......    4,302      --    --   17,558         --      --     21,860
Treasury stock..........       --      --    --     (459)        --      --       (459)
                          -------  ------  ----  -------   --------  ------   --------
  Total.................  $    --  $   --  $ --  $    --   $     --  $   --   $     --
                          =======  ======  ====  =======   ========  ======   ========

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

MARCH 31, 1998

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the Post-Offering Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements of each of the Post-Offering Companies amounted to $903,000 for the periods presented. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $786,000 for the periods presented. The difference between these amounts equates to $117,000 and is reflected as a pro forma adjustment.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-Offering Companies and interest related to the subordinated debt and notes issued to fund the S Corporation distributions discussed in Note 3a. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                         INTEREST      QUARTERLY
                                                 BALANCE   RATE        INTEREST
                                                 ------- --------      ---------
   Short-Term Debt:
     Historical March 31, 1998 short-term debt.  $   531  6.6875%(i)    $    9
     Historical March 31, 1998 S Corporation
      Notes....................................      935  6.0000%(ii)       14
                                                 -------                ------
                                                   1,466                    23
     Second Quarter Post-Offering Companies S
      Corporation Notes........................    2,902  6.0000%(ii)       44
                                                 -------                ------
       Total pro forma short-term debt/interest
        expense................................  $ 4,368                $   67
                                                 =======                ======
   Long-Term Debt:
     Historical March 31, 1998 long-term debt..  $21,313  6.6875%(i)    $  356
     Historical March 31, 1998 subordinated
      debt.....................................      820  8.0000%(iii)      16
                                                 -------                ------
                                                  22,133                   372
     Second Quarter Post-Offering Companies
      assumed debt refinanced..................    8,326  6.6875%(i)       139
     Second Quarter Post-Offering Companies
      borrowings to fund cash portion of
      purchase prices..........................   47,133  6.6875%(i)       788
                                                 -------                ------
       Total pro forma long-term debt/interest
        expense................................  $77,592                $1,299
                                                 =======                ======
       Total pro forma debt/interest expense...  $81,960                $1,366
                                                 =======                ======

--------

  (i) Represents current borrowing rates under the Credit Agreement.

 (ii) Represents the contractual interest rate for the S Corporation Notes discussed in Note 3a.

(iii) Represents the contractual interest rates for the subordinated debt outstanding on the Company's historical balance sheet at March 31, 1998.

                        GROUP MAINTENANCE AMERICA CORP.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the Post-Offering Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

   Shares issued in Initial Public Offering..............................  8,340
   Shares issued under Subscription Agreement dated October 24, 1996.....  2,600
   Shares issued to Pre-Offering Companies...............................  6,089
   Shares issued to Offering Acquisition Companies.......................  3,007
   Shares issued to First Quarter Post-Offering Companies................  2,506
   Shares issued to Second Quarter Post-Offering Companies...............  3,313
   Shares issued to Founding Management and Directors....................  1,037
                                                                          ------
   Weighted average shares outstanding--basic............................ 26,892
   Incremental effect of options and warrants on shares outstanding......    391
                                                                          ------
   Weighted average shares outstanding--diluted.......................... 27,283
                                                                          ======

DECEMBER 31, 1997

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of Hungerford, MIINC, Commercial Air, Barr Electric and Atlantic Industrial (the "Supplemental Companies") under the Supplemental Pro Forma Adjustments and all other companies (the "Combined Companies") in the Combined Pro Forma Adjustments to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements amounted to $3.2 million and $26.6 million for the Supplemental Companies and the Combined Companies respectively, for the periods presented. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $1.4 million and $7.0 million, respectively. The difference between these respective amounts equates to $1.8 million and $19.6 million and is reflected as a pro forma adjustment in the Supplemental Pro Forma Adjustments and the Combined Pro Forma Adjustments, respectively.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-Offering Companies, and interest related to the subordinated debt and notes issued to fund the S Corporation distributions

                        GROUP MAINTENANCE AMERICA CORP.

discussed in Note 3a. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                         INTEREST       ANNUAL
                                                 BALANCE   RATE        INTEREST
                                                 ------- --------      --------
   Short-Term Debt:
     Historical March 31, 1998 short-term debt.  $   531  6.6875%(i)    $   35
     Historical March 31, 1998 S Corporation
      Notes....................................      935  6.0000%(ii)       56
                                                 -------                ------
                                                   1,466                    91
     Second Quarter Post-Offering Companies S
      Corporation Notes........................    2,902  6.0000%(ii)      174
                                                 -------                ------
       Total pro forma short-term debt/interest
        expense................................  $ 4,368                $  265
                                                 =======                ======
   Long-Term Debt:
     Historical March 31, 1998 long-term debt..  $21,313  6.6875%(i)    $1,425
     Historical March 31, 1998 subordinated
      debt.....................................      820  8.0000%(iii)      66
                                                 -------                ------
                                                  22,133                 1,491
     Second Quarter Post-Offering Companies
      assumed debt refinanced..................    8,326  6.6875%(i)       557
     Second Quarter Post-Offering Companies
      borrowings to fund cash portion of
      purchase prices..........................   47,133  6.6875%(i)     3,152
                                                 -------                ------
       Total pro forma long-term debt/interest
        expense................................  $77,592                $5,200
                                                 =======                ======
       Total pro forma debt/interest expense...  $81,960                $5,465
                                                 =======                ======

--------

  (i) Represents current borrowing rates under the Credit Agreement.

 (ii) Represents the contractual interest rate for the S Corporation Notes discussed in Note 3a.

(iii) Represents the contractual interest rates for the subordinated debt outstanding on the Company's historical balance sheet at March 31, 1998.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the GroupMAC Pro Forma Combined Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

   Shares issued in Initial Public Offering..............................  8,340
   Shares issued under Subscription Agreement dated October 24, 1996.....  2,600
   Shares issued to Pre-Offering Companies...............................  6,089
   Shares issued to Offering Acquisition Companies.......................  3,007
   Shares issued to First Quarter Post-Offering Companies................  2,506
   Shares issued to Second Quarter Post-Offering Companies...............  3,313
   Shares issued to Founding Management and Directors....................  1,037
                                                                          ------
   Weighted average shares outstanding--basic............................ 26,892
   Incremental effect of options and warrants on shares outstanding......    391
                                                                          ------
   Weighted average shares outstanding--diluted.......................... 27,283
                                                                          ======

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Group Maintenance America Corp.

  We have audited the accompanying balance sheets of Group Maintenance America Corp. (the Company) as of December 31, 1996 and April 30, 1997, and the related statements of operations, shareholders' equity (deficit), and cash flows for the periods from October 21, 1996 (inception) to December 31, 1996 and the four months ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Group Maintenance America Corp. as of December 31, 1996 and April 30, 1997 and the results of its operations and its cash flows for the periods from October 21, 1996 (inception) to December 31, 1996 and the four months ended April 30, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 11, 1997

                        GROUP MAINTENANCE AMERICA CORP.

                                 BALANCE SHEETS

                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................   $ 228,036  $   516,838
  Due from employee..................................       1,200        6,759
  Prepaid expenses...................................       2,341           --
                                                       ----------  -----------
    Total current assets.............................     231,577      523,597
PROPERTY AND EQUIPMENT, net..........................     100,996      120,694
OTHER NONCURRENT ASSETS..............................      19,473    1,094,708
                                                       ----------  -----------
    Total assets.....................................  $  352,046  $ 1,738,999
                                                       ==========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable...................................  $  137,377  $   527,869
  Accrued expenses...................................       6,118    1,478,898
                                                       ----------  -----------
    Total current liabilities........................     143,495    2,006,767
LONG-TERM DEBT.......................................      75,000       75,000
OTHER LONG-TERM LIABILITIES..........................          --       73,424
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $1.00 par value; 50,000,000 shares
   authorized; none issued or outstanding............          --           --
  Common stock, $.001 par value; 100,000,000 shares
   authorized; 1,211,345 and 1,611,345 shares issued,
   respectively......................................       1,211        1,611
  Additional paid-in capital.........................   8,238,857    8,238,457
  Retained earnings..................................    (722,517)  (2,503,260)
  Subscriptions receivable...........................  (7,384,000)  (6,153,000)
                                                       ----------  -----------
    Total shareholders' equity (deficit).............     133,551     (416,192)
                                                       ----------  -----------
    Total liabilities and shareholders' equity
     (deficit).......................................  $  352,046  $ 1,738,999
                                                       ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                            STATEMENTS OF OPERATIONS

                                                       INCEPTION
                                                      (OCTOBER 21,
                                                         1996)     FOUR MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
REVENUES.............................................         --            --
COST OF SERVICES.....................................         --            --
                                                       ---------   -----------
  Gross profit.......................................         --            --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........    724,006     1,783,409
                                                       ---------   -----------
    Loss from operations.............................   (724,006)   (1,783,409)
OTHER INCOME (EXPENSE):
  Interest expense...................................     (1,118)       (2,000)
  Interest income....................................      2,607         4,666
                                                       ---------   -----------
    Loss before income tax provision.................   (722,517)   (1,780,743)
INCOME TAX PROVISION.................................         --            --
                                                       ---------   -----------
NET LOSS.............................................  $(722,517)  $(1,780,743)
                                                       =========   ===========



   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                            COMMON STOCK
                          ---------------- ADDITIONAL                             SHAREHOLDERS'
                          NUMBER OF         PAID-IN     RETAINED    SUBSCRIPTIONS    EQUITY
                           SHARES   AMOUNT  CAPITAL     EARNINGS     RECEIVABLE     (DEFICIT)
                          --------- ------ ----------  -----------  ------------- -------------
BALANCE, October 21,
 1996                            -- $   -- $       --  $        --   $        --   $        --
  Net loss..............         --     --         --     (722,517)           --      (722,517)
  Issuance of
   subscription
   agreement............         --     --  8,000,000           --    (8,000,000)           --
  Issuance of common
   stock................    791,345    791     32,807           --            --        33,598
  Shares issued under
   subscription
   agreement............    200,000    200       (200)          --       616,000       616,000
  Compensation expense
   related to issuance
   of management shares.    220,000    220    206,250           --            --       206,470
                          --------- ------ ----------  -----------   -----------   -----------
BALANCE, December 31,
 1996...................  1,211,345  1,211  8,238,857     (722,517)   (7,384,000)      133,551
  Net loss..............         --     --         --   (1,780,743)           --    (1,780,743)
  Shares issued under
   subscription
   agreement............    400,000    400       (400)          --     1,231,000     1,231,000
                          --------- ------ ----------  -----------   -----------   -----------
BALANCE, April 30, 1997.  1,611,345 $1,611 $8,238,457  $(2,503,260)  $(6,153,000)  $  (416,192)
                          ========= ====== ==========  ===========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                            STATEMENTS OF CASH FLOWS

                                                       INCEPTION
                                                      (OCTOBER 21,
                                                         1996)     FOUR MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(722,517)  $(1,780,743)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
   Depreciation and amortization.....................      3,343        12,877
   Noncash compensation charge.......................    206,250            --
   Changes in operating assets and liabilities:
    (Increase) decrease in--
     Prepaid expenses and other assets...............     (3,541)       (3,218)
     Other noncurrent assets.........................         --        (1,567)
    Increase (decrease) in--
     Accounts payable................................    137,377       390,492
     Accrued expenses................................      6,118       979,562
                                                       ---------   -----------
      Net cash used in operating activities..........   (372,970)     (402,597)
                                                       ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.................   (104,339)      (32,575)
                                                       ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock..............    649,818     1,231,000
 Proceeds from borrowings............................     75,000            --
 Deferred offering costs.............................    (19,473)     (439,205)
 Deferred financing costs............................         --       (67,821)
                                                       ---------   -----------
      Net cash provided by financing activities......    705,345       723,974
                                                       ---------   -----------
INCREASE IN CASH AND CASH EQUIVALENTS................    228,036       288,802
CASH AND CASH EQUIVALENTS, beginning of period.......         --       228,036
                                                       ---------   -----------
CASH AND CASH EQUIVALENTS, end of period.............  $ 228,036   $   516,838
                                                       =========   ===========

   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Group Maintenance America Corp. (the Company or GroupMAC Parent) was incorporated in October 1996 and, therefore, the financial statements reflect the period since the Company's inception through December 31, 1996 and the four months ended April 30, 1997. The Company's primary business is to build a national company providing heating, ventilation and air conditioning (HVAC), plumbing and electrical services.

  Effective April 30, 1997, GroupMAC Parent entered into an Agreement and Plan of Exchange (the Agreement) with Airtron, Inc. (Airtron), in which $20,366,951 in cash, 14,873,133 shares of GroupMAC Parent preferred stock and 4,652,140 shares of GroupMAC Parent common stock were issued to shareholders of Airtron in exchange for 100 percent of the then outstanding shares of Airtron. In connection with this merger the combined company is referred to as GroupMAC and Subsidiaries. The Agreement closed on May 2, 1997 with the cash portion funded by the Company's available credit facility and a capital contribution from a shareholder pursuant to a stock subscription agreement (see note 6). For accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC Parent, as the former shareholders of Airtron now own a majority of GroupMAC Parent's common stock. Concurrent with this transaction, the resulting combined entity will be named Group Maintenance America Corp. and Subsidiaries. The Company is included in the consolidated financial statements of GroupMAC and Subsidiaries, presented elsewhere herein, for periods subsequent to the effective date of the acquisition.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash payments for interest or income taxes in 1996 or in the four months ended April 30, 1997.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures of major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Under this method deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

                        GROUP MAINTENANCE AMERICA CORP.

  The Company has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for the losses incurred.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                                        DECEMBER 31, APRIL 30,
                                                            1996        1997
                                                        ------------ ----------
       Deferred offering costs.........................   $ 13,648   $  452,853
       Deferred financing costs........................         --      634,463
       Other noncurrent assets.........................      5,825        7,392
                                                          --------   ----------
                                                          $ 19,473   $1,094,708
                                                          ========   ==========

  Accrued expenses consists of the following:

                                                        DECEMBER 31, APRIL 30,
                                                            1996        1997
                                                        ------------ ----------
       Accrued compensation............................   $    --    $  767,476
       Accrued financing costs.........................        --       566,642
       Other accrued expenses..........................     6,118       144,780
                                                          -------    ----------
                                                          $ 6,118    $1,478,898
                                                          =======    ==========

                        GROUP MAINTENANCE AMERICA CORP.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                              ESTIMATED
                                                USEFUL   DECEMBER 31, APRIL 30,
                                                LIVES        1996       1997
                                              ---------- ------------ ---------
Office equipment, furniture and fixtures..... 3--7 years  $ 104,339   $136,358
Less accumulated depreciation................                (3,343)   (15,664)
                                                          ---------   --------
                                                          $ 100,996   $120,694
                                                          =========   ========

5. LONG-TERM DEBT

CREDIT AGREEMENT

  In May 1997, the Company entered into a credit agreement (the Credit Agreement) with a group of banks providing for secured facilities consisting of an 18-month revolving credit line of $3 million, a six-year term loan of $20 million used in connection with the acquisition of Airtron (see note 1) and a term loan facility, available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Credit Agreement, to be used in connection with future acquisitions. Loans under the revolving credit facility are limited to a borrowing base consisting of 70% of eligible accounts receivable. Interest on outstanding borrowings is payable in quarterly installments beginning August 31, 1997. A commitment fee of .25% is payable on the unused portion of the revolving credit line.

  The Credit Agreement contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, make capital expenditures and repurchase capital stock. The Company must also maintain a minimum fixed charge coverage ratio (as defined) and certain other ratios, among other restrictions.

  As of June 30, 1997, available borrowing capacity under the Credit Agreement was $5.4 million.

LONG-TERM DEBT

  On October 24, 1996, the Company executed a $75,000 subordinated note with a Texas limited liability company. The note bears interest at eight percent (8%) and is payable upon the earlier of (i) the closing of the Company's first public offering of its common stock or (ii) two years from the date of the note. The note is subordinate to all indebtedness of the Company to the banks and is guaranteed by certain officers of the Company.

6. SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

  The Company is authorized to issue 100 million shares of common stock, $.001 par value. There were 1,211,345 and 1,611,345 shares of common stock issued and outstanding at December 31, 1996 and April 30, 1997, respectively. In connection with the sale of certain shares of common stock to management, a nonrecurring, noncash compensation charge of $206,250 was recorded in 1996 to reflect the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale.

  On October 24, 1996, the Company entered into a stock subscription agreement with an individual allowing for the purchase of up to 2.6 million shares of common stock at a purchase price of $3.08 per share. Under this agreement, 0.2 million shares were purchased in October 1996, 0.2 million in January 1997 and
0.2 million in

                        GROUP MAINTENANCE AMERICA CORP.

April 1997 and additional shares are required to be purchased upon written notice from the Company, but in no event later than October 24, 1998. Subsequent to April 30, 1997, an additional 1.658 million shares have been purchased under the Subscription Agreement.

PREFERRED STOCK

  The Company is authorized to issue up to 50 million shares of preferred stock, par value $.001 per share, in one or more series. As of December 31, 1996 and April 30, 1997, none were outstanding.

OPTIONS

  Under an option agreement dated October 24, 1996, the Company is authorized to grant stock options with respect to 388,800 shares of the Company's common stock to directors and senior management.

  The following is a summary of stock option activity and number of shares reserved for outstanding options.

                                                                OPTION   NUMBER
                                                               PRICE PER   OF
                                                                 SHARE   SHARES
                                                               --------- -------
       Granted................................................   $3.08   291,600
                                                                         -------
       Balance at December 31, 1996...........................           291,600
       Granted................................................   $3.08    69,200
                                                                         -------
       Balance at April 30, 1997..............................           360,800
                                                                         =======

  At April 30, 1997, options representing 28,000 shares were available to be granted under the option agreement.

  The Company has adopted the disclosure-only provisions of the Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the option agreement as all options have an exercise price equal to or greater than the fair value of the underlying stock at date of grant. Had compensation cost for the Company's stock option plan been determined consistent with the provisions of SFAS No. 123, net loss would have been increased by the following pro forma amounts:

                                                        INCEPTION
                                                       (OCTOBER 21,
                                                          1996)     FOUR MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  APRIL 30,
                                                           1996        1997
                                                       ------------ -----------
Net loss:
  As reported.........................................  $(722,517)  $(1,780,743)
  Pro forma...........................................  $(745,602)  $(1,837,870)

  The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

                        GROUP MAINTENANCE AMERICA CORP.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used by the plan for fiscal 1996 and for the four months ending April 30, 1997: no dividend yield; expected volatility of 0%; risk-free interest rate of 6.26%; and expected lives of ten years. The weighted average fair value per share of the options granted during fiscal 1996 and in the four months ending April 30, 1997 is estimated to be $1.425.

7. INCOME TAXES

  There is no Federal income tax provision as losses were incurred and a valuation allowance has been established against future benefits deriving from the carryforward of these losses.

8. COMMITMENTS AND CONTINGENCIES

  The Company has entered into various operating lease agreements, primarily for office space, furniture and service equipment. Minimum annual rental payments under non-cancelable operating leases as of June 30, 1997, were approximately as follows:

         FOR THE YEAR
         ENDING APRIL 30,
         ----------------
           1997......................................... $46,000
           1998.........................................     600
           1999.........................................     300

  Rental expense under operating leases was $9,032 for the period ended December 31, 1996 and $49,194 for the four months ending April 30, 1997.

9. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS' REPORT--STOCK SPLIT

  On August 16, 1997, the Company's Board of Directors declared a 1-for-2.5 reverse stock split of the Company's common stock. All share data included in the consolidated financial statements have been restated to reflect the stock split.

             GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                   CONSOLIDATED CONDENSED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT PAR VALUE)

                                                        MARCH 31,  DECEMBER 31,
                                                          1998         1997
                                                       ----------- ------------
                                                       (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  5,715     $ 25,681
  Accounts receivable, net............................    67,745       45,516
  Inventories.........................................    12,227        8,834
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     8,047        3,116
  Prepaid expenses and other current assets...........     1,912        1,013
  Deferred tax assets.................................     2,734        1,647
                                                        --------     --------
    Total current assets..............................    98,380       85,807
PROPERTY AND EQUIPMENT, net...........................    18,806       11,312
GOODWILL, net.........................................   139,789       84,533
DEFERRED TAX ASSETS...................................     4,804        4,739
REFUNDABLE INCOME TAXES...............................     3,478        4,529
OTHER LONG-TERM ASSETS................................     1,886        1,767
                                                        --------     --------
    Total assets......................................  $267,143     $192,687
                                                        ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................  $  1,466     $  2,769
  Accounts payable and accrued expenses...............    41,334       28,519
  Due to related parties..............................     2,151        3,358
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................    10,482        4,737
  Deferred service contract revenue...................     3,127        3,305
  Income taxes payable................................     1,722           31
  Other current liabilities...........................     5,375        2,610
                                                        --------     --------
    Total current liabilities.........................    65,657       45,329
LONG-TERM DEBT, net of current maturities.............    22,133          169
DUE TO RELATED PARTIES................................     9,745        9,745
OTHER LONG-TERM LIABILITIES...........................     1,048          791
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 50,000 shares
   authorized; none issued and outstanding............        --           --
  Common stock, $0.001 par value; 100,000 shares
   authorized; 23,309, and 20,629 shares issued and
   outstanding, respectively..........................        23           21
  Additional paid-in capital..........................   198,776      169,143
  Retained deficit....................................   (30,239)     (32,511)
                                                        --------     --------
    Total shareholders' equity........................   168,560      136,653
                                                        --------     --------
    Total liabilities and shareholders' equity........  $267,143     $192,687
                                                        ========     ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

             GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

              CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                            --------------------
                                                                1998       1997
                                                            ---------  ---------
REVENUES................................................... $ 107,092  $ 17,425
COST OF SERVICES...........................................    82,706    12,385
                                                            ---------  --------
  Gross profit.............................................    24,386     5,040
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............    18,994     6,100
AMORTIZATION OF GOODWILL...................................       821        --
                                                            ---------  --------
    Income (loss) from operations..........................     4,571    (1,060)
OTHER INCOME (EXPENSE):
  Interest expense.........................................      (413)      (51)
  Interest income..........................................       184        72
  Other....................................................        (5)      230
                                                            ---------  --------
    Income (loss) before income tax provision (benefit)....     4,337      (809)
INCOME TAX PROVISION (BENEFIT).............................     2,065      (325)
                                                            ---------  --------
NET INCOME (LOSS).......................................... $   2,272  $   (484)
                                                            =========  ========
BASIC EARNINGS (LOSS) PER SHARE:
  EARNINGS (LOSS) PER SHARE................................ $    0.10  $  (0.10)
                                                            =========  ========
  WEIGHTED AVERAGE SHARES OUTSTANDING......................    23,141     4,652
                                                            =========  ========
DILUTED EARNINGS (LOSS) PER SHARE:
  EARNINGS (LOSS) PER SHARE................................ $    0.10  $  (0.10)
                                                            =========  ========
  WEIGHTED AVERAGE SHARES OUTSTANDING......................    23,495     4,652
                                                            =========  ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

             GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

              CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                              (IN THOUSANDS)

                                (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                           --------------------
                                                               1998      1997
                                                           ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................... $   2,272  $   (484)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Depreciation and amortization..........................     2,045        54
   Gain from sale of property and equipment...............        (3)     (219)
   Deferred income taxes..................................      (617)       --
   Changes in operating assets and liabilities, net of
    effect of acquisitions accounted for as purchases:
    (Increase) decrease in -
     Accounts receivable..................................     2,467       908
     Inventories..........................................      (431)     (537)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts...............................    (1,916)     (433)
     Prepaid expenses and other current assets............      (454)    4,330
     Refundable income taxes..............................     1,051        --
     Other long-term assets...............................       493        --
    Increase (decrease) in -
     Accounts payable.....................................    (1,329)   (4,029)
     Accrued expenses.....................................    (3,040)     (563)
     Due to related parties...............................      (139)       --
     Billings in excess of costs and estimated earnings on
      uncompleted contracts...............................       443        --
     Deferred service contract revenue....................    (1,020)     (117)
     Income taxes payable.................................       985      (647)
     Other current liabilities............................     1,687        --
     Other long-term liabilities..........................       (76)     (586)
                                                           ---------  --------
      Net cash provided by (used in) operating activities.     2,418    (2,323)
                                                           ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisitions, net of cash acquired of
   $3,265.................................................   (35,553)       --
  Deferred acquisition costs..............................      (308)       --
  Purchases of property and equipment.....................    (2,241)      (93)
  Proceeds from sale of property and equipment............       108       285
                                                           ---------  --------
      Net cash provided by (used in) investing activities.   (37,994)      192
                                                           ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt......................................    21,300        --
  Payments of debt........................................    (5,690)       --
  Bank overdraft..........................................        --       203
                                                           ---------  --------
      Net cash provided by financing activities...........    15,610       203
                                                           ---------  --------
NET DECREASE IN CASH AND CASH EQUIVALENTS.................   (19,966)   (1,928)
CASH AND CASH EQUIVALENTS, beginning of period............    25,681     1,928
                                                           ---------  --------
CASH AND CASH EQUIVALENTS, end of period.................. $   5,715  $     --
                                                           =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid........................................... $     346  $     --
  Income taxes paid....................................... $      84  $  1,039

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                     GROUP MAINTENANCE AMERICA CORP.

           NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                               (UNAUDITED)

  1. The accompanying unaudited consolidated condensed financial statements of the Company have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the Company has made all adjustments necessary for a fair presentation of the results of the interim periods, and such adjustments consist of only normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. The unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company and management's discussion and analysis of financial condition and results of operations included elsewhere herein.

  2. Basic earnings per share have been calculated by dividing net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings per share have been calculated by dividing net income by the weighted average number of common shares outstanding plus potentially dilutive common shares.

  The following table summarizes weighted average shares outstanding for each of the historical periods presented (in thousands):

                                                                 THREE MONTHS
                                                               ENDED MARCH 31,
                                                               ----------------
                                                                 1998     1997
                                                               -------- -------
Shares issued in the acquisition of Airtron...................    4,652   4,652
Shares issued, excluding acquisitions and the IPO.............    3,637     --
Shares issued for the acquisition of the Pre-Offering
 Companies....................................................    1,422     --
Shares issued for the acquisition of the Offering Acquisition
 Companies....................................................    2,997     --
Shares issued pursuant to the IPO.............................    8,340     --
Shares issued for the acquisition of the First Quarter Post-
 Offering Companies...........................................    2,093     --
                                                               -------- -------
Weighted average shares outstanding--Basic....................   23,141   4,652
Incremental effect of options and warrants outstanding........      354     --
                                                               -------- -------
Weighted average shares outstanding--Diluted..................   23,495   4,652
                                                               ======== =======

  3. During the first quarter of 1998, the Company completed the acquisition of 15 platform companies ("the First Quarter Post-Offering Companies"). The combined annual revenues of the First Quarter Post-Offering Companies were approximately $151.8 million. Total consideration paid was $67.1 million, which included cash payments of $35.6 million, $0.8 million of subordinated convertible debt and 2.5 million shares of common stock. All such acquisitions were accounted for as purchases. In connection with these acquisitions, the Company assumed approximately $5.0 million of debt.

  The unaudited pro forma data presented below consists of the combined income statement data for GroupMAC, Airtron and the other GroupMAC Companies as if the acquisitions were effective on the first day of the period being reported (in thousands, except for per share amounts).

                                                               PRO FORMA DATA
                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                             -------------------
                                                                 1998      1997
                                                             --------- ---------
      Revenues.............................................. $ 112,082 $ 106,317
      Net income............................................ $   2,136 $   2,591
      Net income per share:
        Basic............................................... $    0.09 $    0.11
        Diluted............................................. $    0.09 $    0.11

                     GROUP MAINTENANCE AMERICA CORP.

                               (UNAUDITED)

  Pro forma adjustments included in the amounts above consist of compensation differentials, adjustment for goodwill amortization over a period of 40 years, elimination of historical interest expense on long-term debt which was repaid with the proceeds of the IPO or otherwise retired, additional interest expense on funds borrowed for acquisitions of certain First Quarter Post-Offering Companies, and adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share assumes all shares issued for the acquisitions were outstanding for the periods presented. The pro forma amounts above also include actual corporate overhead costs. These costs increased $1.2 million (approximately $0.03 per basic and diluted share) during the three months ended March 31, 1998 compared to the three months ended March 31, 1997 due to the formation of the corporate management team and infrastructure necessary to execute the Company's operating and acquisition strategies.

  From March 31, 1998 through May 14, 1998, the Company acquired three additional platform companies with combined annual revenues of $33.9 million. Total consideration paid was approximately $24.7 million that included cash payments of $13.6 million and 0.8 million shares of common stock. These acquisitions will be accounted for as purchases.

  4. The acquisitions of the GroupMAC Companies included in the accompanying financial statements were accounted for under the purchase method of accounting. Purchase price consideration is subject to final adjustment. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair values and may be revised as additional information becomes available. However, the Company does not expect any significant adjustments to the purchase price allocations or amount of goodwill at March 31, 1998.

  5. The Company is involved in various legal actions. It is not possible to predict the outcome of these matters; however, in the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

  Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field meaning that they may not be able to properly recognize dates in the year 2000 and later. This could result in significant system and equipment failures. The Company recognizes that it must take action to ensure that its products and operations will not be adversely impacted by Year 2000 software failures and is currently developing detailed assessments and action plans to address Year 2000 issues. Irrespective of the Year 2000 issue, the Company is in the process of developing data processing systems throughout the organization for its overall information needs which will be free of any Year 2000 limitations. The common data processing system will be implemented first at GroupMAC Companies with identified Year 2000 constraints that are not expected to be corrected by other means. The Company expects to commence user-acceptance testing of the new data processing system before the second quarter of 1999 with implementation to follow immediately thereafter. The Company currently does not have an overall estimate of the cost associated with the purchase and implementation of the new processing system.

  The Year 2000 considerations may have an effect on some of the Company's customers and suppliers, and thus indirectly on the Company. The Company has not assessed the potential adverse effect on the Company with respect to customers and suppliers with Year 2000 problems.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Group Maintenance America Corp. and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of Group Maintenance America Corp. and Subsidiaries as of December 31, 1997 and February 28, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the ten months ended December 31, 1997 and the years ended February 28, 1997 and February 29, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Group Maintenance America Corp. and Subsidiaries as of December 31, 1997 and February 28, 1997 and the results of their operations and their cash flows for the ten months endedDecember 31, 1997 and the years ended February 28, 1997 and February 29, 1996, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
February 23, 1998

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PAR VALUE)

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1997         1997
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................   $ 25,681     $ 4,339
  Accounts receivable, net of allowance for doubtful
   accounts of $1,825 and $480, respectively.........     45,516       7,811
  Inventories........................................      8,834       3,354
  Costs and estimated earnings in excess of billings
   on uncompleted contracts..........................      3,116          13
  Prepaid expenses and other current assets..........      1,013         359
  Deferred tax assets................................      1,647         765
  Refundable income taxes............................        --        3,236
                                                        --------     -------
  Total current assets...............................     85,807      19,877
PROPERTY AND EQUIPMENT, net..........................     11,312       1,289
GOODWILL, net of accumulated amortization of $633....     84,533         --
DEFERRED TAX ASSETS..................................      4,739       3,195
REFUNDABLE INCOME TAXES..............................      4,529         --
OTHER LONG-TERM ASSETS...............................      1,767       2,792
                                                        --------     -------
    Total assets.....................................   $192,687     $27,153
                                                        ========     =======
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt....................................   $  2,769     $   149
  Accounts payable and accrued expenses..............     28,519      10,647
  Due to related parties.............................      3,358         --
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................      4,737       1,469
  Deferred service contract revenue..................      3,305         739
  Income taxes payable...............................         31         536
  Other current liabilities..........................      2,610         --
                                                        --------     -------
    Total current liabilities........................     45,329      13,540
LONG-TERM DEBT, net of current maturities............        169       1,141
COMPENSATION AND BENEFITS PAYABLE....................        --        5,831
DUE TO RELATED PARTIES...............................      9,745         --
OTHER LONG-TERM LIABILITIES..........................        791         650
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 50,000 shares au-
   thorized; none issued and outstanding.............        --          --
  Common stock, $0.001 par value; 100,000 shares au-
   thorized; 20,629 and 4,652 shares issued and out-
   standing, respectively............................         21           5
  Additional paid-in capital.........................    169,143       2,646
  Retained earnings (deficit)........................    (32,511)      3,340
                                                        --------     -------
    Total shareholders' equity.......................    136,653       5,991
                                                        --------     -------
    Total liabilities and shareholders' equity.......   $192,687     $27,153
                                                        ========     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          TEN MONTHS
                                            ENDED      YEAR ENDED   YEAR ENDED
                                         DECEMBER 31, FEBRUARY 28, FEBRUARY 29,
                                             1997         1997         1996
                                         ------------ ------------ ------------
REVENUES................................   $138,479     $81,880      $73,765
COSTS OF SERVICES.......................    101,762      58,506       52,674
                                           --------     -------      -------
    Gross profit........................     36,717      23,374       21,091
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................     28,643      19,811       17,615
AMORTIZATION OF GOODWILL................        633         --           --
COMPENSATION EXPENSE FROM REVERSE
 ACQUISITION AND ISSUANCE OF MANAGEMENT
 SHARES AND STOCK OPTIONS...............      7,219         --           --
                                           --------     -------      -------
  Income from operations................        222       3,563        3,476
OTHER INCOME (EXPENSE):
  Interest expense......................     (1,542)        (82)         --
  Interest income.......................        398         171           68
  Other.................................        112         256          246
                                           --------     -------      -------
    Income (loss) before income tax
     provision..........................       (810)      3,908        3,790
INCOME TAX PROVISION....................      2,832       1,572        1,651
                                           --------     -------      -------
NET INCOME (LOSS).......................   $ (3,642)    $ 2,336      $ 2,139
                                           ========     =======      =======
BASIC EARNINGS (LOSS) PER SHARE:
  EARNINGS (LOSS) PER SHARE.............   $  (0.34)    $  0.45      $  0.35
                                           ========     =======      =======
  WEIGHTED AVERAGE SHARES OUTSTANDING...     10,800       5,172        6,190
                                           ========     =======      =======
DILUTED EARNINGS (LOSS) PER SHARE:
  EARNINGS (LOSS) PER SHARE.............   $  (0.34)    $  0.45      $  0.35
                                           ========     =======      =======
  WEIGHTED AVERAGE SHARES OUTSTANDING...     10,800       5,172        6,190
                                           ========     =======      =======


  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                          COMMON STOCK
                          --------------
                                         ADDITIONAL RETAINED                               TOTAL
                                          PAID-IN   EARNINGS   TREASURY  SUBSCRIPTIONS SHAREHOLDERS'
                          SHARES  AMOUNT  CAPITAL   (DEFICIT)   STOCK     RECEIVABLE      EQUITY
                          ------  ------ ---------- ---------  --------  ------------- -------------
BALANCE, February 28,
 1995...................   6,688   $ 7    $  2,754  $  3,476   $  (281)     $  --        $  5,956
 Purchases of stock.....     --    --          --        --     (2,658)        --          (2,658)
 Cancellation of trea-
  sury stock............    (996)   (1)        (53)   (1,948)    2,002         --             --
 Contributions to bene-
  fit trust.............     --    --          --        --        937         --             937
 Net income.............     --    --          --      2,139       --          --           2,139
                          ------   ---    --------  --------   -------      ------       --------
BALANCE, February 29,
 1996...................   5,692     6       2,701     3,667       --          --           6,374
 Purchases of stock.....     --    --          --        --     (2,112)        --          (2,112)
 Repurchase of warrants.     --    --          --       (600)      --          --            (600)
 Cancellation of trea-
  sury stock............  (1,040)   (1)        (55)   (2,056)    2,112         --             --
 Distributions to share-
  holders...............     --    --          --         (7)      --          --              (7)
 Net income.............     --    --          --      2,336       --          --           2,336
                          ------   ---    --------  --------   -------      ------       --------
BALANCE, February 28,
 1997...................   4,652     5       2,646     3,340       --          --           5,991
 Purchase of acquired
  companies.............   5,612     6      58,781       --        --       (6,153)        52,634
 Public offering, net of
  offering costs........   8,340     8     103,543       --        --          --         103,551
 Compensation expense
  from issuance of man-
  agement shares and
  stock options.........       5   --          241       --        --          --             241
 Preferred stock issued
  to Airtron sharehold-
  ers in reverse
  acquisition...........     --    --          --    (14,873)      --          --         (14,873)
 Distribution to Airtron
  shareholders in re-
  verse acquisition.....     --    --          --    (17,336)      --          --         (17,336)
 Shares issued under
  subscription agree-
  ment..................   2,000     2         --        --        --        6,153          6,155
 Exercise of stock op-
  tions.................      20   --           61       --        --          --              61
 Common stock to be is-
  sued in
  acquisitions..........     --    --        3,871       --        --          --           3,871
 Net loss...............     --    --          --     (3,642)      --          --          (3,642)
                          ------   ---    --------  --------   -------      ------       --------
BALANCE, December 31,
 1997...................  20,629   $21    $169,143  $(32,511)  $   --       $  --        $136,653
                          ======   ===    ========  ========   =======      ======       ========


  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          TEN MONTHS
                                            ENDED      YEAR ENDED   YEAR ENDED
                                         DECEMBER 31, FEBRUARY 28, FEBRUARY 29,
                                             1997         1997         1996
                                         ------------ ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)......................   $ (3,642)    $ 2,336      $ 2,139
 Adjustments to reconcile net income
  (loss) to net cash provided by oper-
  ating
  activities:
   Depreciation and amortization........      1,413         208          238
   Gain from sale of property and equip-
    ment................................        (32)       (224)          (9)
   Deferred income taxes................      2,482       2,336       (1,401)
   Non-cash compensation expense........      7,219         --           --
   Changes in operating assets and lia-
    bilities, net of effect of acquisi-
    tions
    accounted for as purchases:
     (Increase) decrease in--
      Accounts receivable...............     (2,849)       (402)        (403)
      Inventories.......................       (656)        332          172
      Costs and estimated earnings in
       excess of billings on uncom-
       pleted contracts.................        503          23          163
      Prepaid expenses and other cur-
       rent assets......................         46          (8)         (34)
      Refundable income taxes...........      1,665      (3,235)         --
      Other long-term assets............       (299)        --           --
     Increase (decrease) in--
      Accounts payable..................       (918)        (77)         425
      Accrued expenses..................     (4,598)      2,534          667
      Due to related parties............       (732)        --           --
      Billings in excess of costs and
       estimated earnings on uncom-
       pleted contracts.................      1,572         (86)        (144)
      Deferred service contract reve-
       nue..............................         94           6           24
      Income tax payable................      1,586        (296)         591
      Other current liabilities.........      1,442         --           --
      Compensation and benefits pay-
       able.............................         (8)        255        1,579
      Other long-term liabilities.......        120         --           --
                                           --------     -------      -------
         Net cash provided by operating
          activities....................      4,408       3,702        4,007
                                           --------     -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid for acquisitions, net of
  cash acquired of $5,263...............    (35,767)        --           --
 Deferred acquisition costs.............       (246)        --           --
 Purchases of property and equipment....     (2,017)       (182)        (246)
 Proceeds from sale of property and
  equipment.............................         83         296           57
 Proceeds from note receivable..........        --          156          --
                                           --------     -------      -------
         Net cash provided by (used in)
          investing activities..........    (37,947)        270         (189)
                                           --------     -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Purchases of common stock..............        --         (787)      (2,658)
 Retirement of preferred stock..........    (19,277)        --           --
 Repurchase of warrants.................        --         (539)         --
 Proceeds from long-term debt...........     32,500         --           --
 Payments of long-term debt.............    (47,742)        (35)         --
 Payments of other long-term obliga-
  tions.................................        --          (39)         (36)
 Issuance of common stock...............    109,706         --           --
 Exercise of stock options..............         61         --           --
 Distributions to shareholders prior to
  initial public offering...............    (20,367)         (7)         --
                                           --------     -------      -------
         Net cash provided by (used in)
          financing activities..........     54,881      (1,407)      (2,694)
                                           --------     -------      -------
NET INCREASE IN CASH AND EQUIVALENTS....     21,342       2,565        1,124
CASH AND CASH EQUIVALENTS, beginning of
 period.................................      4,339       1,774          650
                                           --------     -------      -------
CASH AND CASH EQUIVALENTS, end of peri-
 od.....................................   $ 25,681     $ 4,339      $ 1,774
                                           ========     =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Group Maintenance America Corp. ("GroupMAC") was incorporated as a Texas corporation to build a national company providing commercial and residential heating, ventilation and air conditioning ("HVAC"), plumbing and electrical services.

  Effective April 30, 1997, GroupMAC entered into an Agreement and Plan of Exchange (the "Agreement") with Airtron, Inc. ("Airtron") and certain of its shareholders, pursuant to which $20.4 million in cash, 14.9 million shares of GroupMAC preferred stock and 4.7 million shares of GroupMAC common stock were issued to shareholders of Airtron in exchange for all of the then outstanding shares of Airtron.

  Although for legal purposes Airtron was acquired by GroupMAC, for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of GroupMAC common stock. In connection with the purchase of GroupMAC, the consideration paid to the shareholders of GroupMAC was recorded as nonrecurring compensation expense of $7.0 million in the accompanying statements of operations for the ten months ended December 31, 1997. The consolidated financial statements presented herein for the periods prior to the effective date of the acquisition only include the accounts of Airtron. The consolidated statements of shareholders' equity have been converted from Airtron's capital structure to GroupMAC's capital structure to reflect the exchange of shares pursuant to the Agreement. The cash and redeemable preferred stock paid to the Airtron shareholders, net of existing liabilities to former shareholders, has been treated as a distribution to the Airtron shareholders. The consolidated group of companies are collectively referred to herein as GroupMAC and Subsidiaries or the "Company." All significant intercompany balances have been eliminated. Concurrent with the initial public offering of GroupMAC's common stock (the "IPO"), the Company changed its fiscal year end fromFebruary 28 to December 31.

  Airtron was incorporated in 1970 as a Delaware corporation. Airtron installs and services brand name heating and air conditioning equipment for residential and commercial customers located in Ohio, Indiana, Kansas, Kentucky, Florida and Texas.

  In June and July 1997, the Company acquired, in separate transactions, 10 additional companies (the "Pre-Offering Companies") through a combination of cash, preferred stock, common stock and warrants to purchase shares of common stock of GroupMAC. During the fourth quarter of 1997, the Company acquired, concurrently with the IPO, 13 additional companies (the "Offering Acquisition Companies" and, together with Airtron and the Pre-Offering Companies, the "GroupMAC Companies") through a combination of cash and common stock of the Company.

  The acquisitions of the GroupMAC Companies (other than Airtron) were accounted for as purchase business combinations, with the results of operations included in the Company's financial statements from the effective date of acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues from service and maintenance contracts are recognized over the life of contracts. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost methods. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash payments for income taxes during the ten months ended December 31, 1997. Cash payments for income taxes were approximately $2.6 million and $2.5 million for the fiscal years ended February 28, 1997 and February 29, 1996, respectively. Cash payments for interest were approximately $1.5 million for the ten months ended December 31, 1997. Cash payments for interest for the fiscal years ended February 28, 1997 and February 29, 1996 were not significant.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out ("FIFO") basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Goodwill

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

 Debt Issue Costs

  Debt issue costs related to the Company's Credit Agreement dated December 11, 1997 (see Note 7) are included in other noncurrent assets and amortized to interest expense over the scheduled maturity of the debt.

 Stock-Based Compensation

  Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of GroupMAC's common stock at the date of the grant over the amount an employee must pay to acquire the common stock.

 Warranty Costs

  The Company generally warrants all of its work for a period of one year from the date of installation. A provision for estimated warranty costs is made at the time a product is sold or service is rendered.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Earnings Per Share

  In February 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 128, Earnings Per Share, which the Company is required to adopt for both interim and annual periods ending after December 15, 1997. SFAS No. 128 simplifies the earnings per share calculation. Basic earnings per share, which excludes the impact of common share equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining common share equivalents, replaces fully diluted earnings per share.

  Weighted average shares outstanding for each of the periods presented were as follows (in thousands):

                                           TEN MONTHS
                                             ENDED      YEAR ENDED   YEAR ENDED
                                          DECEMBER 31, FEBRUARY 28, FEBRUARY 29,
                                              1997         1997         1996
                                          ------------ ------------ ------------
Shares issued in the acquisition of
 Airtron................................      4,652       5,172        6,190
Shares issued, excluding acquisitions
 and the IPO............................      3,628         --           --
Shares issued for the acquisition of the
 Pre-Offering Companies.................        763         --           --
Shares issued for the acquisition of the
 Offering Acquisition Companies.........        496         --           --
Shares issued in the IPO................      1,261         --           --
                                             ------       -----        -----
  Weighted average shares outstanding...     10,800       5,172        6,190
                                             ======       =====        =====

  Basic earnings per share have been calculated by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share are typically computed by dividing net income by the weighted average number of common shares outstanding plus potentially dilutive common shares. Because the Company reported a net loss for the ten months ended December 31, 1997, the potentially dilutive

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES common shares (including warrants and stock options discussed in Note 9) had an anti-dilutive effect on earnings per share. Accordingly, diluted earnings per share is the same as basic earnings per share for each of the periods presented.

3. BUSINESS COMBINATIONS

  During June and July 1997, the Company acquired the Pre-Offering Companies for approximately $12.5 million in cash, 1.4 million shares of common stock,
4.4 million shares of redeemable preferred stock (which were retired in connection with the IPO), options to acquire 60,000 shares of common stock and warrants to purchase 514,000 shares of common stock. Of the total consideration, approximately $0.4 million of cash and 22,500 shares of common stock is due to former owners at December 31, 1997.

  During the fourth quarter of 1997, the Company acquired the Offering Acquisition Companies for approximately $31.7 million in cash, 3.1 million shares of common stock and 42,000 options to acquire shares of common stock. Of the total consideration, approximately $2.8 million of cash and 0.3 million shares of common stock is due to former owners at December 31, 1997.

  In conjunction with the above mentioned acquisitions the Company assumed $16.1 million of debt.

  For the above mentioned acquisitions, the common stock was valued at its estimated fair value at the time of the respective acquisition and the preferred stock was valued at its redemption value of $1 per share. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information becomes available. However, the Company does not expect any significant adjustments to the purchase price allocations or amount of goodwill at December 31, 1997.

  Several former owners of the GroupMAC Companies have the ability to receive additional amounts of purchase price, payable in cash and common stock in 1998 through 2000, contingent upon the occurence of future events. The Company will record such contingent consideration as additional purchase price when earned.

  The unaudited pro forma data presented below consists of the combined income statement data for GroupMAC, Airtron and the other GroupMAC Companies as if the acquisitions were effective on the first day of the period being reported (in thousands, except for per share amounts).

                                                            PRO FORMA DATA
                                                              (UNAUDITED)
                                                       -------------------------
                                                          TWELVE       TWELVE
                                                       MONTHS ENDED MONTHS ENDED
                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
      Revenues........................................   $329,038     $306,025
      Net income......................................   $ 10,436     $ 10,926
      Net income per share:
        Basic.........................................   $   0.49     $   0.52
        Diluted.......................................   $   0.49     $   0.51

  Pro forma adjustments included in the amounts above include compensation differentials, adjustment for goodwill amortization over a period of 40 years, elimination of historical interest expense on long-term debt which was repaid with the proceeds of the IPO, and adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share assumes all shares issued for the acquisitions were outstanding for the periods presented.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other long-term assets consist of the following (in thousands):

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1997         1997
                                                     ------------ ------------
      Investments restricted for benefit of
       employees, recorded at cost..................    $  --        $2,792
      Deferred financing costs......................       727          --
      Real estate held for sale.....................       632          --
      Other long-term assets........................       408          --
                                                        ------       ------
                                                        $1,767       $2,792
                                                        ======       ======

  Accounts payable and accrued expense consist of the following (in thousands):

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1997
                                                       ------------ ------------
      Accounts payable, trade.........................   $13,804      $ 2,882
      Accrued payroll costs and benefits..............    11,167        7,007
      Warranties......................................     1,297          544
      Other accrued expenses..........................     2,251          214
                                                         -------      -------
                                                         $28,519      $10,647
                                                         =======      =======

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  The summary of the status of uncompleted contracts is as follows (in thousands):

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1997
                                                       ------------ ------------
      Costs incurred..................................  $  85,101     $ 13,126
      Estimated earnings recognized...................     27,268        2,275
                                                        ---------     --------
                                                          112,369       15,401
      Less billings on contracts......................   (113,990)     (16,857)
                                                        ---------     --------
                                                        $  (1,621)    $ (1,456)
                                                        =========     ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying consolidated balance sheets under the following captions (in thousands):

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1997
                                                       ------------ ------------
Costs and estimated earnings in excess of billings on
 uncompleted contracts...............................    $ 3,116      $    13
Billings in excess of costs and estimated earnings on
 uncompleted contracts...............................     (4,737)      (1,469)
                                                         -------      -------
                                                         $(1,621)     $(1,456)
                                                         =======      =======

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

6. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment were as follows (in thousands):

                            ESTIMATED
                             USEFUL    DECEMBER 31, FEBRUARY 28,
                              LIVES        1997         1997
                           ----------- ------------ ------------
Land......................         --    $   218      $   217
Buildings and
 improvements............. 20-30 years       677          640
Service and other
 vehicles.................   4-7 years     5,385          135
Machinery and equipment...  5-10 years     4,118          686
Office equipment,
 furniture and fixtures...  5-10 years     2,516          724
Leasehold improvements....         --      1,220          550
                                         -------      -------
                                          14,134        2,952
  Less accumulated depre-
   ciation................                (2,822)      (1,663)
                                         -------      -------
                                         $11,312      $ 1,289
                                         =======      =======

7. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following (in thousands):

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1997         1997
                                                      ------------ ------------
Notes payable to the former shareholders of GroupMAC
 Companies at 6%, payable May 1998...................   $ 2,466       $  --
Equipment installment loans payable to banks and
 other lenders, interest varying from 7.5% to 10%,
 secured by certain equipment, payable in monthly and
 quarterly installments including interest, final
 installment due December 1999.......................       228          --
Other notes payable to former shareholders at
 interest rates ranging from 4.8%
 to 8.25%, payable in monthly installments through
 March 2002..........................................       244        1,290
                                                        -------       ------
    Total short- and long-term debt..................     2,938        1,290
Less short-term borrowings and current maturities....    (2,769)        (149)
                                                        -------       ------
                                                        $   169       $1,141
                                                        =======       ======

  On May 2, 1997, the Company entered into a credit agreement (the "Original Credit Agreement") with a total commitment of $35 million. The Original Credit Agreement consisted of three portions: (i) a revolving credit agreement providing up to $3 million for use as working capital, (ii) a $12 million advancing acquisition line of credit to finance acquisitions, and (iii) a $20 million term loan to finance the acquisition of Airtron. Borrowings under the Original Credit Agreement totaled $32.5 million to fund the cash portion of the purchase prices related to Airtron and the Pre-Offering Companies. The Original Credit Agreement was repaid from the proceeds of the IPO and terminated in December 1997.

  In connection with the acquisition of certain Offering Acquisition Companies taxed under Subchapter S of the Internal Revenue Code, distributions totalling $4.2 million were made to former shareholders, with $1.8 million paid from acquired cash and $2.5 million satisfied with a note to the selling shareholders. These notes bear interest at 6% and are payable in May 1998.

  On December 11, 1997, the Company entered into a three-year revolving credit agreement (the "Credit Agreement") with an initial borrowing capacity of $75 million. Borrowings under the Credit Agreement bear interest either at the prime rate or Eurodollar rate adjusted for margins ranging from 0% to 0.5% or 1.0% to 2.0%, respectively, depending on the ratio of the Company's funded debt to its historical earnings before interest,

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES taxes, depreciation and amortization. The Company is subject to commitment fees ranging from 0.25% to 0.375% for the unutilized portion under the Credit Agreement. Under the Credit Agreement, the Company is required to maintain (i) a minimum fixed charge coverage ratio; (ii) a minimum tangible net worth that is positive; (iii) a maximum ratio of total indebtedness for borrowed money to capitalization (as defined in the Credit Agreement); (iv) a maximum ratio of debt to historical earnings before interest, taxes, depreciation and amortization; (v) a maximum amount of third party indebtedness in relation to consolidated shareholders' equity; and (vi) a minimum amount of consolidated net worth (as defined in the Credit Agreement). The Credit Agreement places limitations upon the amount of letters of credit which may be drawn, investments which may be permitted (as defined in the Credit Agreement), and liens which may be granted to secure other debt. The Company may not pay any dividends or redeem, retire or guarantee the value of shares of any class of stock in the Company without prior approval from the lending banks, other than the purchase of outstanding shares of the Company's stock within defined limits. The Credit Agreement matures on December 11, 2000.


  The aggregate maturities of debt as of December 31, 1997 are as follows (in thousands):

  1998................................................................... $2,769
  1999...................................................................     77
  2000...................................................................     41
  2001...................................................................     45
  2002...................................................................      6
  Thereafter.............................................................    --
                                                                          ------
                                                                          $2,938
                                                                          ======

8. DUE TO RELATED PARTIES (NONCURRENT)

  Under the Agreement, part of the cash purchase price payable to former shareholders relates to the tax benefits which will be received by the Company related to the exercise of previously outstanding warrants and distributions under deferred compensation arrangements. A liability of $9.7 million has been recognized in the accompanying consolidated financial statements for an estimate of these amounts as of December 31, 1997. This amount will be funded to the former shareholders as the tax benefit is realized by the Company either through receipt of net operating loss carryback claims or utilization of current deductions and net operating loss carryforwards to reduce estimated tax payments. As such tax benefits are not expected to be realized by December 31, 1998, the $9.7 million liability and the related refundable income taxes and deferred tax assets have all been reflected as long-term in the accompanying consolidated balance sheet.

9. STOCK-BASED COMPENSATION PLANS

  The Group Maintenance America Corp. 1997 Stock Awards Plan was adopted by the Board of Directors of GroupMAC to further promote and align the interests of directors, key employees and other persons providing services to the Company with those of its shareholders. Pursuant to this plan and a stock option plan for non-management employees, on November 6, 1997, GroupMAC granted options to purchase approximately 1.9 million shares of common stock at an exercise price equal to the IPO price of $14.00 per share. These options vest at a rate of 25% per year for four years on the anniversary of the grant date and expire on November 6, 2002. The cumulative number of shares of common stock that may be issued under both plans may not exceed 12% of the number of shares outstanding (determined quarterly), subject to adjustment for corporate transactions and changes that affect GroupMAC, its shares or share status. Both stock option plans expire on June 30, 2007.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

  Additionally, the Company granted to directors, senior management and other employees options to purchase an aggregate of 388,800 shares of common stock at an exercise price of $3.08. During 1997, options to purchase 20,000 shares of common stock were exercised, 25,000 options terminated and the remaining options were outstanding at December 31, 1997. These options vest and expire over various periods.

  In connection with the purchase of one of the Pre-Offering Companies, the Company issued warrants to purchase 514,000 shares of common stock at $17.50.

  The following is a summary of stock option and warrant activity (in thousands, except for per share amounts):

                                                              WEIGHTED NUMBER OF
                                                              AVERAGE   OPTIONS
                                                              EXERCISE    OR
                                                               PRICE   WARRANTS
                                                              -------- ---------
Granted......................................................  $ 3.08      292
                                                                         -----
Balance at December 31, 1996.................................    3.08      292
Granted......................................................    3.08       69
                                                                         -----
Balance at April 30, 1997, date of Agreement.................    3.08      361
Granted......................................................   14.33    2,611
Exercised....................................................    3.08      (20)
Surrendered..................................................    3.08      (25)
                                                                         -----
Balance at December 31, 1997.................................   13.07    2,927
                                                                         =====

  Exercisable options at February 28, 1997 and February 29, 1996 were zero. A summary of outstanding and exercisable options and warrants as of December 31, 1997 follows:

                 WEIGHTED              WEIGHTED
                 AVERAGE   NUMBER OF    AVERAGE   WEIGHTED AVERAGE   NUMBER OF
                  OPTION  OUTSTANDING  REMAINING  EXERCISABLE PRICE EXERCISABLE
   RANGE OF         OR    OPTIONS OR  CONTRACTUAL  OF EXERCISABLE   OPTIONS OR
  OPTION OR      WARRANT   WARRANTS      LIFE        OPTIONS OR      WARRANTS
WARRANT PRICES    PRICES  (THOUSANDS)   (YEARS)       WARRANTS      (THOUSANDS)
---------------  -------- ----------- ----------- ----------------- -----------
$0.00 to $3.08    $ 3.08       369        9.0          $ 3.08           128
$3.09 to $7.00    $ 7.00        42        3.5          $ 7.00            25
$7.01 to $17.50   $14.63     2,516        5.9          $17.50           514
                             -----                                      ---
                             2,927                                      667
                             =====                                      ===

  The Company applies Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its stock option plans. Accordingly, compensation cost has been recognized only for the options that have an exercise price less than the fair market value of the underlying stock at date of grant. A compensation charge of $0.2 million is reflected in the consolidated statements of operations and shareholders' equity for the ten months ended December 31, 1997 related to the issuance of management shares and stock options at prices below the fair market value at the date of issue or grant.

  The following unaudited pro forma data is calculated as if compensation expense for the Company's stock option plans were determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, Accounting for Stock-Based
Compensation:

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                                                             TEN MONTHS ENDED
                                                             DECEMBER 31, 1997
                                                           ---------------------
                                                           AS REPORTED PRO FORMA
                                                           ----------- ---------
Net loss..................................................   $(3,642)   $(3,983)
Net loss per share:
  Basic...................................................   $ (0.34)   $ (0.37)
  Diluted.................................................   $ (0.34)   $ (0.37)

  The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                      SUBSEQUENT TO PRIOR TO THE
                                                      THE AGREEMENT  AGREEMENT
                                                      ------------- ------------
     Dividend yield..................................         --           --
     Expected volatility.............................       33.0%           0%
     Risk-free interest rate.........................       5.83%        6.26%
     Expected lives..................................   6.6 years     10 years
     Fair value of options at grant date.............   $   5.425     $  1.425

  In July 1994, Airtron granted warrants to purchase 60,000 common shares at $1 each until August 1, 2011. The appraised value of Airtron's stock at that time was $40 per share, resulting in a charge of $2.4 million and an offsetting increase in retained earnings in fiscal 1995. All 60,000 warrants were outstanding at February 29, 1996. In August 1996, 15,000 of these warrants were purchased from a former shareholder for $0.5 million, resulting in a reduction in retained earnings for the original recorded value of the warrants of $0.6 million with the offset recorded as other income. At February 28, 1997, 45,000 warrants were outstanding. In connection with the Agreement these warrants were exchanged for cash and preferred and common shares of GroupMAC.

  Airtron had deferred compensation arrangements for certain members of its management and its board of directors. The assets and liabilities previously recorded by the Company have been reflected as distributions in the accompanying financial statements.

10. SHAREHOLDERS' EQUITY

  On October 24, 1996, the Company entered into a stock subscription agreement with an individual providing for the sale of up to 2.6 million shares of common stock at a purchase price of $3.08 per share. At December 31, 1997, the Company had sold all of the 2.6 million shares.

  On August 16, 1997, the Board of Directors of GroupMAC approved a 1-for-2.5 reverse stock split on the Company's common stock. The reverse stock split was approved by the shareholders of GroupMAC on September 24, 1997 and became effective shortly thereafter. All share and per share data have been restated to reflect the reverse stock split.

  During November and December 1997, the Company completed the IPO involving the sale of 8.3 million shares of common stock at a price to the public of $14.00 per share. The net proceeds from the IPO (after deducting underwriting discounts and commissions and offering expenses) were approximately $103.6 million. Of this amount, $29.8 million was used to pay the cash portion of the closing consideration relating to the acquisitions of one Pre-Offering Company and the Offering Acquisition Companies, $42.6 million to repay corporate indebtedness and debt assumed in connection with the acquisition of the GroupMAC Companies, $19.3

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES million to retire all of the then outstanding preferred stock and $11.9 million for general corporate purposes including working capital, final consideration settlements related to the GroupMAC Companies and future acquisitions.

11. INCOME TAXES

  Income tax expense consists of the following (in thousands):

                                           TEN MONTHS
                                             ENDED      YEAR ENDED   YEAR ENDED
                                          DECEMBER 31, FEBRUARY 28, FEBRUARY 29,
                                              1997         1997         1996
                                          ------------ ------------ ------------
Current:
  Federal................................    $  --       $(1,020)     $ 2,530
  State and local........................       489          385          536
                                             ------      -------      -------
                                                489         (635)       3,066
Deferred:
  Federal, state and local...............     2,343        2,207       (1,415)
                                             ------      -------      -------
                                             $2,832      $ 1,572      $ 1,651
                                             ======      =======      =======

  Total income tax expense differs from the amounts computed by applying the U.S. federal statutory income tax rate of 34% to income (loss) before income tax provision as a result of the following (in thousands):

                                          TEN MONTHS
                                            ENDED      YEAR ENDED   YEAR ENDED
                                         DECEMBER 31, FEBRUARY 28, FEBRUARY 29,
                                             1997         1997         1996
                                         ------------ ------------ ------------
Tax provision (benefit) at statutory
 rate...................................    $ (275)      $1,329       $1,289
Increase (decrease) resulting from:
  State income taxes, net of federal
   benefit..............................       323          254          354
  Compensation expense from reverse
   acquisition..........................     2,455          --           --
  Non-deductible goodwill amortization..       199          --           --
  Other.................................       130          (11)           8
                                            ------       ------       ------
                                            $2,832       $1,572       $1,651
                                            ======       ======       ======

  The components of the deferred income tax assets and liabilities are as follows (in thousands):

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1997
                                                       ------------ ------------
Deferred income tax assets:
  Allowance for doubtful accounts.....................   $   713       $  187
  Inventories.........................................       279          246
  Accrued expenses....................................     2,489          577
  Deferred revenue....................................       348          --
  Compensation and benefits...........................     3,736        2,987
  Net operating loss carryforward.....................     1,231          --
  Other...............................................       183          --
                                                         -------       ------
    Total deferred income tax assets..................     8,979        3,997
                                                         -------       ------
Deferred income tax liabilities:
  Depreciation........................................      (585)         (37)
  Completed contract accounting for tax purposes......    (1,836)         --
  Other...............................................      (172)         --
                                                         -------       ------
    Total deferred income tax liabilities.............    (2,593)         (37)
                                                         -------       ------
      Net deferred income tax assets..................   $ 6,386       $3,960
                                                         =======       ======

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

  These deferred income tax assets and liabilities are included in the accompanying consolidated balance sheets under the following captions (in thousands):

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1997
                                                       ------------ ------------
      Deferred tax assets--current....................    $1,647       $  765
      Deferred tax assets--long-term..................     4,739        3,195
                                                          ------       ------
                                                          $6,386       $3,960
                                                          ======       ======

  Management believes it is more likely than not the Company will realize the benefits of the net deferred tax assets. Accordingly, no valuation allowance has been recorded as of December 31, 1997 or February 28, 1997.

12. LEASES

  Operating leases for certain facilities and transportation equipment expire at various dates through 2011. Certain leases contain renewal options. Approximate minimum future rental payments as of December 31, 1997 are as follows (in thousands):

        1998............................................................ $ 5,508
        1999............................................................   4,827
        2000............................................................   3,964
        2001............................................................   3,270
        2002............................................................   2,716
        Thereafter......................................................   8,742
                                                                         -------
                                                                         $29,027
                                                                         =======

  Total rental expense for the ten months ended December 31, 1997 and the years ended February 28, 1997 and February 29, 1996 was approximately $2.3 million, $1.7 million and $2.0 million, respectively (including $1.2 million, $0.6 million and $0.4 million, respectively, to related parties).

13. EMPLOYEE BENEFIT PLANS

  Several of the GroupMAC Companies maintain defined contribution employee retirement plans, which are open to certain employees after various lengths of service. Employee contributions and employer matching contributions occur at different rates and the matched portions of the funds vest over a period of years. Company contributions to these plans totaled approximately $0.4 million, $0.2 million and $0.2 million for the ten months ended December 31, 1997 and the years ended February 28, 1997 and February 29, 1996, respectively.

  Certain of the GroupMAC Companies make contributions to union-administered benefit funds which cover the majority of these companys' employees. For the ten months ended December 31, 1997, the participant costs charged to operations were approximately $0.6 million. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company has not yet received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

14. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various legal actions. It is not possible to predict the outcome of these matters; however, in the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

  Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field meaning that they may not be able to properly recognize dates in the year 2000 and later. This could result in significant system and equipment failures. The Company recognizes that it must take action to ensure that its products and operations will not be adversely impacted by Year 2000 software failures and is currently developing detailed assessments and action plans to address Year 2000 issues. Irrespective of the Year 2000 issue, the Company is in the process of developing data processing systems throughout the organization for its overall information needs which will be free of any Year 2000 limitations. The common data processing system will be implemented first at GroupMAC Companies with identified Year 2000 constraints which are not expected to be corrected by other means. The Company expects to commence user-acceptance testing of the new data processing system by the end of 1998 with implementation beginning in 1999. The Company currently does not have an overall estimate of the cost associated with the purchase and implementation of the new processing system.

  The Year 2000 considerations may have an effect on some of the Company's customers and suppliers, and thus indirectly on the Company. The Company has not assessed the potential adverse effect on the Company with respect to customers and suppliers with Year 2000 problems.

15. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, restricted investments (carried at cost--see Note 4) and debt. The Company believes that the carrying values of these instruments on the accompanying consolidated balance sheets approximate their fair value.

16. SUBSEQUENT EVENTS (UNAUDITED)

  During the first quarter of 1998, the Company completed the acquisition of 15 platform and four tuck-in companies (the "Post-Offering Companies"). The combined annual revenues of the Post-Offering Companies were approximately $155.0 million. Total consideration paid was $68.5 million, which included cash payments of $36.9 million, $0.8 million of subordinated convertible debt, and 2.5 million shares of common stock. All such acquisitions will be accounted for as purchases.

  The Company has signed definitive agreements to purchase two platform companies with combined annual revenues of $28.4 million. Total consideration to be paid is approximately $21.7 million which includes cash payments of $11.9 million, and 0.8 million shares of common stock. Both acquisitions will be accounted for as purchases.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
MacDonald-Miller Industries, Inc.

  We have audited the accompanying consolidated balance sheets of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995, 1996 and June 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1996, and the six-month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995 and 1996, and June 30, 1997, and the results of their operations and cash flows for each of the three years ended December 31, 1996 and the six-month period ended June 30, 1997 in conformity with generally accepted accounting principles.

Moss Adams LLP

Seattle, Washington
August 7, 1997, except
for Notes 2 and 11,
as to which the date
is August 18, 1997

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                        DECEMBER 31,        JUNE 30,   SEPTEMBER 30,
                                   ----------------------- ----------- -------------
                                      1995        1996        1997         1997
                                   ----------- ----------- ----------- -------------
           ASSETS                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents....... $        -- $        -- $        --  $        --
  Receivables, less allowance for
   doubtful accounts of $145,000,
   $137,378 and $149,653,
   respectively:
    Trade.........................   9,771,993  13,287,714  14,728,290   10,691,894
    Related parties and employees.     108,840     341,186     672,407       85,169
    Unconsolidated affiliate......     279,000     321,000     388,000      388,000
  Inventories.....................     651,442     713,726     814,093      986,467
  Costs and estimated earnings in
   excess of billings on
   uncompleted contracts..........   1,356,980   1,342,213   1,015,468      926,113
  Prepaid expenses................      45,835     117,368      63,403      144,991
  Income taxes refundable.........          --     114,396          --           --
                                   ----------- ----------- -----------  -----------
      Total current assets........  12,214,090  16,237,603  17,681,661   13,222,634
PROPERTY AND EQUIPMENT, net.......   1,159,820   1,436,293   1,555,323    1,496,919
OTHER NONCURRENT ASSETS
  Real estate held for investment.     510,000     508,066     411,066           --
  Other assets....................     106,610     145,861     107,523       66,668
  Deferred income taxes...........     148,000     105,000     196,000      196,000
                                   ----------- ----------- -----------  -----------
                                       764,610     758,927     714,589      262,668
                                   ----------- ----------- -----------  -----------
      Total assets................ $14,138,520 $18,432,823 $19,951,573  $14,982,221
                                   =========== =========== ===========  ===========

LIABILITIES AND SHAREHOLDERS'
           EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term
   debt........................... $   100,136 $    96,000 $    96,000  $    96,000
  Accounts payable................   4,525,382   5,148,905   5,241,881    3,139,915
  Notes payable:
    Bank..........................   2,199,134   5,395,816   4,790,113    2,476,008
    Shareholders and related
     parties......................     673,523      30,000      35,340           --
  Accrued expenses................   1,915,968   1,840,699   2,416,748    2,182,373
  Income taxes payable............      28,764          --     396,001      278,880
  Billings in excess of costs and
   estimated earnings on
   uncompleted contracts..........   1,076,700   1,660,159   1,715,783    1,828,520
                                   ----------- ----------- -----------  -----------
      Total current liabilities...  10,519,607  14,171,579  14,691,866   10,001,696
LONG-TERM DEBT, net of current
 maturities.......................     699,098     758,149     708,285      288,000
DEFERRED COMPENSATION.............     355,085     189,848     189,848      189,848
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value;
   150,000 shares authorized......     198,473     291,539     355,133      355,971
  Retained earnings...............   2,366,257   3,021,708   4,006,441    4,146,706
                                   ----------- ----------- -----------  -----------
      Total shareholders' equity..   2,564,730   3,313,247   4,361,574    4,502,677
                                   ----------- ----------- -----------  -----------
      Total liabilities and
       shareholders' equity....... $14,138,520 $18,432,823 $19,951,573  $14,982,221
                                   =========== =========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    SIX MONTHS ENDED          NINE MONTHS ENDED
                               YEARS ENDED DECEMBER 31,                 JUNE 30,                SEPTEMBER 30,
                          -------------------------------------  ------------------------  ------------------------
                             1994         1995         1996         1996         1997         1996         1997
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                 (UNAUDITED)                     (UNAUDITED)
REVENUES................  $39,534,230  $45,508,339  $66,058,958  $36,382,305  $38,835,662  $52,184,305  $54,560,008
COST OF SERVICES........   32,256,651   36,927,012   56,372,933   31,590,195   33,451,024   45,192,195   46,400,433
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Gross profit.........    7,277,579    8,581,327    9,686,025    4,792,110    5,384,638    6,992,110    8,159,575
SELLING, GENERAL AND AD-
 MINISTRATIVE EXPENSES..    6,088,076    7,338,381    7,631,851    3,705,694    3,787,822    5,566,694    6,239,243
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Income from opera-
    tions...............    1,189,503    1,242,946    2,054,174    1,086,416    1,596,816    1,425,416    1,920,332
OTHER INCOME (EXPENSE):
 Interest expense.......     (275,490)    (370,603)    (519,842)    (244,135)    (214,381)    (386,135)    (333,334)
 Other..................      (25,865)     (42,527)       7,926       66,751      167,209       23,751      183,510
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                             (301,355)    (413,130)    (511,916)    (177,384)     (47,172)    (362,384)    (149,824)
   Income before income
    tax provision.......      888,148      829,816    1,542,258      909,032    1,549,644    1,063,032    1,770,508
INCOME TAX PROVISION....      325,730      344,238      574,000      347,059      569,001      402,059      649,600
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCOME..............  $   562,418  $   485,578  $   968,258  $   561,973  $   980,643  $   660,973  $ 1,120,908
                          ===========  ===========  ===========  ===========  ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                     NUMBER
                                       OF      COMMON    RETAINED
                                     SHARES    STOCK     EARNINGS     TOTAL
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1993.......... 102,603  $117,535  $2,527,242  $2,644,777
  Issuance of common stock..........   2,777    55,540          --      55,540
  Purchase and retirement of common
   stock............................  (2,834)  (79,919)         --     (79,919)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (738,816)   (738,816)
  Net income........................      --        --     562,418     562,418
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1994.......... 102,546    93,156   2,350,844   2,444,000
  Issuance of common stock..........   4,802   108,514          --     108,514
  Purchase and retirement of common
   stock............................    (100)   (3,197)         --      (3,197)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (470,165)   (470,165)
  Net income........................      --        --     485,578     485,578
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1995.......... 107,248   198,473   2,366,257   2,564,730
  Issuance of common stock..........   3,977    93,066          --      93,066
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (312,807)   (312,807)
  Net income........................      --        --     968,258     968,258
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1996.......... 111,225   291,539   3,021,708   3,313,247
  Issuance of common stock..........   1,800    63,594          --      63,594
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --       4,090       4,090
  Net income........................      --        --     980,643     980,643
                                     -------  --------  ----------  ----------
BALANCE, June 30, 1997.............. 113,025  $355,133  $4,006,441  $4,361,574
                                     =======  ========  ==========  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED          NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,                JUNE 30,                SEPTEMBER 30,
                         -----------------------------------  ------------------------  ------------------------
                           1994        1995         1996         1996         1997         1996         1997
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
                                                              (UNAUDITED)                     (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net income............. $ 562,418  $   485,578  $   968,258  $   561,973  $   980,643  $   660,973  $ 1,120,908
 Adjustments to
  reconcile net income
  to cash flows provided
  by (used in) operating
  activities:
 Depreciation and
  amortization..........   250,162      266,763      376,391      167,654      210,208      277,842      319,756
 (Gain) loss on
  disposal of property
  and equipment.........    (7,897)       8,623       18,857           --       24,294           --           --
 Allowance for loss on
  real estate held for
  investment............        --           --       25,000       25,000       97,000       25,000           --
 Deferred income taxes..    (9,000)     (67,000)      43,000      (81,000)     (91,000)          --      (91,000)
 Changes in operating
  assets and
  liabilities:
  (Increase) decrease
   in:
   Trade receivables....   (46,296)  (2,700,456)  (3,515,721)  (1,181,851)  (1,440,576)  (2,395,546)   2,599,910
   Receivables from
    related parties and
    employees...........  (141,194)      32,354     (232,346)       7,226     (331,221)      21,187      256,016
   Receivable from
    unconsolidated
    affiliate...........  (176,000)    (103,000)     (42,000)     (21,000)     (67,000)     (21,000)     (67,000)
   Inventories..........   (76,019)      66,366      (62,284)    (310,598)    (100,367)    (370,944)    (272,741)
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........    41,276     (325,574)      14,767   (1,038,698)     326,745      203,850      416,100
   Prepaid expenses.....    51,746        1,525      (71,533)    (106,776)      53,965      112,072      (27,621)
   Income taxes
    refundable..........        --           --     (114,396)    (154,537)     114,396           --      114,396
   Other assets.........    57,860      (43,860)     (39,251)    (145,625)      38,338       (6,750)      79,193
  Increase (decrease)
   in:
   Accounts payable.....  (105,101)     906,917       83,013     (652,636)     691,425      885,865   (1,249,558)
   Accrued expenses.....   446,596      353,195      (75,269)     551,774      576,049      285,685      321,341
   Income taxes payable.  (216,105)      25,894      (28,764)     (28,764)     396,001      (21,960)     278,880
   Billings in excess of
    costs and estimated
    earnings on
    uncompleted
    contracts...........  (159,552)     649,570      583,459      643,626       55,624   (1,076,700)     168,361
   Deferred
    compensation........        --      355,085     (165,237)          --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) operating
 activities.............   472,894      (88,020)  (2,234,056)  (1,764,232)   1,534,524   (1,420,426)   3,966,941
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........  (452,306)    (654,940)    (686,586)    (534,042)    (365,461)    (607,845)    (380,382)
 Proceeds from sale of
  property and
  equipment.............     9,975       73,841       14,865           --       11,929           --      508,066
 Additions to real
  estate held for
  investment............        --     (510,000)     (23,066)     (21,289)          --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...  (442,331)  (1,091,099)    (694,787)    (555,331)    (353,532)    (607,845)     127,684
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Disbursements in
  transit...............        --      198,590      540,510    1,338,474     (598,449)      13,835     (739,100)
 Increase (decrease) of
  notes payable to bank,
  net...................   895,548      394,297    3,196,682    1,331,530     (605,703)   2,904,742   (2,919,808)
 Effect of adjustment
  related to
  unconsolidated
  affiliate.............  (738,816)    (470,165)    (312,807)    (345,641)       4,090     (345,641)          --
 Proceeds from notes
  payable to related
  parties...............   239,613      673,523       55,000       69,452       30,340           --           --
 Payments of notes
  payable to related
  parties...............  (288,454)    (231,268)    (698,523)     (20,000)     (25,000)    (643,523)          --
 Proceeds (payments) of
  long-term borrowings..        --      816,932      312,021           --           --       61,332     (500,149)
 Payments of long-term
  debt..................   (99,457)    (331,050)    (257,106)     (91,778)     (49,864)
 Proceeds from issuance
  of common stock.......    55,540      108,514       93,066       37,526       63,594       37,526       64,432
 Purchase and retirement
  of common stock.......   (79,919)      (3,197)          --           --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) financing
 activities.............   (15,945)   1,156,176    2,928,843    2,319,563   (1,180,992)   2,028,271   (4,094,625)
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    14,618      (22,943)          --           --           --           --           --
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............     8,325       22,943           --           --           --           --           --
                         ---------  -----------  -----------  -----------  -----------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $  22,943  $        --  $        --  $        --  $        --  $        --  $        --
                         =========  ===========  ===========  ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  MacDonald-Miller Industries, Inc. (the Company) (MMI), a Washington corporation, is a mechanical contractor and service company engaged in the design, installation and maintenance of heating, ventilating, air conditioning, plumbing, refrigeration, and automated control systems for commercial and industrial properties. The main areas of operation are in the states of Washington and Oregon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

  On August 18, 1997, the Company signed an agreement and plan of merger with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. The merger will close concurrent with the closing of the initial public offering of the common stock of GroupMAC (the "GroupMAC IPO"). Prior to the closing of the acquisition, the Company will distribute the net assets of MacDonald-Miller Residential (MMR) (a division of MMI), to its shareholders, in a tax-free distribution. See Note 17.

  The accompanying financial statements exclude MMR, include only the operations of MMI to be acquired in the merger and have been prepared on the basis that the distribution of the net assets of MMR had been completed as of December 31, 1993. Therefore, these financial statements do not include any of the net assets or operations of MMR for the periods presented which were included in previously issued financial statements of MMI. Effects of adjustments related to the unconsolidated affiliate have been shown as a reduction in shareholders' equity for each of the years presented.

  The following provides summary financial information of MMI, including MMR, as presented in previously issued financial statements:

                                    DECEMBER 31,                    JUNE 30,
                         ----------------------------------- -----------------------
                            1994        1995        1996        1996        1997
                         ----------- ----------- ----------- ----------- -----------
                                                             (UNAUDITED) (UNAUDITED)
Revenues................ $42,806,970 $50,371,690 $71,597,840 $38,979,761 $41,972,630
Income from operations..     816,888   1,007,683   1,238,957     395,035   1,605,945
Net income..............     322,226     388,738     384,718     113,768     963,965
Total assets............              15,213,014  19,318,982              20,828,390
Net assets..............               3,317,211   3,794,995               4,822,554

  MMR is a separate operating entity with separate facilities and management. Following is a summary of the net assets of MMR as of June 30, 1997 which will be distributed to shareholders (unaudited):

   Receivables......................................................  $ 726,675
   Inventories......................................................    230,574
   Costs and estimated earnings in excess of billings on uncompleted
    contracts.......................................................    102,038
   Property and equipment...........................................    189,649
   Other assets.....................................................     15,881
   Accounts payable.................................................   (230,250)
   Accrued expenses.................................................   (185,587)
   Due to MMI.......................................................   (388,000)
                                                                      ---------
     Net assets.....................................................  $ 460,980
                                                                      =========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Amounts reported as due from affiliate in the accompanying balance sheets represent the allocation of bank borrowings attributed to MMR and are expected to be remitted to the Company at the completion of the planned acquisition as separate financing of the division is established.

  The consolidated financial statements include the accounts of MacDonald-Miller Industries, Inc. and its wholly-owned subsidiaries MacDonald-Miller Co., Inc. and MacDonald-Miller Service, Inc. (collectively "the Company"). Intercompany balances and transactions are eliminated in consolidation.

 Interim Financial Information

  The interim financial statements as of June 30, 1996 and September 30, 1997 and for the six and nine months then ended, respectively, are unaudited, and certain information and footnote disclosures have been omitted. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete contracts in progress which have a direct effect on gross profit.

 Revenue Recognition

  Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion basis using the cost-to-cost method. This method is used because the Company considers contract costs to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the same method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist of parts and supplies used in the Company's operations. The inventories are valued at the lower of cost (determined using the first-in, first-out method) or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using straight-line and accelerated methods over the useful life of the assets. Leasehold improvements are amortized over the life of the related lease.

 Disbursements in Transit

  Under the Company's cash management system, checks issued, but not presented to the bank frequently result in overdraft balances for financial accounting purposes. These balances are classified as accounts payable in the balance sheets and as a financing activity in the statements of cash flows.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Warranty Costs

  The Company warrants labor for one year on new construction and 90 days after servicing of air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Stock-Based Compensation

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). The new standard measures compensation cost using a fair value method, which computes compensation cost as the difference between the options' fair value and the option price on the grant date. However, SFAS No. 123 allows companies to continue to measure compensation cost using the intrinsic value method, which computes compensation cost as the difference between a company's stock price and the option price at the grant date. The Company has elected to continue to use the intrinsic value method.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Income taxes are explained further in Note 9.

 Fair Value of Financial Instruments

  The Company's financial instruments include cash and cash equivalents, billed receivables, loans, short-term debt (a revolving line of credit with a variable interest rate) and long-term debt. The carrying value of these instruments approximate fair value.

 Asset Impairment

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassifications

  Certain amounts in the financial statements for 1994 and 1995 have been reclassified to conform with the 1996 presentation. These changes had no effect on operating results.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

3. CONTRACTS RECEIVABLE

  Accounts receivable consists of the following:

                                                   DECEMBER 31,
                                              ----------------------  JUNE 30,
                                                 1995       1996        1997
                                              ---------- ----------- -----------
   Contracts receivable
     Completed contracts..................... $    3,257 $   511,903 $   767,621
     Contracts in progress...................  7,065,294   9,843,152  11,231,253
     Retentions..............................  1,413,742   1,549,731   1,631,527
                                              ---------- ----------- -----------
                                               8,482,293  11,904,786  13,630,401
   Service and maintenance...................  1,110,384   1,219,618   1,195,211
   Other.....................................    324,316     300,688      52,331
                                              ---------- ----------- -----------
                                               9,916,993  13,425,092  14,877,943
   Less allowance for doubtful accounts......    145,000     137,378     149,653
                                              ---------- ----------- -----------
                                              $9,771,993 $13,287,714 $14,728,290
                                              ========== =========== ===========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of status of uncompleted contracts is as follows:

                                              DECEMBER 31,
                                         -----------------------   JUNE 30,
                                            1995        1996         1997
                                         ----------- -----------  -----------
   Costs incurred on uncompleted
    contracts........................... $29,427,252 $36,199,700  $32,045,499
   Estimated earnings...................   5,377,340   5,029,941    4,227,719
                                         ----------- -----------  -----------
                                          34,804,592  41,229,641   36,273,218
   Less billings to date................  34,524,312  41,547,587   36,973,533
                                         ----------- -----------  -----------
                                         $   280,280 $  (317,946) $  (700,315)
                                         =========== ===========  ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                            DECEMBER 31,
                                       ------------------------   JUNE 30,
                                          1995         1996         1997
                                       -----------  -----------  -----------
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts......................... $ 1,356,980  $ 1,342,213  $ 1,015,468
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.........................  (1,076,700)  (1,660,159)  (1,715,783)
                                       -----------  -----------  -----------
                                       $   280,280  $  (317,946) $  (700,315)
                                       ===========  ===========  ===========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                      ESTIMATED     DECEMBER 31,
                                       USEFUL   ---------------------  JUNE 30,
                                        LIVES      1995       1996       1997
                                      --------- ---------- ---------- ----------
   Machinery and equipment...........  5 years  $  709,983 $  763,572 $  887,108
   Vehicles..........................  5 years     188,267    167,810    139,232
   Office furniture and equipment....  7 years     553,565    600,376    608,090
   Data processing equipment.........  5 years     736,129    955,399  1,039,165
   Communication equipment...........  5 years      90,759    112,419    108,145
   Leasehold improvements............  9 years     179,322    220,432    312,194
                                                ---------- ---------- ----------
                                                 2,458,025  2,820,008  3,093,934
   Less accumulated depreciation.....            1,298,205  1,383,715  1,538,611
                                                ---------- ---------- ----------
                                                $1,159,820 $1,436,293 $1,555,323
                                                ========== ========== ==========

6. REAL ESTATE HELD FOR INVESTMENT

  During 1995, the Company purchased certain real property which was not intended to be used in business operations. The property is encumbered with debt. The debt service payments are calculated using an amortization period of 30 years with interest at 7.88%. Monthly payments, including interest, are $3,000 with the remaining balance due in full in October 2000. The balances of the net book value and long-term debt of the real estate held for investment are as follows:

                                                    DECEMBER 31,
                                                  ------------------  JUNE 30,
                                                    1995      1996      1997
                                                  --------  --------  ---------
   Cost basis.................................... $560,000  $583,066  $ 583,066
   Loss reserve..................................  (50,000)  (75,000)  (172,000)
                                                  --------  --------  ---------
     Net book value.............................. $510,000  $508,066  $ 411,066
                                                  ========  ========  =========
   Long-term debt................................ $401,664  $398,149  $ 396,285
                                                  ========  ========  =========

7. NOTE PAYABLE TO BANK

  The note payable to bank represents the outstanding balance on a $6,000,000 revolving line of credit with interest at the bank's prime rate plus .75%. The weighted average interest rate for December 31, 1995, 1996 and June 30, 1997 was 9.83%, 9.15% and 9.27%, respectively. The line of credit is subject to annual renewal. The note is collateralized by receivables and inventory, and is guaranteed by the executive officers. The Company is required under the agreement to maintain certain financial covenants. These financial covenants include current ratio and tangible net worth requirements, fixed asset addition restrictions, dividend payment restrictions, and certain restrictions regarding changes in ownership.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                        DECEMBER 31,
                                                      ----------------- JUNE 30,
                                                        1995     1996     1997
                                                      -------- -------- --------
   Note payable to bank, due in monthly installments
    of $8,000 plus interest at prime plus 1%,
    collateralized by equipment.....................  $352,000 $456,000 $408,000
   Note payable, paid in full during 1996...........    45,570       --       --
   Note payable related to real estate (see Note 6).   401,664  398,149  396,285
                                                      -------- -------- --------
                                                       799,234  854,149  804,285
   Less current portion.............................   100,136   96,000   96,000
                                                      -------- -------- --------
                                                      $699,098 $758,149 $708,285
                                                      ======== ======== ========

  The aggregate maturities of the long-term debt for future years ending June 30 are as follows:

      1998............................................................. $ 96,000
      1999.............................................................   96,000
      2000.............................................................  492,285
      2001.............................................................   96,000
      2002.............................................................   24,000
                                                                        --------
                                                                        $804,285
                                                                        ========

9. INCOME TAXES

  The income tax provision consists of:

                                       DECEMBER 31,              JUNE 30,
                                ---------------------------- ------------------
                                  1994      1995      1996     1996      1997
                                --------  --------  -------- --------  --------
   Current..................... $334,730  $411,238  $531,000 $428,059  $660,001
   Deferred....................   (9,000)  (67,000)   43,000  (81,000)  (91,000)
                                --------  --------  -------- --------  --------
                                $325,730  $344,238  $574,000 $347,059  $569,001
                                ========  ========  ======== ========  ========

  Total income tax expense differs from the amounts computed by applying the United States statutory income tax rate to income before income tax provision as a result of the following:

                                       DECEMBER 31,                         JUNE 30,
                         ----------------------------------------- ---------------------------
                           1994    %     1995    %     1996    %     1996    %     1997    %
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
Income tax provision at
 statutory rate......... $301,970 34.0 $282,138 34.0 $524,368 34.0 $309,071 34.0 $526,879 34.0
Increase (reduction) in
 income taxes resulting
 from:
 State income taxes.....    3,200  0.4    2,600  0.3    6,600  0.4    3,300  0.4   10,800  0.7
 Meals and
  entertainment.........   18,100  2.0   22,800  2.7   23,800  1.5   11,900  1.3   13,600  0.9
 Other non-deductible
  expenses..............    2,210  0.2   19,700  2.4    5,600  0.4    5,800  0.6    2,800  0.2
 Other..................      250   --   17,000  2.0   13,632  0.9   16,988  1.9   14,922  0.9
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
                         $325,730 36.6 $344,238 41.4 $574,000 37.2 $347,059 38.2 $569,001 36.7
                         ======== ==== ======== ==== ======== ==== ======== ==== ======== ====

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  The components of the deferred income tax assets and liabilities are as follows:

                                                     DECEMBER 31,
                                                   ------------------  JUNE 30,
                                                     1995      1996      1997
                                                   --------  --------  --------
   Deferred tax assets:
     Warranty reserve............................. $ 44,000  $ 45,000  $ 41,000
     Allowance for doubtful accounts..............   56,000    48,000    51,000
     Loss on sale reserve.........................   17,000    26,000    58,000
     Deferred Compensation........................  121,000    65,000    65,000
     Other........................................       --    18,000    60,000
                                                   --------  --------  --------
       Total deferred income tax assets...........  238,000   202,000   275,000
                                                   --------  --------  --------
   Deferred tax liabilities:
     Contracts in progress........................  (17,000)  (36,000)   (8,000)
     Depreciation.................................  (73,000)  (61,000)  (71,000)
                                                   --------  --------  --------
       Total deferred income tax liabilities......  (90,000)  (97,000)  (79,000)
                                                   --------  --------  --------
       Net deferred income taxes.................. $148,000  $105,000  $196,000
                                                   ========  ========  ========

10. ACCRUED LIABILITIES

  Accrued liabilities consists of:

                                                   DECEMBER 31,
                                               ---------------------  JUNE 30,
                                                  1995       1996       1997
                                               ---------- ---------- ----------
      Payroll................................. $1,176,450 $1,269,823 $1,718,077
      Payroll and business taxes..............    495,867    309,251    488,115
      Other...................................    243,651    261,625    210,556
                                               ---------- ---------- ----------
                                               $1,915,968 $1,840,699 $2,416,748
                                               ========== ========== ==========

11. COMMITMENTS

  The Company conducts its operation from facilities which are leased from an affiliated entity. The lease was amended on August 18, 1997 resulting in increased rental payments which now expire July 2007. The lease modifications are reflected in the schedule below. The Company also leases vehicles and facilities from unrelated companies under agreements expiring at various times through 2001. The Company accounts for these leases as operating leases. Aggregate minimum annual lease payments are as follows:

   YEARS ENDING                                  RELATED
     JUNE 30,                                     PARTY      OTHER      TOTAL
   ------------                                 ---------- ---------- ----------
     1998...................................... $  418,000 $  511,000 $  929,000
     1999......................................    475,000    467,000    942,000
     2000......................................    475,000    350,000    825,000
     2001......................................    475,000    211,000    686,000
     2002......................................    475,000     59,000    534,000
    Thereafter.................................  2,177,000         --  2,177,000
                                                ---------- ---------- ----------
                                                $4,495,000 $1,598,000 $6,093,000
                                                ========== ========== ==========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Rental expense under operating leases:

   YEARS ENDING                                       RELATED
   DECEMBER 31,                                        PARTY    OTHER    TOTAL
   ------------                                       -------- -------- --------
     1994............................................ $380,000 $368,000 $748,000
     1995............................................  380,000  521,000  901,000
     1996............................................  380,000  582,000  962,000
   PERIOD ENDING
      JUNE 30,
   -------------
     1996............................................ $190,000 $300,000 $490,000
     1997............................................  190,000  320,000  510,000

12. RELATED PARTY BALANCES AND TRANSACTIONS

 Notes Payable

  During 1996, the note payable to shareholder was paid in full, which included interest payments of $57,000.

 Receivables

  These balances represent short-term loans granted by the company to shareholders and employees not incurred in the ordinary course of business. The receivables are unsecured.

 Leases

  As further described in Note 11, the Company leases its main plant and office facilities from the Company's president and principal shareholder.

13. EMPLOYEE BENEFIT PLANS

 Pension Plan

  The Company contributes monthly to several union-sponsored pension plans for the benefit of most hourly employees. Such contributions aggregated approximately $2,162,000, $958,000 and $480,000 in 1996, 1995 and 1994,
respectively, and $1,214,000 and $1,140,520 for the period ending June 30, 1997 and 1996, respectively.

 ESOP

  The Company has established an employee stock ownership plan (ESOP) which permits participation by eligible nonunion employees. Contributions are determined at the discretion of the Board of Directors. ESOP expense amounted to $87,000, $360,000 and $354,000 in 1996, 1995 and 1994, respectively. There were no contributions for the periods ending June 30, 1997 and 1996. Subsequent to the sale of the Company to GroupMAC (see Note 2), the ESOP plan will be terminated.

 401(k)

  The Company sponsors a 401(k) salary savings plan for the benefit of all eligible union and nonunion employees. All contributions to the plan are elective by the participants. Matching contributions amounted to $27,371, $29,000 and $26,400 in 1996, 1995 and 1994, respectively, and $88,262 and
$14,430 for the period ending June 30, 1997 and 1996, respectively.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Stock Options

  In 1989, several key employees were granted options to purchase 25,000 shares of common stock at fair market value at the date of grant of $20 per share. The options vest and become exercisable in substantially equal annual amounts through December 1998. Unexercised options expire one year after becoming vested or 90 days following termination of employment for reasons other than death or disability, if earlier. Unexercised options may be extended to a maximum of two years after becoming vested with the approval of the Board of Directors.

  During 1995, the Company granted options to six employees to purchase 2,000 shares each of common stock at $31.97 per share, the fair market value at the date of grant. These options are exercisable at the rate of 200 shares annually through June 2004. During 1997, the Company amended the plan and granted options to three additional employees to purchase shares of common stock at $42.05 per share, the fair market value at date of grant.

  The following table shows changes in stock options outstanding:

                                       INCENTIVE STOCK OPTIONS
                                     -----------------------------
                                     AUTHORIZED GRANTED  AVAILABLE     PRICE
                                     ---------- -------  --------- -------------
Balance, December 31, 1994..........   80,000   19,469*    52,100     $20.00
  Creation of new plan..............   20,000       --     20,000
  Granted...........................       --   12,000    (12,000)    $31.97
  Exercised.........................       --   (4,702)        --  $20 to $26.16
  Canceled..........................       --     (975)        --       --
                                      -------   ------    -------
Balance, December 31, 1995..........  100,000   25,792*    60,100  $20 to $31.97
  Exercised.........................       --   (3,977)        --  $20 to $31.97
                                      -------   ------    -------
Balance, December 31, 1996..........  100,000   21,815*    60,100  $20 to $31.97
  Granted...........................       --    5,000     (5,000)    $42.05
  Exercised.........................       --   (1,800)        --  $20 to $42.05
                                      -------   ------    -------
Balance, June 30, 1997..............  100,000   25,015*    55,100  $20 to $42.05
                                      =======   ======    =======

--------
* At the periods ended, the cumulative number of options vested were as follows:

      December 31, 1994................................................... 5,444
      December 31, 1995................................................... 5,444
      December 31, 1996................................................... 5,444
      June 30, 1997....................................................... 2,777

  Upon successful completion of the sale of MMI, all options in the key employees plan will be vested and exercised. The employee plan will be eliminated.

 Incentive Compensation Plan

  During 1995, the Board of Directors established an Incentive Compensation Plan (ICP) on behalf of executive management. The ICP provides that a portion of net income, in excess of an established rate of return on equity, be expensed as incentive compensation. The 1996 and 1995 incentive compensation expense is $10,000 and $710,000, respectively. There was no expense for the period ending June 30, 1997 and 1996. The deferred portion at December 31, 1996 and 1995 of $190,000 and $355,000 is payable in future years depending on operating results of the Company. In the event of operating losses, the deferred pool will be reduced by the lesser of the operating loss, or the deferred pool. Participation in the ICP is subject to certain employment and vesting provisions. The deferred amounts are subordinated to bank and surety credits.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

14. CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist of receivables and costs and earnings in excess of billings on uncompleted contracts. Concentrations of credit risk with respect to billed and unbilled receivables are limited due to the large number of customers comprising the Company's customer base. The Company generally does not require collateral, but in most cases can place liens against the property constructed if a default takes place.

15. SIGNIFICANT CUSTOMERS

  During the period ending June 30, 1997, the Company had $17,706,000 or 45% of the periods revenues, and $6,840,000 or 45% of the ending accounts receivable from two customers. The accounts receivable and revenue represent four jobs.

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                     DECEMBER 31,            JUNE 30,
                              -------------------------- -----------------
                                1994     1995     1996     1996     1997
                              -------- -------- -------- -------- --------
   Cash paid during the year
    for:
     Income taxes............ $427,105 $370,000 $405,300 $200,000 $150,000
                              ======== ======== ======== ======== ========
     Interest................ $275,490 $370,604 $519,842 $244,135 $214,381
                              ======== ======== ======== ======== ========

17. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS REPORT (UNAUDITED)

  GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the GroupMAC IPO (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Masters, Inc.
Gaithersburg, Maryland

  We have audited the accompanying balance sheets of Masters, Inc. as of December 31, 1995, December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Masters, Inc., as of December 31, 1995, December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Washington, D.C.
July 24, 1997

                                 MASTERS, INC.

                                 BALANCE SHEETS

                               DECEMBER 31, DECEMBER 31,  JUNE 30,    SEPTEMBER
                                   1995         1996        1997      30, 1997
           ASSETS              ------------ ------------ ----------- -----------
                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents..  $   535,255  $   670,776  $   637,330 $   635,196
  Accounts receivable, less
   allowance for doubtful
   accounts of $50,000,
   $99,290 and $257,839,
   respectively..............    6,257,622    6,859,307    6,859,621   7,465,103
  Costs and estimated
   earnings in excess of
   billings on uncompleted
   contracts.................    1,506,793    1,866,172    1,419,830   1,603,699
  Inventories................      489,063      588,715      621,912     417,064
  Prepaid expenses and other
   assets....................       50,166       48,829       70,818      90,803
                               -----------  -----------  ----------- -----------
    Total current assets.....    8,838,899   10,033,799    9,609,511  10,211,865
PROPERTY AND EQUIPMENT, net..      590,229      625,125      609,719     596,024
OTHER NONCURRENT ASSETS......      673,570      673,570      673,570     673,570
                               -----------  -----------  ----------- -----------
    Total assets.............  $10,102,698  $11,332,494  $10,892,800 $11,481,459
                               ===========  ===========  =========== ===========
LIABILITIES AND SHAREHOLDER'S
           EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and
   current maturities of
   long-term debt............  $ 1,406,634  $ 1,979,616  $ 1,069,777 $ 1,221,742
  Accounts payable...........    1,781,218    1,761,200    2,152,392   2,164,751
  Accrued expenses...........    1,042,627    1,241,727    1,160,127   1,250,206
  Billings in excess of costs
   and estimated earnings on
   uncompleted contracts.....      721,159      627,052      850,687     792,035
  Other current liabilities..      406,163      319,904      395,275     318,130
                               -----------  -----------  ----------- -----------
    Total current
     liabilities.............    5,357,801    5,929,499    5,628,258   5,746,864
LONG-TERM DEBT, net of
 current maturities..........      827,492      800,238      764,932     747,397
COMMITMENTS AND CONTINGENCIES
 (Note 11)
SHAREHOLDER'S EQUITY:
  Common stock, par value $1
   per share; 50,000 shares
   authorized; 5,100 shares
   issued and outstanding....        5,100        5,100        5,100       5,100
  Retained earnings..........    3,912,305    4,597,657    4,494,510   4,982,098
                               -----------  -----------  ----------- -----------
    Total shareholder's
     equity..................    3,917,405    4,602,757    4,499,610   4,987,198
                               -----------  -----------  ----------- -----------
    Total liabilities and
     shareholder's equity....  $10,102,698  $11,332,494  $10,892,800 $11,481,459
                               ===========  ===========  =========== ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF OPERATIONS

                                                                 SIX MONTHS ENDED        NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,              JUNE 30,              SEPTEMBER 30,
                          ----------------------------------- ----------------------- -----------------------
                             1994        1995        1996        1996        1997        1996        1997
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                              (UNAUDITED)                   (UNAUDITED)
REVENUES................  $30,327,333 $35,160,419 $39,825,843 $18,278,841 $19,318,196 $29,088,014 $31,166,233
COST OF SERVICES........   28,018,280  31,746,287  35,854,155  16,639,076  17,457,471  26,308,282  27,955,896
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Gross profit...........    2,309,053   3,414,132   3,971,688   1,639,765   1,860,725   2,779,732   3,210,337
SELLING, GENERAL AND AD-
 MINISTRATIVE
 EXPENSES...............    1,664,069   2,373,300   2,483,875   1,008,650   1,196,777   1,738,751   2,014,689
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Income from operations.      644,984   1,040,832   1,487,813     631,115     663,948   1,040,981   1,195,648
INTEREST EXPENSE........       86,940     102,428     134,718      58,888      64,672     100,546      90,934
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
NET INCOME..............  $   558,044 $   938,404 $ 1,353,095 $   572,227 $   599,276 $   940,435 $ 1,104,714
                          =========== =========== =========== =========== =========== =========== ===========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                       TOTAL
                                                COMMON  RETAINED   SHAREHOLDER'S
                                                STOCK   EARNINGS      EQUITY
                                                ------ ----------  -------------
BALANCE, January 1, 1994....................... $5,100 $3,125,114   $3,130,214
  Net income...................................           558,044      558,044
  Dividends paid...............................          (219,912)    (219,912)
                                                ------ ----------   ----------
BALANCE, December 31, 1994.....................  5,100  3,463,246    3,468,346
  Net income...................................           938,404      938,404
  Dividends paid...............................          (489,345)    (489,345)
                                                ------ ----------   ----------
BALANCE, December 31, 1995.....................  5,100  3,912,305    3,917,405
  Net income...................................         1,353,095    1,353,095
  Dividends paid...............................          (667,743)    (667,743)
                                                ------ ----------   ----------
BALANCE, December 31, 1996.....................  5,100  4,597,657    4,602,757
  Net income...................................           599,276      599,276
  Dividends paid...............................          (702,423)    (702,423)
                                                ------ ----------   ----------
BALANCE, June 30, 1997......................... $5,100 $4,494,510   $4,499,610
                                                ====== ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                    SIX MONTHS ENDED        NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 JUNE 30,              SEPTEMBER 30,
                          -------------------------------------  -----------------------  ----------------------
                             1994         1995         1996         1996        1997        1996        1997
                          -----------  -----------  -----------  ----------- -----------  ---------  -----------
                                                                 (UNAUDITED)                   (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING
 ACTIVITIES:
 Net income.............  $   558,044  $   938,404  $ 1,353,095   $572,227   $   599,276  $ 940,435  $ 1,104,714
 Adjustments to recon-
  cile net income to net
  cash provided by (used
  in) operating activi-
  ties:
 Depreciation...........      227,572      236,131      258,079    144,065       139,740    189,589      210,017
 Loss(Gain) on disposal
  of assets.............       20,576        8,480        2,223         --          (305)     2,223        1,601
 Bad debt expense.......      425,602      626,625      434,250    100,000       169,741    223,250      279,241
 Changes in operating
  assets and liabili-
  ties:
  (Increase) decrease
   in--
   Notes and accounts
    receivable..........     (517,095)  (1,881,816)  (1,035,935)  (701,119)     (170,055)  (910,274)    (885,037)
   Costs and estimated
    earnings in excess
    of billings on un-
    completed contracts.     (104,401)    (278,186)    (359,379)  (667,721)      446,342   (825,871)     262,473
   Inventories..........      116,978        9,039      (99,652)    31,423       (33,197)    86,925      171,651
   Prepaid expenses and
    other assets........      (16,255)     (17,607)       1,337      9,945       (21,989)    16,862      (41,974)
  Increase (decrease)
   in--
   Accounts payable.....      380,925      120,221      (20,018)   326,793       391,192    435,238      403,551
   Billings in excess of
    costs and estimated
    earnings on uncom-
    pleted contracts....       43,624      209,499      (94,107)    26,087       223,635     (6,538)     164,983
   Accrued salaries and
    wages...............        2,662       16,042       17,360     58,963        40,363     93,177       70,593
   Accrued profit shar-
    ing and bonus.......      143,148      256,752      189,431    (43,433)     (162,176)    86,425     (150,903)
   Accrued vacation ben-
    efits...............       53,589       40,105       61,561     29,600        35,858     68,284       66,769
   Payroll taxes and
    withholding.........       22,291       (5,665)     (69,252)    57,517         4,356     61,390       22,021
   Other current liabil-
    ities...............      238,406       80,814      (86,259)   (52,484)       75,371    (29,779)      (1,774)
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
Net cash provided by
 (used in) operating ac-
 tivities...............    1,595,666      358,838      552,734   (108,137)    1,738,152    431,336    1,677,926
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH FLOWS FROM INVEST-
 ING
 ACTIVITIES:
 Purchases of property
  and equipment.........     (284,326)  (1,045,919)    (295,198)  (169,080)     (130,357)  (226,027)    (188,846)
 Proceeds from sale of
  equipment.............       18,208          566           --         --         6,327         --        6,327
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
 Net cash used in in-
  vesting activities....     (266,118)  (1,045,353)    (295,198)  (169,080)     (124,030)  (226,027)    (182,519)
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH FLOWS FROM FINANC-
 ING
 ACTIVITIES:
 Proceeds from long-term
  debt..................      160,000    1,604,746      659,234    944,234            --    659,234           --
 Payments of long-term
  debt..................   (1,237,110)    (345,617)    (113,506)   (51,018)     (945,145)   (83,925)    (810,714)
 Dividends paid.........     (219,912)    (489,345)    (667,743)  (567,324)     (702,423)  (609,348)    (720,273)
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
 Net cash provided by
  (used in) financing
  activities............   (1,297,022)     769,784     (122,015)   325,892    (1,647,568)   (34,039)  (1,530,987)
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH EQUIV-
 ALENTS.................       32,526       83,269      135,521     48,675       (33,446)   171,270      (35,580)
CASH AND CASH EQUIVA-
 LENTS, beginning of pe-
 riod...................      419,460      451,986      535,255    535,255       670,776    535,255      670,776
                          -----------  -----------  -----------   --------   -----------  ---------  -----------
CASH AND CASH EQUIVA-
 LENTS, end of
 period.................  $   451,986  $   535,255  $   670,776   $583,930   $   637,330  $ 706,525  $   635,196
                          ===========  ===========  ===========   ========   ===========  =========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Masters, Inc. (the Company) is a Mechanical Contractor primarily engaged in the installation of residential and commercial plumbing, heating, air conditioning and sprinkler systems within a 100-mile radius of the Washington, D.C. area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

 Revenue Recognition

  The Company reports revenues from long-term construction contracts in progress based on the percentage-of-completion method of accounting and, therefore, takes into account the costs, estimated earnings and revenues to date on contracts not yet completed.

  The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of the cost to complete. Revenue recognized is not necessarily related to the progress billings to customers.

  As contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

  At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.

 Cash and Cash Equivalents

  The Company has a cash management system with its bank that provides for the investment of excess cash balances. The bank transfers the Company's excess cash balances daily to investments that are under the bank's control. At December 31, 1995, December 31, 1996 and June 30, 1997, the balances invested under the cash management system were $1,294,005, $1,198,620 and $1,106,523, respectively. The Company considers its investments with initial maturities of less than 90 days to be cash equivalents.

                                 MASTERS, INC.

 Inventories

  Inventories consist primarily of purchased materials and supplies. Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the remaining lease term or the estimated useful life of the asset. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Warranty Costs

  The Company provides one to two year warranties on their contracts. At December 31, 1995, December 31, 1996 and June 30, 1997, the Company's warranty reserve was $80,000, $159,000 and $192,388, respectively.

 Income Taxes

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the current taxable income of the Company is taxable to the shareholder who is responsible for the payment of taxes thereon.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassification

  Certain amounts reported in the 1995 and 1996 financial statements have been reclassified to conform with the June 30, 1997 presentation.

                                 MASTERS, INC.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accounts receivable consists of the following:

                                           DECEMBER 31, DECEMBER 31,  JUNE 30,
                                               1995         1996        1997
                                           ------------ ------------ ----------
      Trade accounts receivable..........   $5,337,781   $6,064,444  $5,919,387
      Retentions.........................      288,552      226,646     521,686
      Shareholder........................      224,658      238,579     245,539
      Service............................       63,332       50,487      62,057
      Trade notes receivable.............       57,672       36,557      25,366
      Other..............................      335,627      341,884     343,425
                                            ----------   ----------  ----------
                                             6,307,622    6,958,597   7,117,460
      Allowance for sales adjustments and
       doubtful accounts.................      (50,000)     (99,290)   (257,839)
                                            ----------   ----------  ----------
                                            $6,257,622   $6,859,307  $6,859,621
                                            ==========   ==========  ==========

  Accrued expenses consists of the following:

      Accrued salaries and wages.............. $  195,815 $  213,175 $  253,538
      Accrued profit sharing and bonus........    415,837    605,268    443,092
      Accrued vacation benefits...............    307,523    369,084    404,941
      Payroll taxes and withholding...........    123,452     54,200     58,556
                                               ---------- ---------- ----------
                                               $1,042,627 $1,241,727 $1,160,127
                                               ========== ========== ==========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                       DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
      Costs incurred.................  $ 37,064,954  $ 62,376,659  $ 58,243,065
      Estimated earnings recognized..    15,929,952    26,073,509    24,889,245
                                       ------------  ------------  ------------
                                         52,994,906    88,450,168    83,132,310
      Less billings on contracts.....   (52,209,272)  (87,211,048)  (82,563,167)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

      Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........  $  1,506,793  $  1,866,172  $  1,419,830
      Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      (721,159)     (627,052)     (850,687)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

                                 MASTERS, INC.

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                              ESTIMATED
                                USEFUL   DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                LIVES        1995          1996         1997
                              ---------- ------------  ------------  -----------
Leasehold improvements.......  2-7 years $   215,396   $   221,265   $   223,012
Office furniture and
 equipment................... 5-10 years     784,498       838,904       858,900
Automotive equipment.........  3-5 years     399,942       435,623       470,864
Construction machinery and
 equipment................... 8-10 years   1,003,995     1,132,070     1,174,761
                                         -----------   -----------   -----------
                                           2,403,831     2,627,862     2,727,537
Less accumulated
 depreciation................             (1,813,602)   (2,002,737)   (2,117,818)
                                         ===========   ===========   ===========
                                         $   590,229   $   625,125   $   609,719
                                         ===========   ===========   ===========

6. OTHER NONCURRENT ASSETS

  During the fourth quarter of 1995, the Company purchased three model homes from a customer for $673,570 in order to settle certain accounts receivable balances. The Company is not in the real estate business, and intends to sell this real estate. Management believes that the carrying value of these homes approximates their net realizable value based on recent sales in this development.

  The related mortgage note totaling $630,462, $619,627 and $612,915 as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively, matures October 5, 2000, and is payable in monthly installments of $5,843 including principal and interest at 9.25%. The operating results of the investment are not significant.

  Maturities of the mortgage note are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $ 14,159
        1999...........................................................   15,525
        2000...........................................................   17,024
        2001...........................................................  566,207
                                                                        --------
                                                                        $612,915
                                                                        ========

7. SHORT AND LONG-TERM DEBT

  The Company has a revolving loan agreement with a bank, which as of December 31, 1995, December 31, 1996 and June 30, 1997, provided for maximum borrowings of $3,000,000, $3,500,000 and $3,500,000, respectively. The agreement has a maturity date of September 1, 1997. Borrowings under this agreement at December 31, 1995, December 31, 1996 and June 30, 1997, amounted to $1,300,000, $1,890,000 and $1,000,000, respectively, with interest at 8.5 percent at December 31, 1995, 8.25 percent at December 31, 1996 and 8.5 percent at June 30, 1997. All advances under the revolving note are cross-collateralized with the notes and mortgage payable discussed below. The debt agreements require among other provisions, the maintenance of certain levels of net worth and working capital, and place restrictions on cash dividends.

  The Company's long term debt for December 31, 1995, December 31, 1996 and June 30, 1997, was $303,664, $270,227 and $221,794, respectively.

                                 MASTERS, INC.

  Long-term debt consists of the following:

                                            DECEMBER 31, DECEMBER 31, JUNE 30,
                                                1995         1996       1997
                                            ------------ ------------ --------
7.75%, due 2/28/97, secured by equipment...   $ 44,484     $  9,198   $     --
8.0%, due 6/25/97, secured by equipment....     33,582       12,999         --
8.25%, due 11/22/00, secured by equipment..    200,002      166,431    148,539
                                              --------     --------   --------
  Total Notes Payable......................    278,068      188,628    148,539
                                              --------     --------   --------
Capitalized lease, payable in monthly
 installments, interest at 15.35%, due
 6/30/00, secured by equipment.............     25,596       21,321     18,928
Capitalized lease, payable in monthly
 installments, interest at 9.07%, due
 4/30/01, secured by equipment.............   $     --     $ 60,278   $ 54,327
                                              --------     --------   --------
  Total Capitalized Leases.................     25,596       81,599     73,255
                                              --------     --------   --------
    Total long-term debt...................    303,664      270,227    221,794
                                              --------     --------   --------
    Less current maturities................    (94,303)     (76,095)   (55,618)
                                              --------     --------   --------
                                              $209,361     $194,132   $166,176
                                              ========     ========   ========

  The aggregate maturities of the long-term debt as of June 30, 1997 are as follows:

      1998............................................................. $ 37,507
      1999.............................................................   40,721
      2000.............................................................   44,211
      2001.............................................................   26,100
                                                                        --------
                                                                        $148,539
                                                                        ========

  Total borrowings under the notes payable with the bank are collateralized by accounts receivable, inventory, and property and equipment of the Company, the personal guarantee of the shareholder, and an assignment of the proceeds of a $2,000,000 life insurance policy on the life of the shareholder.

  Future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $25,183
        1999...........................................................  25,183
        2000...........................................................  25,183
        2001...........................................................  12,954
                                                                        -------
      Total minimum lease payments.....................................  88,503
      Less: Amount representing interest............................... (15,248)
                                                                        -------
      Present value of net minimum lease payments......................  73,255
      Less: Current Portion............................................ (18,111)
                                                                        -------
      Long-term Portion................................................ $55,144
                                                                        =======

  Interest paid by Company on short and long-term debt was as follows:

      Year ending December 31, 1994................................... $106,083
      Year ending December 31, 1995...................................  115,031
      Year ending December 31, 1996...................................  157,435
      Six months ending June 30, 1997.................................   77,445

                                 MASTERS, INC.

8. LEASES

  The Company occupies warehouse and office space which is subject to operating leases. These leases provide for the following annual rental payments:

      YEAR ENDING JUNE 30,
      --------------------
        1998......................................................... $  283,558
        1999.........................................................    280,881
        2000.........................................................    278,094
        2001.........................................................    289,008
        2002.........................................................    296,522
        Thereafter...................................................    165,858
                                                                      ----------
                                                                      $1,593,921
                                                                      ==========

  Total rent expense was $285,353, $268,419 and $293,074 for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Rent expense was $140,766 for the six months ended June 30, 1997.

  Office furniture and equipment at December 31, 1995, December 31, 1996 and June 30, 1997, includes $27,500, $96,734 and $96,734, respectively, of equipment under leases that have been capitalized. Accumulated depreciation for such equipment was $2,750 at December 31, 1995, $17,940 at December 31, 1996 and $27,613 at June 30, 1997.

9. RELATED PARTY TRANSACTIONS

  On January 22, 1997, the Company entered into a partnership with the shareholder of the Company for the lease of warehouse and office space. The lease requires an annual base rental of $233,700. The lease extends through February 1, 2003. Rent increases on each anniversary at the rate of 4%. All expenses except base period real estate taxes are paid by the Company. Total rental expense under this lease for the six months ended June 30, 1997, was $97,375.

  The Company leases equipment from a company owned by the shareholder and an officer of the Company. Expense for this equipment was $210,000, $199,925, and $207,972, for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Expense for this equipment was $100,803 for the six months ended June 30, 1997.

  The Company makes a monthly payment for advertising to a company owned by the shareholder of the Company. Payments to this company were $0 for the year ended December 31, 1994, and approximately $48,000 for each year ending December 31, 1995 and December 31, 1996. Payments were $24,000 for the six months ended June 30, 1997.

  The Company has an outstanding receivable of $131,633 as of December 31, 1995, December 31, 1996 and June 30, 1997 from a company owned by the shareholder of the Company.

  The shareholder of the Company owes the Company $224,658, $238,579 and $245,539 in notes receivable as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively. The balance includes accrued interest at rates ranging from 7.0% to 8.5% and the notes are payable on demand.

                                 MASTERS, INC.

10. EMPLOYEE BENEFIT PLANS

  The Company adopted a qualified Profit-Sharing and 401(k) Retirement Plan in December 1994. The Plan covers substantially all full time employees. The 401(k) portion of the Plan was effective in January 1995. Contributions are determined based upon the discretion of the Company's Board of Directors. The Company contributed $120,500 and $181,915 to the plan for the years ended December 31, 1995 and December 31, 1996, respectively. A contribution of $70,292 was made for the six months ended June 30, 1997. A favorable determination letter dated January 29, 1996, has been obtained from the Internal Revenue Service.

11. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximate their fair value.

13. SUBSEQUENT EVENT

  In April 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC (the "GroupMAC IPO").

14. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS REPORT (UNAUDITED)

  GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the GroupMAC IPO (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $1.7 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
K & N Plumbing, Heating and Air Conditioning, Inc.

  We have audited the accompanying balance sheet of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
May 20, 1997, except for note 12, for which the date is June 1, 1997

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                                 BALANCE SHEET

                                                                          MARCH 31,
                                                                             1997
                                                                          ----------
                               ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance of $98,098....................... $3,410,659
  Inventories............................................................    254,135
  Other receivables......................................................    191,056
  Prepaid expenses and other current assets..............................    155,270
  Deferred income taxes..................................................    109,892
                                                                          ----------
    Total current assets.................................................  4,121,012
PROPERTY AND EQUIPMENT, net..............................................  1,483,869
OTHER NONCURRENT ASSETS..................................................     20,895
                                                                          ----------
    Total assets......................................................... $5,625,776
                                                                          ==========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt......... $1,285,189
  Accounts payable.......................................................  1,399,235
  Accrued expenses.......................................................    627,263
  Deferred service contract revenue......................................     27,970
  Income taxes payable...................................................    120,187
                                                                          ----------
    Total current liabilities............................................  3,459,844
LONG-TERM DEBT, net of current maturities................................    305,685
DEFERRED INCOME TAXES....................................................    252,091
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares authorized;
   5,000 shares issued and outstanding...................................      5,000
  Retained earnings......................................................  1,603,156
                                                                          ----------
    Total shareholders' equity...........................................  1,608,156
                                                                          ----------
    Total liabilities and shareholders' equity........................... $5,625,776
                                                                          ==========


   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                    -----------
REVENUES........................................................... $24,279,160
COST OF SERVICES...................................................  20,704,965
                                                                    -----------
  Gross profit.....................................................   3,574,195
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   2,638,037
                                                                    -----------
  Income from operations...........................................     936,158
OTHER INCOME (EXPENSE):
  Interest expense.................................................     (97,390)
  Other............................................................      (3,222)
                                                                    -----------
    Income before income tax provision.............................     835,546
INCOME TAX PROVISION...............................................     314,764
                                                                    -----------
NET INCOME......................................................... $   520,782
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                                 COMMON  RETAINED  SHAREHOLDERS'
                                                 STOCK   EARNINGS     EQUITY
                                                 ------ ---------- -------------
BALANCE, March 31, 1996......................... $5,000 $1,082,374  $1,087,374
  Net income....................................    --     520,782     520,782
                                                 ------ ----------  ----------
BALANCE, March 31, 1997......................... $5,000 $1,603,156  $1,608,156
                                                 ====== ==========  ==========






    The accompanying notes are an integral part of the financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF CASH FLOWS

                                                                       YEAR
                                                                       ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income......................................................... $ 520,782
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation......................................................   500,679
  Loss on sales of property and equipment...........................    10,982
  Deferred income taxes.............................................    79,621
  Changes in operating assets and liabilities:
   (Increase) decrease in--
    Accounts receivable.............................................  (566,374)
    Inventories.....................................................  (100,496)
    Other receivables...............................................   141,343
    Prepaid expenses and other current assets.......................    45,096
    Other noncurrent assets.........................................    (4,972)
   Increase (decrease) in--
    Accounts payable................................................    71,813
    Accrued expenses................................................    11,445
    Deferred service contract revenue...............................    27,970
    Income taxes payable............................................   112,851
                                                                     ---------
      Net cash provided by operating activities.....................   850,740
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment................................  (661,326)
 Proceeds from sales of property and equipment......................    14,442
                                                                     ---------
      Net cash used in investing activities.........................  (646,884)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Checks outstanding in excess of bank balance.......................  (425,718)
 Net borrowings on line of credit...................................    66,382
 Principal payments on shareholder debt.............................   (12,658)
 Proceeds from issuance of installment debt.........................   479,093
 Principal payments on installment debt.............................  (310,955)
                                                                     ---------
      Net cash used in financing activities.........................  (203,856)
                                                                     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................       --
CASH AND CASH EQUIVALENTS, beginning of year........................       --
                                                                     ---------
CASH AND CASH EQUIVALENTS, end of year.............................. $     --
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1997

1. BUSINESS AND ORGANIZATION

  K & N Plumbing, Heating and Air Conditioning, Inc., (the Company) is primarily engaged in the business of installing plumbing, heating and air conditioning systems for new single-family detached homes in the areas in and around Dallas and Austin, Texas and Las Vegas, Nevada. In addition, the Company is involved in the replacement and repair market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $99,838 and $114,955, respectively, for the year ended March 31, 1997.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis, using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease-term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

 Warranty Costs

  The Company warrants labor for one to two years after installation of new air conditioning and heating units. The Company generally warrants labor for one year after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consist of the following at March 31, 1997:

    Prepaid expenses.................................................. $ 94,808
    Due from employees................................................   60,462
                                                                       --------
                                                                       $155,270
                                                                       ========
  Accrued expenses consist of the following at March 31, 1997:
    Accrued payroll and related expense............................... $242,845
    Other accrued expenses............................................  384,418
                                                                       --------
                                                                       $627,263
                                                                       ========

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment at March 31, 1997 are as follows:

                                                        ESTIMATED
                                                       USEFUL LIVES
                                                       ------------
  Machinery and equipment.............................  5--7 years  $   554,461
  Service and other vehicles..........................     5 years    2,239,457
  Office equipment, furniture and fixtures............  5--7 years      290,702
  Leasehold improvements..............................         --       290,875
                                                                    -----------
                                                                      3,375,495
  Less accumulated depreciation.......................               (1,891,626)
                                                                    -----------
                                                                    $ 1,483,869
                                                                    ===========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

  Credit facility in the amount of $1,000,000 with a bank, bearing interest at prime plus 1.5%, secured by trade receivables and inventory....................................................... $  970,321
  Equipment installation loans payable to banks and other financial institutions, interest varying from 7.5% to 10.24%,
   collateralized by certain equipment, payable in monthly
   installments including interest, final installment due January
   1998............................................................    620,553
                                                                    ----------
      Total short- and long-term debt..............................  1,590,874
   Less short-term borrowings and current maturities............... (1,285,189)
                                                                    ----------
                                                                    $  305,685
                                                                    ==========

  The Company had a revolving credit agreement with a bank to provide borrowings up to $1,000,000. The agreement expires on August 30, 1997. The revolving credit agreement was collateralized by accounts receivable, inventories and the personal guarantee of the shareholder. The agreement contained certain covenants with regard to minimum net worth and lending limits of up to 80% of accounts receivable less than 60 days old. Borrowings under the agreement in effect on March 31, 1997, bear interest at 10.0%, which represents prime plus 1.5%. Borrowings outstanding at March 31, 1997 were $970,321. The agreement was repaid in connection with the Company's acquisition, see note 12.

  The aggregate maturities of the short- and long-term debt as of March 31, 1997 are as follows:

  1998............................................................... $1,285,189
  1999...............................................................    246,605
  2000...............................................................     59,080
                                                                      ----------
                                                                      $1,590,874
                                                                      ==========

6. INCOME TAXES

  Income tax expense for the year ended March 31, 1997 consists of:

                                                      CURRENT  DEFERRED  TOTAL
                                                      -------- -------- --------
  Federal............................................ $216,077 $73,166  $289,243
  State..............................................   19,066   6,455    25,521
                                                      -------- -------  --------
                                                      $235,143 $79,621  $314,764
                                                      ======== =======  ========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

  Tax provision at statutory rate...................................... $284,086
  Increase resulting from:
    State income taxes, net of federal benefit.........................   16,844
    Other..............................................................   13,834
                                                                        --------
                                                                        $314,764
                                                                        ========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

  The components of the deferred income tax assets and liabilities are as follows:

  Deferred income tax assets:
    Warranty reserves.................................................. $ 41,440
    Deferred service contract revenues.................................   10,349
    Allowance for doubtful accounts....................................   36,296
    Vacation accrual...................................................   21,807
                                                                        --------
      Total deferred income tax asset..................................  109,892
                                                                        --------
  Deferred income tax liabilities:
    Depreciation....................................................... $112,936
    Other..............................................................  139,155
                                                                        --------
      Total deferred income tax liability..............................  252,091
                                                                        --------
      Net deferred income tax liability................................ $142,199
                                                                        ========

7. LEASES

  The Company incurred rent expenses under operating leases of $137,351 for the year ended March 31, 1997. Of such amount, $107,760 related to a facility that is leased by the Company from its shareholder. Under the lease agreement, the Company is to pay for all maintenance, certain taxes and insurance for the facility.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1997 are as follows:

  1998................................................................. $137,760
  1999.................................................................  107,760
  2000.................................................................  107,760
  2001.................................................................  107,760
  2002 and thereafter..................................................   53,880
                                                                        --------
                                                                        $514,920
                                                                        ========

8. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) profit-sharing plan covering all employees. Employees may choose to defer up to 15% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 50% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $57,400 were charged to operations in the year ended March 31, 1997.

9. SALES TO SIGNIFICANT CUSTOMERS

  During the year ended March 31, 1997, two customers accounted for approximately 30% of the Company's revenues.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
A-ABC Appliance, Inc. and
 A-1 Appliance & Air Conditioning, Inc.:

  We have audited the accompanying combined balance sheets of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. (collectively referred to as the Company) as of December 31, 1996 and May 31, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. as of December 31, 1996 and May 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER 31,  MAY 31,
                                                             1996        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  760,291  $  654,324
  Accounts receivable..................................      144,519     217,461
  Other receivables....................................       35,226         --
  Inventories..........................................      570,007     517,587
  Due from related parties and employees...............       30,912     162,580
  Prepaid expenses.....................................       13,289      57,090
                                                          ----------  ----------
    Total current assets...............................    1,554,244   1,609,042
PROPERTY AND EQUIPMENT, net............................      905,447     702,310
GOODWILL, net of accumulated amortization of $9,195 and
 $9,820, respectively..................................       50,808      50,183
OTHER NONCURRENT ASSETS................................      334,372     263,599
                                                          ----------  ----------
    Total assets.......................................   $2,844,871  $2,625,134
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.................   $  176,717  $  168,425
  Accounts payable.....................................      265,080     425,196
  Accrued expenses.....................................      183,797     213,732
  Due to related parties...............................      315,474     342,584
  Deferred service contract revenue....................      196,217     175,134
                                                          ----------  ----------
    Total current liabilities..........................    1,137,285   1,325,071
LONG-TERM DEBT, net of current maturities..............      844,549     779,511
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock.........................................        3,300       3,300
  Additional paid-in capital...........................      304,140     304,140
  Retained earnings....................................      555,597     213,112
                                                          ----------  ----------
    Total shareholders' equity.........................      863,037     520,552
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $2,844,871  $2,625,134
                                                          ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                          FIVE MONTHS ENDED
                                            YEAR ENDED         MAY 31,
                                           DECEMBER 31, ----------------------
                                               1996        1996        1997
                                           ------------ ----------  ----------
                                                      (UNAUDITED)
REVENUES..................................  $8,546,450  $3,382,901  $3,419,026
COST OF SERVICES..........................   5,446,934   2,147,150   2,227,471
                                            ----------  ----------  ----------
  Gross profit............................   3,099,516   1,235,751   1,191,555
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   2,766,293   1,124,839     996,082
                                            ----------  ----------  ----------
  Income from operations..................     333,223     110,912     195,473
OTHER INCOME (EXPENSE):
  Interest expense........................     (94,434)    (36,628)    (34,313)
  Interest income.........................      10,653       1,619       3,702
  Other...................................         779     (15,130)     (7,760)
                                            ----------  ----------  ----------
NET INCOME................................  $  250,221  $   60,773  $  157,102
                                            ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995........... $3,300  $304,140  $ 305,376    $ 612,816
  Net income.........................    --        --     250,221      250,221
                                      ------  --------  ---------    ---------
BALANCE, December 31, 1996...........  3,300   304,140    555,597      863,037
  Net income.........................    --        --     157,102      157,102
  Distributions to shareholders......    --        --    (499,587)    (499,587)
                                      ------  --------  ---------    ---------
BALANCE, May 31, 1997................ $3,300  $304,140  $ 213,112    $ 520,552
                                      ======  ========  =========    =========



    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           FIVE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            DECEMBER 31, ---------------------
                                                1996        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income................................  $ 250,221    $  60,773  $ 157,102
 Adjustments to reconcile net income to net
  cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    318,259      138,454    133,448
   Gain from sales of property and
    equipment..............................    (18,765)     (18,765)       --
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable...................     (8,567)    (194,850)   (72,942)
     Other receivables.....................    (28,778)       1,611     35,226
     Inventories...........................     17,073      (31,888)    52,420
     Due from related parties and
      employees............................      1,703        6,000    (11,186)
     Prepaid expenses......................     40,965      (16,391)   (43,801)
     Other noncurrent assets...............     (4,952)      (4,391)    24,940
    Increase (decrease) in--
     Accounts payable......................    (33,128)     143,415    160,116
     Accrued expenses......................   (120,496)      69,937     29,935
     Due to related parties................    (43,945)    (359,419)  (315,474)
     Deferred service contract revenue.....     36,714       94,838    (21,083)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           operating activities............    406,304     (110,676)   128,701
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.......   (456,877)    (277,614)    (4,335)
 Proceeds from sales of property and
  equipment................................     20,585       20,585        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (436,292)    (257,029)    (4,335)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............    376,714      376,714        --
 Payments of long-term debt................   (135,202)     (71,677)   (73,330)
 Distributions to shareholders.............        --           --    (157,003)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities............    241,512      305,037   (230,333)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................    211,524      (62,668)  (105,967)
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    548,767      548,767    760,291
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 760,291    $ 486,099  $ 654,324
                                             =========    =========  =========

    The accompanying notes are an integral part of these combined financial statements.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  A-ABC Appliance, Inc. (A-ABC) and A-1 Appliance & Air Conditioning, Inc. (A-
1), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods presented. There have been no intercompany transactions between the entities. A-ABC and A-1 are primarily engaged in the installation and servicing of heating and air conditioning systems, as well as home appliances, for residential and light commercial customers in the Dallas, Texas area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the five months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $92,052 and $34,313 for the year ended December 31, 1996 and the five months ended May 31, 1997, respectively.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                                          DECEMBER 31, MAY 31,
                                                              1996       1997
                                                          ------------ --------
  Covenant not to compete, net of accumulated
   amortization of $247,500 and $293,333, respectively...   $302,500   $256,667
  Other noncurrent assets................................     31,872      6,932
                                                            --------   --------
                                                            $334,372   $263,599
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,151   $165,233
  Other accrued expenses.................................     83,646     48,499
                                                            --------   --------
                                                            $183,797   $213,732
                                                            ========   ========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                            USEFUL    DECEMBER 31,    MAY 31,
                                             LIVES       1996          1997
                                          ----------- ------------  -----------
   Land..................................         --  $    15,000   $       --
   Buildings and improvements............ 20-30 years     138,958           --
   Service and other vehicles............   4-7 years   1,191,155     1,193,253
   Office equipment, furniture and
    fixtures.............................  5-10 years     450,086       452,323
   Leasehold improvements................         --      214,691       214,691
                                                      -----------   -----------
                                                        2,009,890     1,860,267
   Less accumulated depreciation.........              (1,104,443)   (1,157,957)
                                                      -----------   -----------
                                                      $   905,447   $   702,310
                                                      ===========   ===========

5. GOODWILL AND OTHER NONCURRENT ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other noncurrent assets include a covenant not to compete and deferred charges related to the "Asset Purchase and Sale Agreement" made between the Company's shareholders and former owners. The covenant not to compete and deferred charges are amortized on a straight-line basis for a period of five years, which is the period of the covenant in the agreement.

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                         DECEMBER 31,  MAY 31,
                                                             1996       1997
                                                         ------------ ---------
   Equipment installment loans payable to banks and
    other financial institutions, interest varying from
    8.75% to 9.0%, secured by certain equipment,
    payable in monthly and quarterly installments
    including interest, final installment
    due November 2000..................................   $  471,554  $ 419,900
   Notes payable to the former shareholders of A-1
    Appliance & Air Conditioning, Inc. at 8%, payable
    in monthly installments of $7,783, including
    interest, final installment due November 2004......      549,712    528,036
                                                          ----------  ---------
       Total long-term debt............................    1,021,266    947,936
   Less current maturities.............................     (176,717)  (168,425)
                                                          ----------  ---------
                                                          $  844,549  $ 779,511
                                                          ==========  =========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  The aggregate maturities of the long-term debt as of December 31, 1996 are as follows:

                                                     A-ABC     A-1     COMBINED
                                                    -------- -------- ----------
   1997............................................ $ 97,304 $ 79,413 $  176,717
   1998............................................  101,507   80,613    182,120
   1999............................................  108,743   71,823    180,566
   2000............................................   79,251   66,660    145,911
   2001............................................   23,435   72,477     95,912
   Thereafter......................................      --   240,040    240,040
                                                    -------- -------- ----------
                                                    $410,240 $611,026 $1,021,266
                                                    ======== ======== ==========

7. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and May 31, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                           ------------------------------ COMMON
                                           AUTHORIZED ISSUED  OUTSTANDING STOCK
                                           ---------- ------- ----------- ------
   A-ABC voting...........................       50        50        50   $  250
   A-ABC non-voting.......................       50        50        50       50
   A-1....................................  300,000   300,000   300,000    3,000
                                            -------   -------   -------   ------
     Total................................  300,100   300,100   300,100   $3,300
                                            =======   =======   =======   ======

  The voting common stock and non-voting common stock of A-ABC have stated values of $5 and $1 per share, respectively. The common stock of A-1 has a stated value of $0.01 per share.

8. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

                                                     A-ABC      A-1    COMBINED
                                                   ---------- ------- ----------
   1997........................................... $   99,000 $27,000 $  126,000
   1998...........................................     99,000  27,000    126,000
   1999...........................................     99,000  27,000    126,000
   2000...........................................     99,000  11,250    110,250
   2001...........................................     99,000     --      99,000
   Thereafter.....................................    717,750     --     717,750
                                                   ---------- ------- ----------
                                                   $1,212,750 $92,250 $1,305,000
                                                   ========== ======= ==========

  Total rental expense for the year ended December 31, 1996 and the five months ended May 31, 1997 was $136,200 and $58,200, respectively.

9. RELATED PARTY TRANSACTIONS

  The Company leases the office building and warehouse from a shareholder of A-ABC and A-1. The Company also pays management fees to a company owned by a shareholder for administrative and operational services. The management agreement is renewed annually.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  In May 1997, the Company sold land and buildings and improvements to a shareholder for the recorded book value of $120,482. In addition, the Company declared $342,584 of distributions to shareholders, which were not paid as of May 31, 1997.

  At December 31, 1996 and May 31, 1997, the Company had amounts due to related parties of $315,474 and $342,584, respectively, and amounts due from related parties of $23,174 and $145,070, respectively.

10. EMPLOYEE BENEFIT PLAN

  The Company has a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $20,258 and $9,942, respectively.

11. ADVERTISING

  The Company expenses advertising costs as incurred. Total advertising expense for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $401,722 and $136,350, respectively, and is included in selling, general and administrative expenses in the accompanying combined statements of operations.

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
 Arkansas Mechanical Services, Inc.
 and Mechanical Services, Inc.:

  We have audited the accompanying combined balance sheets of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. (collectively referred to as the Company) as of December 31, 1996 and June 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. as of December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                            COMBINED BALANCE SHEETS

                                         DECEMBER 31,  JUNE 30,   SEPTEMBER 30,
                                             1996        1997         1997
               ASSETS                    ------------ ----------  -------------
                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............  $  124,687  $   20,123   $   94,626
  Accounts receivable...................     960,574   1,337,571    1,153,299
  Inventories...........................      55,036      75,862       80,063
  Costs and estimated earnings in excess
   of billings on uncompleted contracts.      52,310      36,203           --
  Due from related parties..............      21,291      17,553       41,440
  Prepaid expenses and other current
   assets...............................       8,795      11,508       27,690
                                          ----------  ----------   ----------
    Total current assets................   1,222,693   1,498,820    1,397,118
PROPERTY AND EQUIPMENT, net.............     634,996     632,862      610,222
GOODWILL, net of accumulated
 amortization of $11,265, $11,922 and
 $12,249, respectively..................      14,975      14,318       13,991
OTHER NONCURRENT ASSETS.................       1,217       1,383           --
                                          ----------  ----------   ----------
    Total assets........................  $1,873,881  $2,147,383   $2,021,331
                                          ==========  ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt.........  $  513,157  $  500,352   $  321,703
  Accounts payable......................     529,497     725,177      387,349
  Accrued expenses......................     157,811      69,571      113,363
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................     117,526      99,690       35,268
  Due to related parties................          --      35,150       98,780
                                          ----------  ----------   ----------
    Total current liabilities...........   1,317,991   1,429,940      956,463
LONG-TERM DEBT, net of current
 maturities.............................     205,170     192,645      244,920
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock..........................      26,000      26,000       26,000
  Retained earnings.....................     371,983     546,061      841,211
  Treasury stock, at cost...............     (47,263)    (47,263)     (47,263)
                                          ----------  ----------   ----------
    Total shareholders' equity..........     350,720     524,798      819,948
                                          ----------  ----------   ----------
    Total liabilities and shareholders'
     equity.............................  $1,873,881  $2,147,383   $2,021,331
                                          ==========  ==========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                      SIX MONTHS ENDED JUNE     NINE MONTHS ENDED
                          YEAR ENDED           30,                SEPTEMBER 30,
                         DECEMBER 31, ----------------------  ----------------------
                             1996        1996        1997        1996        1997
                         ------------ ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................  $6,237,166  $3,460,144  $4,028,775  $4,755,144  $5,962,959
COST OF SERVICES........   4,773,451   2,663,083   3,168,537   3,639,083   4,497,390
                          ----------  ----------  ----------  ----------  ----------
    Gross profit........   1,463,715     797,061     860,238   1,116,061   1,465,569
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   1,082,470     525,206     583,120     783,206     890,309
                          ----------  ----------  ----------  ----------  ----------
    Income from
     operations.........     381,245     271,855     277,118     332,855     575,260
OTHER INCOME (EXPENSE):
  Interest expense......     (51,408)    (22,908)    (32,160)    (37,908)    (41,323)
  Other.................      30,104      17,321       2,120      27,321       8,269
                          ----------  ----------  ----------  ----------  ----------
NET INCOME..............  $  359,941  $  266,268  $  247,078  $  322,268  $  542,206
                          ==========  ==========  ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                      COMMON  RETAINED   TREASURY  SHAREHOLDERS'
                                       STOCK  EARNINGS    STOCK       EQUITY
                                      ------- ---------  --------  -------------
BALANCE, December 31, 1995........... $26,000 $ 252,756  $(47,263)   $ 231,493
  Net income.........................      --   359,941        --      359,941
  Distributions to shareholders......      --  (240,714)       --     (240,714)
                                      ------- ---------  --------    ---------
BALANCE, December 31, 1996...........  26,000   371,983   (47,263)     350,720
  Net income.........................      --   247,078        --      247,078
  Distributions to shareholders......      --   (73,000)       --      (73,000)
                                      ------- ---------  --------    ---------
BALANCE, June 30, 1997............... $26,000 $ 546,061  $(47,263)   $ 524,798
                                      ======= =========  ========    =========



    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                       SIX MONTHS ENDED     NINE MONTHS ENDED
                          YEAR ENDED       JUNE 30,           SEPTEMBER 30,
                         DECEMBER 31, --------------------  ------------------
                             1996       1996       1997       1996      1997
                         ------------ ---------  ---------  --------  --------
                                   (UNAUDITED)                 (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net income............   $ 359,941   $ 266,268  $ 247,078  $322,268  $542,206
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities--
  Depreciation and am-
   ortization..........     109,624      65,735     89,354   100,008   114,932
  Gain on sale of prop-
   erty and equipment..          --          --         --        --    (5,627)
  Changes in operating
   assets and liabili-
   ties:
  (Increase) decrease
   in--
   Accounts receivable.    (368,388)   (366,932)  (376,997)  (81,715) (192,725)
   Inventories.........     (10,142)        (34)   (20,826)  (10,117)  (25,027)
   Costs and estimated
    earnings in excess
    of billings on un-
    completed con-
    tracts.............     (27,750)    (52,223)    16,107    12,542   112,313
   Due from related
    parties............      69,661      85,066      3,738    90,952   (20,149)
   Prepaid expenses and
    other current as-
    sets...............      (5,009)    (20,847)    (2,879)  (23,044)  (17,678)
  Increase (decrease)
   in--
   Accounts payable....     215,954     367,492    195,680    75,850  (142,147)
   Accrued expenses....      43,524      10,842    (88,240)    4,933  (104,452)
   Billings in excess
    of costs and esti-
    mated earnings on
    uncompleted con-
    tracts.............      23,641     (71,807)   (17,836)  (89,241)  (82,258)
   Due to related par-
    ties...............     (41,609)    (41,609)    35,150   (41,609)   98,780
   Other long-term lia-
    bilities...........          --          --         --   (55,000)       --
                          ---------   ---------  ---------  --------  --------
     Net cash provided
      by operating ac-
      tivities.........     369,447     241,951     80,329   305,827   278,168
                          ---------   ---------  ---------  --------  --------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
 Purchases of property
  and equipment........    (237,113)   (130,895)   (86,563)  (31,898)  (95,525)
 Proceeds from sales of
  property and equip-
  ment.................      15,000          --         --        --    12,000
                          ---------   ---------  ---------  --------  --------
     Net cash used in
      investing activi-
      ties.............    (222,113)   (130,895)   (86,563)  (31,898)  (83,525)
                          ---------   ---------  ---------  --------  --------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
 Proceeds from short-
  term borrowings......     590,000     440,000    110,000        --   110,000
 Payments of short-term
  borrowings...........    (410,000)   (260,000)  (100,000)       --  (191,454)
 Proceeds from long-
  term debt............     194,326      98,775     37,499   120,764    39,750
 Payments of long-term
  debt.................    (145,389)    (39,145)   (72,829)       --  (110,000)
 Distributions to
  shareholders.........    (295,714)   (155,000)   (73,000) (370,715)  (73,000)
                          ---------   ---------  ---------  --------  --------
     Net cash provided
      by (used in)
      financing
      activities.......     (66,777)     84,630    (98,330) (249,951) (224,704)
                          ---------   ---------  ---------  --------  --------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........      80,557     195,686   (104,564)   23,978   (30,061)
CASH AND CASH EQUIVA-
 LENTS, beginning of
 period................      44,130      44,130    124,687    44,130   124,687
                          ---------   ---------  ---------  --------  --------
CASH AND CASH EQUIVA-
 LENTS, end of period..   $ 124,687   $ 239,816  $  20,123  $ 68,108  $ 94,626
                          =========   =========  =========  ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Arkansas Mechanical Services, Inc. (AMS) and Mechanical Services, Inc.
(MSI), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods. All significant intercompany transactions and balances have been eliminated in combination. The Company is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Little Rock and Fayetteville, Arkansas and the surrounding areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $51,408 and $32,160 for the year ended December 31, 1996 and the six months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                           DECEMBER 31, JUNE 30,
                                                               1996       1997
                                                           ------------ --------
      Accrued payroll costs and benefits..................  $ 115,949   $63,339
      Other accrued expenses..............................     41,862     6,232
                                                            ---------   -------
                                                            $ 157,811   $69,571
                                                            =========   =======

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ ----------
      Costs incurred..................................  $1,493,806  $2,232,909
      Estimated earnings recognized...................     246,687     247,900
                                                        ----------  ----------
                                                         1,740,493   2,480,809
      Less billings on contracts......................   1,805,709   2,544,296
                                                        ----------  ----------
                                                        $  (65,216) $  (63,487)
                                                        ==========  ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ --------
      Costs and estimated earnings in excess of
       billings on uncompleted contracts...............  $  52,310   $ 36,203
      Billings in excess of costs and estimated
       earnings on uncompleted contracts...............   (117,526)   (99,690)
                                                         ---------   --------
                                                         $ (65,216)  $(63,487)
                                                         =========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                              USEFUL   DECEMBER 31,  JUNE 30,
                                              LIVES        1996        1997
                                            ---------- ------------ ----------
      Service and other vehicles...........  4-7 years  $  654,491  $  696,871
      Machinery and equipment.............. 5-10 years     228,766     233,744
      Office equipment, furniture and
       fixtures............................ 5-10 years      69,698      98,121
      Leasehold improvements...............         --      75,785      86,567
                                                        ----------  ----------
                                                         1,028,740   1,115,303
      Less accumulated depreciation........               (393,744)   (482,441)
                                                        ----------  ----------
                                                        $  634,996  $  632,862
                                                        ==========  ==========

6. GOODWILL

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

7. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                       DECEMBER 31, JUNE 30,
                                                           1996       1997
                                                       ------------ ---------
Revolving line of credit with a bank with a maximum
 amount of $300,000; interest accrues at prime plus
 .75% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand..........................  $ 100,000   $  75,000
Revolving line of credit with a bank with a maximum
 amount of $250,000; interest accrues at 10.0% and is
 payable monthly; secured by accounts receivable and
 the personal guarantee of the shareholders; due on
 demand with a maturity date of June 1997.............    180,000          --
Revolving line of credit with a bank with a maximum
 amount of $400,000; interest accrues at prime plus
 1.5% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand with a maturity date of
 February 1998........................................         --     215,000
Equipment installment notes to a bank; interest
 accrued at various rates, payable in monthly
 installments, including interest, of $14,256, final
 installment due 2001; secured by service and other
 vehicles and the personal guarantee of stockholders..    275,603     259,718
Note payable to a bank; interest accrues at 9.5%;
 payable in monthly installments including interest,
 of $2,025, final installments, due August 1997;
 secured by personal guarantee of the shareholder.....     92,512      83,731
Equipment installment notes to a bank; interest
 varying from 7.5% to 10.0%; payable in monthly
 installments of various amounts, including interest,
 through 2000; secured by service and other vehicles..     39,366      33,287
Note payable to a company affiliated through common
 ownership; interest accrued at 9.0%; payable in
 monthly installments, including interest of $981,
 final installment due December 1999; unsecured.......     30,846      26,261
                                                        ---------   ---------
  Total short- and long-term debt.....................    718,327     692,997
Less short-term borrowings and current maturities.....   (513,157)   (500,352)
                                                        ---------   ---------
                                                        $ 205,170   $ 192,645
                                                        =========   =========

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

                                                        AMS      MSI    COMBINED
                                                      -------- -------- --------
      1997........................................... $320,107 $193,050 $513,157
      1998...........................................   69,749   12,758   82,507
      1999...........................................   68,141   10,827   78,968
      2000...........................................   40,023    2,723   42,746
      2001...........................................      949       --      949
                                                      -------- -------- --------
                                                      $498,969 $219,358 $718,327
                                                      ======== ======== ========

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and June 30, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                             ---------------------------
                                                                TREASURY COMMON
                                   AMORTIZED ISSUED OUTSTANDING  STOCK    STOCK
                                   --------- ------ ----------- -------- -------
      AMS.........................  100,000  6,000     6,000     1,900   $ 6,000
      MSI.........................    1,000    400       333        --    20,000
                                    -------  -----     -----     -----   -------
        Total.....................  101,000  6,400     6,333     1,900   $26,000
                                    =======  =====     =====     =====   =======

  The common stock of AMS has a par value of $1 per share. The common stock of MSI has a par value of $1 per share, but has a stated value of $60 per share. MSI must maintain $20,000 in shareholders' equity in order to retain its contractors license.

9. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as December 31, 1996 are as follows:

                                                           AMS    MSI   COMBINED
                                                         ------- ------ --------
      1997.............................................. $17,608 $6,912 $24,520
      1998..............................................  14,400  2,656  17,056
      1999..............................................  14,400     --  14,400
                                                         ------- ------ -------
                                                         $46,408 $9,568 $55,976
                                                         ======= ====== =======

  In addition to the above lease commitments, the Company leases office and warehouse space under a month-to-month operating lease, with monthly payments of $3,200. Total rental expense for the year ended December 31, 1996 and the six months ended June 30, 1997 was $76,409 and $38,421, respectively.

10. RELATED PARTY TRANSACTIONS

  The Company rents certain facilities from related parties. Total rent expense for these facilities for the year ended December 31, 1996 and the six months ended June 30, 1997 was $75,696 and $29,608, respectively. AMS rents certain vehicles from a company affiliated through common ownership. Total rent expense for these vehicles for the year ended December 31, 1996 and the six months ended June 30, 1997 was $7,300 and $3,300, respectively.

  The Company obtains data processing and other services from a company affiliated through common ownership. The total expense for these services for the year ended December 31, 1996 and the six months ended June 30, 1997 was $120,564 and $60,282, respectively.

11. EMPLOYEE BENEFIT PLAN

  Non-office employees are participants in a multi-employer defined contribution plan pursuant to the collective bargaining agreement of the union. Contributions for the year ended December 31, 1996 and the six months ended June 30, 1997, were $91,316 and $57,512, respectively.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $0.9 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Callahan Roach Products and Publications, Inc.

  We have audited the accompanying balance sheet of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 30, 1997

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                                 BALANCE SHEETS

                                                       FEBRUARY 28,  JUNE 30,
                                                           1997        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $ 27,161    $105,939
  Accounts receivable.................................     10,104         --
  Inventories.........................................     44,567      46,837
                                                         --------    --------
    Total current assets..............................     81,832     152,776
PROPERTY AND EQUIPMENT, net...........................    126,374     117,843
                                                         --------    --------
    Total assets......................................   $208,206    $270,619
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................   $ 60,595    $ 60,629
  Accounts payable....................................     76,043      71,427
  Accrued expenses....................................     21,892      18,436
  Income taxes payable................................      2,576      14,407
                                                         --------    --------
    Total current liabilities.........................    161,106     164,899
LONG-TERM DEBT, net of current maturities.............     24,558      17,607
DEFERRED INCOME TAXES.................................      8,260       8,760
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares
   authorized;
   1,000 shares issued and outstanding................      1,000       1,000
  Retained earnings...................................     13,282      78,353
                                                         --------    --------
    Total shareholders' equity........................     14,282      79,353
                                                         --------    --------
    Total liabilities and shareholders' equity........   $208,206    $270,619
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                             FOUR MONTHS ENDED
                                                 YEAR ENDED  ------------------
                                                FEBRUARY 28, JUNE 30,  JUNE 30,
                                                    1997       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
REVENUES.......................................  $1,552,708  $639,702  $597,042
COST OF SERVICES...............................     310,816   108,479   130,710
                                                 ----------  --------  --------
  Gross profit.................................   1,241,892   531,223   466,332
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...   1,238,075   438,965   379,697
                                                 ----------  --------  --------
  Income from operations.......................       3,817    92,258    86,635
OTHER INCOME (EXPENSES):
  Interest expense.............................      (9,196)   (2,187)   (5,197)
  Other........................................      (6,497)        9    (1,367)
                                                 ----------  --------  --------
   Income (loss) before income taxes...........     (11,876)   90,080    80,071
INCOME TAX PROVISION...........................         --     19,000    15,000
                                                 ----------  --------  --------
NET INCOME (LOSS)..............................  $  (11,876) $ 71,080  $ 65,071
                                                 ==========  ========  ========




   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                       TOTAL
                                                  COMMON RETAINED  SHAREHOLDERS'
                                                  STOCK  EARNINGS     EQUITY
                                                  ------ --------  -------------
BALANCE, February 28, 1996....................... $1,000 $ 25,158    $ 26,158
  Net loss.......................................    --   (11,876)    (11,876)
                                                  ------ --------    --------
BALANCE, February 28, 1997.......................  1,000   13,282      14,282
  Net income (unaudited).........................    --    65,071      65,071
                                                  ------ --------    --------
BALANCE, June 30, 1997 (unaudited)............... $1,000 $ 78,353    $ 79,353
                                                  ====== ========    ========





    The accompanying notes are an integral part of the financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                     FOUR MONTHS ENDED
                                        YEAR ENDED  ------------------
                                       FEBRUARY 28, JUNE 30,  JUNE 30,
                                           1997       1996      1997
                                       ------------ --------  --------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)....................  $ (11,876)  $ 71,080  $ 65,071
 Adjustments to reconcile net income
  (loss) to net cash
  provided by operating activities:
   Depreciation.......................     26,587      2,395    17,872
   Deferred income taxes..............        --         --        500
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..............     (8,890)    (9,983)   10,104
     Inventories......................      7,673      8,551    (2,270)
    Increase (decrease) in--
     Accounts payable.................     (4,555)   (54,180)   (4,616)
     Accrued expenses.................     14,051      2,462    (3,456)
     Income taxes payable.............       (589)    18,858    11,831
                                        ---------   --------  --------
      Net cash provided by operating
       activities.....................     22,401     39,183    95,036
                                        ---------   --------  --------
CASH FLOWS USED IN INVESTING
 ACTIVITIES:
 Purchases of property and equipment..   (103,577)   (43,945)   (9,341)
                                        ---------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) on bank
  line of credit......................     35,701      1,535      (443)
 Proceeds from long-term debt.........     46,100     28,174       --
 Payment on long-term debt............    (11,405)      (723)   (6,474)
                                        ---------   --------  --------
      Net cash provided by (used in)
       financing activities...........     70,396     28,986    (6,917)
                                        ---------   --------  --------
NET INCREASE (DECREASE) IN CASH.......    (10,780)    24,224    78,778
CASH AND CASH EQUIVALENTS, beginning
 of period............................     37,941     37,941    27,161
                                        ---------   --------  --------
CASH AND CASH EQUIVALENTS, end of
 period...............................  $  27,161   $ 62,165  $105,939
                                        =========   ========  ========



   The accompanying notes are an integral part of these financial statements.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Callahan Roach Products and Publications, Inc., (the Company) is primarily engaged in the business of selling marketing products and pricing models to independent service companies which install and service heating and air conditioning systems nationally.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  Interim financial statements as of June 30, 1997 and for the four months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from service contracts are recognized as services are performed.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $9,196 and $3,123, respectively, for the year ended February 28, 1997.

 Inventories

  Inventories consists of supplies used in providing the Company's products and services. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property, Equipment and Depreciation

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

2. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consist of the following at February 28, 1997:

   Accrued payroll and related expense................................. $14,051
   Other accrued expenses..............................................   7,841
                                                                        -------
                                                                        $21,892
                                                                        =======

3. PROPERTY AND EQUIPMENT

  A summary of property and equipment at February 28, 1997 is as follows:

                                                           ESTIMATED
                                                          USEFUL LIVES
                                                          ------------
   Furniture and fixtures................................  3-7 years   $179,641
   Less accumulated depreciation.........................               (53,267)
                                                                       --------
     Property and equipment, net.........................              $126,374
                                                                       ========

4. INCOME TAXES

  There is no Federal income tax provision as losses were incurred and a valuation allowance has been established against future benefits deriving from the carryforward of these losses. The deferred income tax liability results primarily from tax depreciation in excess of book depreciation on property and equipment.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following at February 28, 1997:

   Credit facility in the amount of $100,000 with a bank, bearing interest at 12.75%................................................  $42,584
   Equipment loans payable to financial institutions, interest varying from 12% to 19%, collateralized by certain equipment, payable in monthly installments including interest,
    final installment due February 2000...............................   42,569
                                                                        -------
                                                                         85,153
   Less short-term borrowings and current maturities..................  (60,595)
                                                                        -------
                                                                        $24,558
                                                                        =======

  The Company has a revolving credit agreement with a bank to provide borrowings up to $100,000. The revolving credit agreement is collateralized by the personal guarantees of shareholders. Borrowings under the agreement in effect on February 28, 1997, bear interest at 12.5%. Borrowings outstanding at February 28, 1997 were $42,584.

  Maturities of short- and long-term debt are as follows:

   YEAR ENDING
   FEBRUARY 28,
   ------------
    1998................................................................ $60,595
    1999................................................................  16,375
    2000................................................................   8,183
                                                                         -------
                                                                         $85,153
                                                                         =======

6. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

8. SUBSEQUENT EVENT

  Effective July 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired the Company in a merger transaction for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the Company were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Central Carolina Air Conditioning Company:

  We have audited the accompanying balance sheets of Central Carolina Air Conditioning Company (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Carolina Air Conditioning Company as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                                 BALANCE SHEETS

                                             OCTOBER 31,  JUNE 30,  SEPTEMBER 30,
                                                1996        1997        1997
                                             ----------- ---------- -------------
                                                                     (UNAUDITED)
                   ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents................  $  440,289  $  457,132  $1,107,250
  Accounts receivable......................     627,783     867,913     598,271
  Inventories..............................     292,215     246,225     231,435
  Costs and estimated earnings in excess of
   billings on uncompleted contracts.......     113,653     168,226          --
  Due from related parties.................     505,003     175,448       7,000
  Prepaid expenses and other current
   assets..................................     240,089     219,149      54,620
                                             ----------  ----------  ----------
   Total current assets....................   2,219,032   2,134,093   1,998,576
 PROPERTY AND EQUIPMENT, net...............     459,553     674,948     615,057
 OTHER NONCURRENT ASSETS...................      37,098      38,498          --
                                             ----------  ----------  ----------
   Total assets............................  $2,715,683  $2,847,539  $2,613,633
                                             ==========  ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt............  $   64,283  $      979  $       --
  Accounts payable.........................     322,848     274,887     131,494
  Accrued expenses.........................     261,300     232,751     124,682
  Billings in excess of costs and estimated
   earnings on uncompleted contracts.......      48,399      39,131       8,083
  Deferred service contract revenue........     755,047     762,821     794,931
                                             ----------  ----------  ----------
   Total current liabilities...............   1,451,877   1,310,569   1,059,190
 DEFERRED SERVICE CONTRACT REVENUE.........     211,397     204,304     162,865
 DEFERRED COMPENSATION LIABILITY...........      55,373      60,670      29,600
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDERS' EQUITY:
  Common stock--$10 par value; 2,000 shares
   authorized,
   issued and outstanding..................      20,000      20,000      20,000
  Additional paid-in capital...............      23,140      23,140      23,140
  Retained earnings........................     953,896   1,228,856   1,318,838
                                             ----------  ----------  ----------
   Total shareholders' equity..............     997,036   1,271,996   1,361,978
                                             ----------  ----------  ----------
   Total liabilities and shareholders'
    equity.................................  $2,715,683  $2,847,539  $2,613,633
                                             ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF OPERATIONS

                                       EIGHT MONTHS ENDED      ELEVEN MONTHS ENDED
                         YEAR ENDED         JUNE 30,              SEPTEMBER 30,
                         OCTOBER 31,  ----------------------  ----------------------
                            1996         1996        1997        1996        1997
                         -----------  ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................ $8,161,356   $5,139,628  $5,463,051  $7,581,628  $7,552,586
COST OF SERVICES........  5,182,045    3,267,848   3,224,802   4,710,848   4,619,763
                         ----------   ----------  ----------  ----------  ----------
  Gross profit..........  2,979,311    1,871,780   2,238,249   2,870,780   2,932,823
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............  2,598,253    1,672,596   1,648,388   2,419,596   2,184,021
                         ----------   ----------  ----------  ----------  ----------
  Income from
   operations...........    381,058      199,184     589,861     451,184     748,802
OTHER INCOME (EXPENSE):
 Interest expense.......     (9,841)      (6,073)     (3,087)     (2,073)      4,137
 Interest income........     30,219       17,611      28,472      14,611      28,472
 Other..................    (40,166)      13,487      11,233      28,487       9,727
                         ----------   ----------  ----------  ----------  ----------
NET INCOME.............. $  361,270   $  224,209  $  626,479  $  492,209  $  791,138
                         ==========   ==========  ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                    COMMON   PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                    ------- ---------- ----------  -------------
BALANCE, October 31, 1995.......... $20,000  $23,140   $  973,595   $1,016,735
 Net income........................     --       --       361,270      361,270
 Distributions to shareholders.....     --       --      (380,969)    (380,969)
                                    -------  -------   ----------   ----------
BALANCE, October 31, 1996..........  20,000   23,140      953,896      997,036
 Net income........................     --       --       626,479      626,479
 Distributions to shareholders.....     --       --      (351,519)    (351,519)
                                    -------  -------   ----------   ----------
BALANCE, June 30, 1997............. $20,000  $23,140   $1,228,856   $1,271,996
                                    =======  =======   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF CASH FLOWS

                                       EIGHT MONTHS ENDED    ELEVEN MONTHS ENDED
                         YEAR ENDED         JUNE 30,            SEPTEMBER 30,
                         OCTOBER 31,  ---------------------  ---------------------
                            1996         1996       1997       1996        1997
                         -----------  ----------  ---------  ---------  ----------
                                   (UNAUDITED)                   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............  $  361,270   $  224,209  $ 626,479  $ 492,209  $  791,138
 Adjustments to
  reconcile net income
  to net cash
  provided by (used in)
  operating activities:
   Depreciation........     200,548      140,707    142,535    135,838     102,760
   Gain on sales of
    property and
    equipment..........     (13,811)      (3,344)       --         --          --
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......    (144,095)    (243,215)  (240,130)  (253,900)     49,839
     Inventories.......       6,516       62,058     45,990     35,210      60,780
     Costs and
      estimated
      earnings in
      excess of
      billings on
      uncompleted
      contracts........     (73,301)     (52,611)   (54,573)  (518,822)    113,653
     Due from related
      parties..........    (340,792)    (481,044)   329,555     19,736     498,003
     Prepaid expenses
      and other current
      assets...........     (55,800)      91,214     20,940     86,692     165,142
     Other noncurrent
      assets...........       1,750        1,050     (1,400)  (597,685)     37,098
    Increase (decrease)
     in--
     Accounts payable..      75,239        7,192    (47,961)  (126,068)   (191,354)
     Accrued expenses..     (82,481)    (123,859)   (28,549)   (84,685)    (22,759)
     Billings in excess
      of costs and
      estimated
      earnings on
      uncompleted
      contracts........      31,913       71,245     (9,268)   712,099     (40,316)
     Deferred service
      contract revenue.      17,670      (31,809)       681    (13,160)   (122,508)
     Deferred
      compensation
      liability........       7,945        5,297      5,297         --     (25,773)
                         ----------   ----------  ---------  ---------  ----------
      Net cash provided
       by (used in)
       operating
       activities......      (7,429)    (332,910)   789,596   (112,536)  1,415,703
                         ----------   ----------  ---------  ---------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........    (244,128)    (266,117)  (357,930)  (412,493)   (216,409)
 Proceeds from sales of
  property and
  equipment............      25,615        3,344        --         --          --
                         ----------   ----------  ---------  ---------  ----------
      Net cash used in
       investing
       activities......    (218,513)    (262,773)  (357,930)  (412,493)   (216,409)
                         ----------   ----------  ---------  ---------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from short-
  and long-term debt...     125,000      125,000        --     102,154         --
 Payments of short- and
  long-term debt.......    (120,203)     (14,655)   (63,304)   (45,203)    (64,283)
 Distributions to
  shareholders.........    (380,969)    (196,994)  (351,519)   (82,772)   (468,050)
                         ----------   ----------  ---------  ---------  ----------
      Net cash used in
       financing
       activities......    (376,172)     (86,649)  (414,823)   (25,821)   (532,333)
                         ----------   ----------  ---------  ---------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........    (602,114)    (682,332)    16,843   (550,850)    666,961
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............   1,042,403    1,042,403    440,289    911,809     440,289
                         ----------   ----------  ---------  ---------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 period................  $  440,289   $  360,071  $ 457,132  $ 360,959  $1,107,250
                         ==========   ==========  =========  =========  ==========

   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Central Carolina Air Conditioning Company (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 and as of September 30, 1997 and for the eleven months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $9,841 and $3,087 for the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company also offers an extended service warranty on sales of air conditioning and heating units, for coverage up to five years after installation. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and North Carolina tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company makes distributions to the shareholders' each year at least in amounts necessary to pay personal income tax payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Prepaid expenses.......................................  $ 96,620   $ 69,732
   Cash value of life insurance...........................   119,331    130,801
   Other current assets...................................    24,138     18,616
                                                            --------   --------
                                                            $240,089   $219,149
                                                            ========   ========

  Cash value of life insurance represents the cash value of six life insurance policies.

  Accrued expenses consists of the following:

   Accrued payroll costs and benefits........................ $124,208 $175,831
   Accrued bonus and profit sharing..........................   95,195      --
   Other accrued expenses....................................   41,897   56,920
                                                              -------- --------
                                                              $261,300 $232,751
                                                              ======== ========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Costs incurred.........................................  $464,107   $526,315
   Estimated earnings recognized..........................   177,188    269,364
                                                            --------   --------
                                                             641,295    795,679
   Less billings on contracts.............................   576,041    666,584
                                                            --------   --------
                                                            $ 65,254   $129,095
                                                            ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $113,653   $168,226
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................    (48,399)   (39,131)
                                                           --------   --------
                                                           $ 65,254   $129,095
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                          ESTIMATED   OCTOBER 31,   JUNE 30,
                                         USEFUL LIVES    1996         1997
                                         ------------ -----------  -----------
   Service and other vehicles...........   4-7 years  $ 1,026,498  $ 1,320,858
   Machinery and equipment..............  5-10 years      203,362      206,399
   Office equipment, fixtures and
    fixtures............................  5-10 years      373,146      392,231
   Leasehold improvements...............         --       294,877      306,087
                                                      -----------  -----------
                                                        1,897,883    2,225,575
   Less accumulated depreciation........               (1,438,330)  (1,550,627)
                                                      -----------  -----------
                                                      $   459,553  $   674,948
                                                      ===========  ===========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Revolving line of credit with a bank, with a maximum
    amount
    of $200,000 through February 1, 1997; interest
    accrues at prime
    (8.25% as of October 31, 1996) and is payable
    monthly;
    unpaid principal due on demand.......................   $50,000     $--
   Note payable to bank, due in monthly installments of
    $1,167, with interest
    of 8% per annum and secured by vehicles; matures July
    15, 1997.............................................     9,998      979
   Note payable to bank, due in monthly installments of
    $1,093, with interest
    of 7.25% per annum and secured by vehicles; matures
    February 15, 1997....................................     4,285      --
                                                            -------     ----
                                                            $64,283     $979
                                                            =======     ====

  The Company had a revolving line of credit with a bank to provide unsecured borrowings of up to $200,000. Interest accrued at prime and was payable monthly. This agreement matured in February 1997. Upon maturity, the Company obtained another revolving line of credit to provide borrowings of up to $300,000 with a loan maturity date of March 1, 1998. Other terms of the agreement were unchanged.

7. LEASES

  The Company leases its office building and warehouse from a shareholder under a 20-year lease terminating in October 2016. The rent is $9,125 for the first three years and increases by 2.5% at the beginning of the fourth, seventh, tenth, thirteenth, sixteenth and nineteenth years.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 1996 are as follows:

   1997.............................................................. $  109,500
   1998..............................................................    109,500
   1999..............................................................    109,500
   2000..............................................................    112,238
   2001..............................................................    112,238
   Thereafter........................................................  1,799,369
                                                                      ----------
                                                                      $2,352,345
                                                                      ==========

8. RELATED PARTY TRANSACTIONS

  The Company leases its office building and warehouse from shareholders of the Company. For the year ended October 31, 1996 and the eight months ended June 30, 1997, the Company paid $119,526 and $81,741, respectively, related to these leases. As of October 31, 1996 and June 30, 1997, the Company has unsecured advances to various shareholders totaling $444,933 and $136,400, respectively. In addition, the Company has a mortgage receivable from the President and shareholder of $60,070 and $39,048 as of October 31, 1996 and June 30, 1997, respectively. These amounts are included in the amounts due from related parties in the accompanying balance sheets.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

9. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) plan (the Plan) covering its qualified employees. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 100% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $18,902 and $10,938 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

10. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

  The Company made distributions in respect to the Company's estimated
S Corporation accumulated adjustment account of approximately $0.5 million at the time of closing.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hallmark Air Conditioning, Inc.:

  We have audited the accompanying consolidated balance sheets of Hallmark Air Conditioning, Inc. and subsidiary (the Company) as of February 28, 1997 and May 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hallmark Air Conditioning, Inc. and subsidiary as of February 28, 1997 and May 31, 1997, and the results of their operations and their cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 11, 1997

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                         FEBRUARY 28,  MAY 31,
                                                             1997        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  203,739  $  229,466
  Accounts receivable, net of allowance for doubtful
   accounts
   of $4,039 and $8,078, respectively..................      139,143     220,122
  Inventories..........................................      359,380     395,684
  Due from related parties.............................       43,977      38,140
  Deferred income taxes................................      163,673     160,527
  Prepaid expenses and other current assets............      244,257     184,829
                                                          ----------  ----------
    Total current assets...............................    1,154,169   1,228,768
PROPERTY AND EQUIPMENT, net............................      224,504     203,424
GOODWILL, net of accumulated amortization of $6,418 and
 $8,344, respectively..................................      109,113     107,187
DUE FROM RELATED PARTIES...............................       29,476      29,476
OTHER NONCURRENT ASSETS................................      131,990     128,040
                                                          ----------  ----------
    Total assets.......................................   $1,649,252  $1,696,895
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-
   term debt...........................................   $   46,989  $   31,896
  Current obligations under capital leases.............       69,628      69,628
  Accounts payable.....................................       75,655     224,327
  Accrued expenses.....................................      146,658     197,154
  Deferred service contract revenue....................      310,927     294,453
                                                          ----------  ----------
    Total current liabilities..........................      649,857     817,458
LONG-TERM DEBT, net of current maturities..............      181,570     191,434
OBLIGATIONS UNDER CAPITAL LEASES, net of current
 maturities............................................       54,733      45,440
DEFERRED SERVICE CONTRACT REVENUE......................      159,708     144,204
DEFERRED INCOME TAXES..................................       22,429      19,283
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$100 par value; 500 shares authorized;
   180 shares issued and outstanding...................       18,000      18,000
  Retained earnings....................................      560,889     459,761
  Net unrealized gain on marketable securities.........        2,066       1,315
                                                          ----------  ----------
    Total shareholders' equity.........................      580,955     479,076
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $1,649,252  $1,696,895
                                                          ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 THREE MONTHS ENDED
                                   YEAR ENDED          MAY 31,
                                   FEBRUARY 28, ----------------------
                                       1997        1996        1997
                                   ------------ ----------  ----------
                                              (UNAUDITED)
REVENUES..........................  $6,516,181  $1,642,422  $1,558,526
COST OF SERVICES..................   3,461,490     879,293     826,626
                                    ----------  ----------  ----------
  Gross profit....................   3,054,691     763,129     731,900
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........   3,045,942     676,118     811,982
                                    ----------  ----------  ----------
  Income (loss) from operations...       8,749      87,011     (80,082)
OTHER INCOME (EXPENSE):
  Interest expense................     (30,647)     (7,436)    (30,135)
  Interest income.................      16,106       4,082      11,652
  Other...........................       3,227     (11,319)        --
                                    ----------  ----------  ----------
   Income (loss) before income tax
    provision.....................      (2,565)     72,338     (98,565)
INCOME TAX PROVISION..............      18,114      12,120       2,563
                                    ----------  ----------  ----------
NET INCOME (LOSS).................  $  (20,679) $   60,218  $ (101,128)
                                    ==========  ==========  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                    COMMON  RETAINED   MARKETABLE SHAREHOLDERS'
                                     STOCK  EARNINGS   SECURITIES    EQUITY
                                    ------- ---------  ---------- -------------
BALANCE, February 29, 1996......... $18,000 $ 581,568    $  853     $ 600,421
  Net loss.........................     --    (20,679)      --        (20,679)
  Net unrealized gain on marketable
   securities......................     --        --      1,213         1,213
                                    ------- ---------    ------     ---------
BALANCE, February 28, 1997.........  18,000   560,889     2,066       580,955
  Net loss.........................     --   (101,128)      --       (101,128)
  Net unrealized loss on marketable
   securities......................     --        --       (751)         (751)
                                    ------- ---------    ------     ---------
BALANCE, May 31, 1997.............. $18,000 $ 459,761    $1,315     $ 479,076
                                    ======= =========    ======     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            FEBRUARY 28, ---------------------
                                                1997        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss).........................  $ (20,679)   $  60,218  $(101,128)
 Adjustments to reconcile net income (loss)
  to net cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    171,417       33,426     40,806
   Deferred income tax benefit.............       (114)         --         --
   Changes in operating assets and
    liabilities, net of effect of
    acquisitions accounted for as
    purchases:
    (Increase) decrease in--
     Accounts receivable...................     17,294     (107,706)   (80,979)
     Inventories...........................     (7,915)     (70,635)   (36,304)
     Due from related parties..............     10,175       46,610      5,837
     Prepaid expenses and other current
      assets...............................    (65,977)      88,660     58,677
    Increase (decrease) in--
     Accounts payable......................    (21,832)     105,401    148,672
     Accrued expenses......................   (105,520)      61,281     50,496
     Deferred service contract revenue.....    (41,539)       6,911    (31,978)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
       operating activities................    (64,690)     224,166     54,099
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash acquired through acquisition.........     36,881       36,881        --
 Purchases of property and equipment.......    (35,742)     (12,629)   (13,850)
 Proceeds from sales of property and
  equipment................................     15,831          --         --
 Payment for covenant not to compete.......   (130,000)    (130,000)       --
 Proceeds from redemption of marketable
  securities, net..........................      1,663       30,475        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (111,367)     (75,273)   (13,850)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............     16,010          --       9,864
 Payments of long-term debt................    (23,649)      (1,681)   (15,093)
 Payments of obligations under capital
  leases...................................    (66,055)         --      (9,293)
                                             ---------    ---------  ---------
      Net cash used in financing
       activities..........................    (73,694)      (1,681)   (14,522)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................   (249,751)     147,212     25,727
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    453,490      453,490    203,739
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 203,739    $ 600,702  $ 229,466
                                             =========    =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Hallmark Air Conditioning, Inc. and subsidiary (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and light commercial customers in Houston and San Antonio, Texas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the financial statements of Hallmark Air Conditioning, Inc. (Hallmark) and its wholly-owned subsidiary, Jerry Albert Air Conditioning, Inc. (Jerry Albert). All significant intercompany balances and transactions have been eliminated in consolidation.

 Interim Financial Information

  The interim consolidated financial statements for the three months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $32,261 and $54,300, respectively, for the year ended February 28, 1997, and $28,310 and $-0-, respectively, for the three months ended May 31, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
  Prepaid expenses.......................................   $ 36,484   $ 14,313
  Cash value of life insurance...........................    131,434     93,387
  Marketable securities..................................     30,015     30,805
  Federal income taxes receivable........................     46,324     46,324
                                                            --------   --------
                                                            $244,257   $184,829
                                                            ========   ========
  Other noncurrent assets consists of the following:
  Covenant not to compete, net of accumulated
   amortization of
   $10,833 and $14,033, respectively.....................   $119,167   $115,967
  Other noncurrent assets................................     12,823     12,073
                                                            --------   --------
                                                            $131,990   $128,040
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,330   $147,290
  Other accrued expenses.................................     46,328     49,864
                                                            --------   --------
                                                            $146,658   $197,154
                                                            ========   ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED   FEBRUARY 28,  MAY 31,
                                          USEFUL LIVES     1997        1997
                                          ------------ ------------ ----------
   Service and other vehicles............   4-7 years   $  731,913  $  756,447
   Machinery and equipment...............  5-10 years      303,791     265,097
   Office equipment, furniture and
    fixtures.............................  5-10 years       43,643      43,643
   Leasehold improvements................         --       122,205     122,205
                                                        ----------  ----------
                                                         1,201,552   1,187,392
   Less accumulated depreciation.........                 (977,048)   (983,968)
                                                        ----------  ----------
                                                        $  224,504  $  203,424
                                                        ==========  ==========

  During the year ended February 28, 1997 and the three months ended May 31, 1997, the Company acquired $74,506 and $31,387, respectively, of property and equipment in exchange for obligations under capital leases.

5. GOODWILL AND OTHER ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other assets include a covenant not to compete related to the acquisition of Jerry Albert. The covenant not to compete is being amortized on a straight-line basis over the life of the covenant, which is five years.

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                        FEBRUARY 28, MAY 31,
                                                            1997       1997
                                                        ------------ --------
   Revolving bank line of credit; borrowings not to
    exceed $175,000; interest accrues at 8.75% and is
    payable monthly; unpaid principal due in October
    1997...............................................   $ 10,000   $    --
   Equipment installment notes to a bank, interest
    varying from 8.5% to 9.5%; payable in monthly
    installments of various amounts, including
    interest, through July 1999; secured by certain
    machinery and equipment............................     28,402     36,596
   Note payable to the former shareholder relating to
    the purchase of all of the shares of Jerry Albert;
    interest accrues at 8.5%; payable in monthly
    installments, including interest, of $2,480, final
    installment due May 2006...........................    190,157    186,734
                                                          --------   --------
     Total short- and long-term debt...................    228,559    223,330
   Less short-term borrowings and current maturities...    (46,989)   (31,896)
                                                          --------   --------
                                                          $181,570   $191,434
                                                          ========   ========

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The aggregate maturities of short- and long-term debt as of February 28, 1997 are as follows:

   1998................................................................ $ 46,989
   1999................................................................   33,798
   2000................................................................   31,263
   2001................................................................   29,756
   2002................................................................   29,756
   Thereafter..........................................................   56,997
                                                                        --------
                                                                        $228,559
                                                                        ========

7. INCOME TAXES

  Income tax expense consists of the following:

                                                                          THREE
                                                                         MONTHS
                                                             YEAR ENDED   ENDED
                                                            FEBRUARY 28, MAY 31,
                                                                1997      1997
                                                            ------------ -------
   Federal:
     Current...............................................   $ 7,976    $  --
     Deferred..............................................      (114)      --
   State:
     Current...............................................    10,252     2,563
     Deferred..............................................       --        --
                                                              -------    ------
                                                              $18,114    $2,563
                                                              =======    ======

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to loss before income tax provision as a result of the following:

                                                         FEBRUARY 28, MAY 31,
                                                             1997       1997
                                                         ------------ --------
   Benefit at the statutory rate........................   $  (872)   $(33,512)
   Increase resulting from:
     State income taxes, net of federal benefit.........    10,252       2,563
     Nondeductible expenses.............................     3,468       1,192
     Increase in valuation allowance....................        --      34,239
     Other..............................................     5,266      (1,919)
                                                           -------    --------
                                                           $18,114    $  2,563
                                                           =======    ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The components of the deferred income tax assets and liabilities are as follows:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
   Deferred income tax assets:
     Net operating loss carryforward.....................   $    --    $ 31,043
     Deferred service contract revenues..................    133,160    135,757
     Accrued customer protection.........................     15,358     13,131
     Allowance for doubtful accounts.....................      1,288      2,747
     Other...............................................     13,867     12,088
     Valuation allowance.................................        --     (34,239)
                                                            --------   --------
       Total deferred income tax asset...................    163,673    160,527
                                                            --------   --------
   Deferred income tax liabilities:
     Depreciation........................................     19,284     19,283
     Other...............................................      3,145        --
                                                            --------   --------
       Total deferred income tax liability...............     22,429     19,283
                                                            --------   --------
       Net deferred income tax asset.....................   $141,244   $141,244
                                                            ========   ========

  Management believes it is more likely than not the Company will realize the benefits of the net deferred income tax asset.

8. LEASES

  The Company is obligated under various capital leases, for service and other vehicles, that expire at various dates through June 2000. At February 28, 1997 and May 31, 1997, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                         FEBRUARY 28,  MAY 31,
                                                             1997       1997
                                                         ------------ ---------
   Service and other vehicles...........................  $ 259,143   $ 290,530
   Less accumulated depreciation........................   (127,548)   (141,290)
                                                          ---------   ---------
                                                          $ 131,595   $ 149,240
                                                          =========   =========

  The Company also has several noncancelable operating leases, primarily for service and other vehicles, that expire over the next three years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on mileage. Rental expense for these operating leases during the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $18,600 and $5,000, respectively.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of February 28, 1997 are as follows:

                                                              CAPITAL  OPERATING
                                                               LEASES   LEASES
                                                              -------- ---------
   Year ending February 28 or 29,
     1998.................................................... $ 69,628  $11,789
     1999....................................................   35,699   59,928
     2000....................................................   19,034      --
                                                              --------  -------
     Total minimum lease payments............................  124,361  $71,717
                                                                        =======
   Less current obligations under capital leases.............   69,628
                                                              --------
     Obligations under capital leases, net................... $ 54,733
                                                              ========

  The Company leases its primary operations facility from a shareholder and executive officer of the Company. The lease is for an initial one-year term expiring in 1997 with an annual renewal thereafter and has been classified as an operating lease and is included in the data presented above. Total rent expense associated with this lease for the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $96,000 and $24,000, respectively.

9. EMPLOYEE BENEFIT PLAN

  During January 1997, the Company established a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended February 28, 1997 amounted to $830.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value), and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying consolidated balance sheets approximates their fair value.

12. ACQUISITION OF JERRY ALBERT

  The Company acquired all of the outstanding shares of Jerry Albert on May 1, 1996, in exchange for a $200,000 note payable to the former shareholder of Jerry Albert. The acquisition was accounted for as a purchase and the operations of Jerry Albert have been included in the accompanying financial statements since the date of acquisition. Based upon the relative size of the acquisition, the related pro forma data is not presented.

13. SUBSEQUENT EVENT

  Effective June 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Sibley Services, Incorporated:

  We have audited the accompanying balance sheets of Sibley Services, Incorporated (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sibley Services, Incorporated as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                         SIBLEY SERVICES, INCORPORATED

                                 BALANCE SHEETS

                                                        OCTOBER 31,   JUNE 30,
                                                           1996         1997
                                                        -----------  ----------
                        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................. $   76,034   $   40,710
 Accounts receivable...................................    693,839      635,358
 Inventories...........................................     89,649      126,146
 Costs and estimated earnings in excess of billings on
  uncompleted contracts................................    160,092       55,464
 Due from related parties and employees................     11,170       12,900
 Prepaid expenses and other current assets.............    242,851      243,957
                                                        ----------   ----------
  Total current assets.................................  1,273,635    1,114,535
PROPERTY AND EQUIPMENT, net............................     89,422       86,854
                                                        ----------   ----------
  Total assets......................................... $1,363,057   $1,201,389
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current maturities of long-
  term debt............................................ $  222,591   $  307,253
 Accounts payable......................................    337,452      226,854
 Accrued expenses......................................    127,036       57,137
 Billings in excess of costs and estimated earnings on
  uncompleted contracts................................      3,731       73,479
 Deferred service contract revenue.....................      5,463          --
 Deferred income taxes.................................     31,474       32,197
                                                        ----------   ----------
  Total current liabilities............................    727,747      696,920
LONG-TERM DEBT, net of current maturities..............     82,177       69,115
DEFERRED INCOME TAXES..................................      9,899       16,668
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--no par value; 1,000 shares authorized;
  534 shares issued
  and outstanding......................................     21,424       21,424
 Retained earnings.....................................    626,728      502,180
 Treasury stock, 138 shares at cost....................   (104,918)    (104,918)
                                                        ----------   ----------
  Total shareholders' equity...........................    543,234      418,686
                                                        ----------   ----------
    Total liabilities and shareholders' equity......... $1,363,057   $1,201,389
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          EIGHT MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                            OCTOBER 31,  ----------------------
                                               1996         1996        1997
                                            -----------  ----------  ----------
                                                       (UNAUDITED)
REVENUES................................... $6,962,485   $4,945,490  $2,823,468
COST OF SERVICES...........................  5,334,694    3,792,960   2,111,619
                                            ----------   ----------  ----------
  Gross profit.............................  1,627,791    1,152,530     711,849
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..................................  1,497,773      955,427     846,902
                                            ----------   ----------  ----------
  Income (loss) from operations............    130,018      197,103    (135,053)
OTHER INCOME (EXPENSE):
 Interest expense..........................    (31,160)     (17,755)    (15,182)
 Other.....................................     15,516       13,547       4,404
                                            ----------   ----------  ----------
  Income (loss) before income tax
   provision...............................    114,374      192,895    (145,831)
INCOME TAX PROVISION.......................     42,030       70,885     (21,283)
                                            ----------   ----------  ----------
NET INCOME (LOSS).......................... $   72,344   $  122,010  $ (124,548)
                                            ==========   ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                     COMMON  RETAINED   TREASURY   SHAREHOLDERS'
                                      STOCK  EARNINGS     STOCK       EQUITY
                                     ------- ---------  ---------  -------------
BALANCE, October 31, 1995........... $21,424 $ 554,384  $(104,918)   $ 470,890
  Net income........................     --     72,344        --        72,344
                                     ------- ---------  ---------    ---------
BALANCE, October 31, 1996...........  21,424   626,728   (104,918)     543,234
  Net loss..........................     --   (124,548)       --      (124,548)
                                     ------- ---------  ---------    ---------
BALANCE, June 30, 1997.............. $21,424 $ 502,180  $(104,918)   $ 418,686
                                     ======= =========  =========    =========





   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                          EIGHT MONTHS ENDED
                                              YEAR ENDED       JUNE 30,
                                              OCTOBER 31, --------------------
                                                 1996       1996       1997
                                              ----------- ---------  ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................  $  72,344  $ 122,010  $(124,548)
 Adjustments to reconcile net income (loss)
  to net cash
  used in operating activities:
   Depreciation and amortization.............     23,899     15,235     16,185
   Gain on disposal of property and
    equipment................................     (7,090)       --         --
   Deferred income taxes.....................     21,110     35,442      7,492
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable.....................    (38,275)  (618,597)    58,481
     Inventories.............................    (15,047)   (54,979)   (36,497)
     Costs and estimated earnings in excess
      of billings on uncompleted contracts...    (82,416)   (48,664)   104,628
     Due from related parties and employees..      7,551    (21,266)    (1,730)
     Unbilled job costs......................      3,350        --         --
     Prepaid expenses and other current
      assets.................................   (121,387)   (52,617)    (1,106)
    Increase (decrease) in--
     Accounts payable........................     62,758    310,318   (110,598)
     Accrued expenses........................    (18,964)   (78,570)   (69,899)
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts..............................    (61,066)    83,948     69,748
     Deferred service contract revenue.......     (7,311)   (22,771)    (5,463)
     Income taxes payable....................    (59,089)       --         --
                                               ---------  ---------  ---------
      Net cash used in operating activities..   (219,633)  (330,511)   (93,307)
                                               ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.........    (20,802)    (8,868)   (13,617)
 Proceeds from sales of property and
  equipment..................................      7,090        --         --
                                               ---------  ---------  ---------
      Net cash used in investing activities..    (13,712)    (8,868)   (13,617)
                                               ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings on line of credit............    207,000    237,000     81,000
 Payment on long-term note payable...........        --         --      (9,400)
                                               ---------  ---------  ---------
      Net cash provided by financing
       activities............................    207,000    237,000     71,600
                                               ---------  ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS....    (26,345)  (102,379)   (35,324)
CASH AND CASH EQUIVALENTS, beginning of
 period......................................    102,379    102,379     76,034
                                               ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.....  $  76,034  $     --   $  40,710
                                               =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Sibley Services, Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Memphis, Tennessee and the surrounding area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $26,004 and $130,791, respectively, for the year ended October 31, 1996. Cash payments for interest and taxes were $10,589 and $9,500, respectively, for the eight months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                         SIBLEY SERVICES, INCORPORATED

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Cash value of life insurance...........................  $128,976   $144,012
   Prepaid expenses.......................................    64,213     50,713
   Refundable income taxes................................    49,662     42,123
   Other..................................................       --       7,109
                                                            --------   --------
                                                            $242,851   $243,957
                                                            ========   ========

  Cash value of life insurance represents the cash value of five life insurance policies. The Company is the owner and beneficiary of one policy with a cash value of $21,417 at June 30, 1997 and a face value of $200,000. There are four split-dollar policies with a cash value totaling $122,595 at June 30, 1997. The Company also has a contingent receivable of $58,855 on the four split-dollar policies at June 30, 1997. The contingent receivable is the difference between the total premiums paid to date and the cash value. Per the split-dollar agreement the Company will be reimbursed for 100% of the premiums paid upon the death of the insured.

  Accrued expenses consists of the following:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Accrued payroll and related expenses....................  $ 94,670   $14,026
   Other accrued expenses..................................    32,366    43,111
                                                             --------   -------
                                                             $127,036   $57,137
                                                             ========   =======

                         SIBLEY SERVICES, INCORPORATED

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs incurred........................................  $222,130   $475,756
   Estimated earnings recognized.........................    90,036    124,870
                                                           --------   --------
                                                            312,166    600,626
   Less billings on contracts............................   155,805    618,641
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $160,092   $ 55,464
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................     (3,731)   (73,479)
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                               ESTIMATED
                                                 USEFUL   OCTOBER 31, JUNE 30,
                                                 LIVES       1996       1997
                                               ---------- ----------- ---------
   Service and other vehicles.................  4-7 years  $  81,742  $  85,047
   Machinery and equipment.................... 5-10 years    123,864    126,105
   Office equipment, furniture and fixtures... 3-10 years    211,773    216,554
   Leasehold improvements.....................        --     121,312    124,602
                                                           ---------  ---------
                                                             538,691    552,308
   Less accumulated depreciation..............              (449,269)  (465,454)
                                                           ---------  ---------
     Property and equipment, net..............             $  89,422  $  86,854
                                                           =========  =========

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Credit facility in the amount of $500,000 with a bank,
    bearing interest at prime plus 1% (9.5% as of June
    30, 1997),
    secured by trade receivables and inventory...........   $207,000   $288,000
   Note payable to shareholder with original face amount
    of $125,000,
    noninterest-bearing, discounted at 4.81%, $481 due
    weekly,
    including interest...................................     97,768     88,368
                                                            --------   --------
     Total short- and long-term debt.....................    304,768    376,368
   Less short-term borrowings and current maturities.....   (222,591)  (307,253)
                                                            --------   --------
                                                            $ 82,177   $ 69,115
                                                            ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The Company has an available line of credit of $500,000 through July 31, 1997. Advances are due April 30, 1997 and accrue interest at prime plus 1%. The line of credit is secured by accounts receivable and inventory and the personal guarantees of certain shareholders. Outstanding on the line of credit as of October 31, 1996 and as of June 30, 1997 was $207,000 and $288,000,
respectively. The line of credit was repaid in connection with the Company's acquisition, see note 14.

  The Company purchased 125 shares of its stock from a shareholder during the fiscal year ending October 31, 1994. The purchase price was $125,000 payable at $481 per week, beginning in 1997, for 260 weeks with no interest. The note is unsecured and has been discounted using an interest rate of 4.81%. Interest has been accrued through October 31, 1996, in the amount of $14,585.

  The aggregate maturities of the short- and long-term debt as of October 31, 1996 are as follows:

   1997................................................................ $222,591
   1998................................................................   19,552
   1999................................................................   20,513
   2000................................................................   21,521
   2001................................................................   20,591
                                                                        --------
                                                                        $304,768
                                                                        ========

7. INCOME TAXES

  Income tax expense (benefit) consists of:

                                                                       EIGHT
                                                                       MONTHS
                                                          YEAR ENDED   ENDED
                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Federal
    Current..............................................   $15,961   $(20,000)
    Deferred.............................................    17,813      6,620
   State
    Current..............................................     4,959     (8,775)
    Deferred.............................................     3,297        872
                                                            -------   --------
                                                            $42,030   $(21,283)
                                                            =======   ========

  Total income tax expense (benefit) differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income (loss) before income tax provision as a result of the following:

                                                                       EIGHT
                                                                       MONTHS
                                                          YEAR ENDED   ENDED
                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Tax provision (benefit) at statutory rate.............  $ 38,887   $(49,583)
   Increase (decrease) resulting from:
     State income taxes, net of federal benefit..........     5,449     (5,216)
     Nondeductible expenses..............................     7,897      4,798
     Tax consequences of graduated rates.................   (10,203)    28,718
                                                           --------   --------
                                                           $ 42,030   $(21,283)
                                                           ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The components of deferred income tax liability are as follows:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Deferred income tax liabilities:
    Uncompleted contracts..................................   $31,474   $32,197
    Depreciation...........................................     9,899    16,668
                                                              -------   -------
     Total deferred income tax liability...................   $41,373   $48,865
                                                              =======   =======

8. LEASES

  Operating leases for certain facilities, service and other vehicles and office equipment expire at various dates through 2000. Certain leases contain renewal options. Approximate minimum future rental payments as of October 31, 1996 are as follows:

                                                                         TOTAL
                                                                        --------
   1997................................................................ $176,639
   1998................................................................   94,032
   1999................................................................   62,677
   2000................................................................   10,866
                                                                        --------
                                                                        $344,214
                                                                        ========

9. RELATED PARTY TRANSACTIONS

  The Company leased a vehicle, computer equipment, its office and warehouse from Sibley, Inc. (see note 8). The owner of Sibley, Inc., is related to a shareholder of Sibley Services, Incorporated For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $42,490 and $22,816, respectively, related to these leases.

  The Company leased twenty-five vehicles and twenty-two vehicles as of October 31, 1996 and June 30, 1997, respectively and computer equipment from JDT Leasing Company (see note 8) which is 100% owned by a shareholder. For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $129,332 and $94,995, respectively, related to these leases.

  The Company was owed $5,733 and $10,389 by a shareholder at October 31, 1996 and June 30, 1997, respectively. This receivable represents advances to the shareholder and is unsecured.

  The Company also has a note payable to a former shareholder (see note 6).

10. EMPLOYEE BENEFIT PLANS

  The Company has a cafeteria plan for its eligible employees. Benefits under the plan include medical and dental insurance.

  In 1996, the Company established a 401(k) plan for its qualified employees. Eligibility requires one year of service and age 21 or over. Employees may elect to defer up to 10% of their compensation. The Company has agreed to match the employee contribution 100% up to 5% of compensation. Contributions made by the Company of $53,646 and $36,733 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

                         SIBLEY SERVICES, INCORPORATED

11. SALES TO SIGNIFICANT CUSTOMER

  Contract revenue billed to one customer amounted to $1,302,289 or 19% of total sales for the year ended October 31, 1996. At October 31, 1996, amounts due from this customer included in accounts receivables were $156,885.

12. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective July 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business were redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Southeast Mechanical Service, Inc.:

  We have audited the accompanying balance sheets of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                       SOUTHEAST MECHANICAL SERVICE, INC.

                                 BALANCE SHEETS

                                            DECEMBER 31,  JUNE 30,  SEPTEMBER 30,
                                                1996        1997        1997
                                            ------------ ---------- -------------
                                                                     (UNAUDITED)
                  ASSETS
 CURRENT ASSETS:
   Cash and cash equivalents..............   $   45,852  $   74,466  $    5,202
   Accounts receivable....................      726,944     935,433     747,335
   Inventories............................       63,530      64,133      64,079
   Costs and estimated earnings in excess
    of billings on uncompleted contracts..        1,910       1,229       1,230
   Due from related parties and employees.        2,268      42,420         820
   Prepaid expenses and other current
    assets................................       30,471      35,955      31,528
                                             ----------  ----------  ----------
     Total current assets.................      870,975   1,153,636     850,194
 PROPERTY AND EQUIPMENT, net..............      498,762     430,188     403,040
                                             ----------  ----------  ----------
     Total assets.........................   $1,369,737  $1,583,824  $1,253,234
                                             ==========  ==========  ==========
   LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Short-term borrowings and current
    maturities of long-term debt..........   $  311,779  $  135,254  $  112,639
   Accounts payable.......................       94,911     218,453      48,245
   Accrued expenses.......................       23,585     136,127      32,403
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.............................       24,531     125,317      40,692
   Due to related parties.................          --      371,042     371,000
                                             ----------  ----------  ----------
     Total current liabilities............      454,806     986,193     604,979
 LONG-TERM DEBT, net of current
  maturities..............................      273,403     220,726     194,378
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDERS' EQUITY:
   Common stock--$1.00 par value; 1,500
    shares authorized,
    300 shares issued and outstanding.....          300         300         300
   Additional paid-in capital.............        5,700       5,700       5,700
   Retained earnings......................      635,528     370,905     447,877
                                             ----------  ----------  ----------
     Total shareholders' equity...........      641,528     376,905     453,877
                                             ----------  ----------  ----------
     Total liabilities and shareholders'
      equity..............................   $1,369,737  $1,583,824  $1,253,234
                                             ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                                        SIX MONTHS ENDED        NINE MONTHS ENDED
                          YEAR ENDED        JUNE 30,              SEPTEMBER 30,
                         DECEMBER 31, ----------------------  ----------------------
                             1996        1996        1997        1996        1997
                         ------------ ----------  ----------  ----------  ----------
                                    (UNAUDITED)                    (UNAUDITED)
REVENUES................  $5,281,777  $2,847,310  $2,358,229  $4,092,310  $3,731,471
COST OF SERVICES........   3,830,398   2,006,815   1,724,977   2,910,815   2,780,443
                          ----------  ----------  ----------  ----------  ----------
  Gross profit..........   1,451,379     840,495     633,252   1,181,495     951,028
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............     865,939     388,095     408,957     675,095     629,484
                          ----------  ----------  ----------  ----------  ----------
  Income from
   operations...........     585,440     452,400     224,295     506,400     321,544
OTHER INCOME (EXPENSE):
  Interest expense......     (54,682)    (28,379)    (42,905)    (41,379)    (63,099)
  Other.................     (15,360)     (3,304)         29      (3,304)        (55)
                          ----------  ----------  ----------  ----------  ----------
NET INCOME..............  $  515,398  $  420,717  $  181,419  $  461,717  $  258,390
                          ==========  ==========  ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995...........  $300    $5,700   $ 440,035    $ 446,035
  Net income.........................   --        --      515,398      515,398
  Distributions to shareholders......   --        --     (319,905)    (319,905)
                                       ----    ------   ---------    ---------
BALANCE, December 31, 1996...........   300     5,700     635,528      641,528
  Net income.........................   --        --      181,419      181,419
  Distributions to shareholders......   --        --     (446,042)    (446,042)
                                       ----    ------   ---------    ---------
BALANCE, June 30, 1997...............  $300    $5,700   $ 370,905    $ 376,905
                                       ====    ======   =========    =========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                        SIX MONTHS ENDED     NINE MONTHS ENDED
                                            JUNE 30,           SEPTEMBER 30,
                         DECEMBER 31, ---------------------  ------------------
                             1996        1996       1997       1996      1997
                         ------------ ----------- ---------  --------  --------
                                      (UNAUDITED)               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............   $ 515,398    $ 420,717  $ 181,419  $461,717  $258,390
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation........     124,074       62,625     74,826    33,994    67,734
   Loss on disposal of
    property and
    equipment..........      15,426        1,681        --        --        --
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......     (89,322)    (188,594)  (208,489) (159,612)  (20,391)
     Inventories.......         --        (1,290)      (603)   (1,944)     (549)
     Costs and
      estimated
      earnings in
      excess of
      billings on
      uncompleted
      contracts........      23,664      (12,705)       681    25,574       680
     Due from related
      parties and
      employees........         536        1,949    (40,152)   (3,042)  372,448
     Prepaid expenses
      and other current
      assets...........     (11,937)     (26,155)    (5,484)   (3,250)   (1,057)
    Increase (decrease)
     in--
     Accounts payable..     (51,579)      49,418    123,542    (2,386)  (46,666)
     Accrued expenses..      (8,360)       3,542    112,542    12,863     8,818
     Billings in excess
      of costs and
      estimated
      earnings on
      uncompleted
      contracts........     (11,874)      25,678    100,786   (36,405)   16,161
                          ---------    ---------  ---------  --------  --------
      Net cash provided
       by operating
       activities......     506,026      336,866    339,068   327,509   655,568
                          ---------    ---------  ---------  --------  --------
CASH FLOWS PROVIDED BY
 (USED IN) INVESTING
 ACTIVITIES:
 Purchases of property
  and equipment........    (185,972)     (60,537)    (6,252)  (38,995)   27,988
                          ---------    ---------  ---------  --------  --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from short-
  term borrowings and
  long-term debt.......     163,552      120,863        --     48,089       --
 Payments of short-term
  borrowings and long-
  term debt............    (168,518)     (68,110)  (229,202)  (84,005) (278,165)
 Dividends paid........    (319,905)    (319,905)   (75,000) (294,020) (446,041)
                          ---------    ---------  ---------  --------  --------
      Net cash used in
       financing
       activities......    (324,871)    (267,152)  (304,202) (329,936) (724,206)
                          ---------    ---------  ---------  --------  --------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........      (4,817)       9,177     28,614   (41,422)  (40,650)
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............      50,669       50,669     45,852    50,669    45,852
                          ---------    ---------  ---------  --------  --------
CASH AND CASH
 EQUIVALENTS, end of
 period................   $  45,852    $  59,846  $  74,466  $  9,247  $  5,202
                          =========    =========  =========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHEAST MECHANICAL SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Southeast Mechanical Service, Inc. (the Company) is primarily engaged in the servicing of commercial heating and air conditioning systems in Southeast Florida including Broward, Dade and Palm Beach Counties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996 and as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $16,406 and $27,839 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                      SOUTHEAST MECHANICAL SERVICE, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ ---------
   Costs incurred......................................   $  8,013   $  76,854
   Estimated earnings recognized.......................      3,578      56,343
                                                          --------   ---------
                                                            11,591     133,197
   Less billings on contracts..........................    (34,212)   (257,285)
                                                          --------   ---------
                                                          $(22,621)  $(124,088)
                                                          ========   =========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

   Costs and estimated earnings in excess of billings on
    uncompleted contracts................................ $  1,910  $   1,229
   Billings in excess of costs and estimated earnings on
    uncompleted contracts................................  (24,531)  (125,317)
                                                          --------  ---------
                                                          $(22,621) $(124,088)
                                                          ========  =========

                       SOUTHEAST MECHANICAL SERVICE, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                             USEFUL    DECEMBER 31,  JUNE 30,
                                              LIVES       1996         1997
                                           ----------- ------------ ----------
   Land...................................         --   $   57,839  $   57,839
   Buildings and improvements............. 20-30 years     273,896     273,896
   Service and other vehicles.............   4-7 years     594,809     594,809
   Machinery and equipment................  5-10 years      73,250      73,250
   Office equipment, furniture and
    fixtures..............................  5-10 years     161,686     167,938
                                                        ----------  ----------
                                                         1,161,480   1,167,732
   Less accumulated depreciation..........                (662,718)   (737,544)
                                                        ----------  ----------
                                                        $  498,762  $  430,188
                                                        ==========  ==========

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1996       1997
                                                          ------------ --------
   Note payable to a bank in connection with a working
    capital credit line facility. Interest payable
    monthly at the bank's prime rate plus .50% (8.75% at
    December 31, 1996 and 8.5% at June 30, 1997),
    principal amount due in April, 1997. The Company has
    an unused portion of this credit line facility
    available at December 31, 1996 of $113,000 and
    $281,000 at June 30, 1997. This credit line facility
    is collateralized by the Company's accounts
    receivable, inventory, property and equipment, and
    the personal guarantees of the shareholders and
    certain spouses.....................................    $187,000   $ 19,000
   Installment contracts payable at $8,201 per month,
    including interest at 7.75% to 9.50%, until October,
    1998 and at lesser amounts thereafter until
    November, 2000, collateralized by automotive
    equipment with a net book value of approximately
    $239,000. Balance net of deferred interest of
    $32,935 (current portion $17,384)...................     243,810    204,482
   Mortgage note payable in monthly installments of
    $1,259 plus interest at .50% above the bank's prime
    rate (8.75% at December 31, 1996 and 8.5% at June
    30, 1997) until January, 2005. The mortgage note is
    collateralized by a building and land with a net
    book value of approximately $169,000................     123,350    115,798
   Note payable to a bank, payable at $2,387 per month
    plus interest at .50% above the bank's prime rate
    (8.75% at December 31, 1996 and 8.5% at June 30,
    1997) through December, 1997. This note is
    collateralized by the Company's accounts receivable,
    inventory and certain property and equipment........      31,022     16,700
                                                            --------   --------
       Total short- and long-term debt..................     585,182    355,980
   Less short-term borrowings and current maturities....     311,779    135,254
                                                            --------   --------
                                                            $273,403   $220,726
                                                            ========   ========

                      SOUTHEAST MECHANICAL SERVICE, INC.

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

   1997................................................................ $311,779
   1998................................................................  101,137
   1999................................................................   68,009
   2000................................................................   41,326
   2001................................................................   15,104
   Thereafter..........................................................   47,827
                                                                        --------
                                                                        $585,182
                                                                        ========

6. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1996 and the six months ended June 30, 1997, the Company paid consulting fees totaling $71,800 and $10,900, respectively to various affiliated corporations which are owned by certain of its shareholders.

  Interest expense in connection with shareholder loans repaid during the year ended December 31, 1996 and the six months ended June 30, 1997 amounted to $3,680 and $15,066, respectively.

  The Company rents storage space on a month-to-month basis from a partnership owned by its shareholders. Rent expense related to this rental agreement totaled $4,969 for the year ended December 31, 1996 and $2,461 for the six months ended June 30, 1997.

  The Company's policy is to distribute to the shareholders pass-through "Chapter S" income in the first month following year end. Such distributions are made in the form of notes payable which bear interest at 10% and are paid during the succeeding year. In January 1997, notes totaling $446,042 were issued to shareholders in accordance with this policy. At June 30, 1997, there was $371,042 still outstanding on these notes.

7. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

8. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

9. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Willis Refrigeration, Air Conditioning & Heating, Inc.:

  We have audited the accompanying balance sheets of Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) as of March 31, 1997 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willis Refrigeration, Air Conditioning & Heating, Inc. as of March 31, 1997 and June 30, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                                 BALANCE SHEETS

                                             MARCH 31,   JUNE 30,  SEPTEMBER 30,
                                                1997       1997        1997
                                             ---------- ---------- -------------
                                                                    (UNAUDITED)
                   ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents................. $  774,445 $  788,191  $1,469,984
  Accounts receivable, net of allowance for
   doubtful accounts
   of $564,648 and $539,673, respectively...  1,288,442  1,390,882   1,012,741
  Inventories...............................    190,276    194,272     170,018
  Deferred income taxes.....................    240,441    229,950      37,000
  Prepaid expenses..........................     12,377      8,873      22,177
                                             ---------- ----------  ----------
   Total current assets.....................  2,505,981  2,612,168   2,711,920
 PROPERTY AND EQUIPMENT, net................    513,888    512,485     169,909
 MARKETABLE SECURITIES......................    263,175    278,850          --
 OTHER NONCURRENT ASSETS....................     80,585     81,538          --
                                             ---------- ----------  ----------
   Total assets............................. $3,363,629 $3,485,041  $2,881,829
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Short-term borrowings..................... $  222,828 $  220,731  $       --
  Accounts payable..........................    409,302    270,115     249,698
  Accrued expenses..........................     86,843    111,099      92,421
  Deferred service contract revenue.........    199,194    229,235     267,872
  Income taxes payable......................    230,913    283,747     195,662
                                             ---------- ----------  ----------
   Total current liabilities................  1,149,080  1,114,927     805,653
 DEFERRED INCOME TAXES......................    142,005    147,072      28,202
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDERS' EQUITY:
  Common stock--no par value, stated value
   of $10 per share;
   500 shares authorized; 405 shares issued
   and outstanding..........................      4,050      4,050       4,050
  Retained earnings.........................  1,918,330  2,059,767   2,043,924
  Net unrealized gain on marketable
   securities...............................    150,164    159,225          --
                                             ---------- ----------  ----------
   Total shareholders' equity...............  2,072,544  2,223,042   2,047,974
                                             ---------- ----------  ----------
   Total liabilities and shareholders'
    equity.................................. $3,363,629 $3,485,041  $2,881,829
                                             ========== ==========  ==========


   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF OPERATIONS

                                        THREE MONTHS ENDED       SIX MONTHS ENDED
                           YEAR ENDED        JUNE 30,              SEPTEMBER 30,
                           MARCH 31,   ----------------------  ----------------------
                              1997        1996        1997        1996        1997
                           ----------  ----------  ----------  ----------  ----------
                                     (UNAUDITED)                    (UNAUDITED)
 REVENUES................  $6,780,747  $1,643,275  $1,743,102  $3,482,275  $3,415,947
 COST OF SERVICES........   5,033,377   1,318,762   1,257,766   2,584,762   2,649,505
                           ----------  ----------  ----------  ----------  ----------
   Gross profit..........   1,747,370     324,513     485,336     897,513     766,442
 SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES...............   1,205,393     369,048     275,694     761,048     995,828
                           ----------  ----------  ----------  ----------  ----------
   Income (loss) from
    operations...........     541,977     (44,535)    209,642     136,465    (229,386)
 OTHER INCOME (EXPENSE):
  Interest expense.......     (25,379)     (7,343)     (4,864)     (5,343)     (5,990)
  Interest income........       7,926       3,257      10,449       2,257       7,553
  Other..................      48,464       9,655       6,353      17,655     439,042
                           ----------  ----------  ----------  ----------  ----------
   Income (loss) before
    income tax provision.     572,988     (38,966)    221,580     151,034     211,219
 INCOME TAX PROVISION....     237,962         --       80,143      79,000      84,500
                           ----------  ----------  ----------  ----------  ----------
 NET INCOME (LOSS).......  $  335,026  $  (38,966) $  141,437  $   72,034  $  126,719
                           ==========  ==========  ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                     COMMON  RETAINED  MARKETABLE SHAREHOLDERS'
                                     STOCK   EARNINGS  SECURITIES    EQUITY
                                     ------ ---------- ---------- -------------
BALANCE, March 31, 1996............. $4,050 $1,583,304  $ 77,400   $1,664,754
 Net income.........................    --     335,026       --       335,026
 Net unrealized gain on marketable
  securities........................    --         --     72,764       72,764
                                     ------ ----------  --------   ----------
BALANCE, March 31, 1997.............  4,050  1,918,330   150,164    2,072,544
 Net income.........................    --     141,437       --       141,437
 Net unrealized gain on marketable
  securities........................    --         --      9,061        9,061
                                     ------ ----------  --------   ----------
BALANCE, June 30, 1997.............. $4,050 $2,059,767  $159,225   $2,223,042
                                     ====== ==========  ========   ==========





   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF CASH FLOWS

                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                         YEAR ENDED       JUNE 30,            SEPTEMBER 30,
                         MARCH 31,   --------------------  ---------------------
                            1997       1996       1997       1996        1997
                         ----------  ---------  ---------  ---------  ----------
                                  (UNAUDITED)                  (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss).....  $ 335,026   $ (38,966) $ 141,437  $  72,034  $  126,719
 Adjustments to
  reconcile net income
  (loss) to net
  cash provided by
  (used in) operating
  activities:
   Depreciation and
    amortization.......     82,328      22,419     22,591     35,986      45,182
   Gain from sale of
    marketable
    securities.........        --          --         --         --     (150,164)
   Gain from sale of
    property and
    equipment..........        --          --         --         --     (226,493)
   Warrant
    compensation.......        --          --         --         --       (1,125)
   Deferred income
    taxes..............     80,900         --       8,944      5,162      89,638
   Changes in operating
    assets and
    liabilities:
    (Increase) decrease
     in--
     Accounts
      receivable.......    (39,157)   (332,559)  (102,440)  (191,161)    276,408
     Inventories.......     21,111         --      (3,996)       --       20,258
     Prepaid expenses..     41,737     (22,000)     3,504    (51,077)     (9,800)
    Increase (decrease)
     in--
     Accounts payable..   (125,073)    111,473   (139,187)   (18,169)   (159,604)
     Accrued expenses..    (74,603)    (48,077)    24,256    (23,719)      5,578
     Deferred service
      contract revenue.     16,154      25,242     30,041     47,392      68,678
     Income taxes
      payable..........     46,885         --      52,834        --      (35,251)
                         ---------   ---------  ---------  ---------  ----------
      Net cash provided
       by (used in)
       operating
       activities......    385,308    (282,468)    37,984   (123,552)     50,024
                         ---------   ---------  ---------  ---------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........    (34,821)     (2,099)   (21,188)       --          --
 Proceeds from sale of
  property and
  equipment............        --          --         --         --      525,290
 Proceeds from sale of
  marketable
  securities...........        --          --         --     (56,799)    263,175
 Increase in cash
  surrender value of
  life insurance
  policy...............    (10,943)        --        (953)    52,642      79,878
                         ---------   ---------  ---------  ---------  ----------
      Net cash used in
       investing
       activities......    (45,764)     (2,099)   (22,141)    (4,157)    868,343
                         ---------   ---------  ---------  ---------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Payments of short-term
  borrowings...........    (84,942)        --      (2,097)       --     (222,828)
                         ---------   ---------  ---------  ---------  ----------
      Net cash used in
       financing
       activities......    (84,942)        --      (2,097)       --     (222,828)
                         ---------   ---------  ---------  ---------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........    254,602    (284,567)    13,746   (127,709)    695,539
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............    519,843     519,843    774,445    693,606     774,445
                         ---------   ---------  ---------  ---------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 period................  $ 774,445   $ 235,276  $ 788,191  $ 565,897  $1,469,984
                         =========   =========  =========  =========  ==========

   The accompanying notes are an integral part of these financial statements.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential customers in Ohio and northern Kentucky.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended June 30, 1996 and the six months ended September 30, 1997 and September 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  Management uses estimates and assumptions in preparing the financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from new construction sales are recognized on the percentage of completion basis with seventy percent of the revenue recognized at initial installation of new units and thirty percent recognized at the final stage of installation when the residential building is nearing completion. Material, equipment and labor costs are estimated for each job and are recognized on the same percentage method.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $25,379 and $2,131 for the year ended March 31, 1997 and the three months ended June 30, 1997.

 Inventories

  Inventories consist primarily of parts and supplies used in both the service and construction portions of the Company's operation. Inventory is stated at the lower of cost or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Marketable Securities

  The Company accounts for marketable securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. All of the Company's marketable securities (all of which are equity securities) have been classified as available for sale with unrealized gains or losses recorded as a separate component of shareholders' equity. As of March 31, 1997 and June 30, 1997 the amortized cost of the marketable securities was $12,900.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Income Taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

3. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED   MARCH 31,    JUNE 30,
                                           USEFUL LIVES    1997        1997
                                           ------------ ----------  ----------
   Service and other vehicles.............   3-5 years  $  505,103  $  505,103
   Office equipment, furniture and
    fixtures..............................  3-10 years     223,379     244,567
   Buildings and improvements............. 18-31 years     453,267     453,267
   Land...................................         --      106,500     106,500
                                                        ----------  ----------
                                                         1,288,249   1,309,437
     Less accumulated depreciation........                (774,361)   (796,952)
                                                        ----------  ----------
                                                        $  513,888  $  512,485
                                                        ==========  ==========

4. OTHER NONCURRENT ASSETS

  Other noncurrent assets includes the cash surrender value of a life insurance policy for the vice president of the Company. The cash surrender value of the policy is as follows:

                                                            MARCH 31,  JUNE 30,
                                                              1997       1997
                                                            ---------  --------
   Cash surrender value.................................... $ 82,267   $ 83,220
   Outstanding loan........................................  (18,682)   (18,682)
                                                            --------   --------
     Net cash surrender value.............................. $ 63,585   $ 64,538
                                                            ========   ========

5. SHORT-TERM BORROWINGS

  Short-term borrowings consists of the following:

                                                             MARCH 31, JUNE 30,
                                                               1997      1997
                                                             --------- --------
   Revolving line of credit of up to $700,000 payable to a
    financial institution, bearing interest at 8.5%, due
    upon demand, but in any event without demand or notice
    on February 28, 1998.................................... $100,000  $100,000
   Notes payable to the president of the Company, bearing
    interest at 9%, no scheduled repayment..................  122,828   120,731
                                                             --------  --------
     Total short-term borrowings............................ $222,828  $220,731
                                                             ========  ========

6. INCOME TAXES

  Income tax expense consists of:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Current..............................................  $157,062    $71,199
   Deferred.............................................    80,900      8,944
                                                          --------    -------
     Income tax provision...............................  $237,962    $80,143
                                                          ========    =======

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

  Total income tax expense differed from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Expense at the statutory rate........................  $194,816    $75,337
   Increase (reduction) resulting from:
     State income taxes.................................    45,839     12,289
     Other..............................................    (2,693)    (7,483)
                                                          --------    -------
                                                          $237,962    $80,143
                                                          ========    =======

  The components of the deferred income tax assets and liabilities are as follows:

                                                              MARCH 31, JUNE 30,
                                                                1997      1997
                                                              --------- --------
   Deferred income tax assets:
     Allowance for doubtful accounts......................... $226,249  $215,758
     Warranty reserves.......................................   11,252    11,252
     Vacation accrual........................................    2,940     2,940
                                                              --------  --------
       Total deferred income tax asset.......................  240,441   229,950
                                                              --------  --------
   Deferred income tax liabilities:
     Net unrealized gain on securities available for sale....  105,115   111,729
     Depreciation............................................   36,890    35,343
                                                              --------  --------
       Total deferred income tax liability...................  142,005   147,072
                                                              --------  --------
       Net deferred income tax asset......................... $ 98,436  $ 82,878
                                                              ========  ========

  Management believes that it is more likely than not that the Company will realize the benefits of the net deferred income tax asset recorded at March 31, 1997 and June 30, 1997.

7. EMPLOYEE BENEFIT PLAN

  The Company has a profit-sharing plan (the Plan) covering its qualified employees. The Company may make a contribution amount at any time to the Plan to the extent authorized by the Board of Directors. Total expense related to this Plan for the year ended March 31, 1997 and the three months ended June 30, 1997, was approximately $54,200 and $3,700, respectively.

8. SALES TO SIGNIFICANT CUSTOMER

  During the year ended March 31, 1997 and the three months ended June 30, 1997 sales to one customer accounted for approximately 14% and 13% of the Company's revenues.

9. EMPLOYMENT AGREEMENT

  On January 13, 1992, the Company entered into an employment agreement with the Company's Chairman of the Board of Directors whereby an annual salary would be paid to the Chairman through December 31, 2011 and would continue to be paid in the event of death, disability, or termination of employment. An annual salary

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

of $26,000 will be paid through August 31, 2006; $15,600 per annum will be paid thereafter through December 31, 2011. The employment agreement will be terminated upon the consummation of the proposed merger of the Company (see note 11).

10. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value) and short-term borrowings. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Yale Incorporated

  We have audited the accompanying balance sheets of Yale, Inc. as of September 30, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yale Incorporated as of September 30, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                               YALE INCORPORATED

                                 BALANCE SHEETS

                                                       SEPTEMBER 30,  JUNE 30,
                                                           1996         1997
                                                       ------------- ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  112,091   $   93,872
  Accounts receivable, net of allowance for doubtful
   accounts of $5,000.................................   1,355,712    1,553,593
  Inventories.........................................      80,563       89,466
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     127,177      295,298
  Prepaid expenses....................................      54,324       44,545
                                                        ----------   ----------
    Total current assets..............................   1,729,867    2,076,774
PROPERTY AND EQUIPMENT, net...........................     438,665      694,157
                                                        ----------   ----------
    Total assets......................................  $2,168,532   $2,770,931
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................  $  120,233   $  244,998
  Accounts payable....................................     529,545      763,695
  Accrued expenses....................................     217,847      219,303
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................      93,306       19,401
                                                        ----------   ----------
    Total current liabilities.........................     960,931    1,247,397
LONG-TERM DEBT, net of current maturities.............     101,732      175,047
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--no par value, stated value of $1 per
   share; 20,000 shares authorized; 1,000 shares
   issued and outstanding.............................       1,000        1,000
  Additional paid-in capital..........................     100,767      100,767
  Retained earnings...................................   1,004,102    1,246,720
                                                        ----------   ----------
    Total shareholders' equity........................   1,105,869    1,348,487
                                                        ----------   ----------
    Total liabilities and shareholders' equity........  $2,168,532   $2,770,931
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          NINE MONTHS ENDED
                                           YEAR ENDED         JUNE 30,
                                          SEPTEMBER 30, ----------------------
                                              1996         1996        1997
                                          ------------- ----------  ----------
                                                      (UNAUDITED)
REVENUES.................................  $10,065,130  $7,228,688  $7,362,875
COST OF SERVICES.........................    7,930,984   5,553,931   5,414,265
                                           -----------  ----------  ----------
  Gross profit...........................    2,134,146   1,674,757   1,948,610
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES................................    1,729,405   1,292,928   1,522,284
                                           -----------  ----------  ----------
  Income from operations.................      404,741     381,829     426,326
OTHER INCOME (EXPENSE):
  Interest expense.......................      (29,578)    (23,824)    (24,350)
  Other..................................      (49,791)    (21,383)     (9,358)
                                           -----------  ----------  ----------
NET INCOME...............................  $   325,372  $  336,622  $  392,618
                                           ===========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                     COMMON  PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                     ------ ---------- ----------  -------------
BALANCE, September 30, 1995......... $1,000  $100,767  $  803,730   $  905,497
  Net income........................    --        --      325,372      325,372
  Distributions to shareholders.....    --        --     (125,000)    (125,000)
                                     ------  --------  ----------   ----------
BALANCE, September 30, 1996.........  1,000   100,767   1,004,102    1,105,869
  Net income........................    --        --      392,618      392,618
  Distributions to shareholders.....    --        --     (150,000)    (150,000)
                                     ------  --------  ----------   ----------
BALANCE, June 30, 1997.............. $1,000  $100,767  $1,246,720   $1,348,487
                                     ======  ========  ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           SEPTEMBER 30, ---------------------
                                               1996         1996       1997
                                           ------------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income...............................   $ 325,372    $ 336,622  $ 392,618
 Adjustments to reconcile net income to
  net cash
  provided by operating activities:
   Depreciation...........................     127,448       92,059    141,438
   Gain on sale of property and equipment.        (660)        (660)   (11,159)
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..................      59,098     (149,234)  (197,881)
     Inventories..........................         410     (178,651)    (8,903)
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts...........................     (93,145)     (51,801)  (168,121)
     Prepaid expenses.....................     (25,136)     (26,821)     9,779
    Increase (decrease) in--
     Accounts payable.....................       7,505      456,337    234,150
     Accrued expenses.....................      58,688      (52,607)     1,456
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts...........................      54,294       38,574    (73,905)
                                             ---------    ---------  ---------
      Net cash provided by operating
       activities.........................     513,874      463,818    319,472
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment......    (315,074)    (315,074)  (403,831)
 Proceeds from sales of property and
  equipment...............................      41,945       41,945     18,060
                                             ---------    ---------  ---------
      Net cash used in investing
       activities.........................    (273,129)    (273,129)  (385,771)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt.............     233,400      233,400    319,000
 Payments of long-term debt...............    (253,784)    (221,810)  (120,920)
 Distributions to shareholders............    (125,000)    (125,000)  (150,000)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities...........    (145,384)    (113,410)    48,080
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................      95,361       77,279    (18,219)
CASH AND CASH EQUIVALENTS, beginning of
 period...................................      16,730       16,730    112,091
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period..   $ 112,091    $  94,009  $  93,872
                                             =========    =========  =========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Yale Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in the state of Minnesota.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the nine months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $37,791 and $24,350 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in both the service and the construction portions of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out
(FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                               YALE INCORPORATED

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and Minnesota tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company has made distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective October 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Accrued payroll costs and benefits....................   $209,324    $161,306
  Other accrued expenses................................      8,523      57,997
                                                           --------    --------
                                                           $217,847    $219,303
                                                           ========    ========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Costs incurred........................................  $1,162,529   $811,487
  Estimated earnings recognized.........................      60,763    108,605
                                                          ----------   --------
                                                           1,223,292    920,092
  Less billings on contracts............................   1,189,421    644,195
                                                          ----------   --------
                                                          $   33,871   $275,897
                                                          ==========   ========

                               YALE INCORPORATED

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        SEPTEMBER 30, JUNE 30,
                                                            1996        1997
                                                        ------------- --------
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................   $127,177    $295,298
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................    (93,306)    (19,401)
                                                          --------    --------
                                                          $ 33,871    $275,897
                                                          ========    ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                             USEFUL   SEPTEMBER 30,  JUNE 30,
                                             LIVES        1996         1997
                                           ---------- ------------- ----------
   Service and other vehicles.............  4-7 years   $ 675,544   $  845,186
   Machinery and equipment................ 5-10 years     141,367      153,019
   Office equipment, furniture and
    fixtures.............................. 5-10 years     101,171      124,444
   Leasehold improvements.................                     --       52,386
                                                        ---------   ----------
                                                          918,082    1,175,035
   Less accumulated depreciation..........               (479,417)    (480,878)
                                                        ---------   ----------
                                                        $ 438,665   $  694,157
                                                        =========   ==========

6. SHORT- AND LONG-TERM DEBT

  The Company has an available line of credit of $450,000 that matures on April 30, 1998. Advances issued are due on demand and accrue interest at 0.5% above the prime rate. Also, the Company has an agreement to borrow up to $350,000 of term debt secured by service and other vehicles and equipment. The line of credit and equipment notes are secured by substantially all of the Company's assets and the personal guarantees of certain shareholders. At June 30, 1997, the Company had $100,000 of outstanding borrowings on the line of credit, and had approximately $320,000 of outstanding borrowings on the term debt.

  Short- and long-term debt consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Borrowings under line of credit agreement.............    $   --     $100,000
  Note payable to bank, due in monthly installments of
   $1,230, plus interest at 0.5% over prime, through May
   1997, secured by service and other vehicles..........      9,735         --
  Note payable to bank, due in monthly installments of
   $2,944, plus interest at 0.5% over prime, through
   August 1997, secured by service and other
   vehicles.............................................     32,695       6,195
  Note payable to bank, due in monthly installments of
   $1,805, plus interest at 0.5% over prime, through
   November 1998, secured by service and other vehicles.     46,948      30,703
  Note payable to bank, due in monthly installments of
   $1,014, plus interest at 0.5% over prime, through
   October 1998, secured by service and other vehicles..     25,346      16,220
  Note payable to bank, due in monthly installments of
   $1,584, plus interest at 0.5% over prime, through
   December 1998, secured by service and other vehicles.     42,744      28,488

                               YALE INCORPORATED

                                                       SEPTEMBER 30, JUNE 30,
                                                           1996        1997
                                                       ------------- ---------
  Note payable to bank, due in monthly installments of
   $2,081, plus interest at 0.5% over prime, through
   April 1999, secured by service and other vehicles..      64,497      45,772
  Note payable to bank, due in monthly installments of
   $2,083, plus interest at 0.5% over prime, through
   February 2000, secured by service and other
   vehicles...........................................         --       66,667
  Note payable to bank, due in monthly installments of
   $3,000, plus interest at 0.5% over prime, through
   December 2000, secured by service and other
   vehicles...........................................         --      126,000
                                                         ---------   ---------
    Total short- and long-term debt...................     221,965     420,045
  Less short-term borrowings and current maturities...    (120,233)   (244,998)
                                                         ---------   ---------
                                                         $ 101,732   $ 175,047
                                                         =========   =========

  The line of credit and the equipment notes contain certain restrictive covenants relating to, among other items, minimum net income, minimum tangible net worth, and debt to tangible net worth.

  The aggregate maturities of the short- and long-term debt as of September 30, 1996 are as follows:

  1997................................................................. $120,233
  1998.................................................................   77,837
  1999.................................................................   23,895
                                                                        --------
                                                                        $221,965
                                                                        ========

7. LEASES

  The Company operates out of facilities leased from a related entity under a monthly operating lease requiring payments of $10,710 per month. The Company sublets part of the building under an operating lease through February 1998. Total rent expenses before sublease income for the year ended September 30, 1996 and the nine months ended June 30, 1997, were approximately $128,500 and $96,400, respectively. Sublease income was approximately $39,000 and $29,250 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively. The Company has guaranteed the underlying mortgage (approximately $405,000 as of September 30, 1996) for the facility.

8. RELATED PARTY TRANSACTIONS

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, the Company paid management fees to related parties totaling approximately $110,100 and $60,075, respectively. In addition, as discussed in note 7, the Company leases its operating facilities from a related entity.

9. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) plan covering all employees not covered by a collective bargaining agreement. Eligible employees may contribute from 2 to 20% of their qualifying compensation to the plan, with the Company required to match 50% of the employee's first 6% of contributions. The Company may make additional contributions to the plan to the extent authorized by the Board of Directors. Total expense related to this plan for the year ended September 30, 1996 and the nine months ended June 30, 1997, was approximately $30,100 and $20,778, respectively.

                               YALE INCORPORATED

  The Company makes contributions to union-administered benefit funds which cover the majority of the Company's employees. For the year ended September 30, 1996 and the nine months ended June 30, 1997, the participation costs charged to operations were approximately $592,400 and $511,720, respectively.

  Governmental regulations impose certain requirements relative to multi-employer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company has not received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

10. SALES TO SIGNIFICANT CUSTOMER

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, sales to one customer accounted for approximately 18% and 26%, respectively, of the Company's revenues.

11. COMMITMENTS AND CONTINGENCIES

 Claims

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

 Stock Transfer Agreement

  The Company has a stock transfer agreement with the shareholders (participants) covering all shares of common stock whereby the Company is required to repurchase the shares of a participant in certain circumstances. Additionally, the Company has an option to repurchase the common shares of a participant in certain circumstances.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

13. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. GroupMAC's acquisition of the Company was completed on November 13, 1997 simultaneous with the closing of the initial public offering of the common stock of GroupMAC (acquisition to be effective October 31, 1997).

   The Company made distributions in respect to the Company's estimated S Corporation accumulated adjustment account of approximately $1.1 million at the time of closing of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hungerford Mechanical Corporation:

  We have audited the accompanying balance sheet of Hungerford Mechanical Corporation (the Company) as of December 31, 1997 and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hungerford Mechanical Corporation as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
March 2, 1998

                       HUNGERFORD MECHANICAL CORPORATION

                                 BALANCE SHEET

                               DECEMBER 31, 1997

               ASSETS
               ------
CURRENT ASSETS:
  Cash............................................................. $ 1,123,210
  Accounts receivable..............................................   6,885,008
  Inventories......................................................      67,916
  Costs and estimated earnings in excess of billings on uncompleted
   contracts (note 3)..............................................     410,944
  Due from--related parties........................................   1,195,503
  Cash value of life insurance (net of loans of $58,229)...........     341,746
  Prepaid expenses and other current assets........................     142,291
                                                                    -----------
    Total current assets...........................................  10,166,618
PROPERTY AND EQUIPMENT, net........................................   1,053,123
                                                                    -----------
    Total assets................................................... $11,219,741
                                                                    ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings............................................ $   820,790
  Notes payable....................................................     475,165
  Accounts payable.................................................   1,702,699
  Accrued expenses.................................................     490,347
  Billings in excess of costs and estimated earnings on uncompleted
   contracts.......................................................   2,343,210
                                                                    -----------
    Total current liabilities......................................   5,832,211
DEFERRED COMPENSATION LIABILITY....................................     254,461
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock--$10 par value; 20,000 shares authorized, 10,000
   shares issued and outstanding...................................     100,000
  Additional paid-in capital.......................................     692,597
  Retained earnings................................................   4,340,472
                                                                    -----------
    Total shareholder's equity.....................................   5,133,069
                                                                    -----------
    Total liabilities and shareholder's equity..................... $11,219,741
                                                                    ===========

              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES........................................................... $32,849,988
COST OF SERVICES...................................................  24,602,502
                                                                    -----------
  Gross profit.....................................................   8,247,486
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,591,040
                                                                    -----------
    Income from operations.........................................   2,656,446
OTHER INCOME (EXPENSE):
  Interest expense.................................................    (120,846)
  Interest income..................................................      89,210
  Other, net.......................................................      41,710
                                                                    -----------
NET INCOME......................................................... $ 2,666,520
                                                                    ===========



              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                       STATEMENT OF SHAREHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                           ADDITIONAL                  TOTAL
                                   COMMON   PAID-IN    RETAINED    SHAREHOLDER'S
                                   STOCK    CAPITAL    EARNINGS       EQUITY
                                  -------- ---------- -----------  -------------
BALANCE, December 31, 1996....... $100,000  $692,597  $ 2,867,149   $ 3,659,746
  Net income.....................       --        --    2,666,520     2,666,520
  Distributions to shareholder...       --        --   (1,193,197)   (1,193,197)
                                  --------  --------  -----------   -----------
BALANCE, December 31, 1997....... $100,000  $692,597  $ 4,340,472   $ 5,133,069
                                  ========  ========  ===========   ===========



              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................... $ 2,666,520
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation....................................................     387,102
  Gain on sale of property and equipment..........................      (8,367)
  Change in operating assets and liabilities:
   (Increase) decrease in--
   Accounts receivable............................................  (1,550,250)
   Inventories....................................................     (17,509)
   Costs and estimated earnings in excess of billings on
    uncompleted contracts.........................................     486,600
   Cash value of life insurance...................................     (18,317)
   Prepaid expenses and other current assets......................     (84,587)
  Increase (decrease) in--
   Accounts payable...............................................    (938,546)
   Accrued expenses...............................................     144,564
   Billings in excess of costs and estimated earnings on
    uncompleted contracts.........................................   1,541,726
   Deferred compensation liability................................      94,446
                                                                   -----------
    Net cash provided by operating activities.....................   2,703,382
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment..............................    (728,675)
 Increase in due from related parties.............................    (344,244)
 Proceeds from sales of property and equipment....................       8,367
                                                                   -----------
    Net cash used in investing activities.........................  (1,064,552)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit, net................................     170,790
 Proceeds from notes payable......................................     377,239
 Payments of notes payable........................................    (151,763)
 Distributions to shareholder.....................................  (1,193,197)
                                                                   -----------
    Net cash used in financing activities.........................    (796,931)
                                                                   -----------
NET INCREASE IN CASH..............................................     841,899
CASH, beginning of period.........................................     281,311
                                                                   -----------
CASH, end of period............................................... $ 1,123,210
                                                                   ===========

              See accompanying notes to the financial statements.

                       HUNGERFORD MECHANICAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Hungerford Mechanical Corporation (the Company) operates as a mechanical contractor specializing in the installation and servicing of plumbing, sprinkler, heating and air conditioning systems. The Company markets its services within the Richmond, Virginia metropolitan area. Revenues are generated primarily from individual contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REVENUE AND COST RECOGNITION

  Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 INVENTORIES

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 CASH VALUE OF LIFE INSURANCE

  Cash value of life insurance represents the cash value of life insurance policies for key employees of the Company net of loans taken against the policies.

                       HUNGERFORD MECHANICAL CORPORATION

 INCOME TAXES

  The shareholder of the Company has elected to be taxed for federal and Virginia tax purposes as an S Corporation whereby the taxable income of the Company is reportable on the shareholder's individual tax returns. In connection with the Company's election to be taxed as an S Corporation, the Company is potentially subject to tax on certain "built-in gains" as defined by the Internal Revenue Code.

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash payments for interest were $120,846 for the year ended December 31, 1997.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

Costs incurred.................................................... $37,676,902
Estimated earnings recognized.....................................   7,540,003
                                                                   -----------
                                                                    45,216,905
Less billings on contracts........................................  47,149,171
                                                                   -----------
                                                                   $(1,932,266)
                                                                   ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted
 contracts........................................................ $   410,944
Billings in excess of costs and estimated earnings on uncompleted contracts........................................................  (2,343,210)
                                                                   -----------
                                                                   $(1,932,266)
                                                                   ===========

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                                         ESTIMATED
                                                          USEFUL
                                                           LIVES       1997
                                                        ----------- -----------
Service and other vehicles.............................   3-7 years $ 1,201,530
Machinery and tools....................................  3-10 years     820,329
Office equipment, furniture and fixtures...............  5-10 years     669,317
Leasehold improvements................................. 10-39 years     197,318
                                                        ----------- -----------
                                                                      2,888,494
Less accumulated depreciation..........................              (1,835,371)
                                                                    -----------
                                                                    $ 1,053,123
                                                                    ===========

5. SHORT-TERM BORROWINGS

  The Company has a line of credit with up to $2,000,000 available through May 31, 1999, subject to renewal. Interest accrues at LIBOR plus 2.50%, which was 8.19% at December 31, 1997. The balance outstanding on the line is collateralized by a lien on corporate assets, by a life insurance policy on the shareholder and by a personal guarantee by the shareholder.

                       HUNGERFORD MECHANICAL CORPORATION

6. NOTES PAYABLE

  Notes payable consist of various payables to banks, secured by automobiles and trucks of the Company, due in various monthly payments including interest at rates varying from 7.25% to 9.07% and have stated maturity dates through November 2000. All such notes payable were repaid concurrent with the acquisition of the Company (note 10).

7. RELATED PARTY TRANSACTIONS

  The assets and stock of the Company are pledged as collateral for a loan of the shareholder. Provisions of the debt instrument restrict dividends which may be paid by the Company and also restrict salary which may be paid to the Company's president. This loan was repaid by the shareholder concurrent with the acquisition of the Company (note 10).

  The sole shareholder is a general partner in a partnership that transacts business with the Company. The Company has receivables and advances of $26,931 outstanding at December 31, 1997 for advances made to the partnership. There were no partnership billings in 1997.

  The sole shareholder is a 100% member in each of two limited liability companies which were formed during 1995. Advances and receivables from these limited liability companies was $1,168,572 at December 31, 1997. In addition, the Company had accrued interest receivable on these receivables totaling approximately $58,000, which is included in prepaid expenses and other current assets in the accompanying balance sheet at December 31, 1997. These amounts were repaid concurrent with the acquisition of the Company (note 10).

  The Company leases operating facilities from interests controlled by an affiliated entity. Rent expense was $50,880 for the year ended December 31, 1997 and included in selling, general and administrative expenses in the accompanying statement of income. The Company is also required to pay insurance, maintenance and taxes on the facilities. The lease is renewable annually.

  The Company pays for management services provided by another company owned by its sole shareholder. Service fees paid under this agreement were $150,000 in 1997 and is included in selling, general and administrative expenses in the accompanying statement of income.

8. BENEFIT PLANS

  The Company has a deferred compensation agreement with an officer of the Company. Under the terms of the agreement, accumulated benefits will be based upon the current year-end book value of the Company's stock in excess of the initial predetermined value. The officer, or his beneficiary, will be entitled to these benefits should involuntary termination of employment occur and benefits will become immediately payable upon such termination. Benefits will be paid in twenty equal quarterly installments beginning approximately ninety days after termination of employment. The amount due under this agreement was $254,461 at December 31, 1997.

  The Company maintains a discretionary 401(k) and profit sharing plan (the
Plan) covering its qualified employees. Employees are eligible to participate after completing 1 year of service and after attaining the age of 21. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 100% of each employee's contributions. The Company may also elect to make additional profit sharing contributions. Contributions made by the Company of $20,402 were charged to operations in the year ended December 31, 1997.

                       HUNGERFORD MECHANICAL CORPORATION

9. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

10. SUBSEQUENT EVENT

  Effective January 1, 1998 Group Maintenance America Corp. ("GroupMAC") acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mechanical Interiors, Inc.:

  We have audited the accompanying balance sheet of Mechanical Interiors, Inc. (the Company) as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mechanical Interiors, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
February 27, 1998

                           MECHANICAL INTERIORS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................ $   253,149
  Accounts receivable, net of allowance of $73,533.................   8,516,098
  Inventories......................................................     107,898
  Costs and estimated earnings in excess of billings on uncompleted
   contracts.......................................................     851,591
  Deferred income taxes............................................      70,789
  Prepaid expenses and other current assets........................      84,536
                                                                    -----------
    Total current assets...........................................   9,884,061
PROPERTY AND EQUIPMENT, net........................................   1,711,020
OTHER NONCURRENT ASSETS............................................      52,135
                                                                    -----------
    Total assets................................................... $11,647,216
                                                                    ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................. $   197,449
  Current obligations under capital leases.........................     395,424
  Accounts payable.................................................   4,423,315
  Accrued expenses.................................................   1,100,576
  Billings in excess of costs and estimated earnings on uncompleted
   contracts.......................................................   1,675,548
  Income taxes payable.............................................     422,298
                                                                    -----------
    Total current liabilities......................................   8,214,610
LONG-TERM DEBT, net of current maturities..........................     363,474
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$0.001 par value; 10,000,000 shares authorized,
   1,111,000 shares issued and outstanding.........................       1,111
  Additional paid-in capital.......................................     200,250
  Retained earnings................................................   2,867,771
                                                                    -----------
    Total shareholders' equity.....................................   3,069,132
                                                                    -----------
    Total liabilities and shareholders' equity..................... $11,647,216
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES........................................................... $42,283,071
COST OF SERVICES...................................................  35,908,553
                                                                    -----------
    Gross profit...................................................   6,374,518
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,360,113
                                                                    -----------
    Income from operations.........................................   1,014,405
OTHER INCOME (EXPENSE):
  Interest expense.................................................     (73,067)
  Interest income..................................................      21,013
                                                                    -----------
    Income before income tax provision.............................     962,351
INCOME TAX PROVISION...............................................     409,128
                                                                    -----------
NET INCOME......................................................... $   553,223
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN    RETAINED  SHAREHOLDERS'
                                      STOCK   CAPITAL    EARNINGS     EQUITY
                                      ------ ---------- ---------- -------------
BALANCE, December 31, 1996........... $1,111  $200,250  $2,314,548  $2,515,909
Net income...........................     --        --     553,223     553,223
                                      ------  --------  ----------  ----------
BALANCE, December 31, 1997........... $1,111  $200,250  $2,867,771  $3,069,132
                                      ======  ========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                           MECHANICAL INTERIORS, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................... $  553,223
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...................................................    280,026
    Deferred tax expense...........................................     27,745
    Change in operating assets and liabilities:
    (Increase) decrease in:
      Accounts receivable.......................................... (2,944,841)
      Inventories..................................................     48,138
      Costs and estimated earnings in excess of billings on
       uncompleted contracts.......................................   (432,464)
      Notes receivable.............................................    200,361
      Prepaid expenses and other current assets....................     (4,266)
      Other noncurrent assets......................................    (38,141)
    Increase (decrease) in:
      Accounts payable.............................................  1,276,404
      Accrued expenses.............................................    (43,127)
      Billings in excess of costs and estimated earnings on
       uncompleted contracts.......................................  1,181,386
      Income taxes payable.........................................    158,743
                                                                    ----------
        Net cast provided by operating activities..................    263,187
                                                                    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............................. (1,149,411)
                                                                    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short- and long-term debt..........................    430,000
  Payments of short- and long-term debt............................    (61,893)
  Payments of obligations under capital leases.....................   (119,740)
                                                                    ----------
        Net cash provided by financing activities..................    248,367
                                                                    ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........................   (637,857)
CASH AND CASH EQUIVALENTS, beginning of year.......................    891,006
                                                                    ----------
CASH AND CASH EQUIVALENTS, end of year............................. $  253,149
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                          MECHANICAL INTERIORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS AND ORGANIZATION

  Mechanical Interiors, Inc. (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial customers in the areas in and around Dallas and Austin, Texas.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash payments for interest and income taxes were $73,067 and $222,640, respectively, for the year ended December 31, 1997.

 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  The Company reviews the carrying value of its property and equipment for impairment. Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. The Company recorded no impairment of its property and equipment during the year ended December 31, 1997.

                          MECHANICAL INTERIORS, INC.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(3) DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

   Accrued payroll costs and benefits............................... $  271,717
   Accrued bonus and profit sharing.................................    404,171
   Warranty reserve.................................................    264,132
   Other accrued expenses...........................................    160,556
                                                                     ----------
                                                                     $1,100,576
                                                                     ==========

(4) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

   Costs incurred................................................. $22,766,565
   Estimated earnings recognized..................................   2,793,209
                                                                   -----------
                                                                    25,559,774
   Less billings on contracts.....................................  26,383,731
                                                                   -----------
                                                                   $  (823,957)
                                                                   ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

   Costs and estimated earnings in excess of billings on
    uncompleted contracts........................................ $   851,591
   Billings in excess of costs and estimated earnings on
    uncompleted contracts........................................  (1,675,548)
                                                                  -----------
                                                                  $  (823,957)
                                                                  ===========

(5) PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                                          ESTIMATED
                                                            USEFUL
                                                            LIVES       1997
                                                          ---------- ----------
Service and other vehicles...............................  4-7 years $  776,728
Machinery and equipment.................................. 5-10 years    765,723
Office equipment, fixtures and fixtures.................. 5-10 years    286,109
Leasehold improvements................................... 5-15 years    781,427
                                                          ---------- ----------
                                                                      2,609,987
Less accumulated depreciation............................              (898,967)
                                                                     ----------
                                                                     $1,711,020
                                                                     ==========

                          MECHANICAL INTERIORS, INC.

(6) LONG-TERM DEBT

  Long-term debt consists of the following:

Note payable to bank, due in monthly installments of $10,000, plus interest of 8.50% per annum and secured by property and equipment;
 due July 2001...................................................... $ 430,000
Note payable to bank, due in monthly installments of $6,624, including interest at 8.75%; matures in 1999; secured by property
 and equipment......................................................   130,923
                                                                     ---------
  Total long-term debt..............................................   560,923
Less current maturities.............................................  (197,449)
                                                                     ---------
                                                                     $ 363,474
                                                                     =========

(7) INCOME TAXES

  Income tax expense for the year ended December 31, 1997 consists of:

Current................................................................ $381,383
Deferred...............................................................   27,745
                                                                        --------
Income tax provision................................................... $409,128
                                                                        ========

  Total income tax for the year ended December 31, 1997 differed from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

Expense at the statutory rate......................................... $327,199
Increase (reduction) resulting from:
  State income taxes..................................................   33,174
  Disallowed meals and entertainment..................................   54,664
  Tax-exempt interest.................................................   (5,909)
                                                                       --------
                                                                       $409,128
                                                                       ========

  The components of the deferred income tax assets and liabilities as of December 31, 1997 are as follows:

Deferred income tax assets:
  Allowance for doubtful accounts...................................... $30,093
  Warranty reserves....................................................  46,646
                                                                        -------
    Total deferred income tax asset....................................  76,739
Deferred income tax liability:
  Depreciation.........................................................  (5,950)
                                                                        -------
  Net deferred income tax asset........................................ $70,789
                                                                        =======

  Management believes that it is more likely than not that the Company will realize the benefits of the net deferred income tax asset recorded at December 31, 1997.

(8) LEASES

  The Company is obligated under various capital leases, for service and other vehicles, that expire at various dates through September 2002. At December 31, 1997, the gross amount of property and equipment and related

                          MECHANICAL INTERIORS, INC.

accumulated depreciation recorded under capital leases were as follows:

   Service and other vehicles........................................ $ 704,750
   Less accumulated depreciation.....................................  (323,862)
                                                                      ---------
                                                                      $ 380,888
                                                                      =========

  All the capital lease obligations were repaid concurrent with the acquisition of the Company (note 12).

  The Company also leases its office building and warehouse under a non-cancelable operating lease expiring in August 2007. For the year ended December 31, 1997 the Company recorded rent expense of $191,685.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are as follows:

            1998.............................. $  221,422
            1999..............................    274,096
            2000..............................    274,096
            2001..............................    274,096
            2002..............................    274,096
            Thereafter........................  1,279,113
                                               ----------
                                               $2,596,919
                                               ==========

(9) RELATED PARTY TRANSACTIONS

  The Company obtains contract labor services from an affiliated company, which is substantially owned by the Company's shareholders. During the year ended December 31, 1997, the Company incurred expenses of $1,920,259 related to these services. The Company owes $722,233 to this affiliated company as of December 31, 1997, which are included in accounts payable in the accompanying balance sheet. This arrangement was terminated concurrent with the acquisition of the Company (note 13).

(10) EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) plan (the Plan) covering its qualified employees. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company makes voluntary contributions equal to 0.50% of total revenues. Contributions made by the Company of $212,384 were charged to operations in the year ended December 31, 1997.

(11) COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(12) SUBSEQUENT EVENTS

  Effective January 1, 1998 Group Maintenance America Corp. ("GroupMAC") acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Premex, Inc.

  We have audited the accompanying consolidated balance sheet of Premex, Inc. and Subsidiary (the Company) as of March 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premex, Inc. and Subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas

April 27, 1998

                          PREMEX, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

               ASSETS
               ------
CURRENT ASSETS:
  Cash.............................................................. $   18,131
  Accounts receivable, net of allowance for doubtful accounts of
   $141,632.........................................................  3,560,052
  Inventories.......................................................    475,234
  Costs and estimated earnings in excess of billings on uncompleted
   contracts........................................................    452,111
  Due from related party............................................     66,207
  Deferred taxes--current...........................................    157,937
  Prepaid expenses and other current assets.........................     34,019
                                                                     ----------
    Total current assets............................................  4,763,691
PROPERTY AND EQUIPMENT, net.........................................  1,271,010
DEFERRED TAX ASSETS.................................................    334,095
OTHER LONG-TERM ASSETS..............................................    278,578
                                                                     ----------
    Total assets.................................................... $6,647,374
                                                                     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt.... $  427,520
  Current obligations under capital leases..........................    221,094
  Accounts payable..................................................  1,737,908
  Accounts payable--related party...................................     95,757
  Accrued expenses..................................................    450,382
  Deferred service contract revenue.................................     82,681
  Billings in excess of costs and estimated earnings on uncompleted
   contracts........................................................    456,614
  Accrued income taxes..............................................    101,623
                                                                     ----------
    Total current liabilities.......................................  3,573,579
LONG-TERM DEBT, net of current maturities...........................    580,085
OBLIGATIONS UNDER CAPITAL LEASES, net of current maturities.........    401,814
DEFERRED COMPENSATION LIABILITY.....................................    678,018
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$0.01 par value; 100,000 shares authorized, issued
   and outstanding..................................................      1,000
  Additional paid-in capital........................................      1,000
  Retained earnings.................................................  1,411,878
                                                                     ----------
    Total shareholders' equity......................................  1,413,878
                                                                     ----------
    Total liabilities and shareholders' equity...................... $6,647,374
                                                                     ==========

          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 1998

REVENUES........................................................... $20,749,665
COST OF SERVICES...................................................  13,854,759
                                                                    -----------
    Gross profit...................................................   6,894,906
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,648,875
                                                                    -----------
    Income from operations.........................................   1,246,031
OTHER INCOME (EXPENSE):
  Interest expense.................................................    (152,297)
  Interest income..................................................      10,511
  Other, net.......................................................      69,200
                                                                    -----------
    Income before income tax provision.............................   1,173,445
INCOME TAX PROVISION...............................................     492,782
                                                                    -----------
NET INCOME......................................................... $   680,663
                                                                    ===========


          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       FOR THE YEAR ENDED MARCH 31, 1998

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN    RETAINED  SHAREHOLDERS'
                                      STOCK   CAPITAL    EARNINGS     EQUITY
                                      ------ ---------- ---------- -------------
BALANCE, March 31, 1997.............. $1,000   $1,000   $  731,215  $  733,215
  Net income.........................     --       --      680,663     680,663
                                      ------   ------   ----------  ----------
BALANCE, March 31, 1998.............. $1,000   $1,000   $1,411,878  $1,413,878
                                      ======   ======   ==========  ==========



          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................... $680,663
 Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization.......................................................   37,572
  Depreciation.......................................................  324,296
  Deferred taxes.....................................................  280,608
  Change in operating assets and liabilities:
   (Increase) decrease in--
    Accounts receivable.............................................. (586,288)
    Inventories...................................................... (188,807)
    Costs and estimated earnings in excess of billings on uncompleted contracts....................................................... (235,281)
    Other current assets.............................................  (26,067)
    Other noncurrent assets..........................................  (26,358)
   Increase (decrease) in--
    Accounts payable................................................. (340,906)
    Accrued expenses.................................................  (39,822)
    Deferred service contract revenue................................    1,842
    Billings in excess of costs and estimated earnings on uncompleted
     contracts.......................................................   (4,638)
    Deferred compensation liability..................................  174,521
                                                                      --------
      Net cash provided by operating activities......................   51,335
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment................................. (458,488)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit, net...................................  281,000
 Proceeds from notes payable.........................................  799,003
 Payments of notes payable........................................... (665,007)
 Payments of obligations under capital lease......................... (203,436)
                                                                      --------
      Net cash provided by financing activities......................  211,560
                                                                      --------
NET DECREASE IN CASH................................................. (195,593)
CASH, beginning of period............................................  213,724
                                                                      --------
CASH, end of period.................................................. $ 18,131
                                                                      ========

          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Premex, Inc. is the holding company of Commercial Air, Power and Cable, Inc. (Commercial Air), a wholly-owned subsidiary, (collectively referred to herein as the Company). Commercial Air provides retrofit renovations, replacement equipment installations, service and maintenance for building automation systems, electrical distribution systems, distributed data processing systems, communication networks and complex building mechanical systems. All this work is either performed under a fixed price, modified fixed price, cost-plus-fee, or a time and material contract. Commercial Air's market area is the metropolitan Baltimore/Washington, D.C. area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements include the financial statements of Premex, Inc. and its wholly owned subsidiary Commercial Air. All significant intercompany balances and transactions have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed-price and modified fixed-price and cost-plus-fee construction contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract. Revenues from service contracts are recognized ratably over the term of the service contract. Revenue from time and material service projects are recognized at the completion of the project.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

  Revenues for one customer amounted to 12.6% of revenues during the year ended March 31, 1998.


 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined using the weighted average method of valuation.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                          PREMEX, INC. AND SUBSIDIARY

  The Company leases vehicles used in its operations under leases which have been capitalized. The vehicles are being depreciated using the straight-line method over their estimated useful lives, which is approximately 5 years. Leases not meeting the criteria for capital leases are classified as operating leases and are charged to rent equipment expense as incurred.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Supplemental Disclosure of Cash Flow Information

  Cash payments for interest and income taxes were $152,297 and $138,967, respectively, for the year ended March 31, 1998. During the year ended March 31, 1998, the Company acquired vehicles and computer equipment under capital leases amounting to $336,885.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of March 31, 1998 is as follows:

Costs incurred..................................................... $2,067,996
Estimated earnings recognized......................................    545,482
                                                                    ----------
                                                                     2,613,478
Less billings on contracts.........................................  2,617,981
                                                                    ----------
                                                                    $   (4,503)
                                                                    ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts.......................................................... $ 452,111
Billings in excess of costs and estimated earnings on uncompleted contracts..........................................................  (456,614)
                                                                     ---------
                                                                     $  (4,503)
                                                                     =========

                          PREMEX, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment as of March 31, 1998 are as follows:

                                                         ESTIMATED
                                                          USEFUL
                                                           LIVES
                                                        -----------
Service and other vehicles.............................   3-7 years $ 1,205,276
Machinery and tools....................................  3-10 years     226,963
Office equipment, furniture and fixtures...............  5-10 years     350,486
Leasehold improvements................................. 10-30 years     382,892
Software...............................................   3-5 years      99,765
                                                        ----------- -----------
                                                                    $ 2,265,382
Less accumulated depreciation......................................    (994,372)
                                                                    -----------
                                                                    $ 1,271,010
                                                                    ===========

5. SHORT- AND LONG-TERM DEBT

  The Company has a line of credit with up to $1,000,000 available through May 28, 2002, subject to renewal. Advances under the line are due on demand and interest accrues at LIBOR plus 3.0%, which was 8.68% at March 31, 1998. The balance outstanding on the line at March 31, 1998 was $281,000. The line of credit and the following notes are collateralized by a lien on corporate assets and by a personal guarantee of a shareholder.

  Short- and long-term debt as of March 31, 1998 consists of the following:

Borrowings under line of credit agreement........................... $  281,000
Note payable to bank, due in monthly installments of $6,250, plus
 interest at LIBOR plus 2.75% (8.43% as of March 31, 1998)..........    286,205
Note payable to bank, due in 24 monthly installments of $5,960 followed by 35 monthly installments of $9,920, plus interest at
 LIBOR plus 3% (8.68% as of March 31, 1998).........................    440,400
                                                                     ----------
    Total short- and long-term debt................................. $1,007,605
Less short-term borrowings and current maturities...................    427,520
                                                                     ----------
                                                                     $  580,085
                                                                     ==========

  The aggregate maturities of the short- and long-term debt as of March 31, 1998 are as follows:

        1999................................................ 427,520
        2000................................................ 186,120
        2001................................................ 194,040
        2002................................................ 180,245
        2003................................................  19,680

6. LEASES

  Commercial Air leases vehicles under agreements which are being accounted for as capital leases. These leases expire at various dates through April, 2002. The interest rates included in these leases range from 7.9% to 15.9%. Total cost and accumulated depreciation related to vehicles under capital leases as of March 31, 1998 was $997,903 and $337,649, respectively.

                          PREMEX, INC. AND SUBSIDIARY

  Commercial Air leases its operating facility jointly with an affiliated entity, Chesapeake Tower Systems, Inc. (CTS), under an agreement accounted for as an operating lease. This lease expires in May, 2006.

  Additionally, Commercial Air leases vehicles and equipment which are being accounted for as operating leases. These leases expire at various dates through December, 2001. Total facility and equipment rent expense for the year ended March 31, 1998 was $314,492.

  Future minimum lease payments under noncancelable operating leases and future minimum capital lease payments as of March 31, 1998 are as follows:

                                                            CAPITAL  OPERATING
                                                             LEASES    LEASES
                                                            -------- ----------
Year ending March 31,
    1999................................................... $278,306 $  217,243
    2000...................................................  241,781    218,900
    2001...................................................  161,984    197,217
    2002...................................................   45,007    200,192
    2003...................................................       --    201,843
    Thereafter.............................................       --    622,065
                                                            -------- ----------
    Total minimum lease payments...........................  727,078 $1,657,460
                                                                     ==========
      Less amount representing interest....................  104,170
                                                            --------
    Present value of net minimum lease payments............  622,908
      Less current maturities..............................  221,094
                                                            --------
    Long-term maturities................................... $401,814
                                                            ========

7. RELATED PARTIES

  The Company is affiliated with two separate companies through common ownership and management. The two affiliated companies are CTS and Automotive Technology, Inc. (ATI). On a contract by contract basis, the Company sells certain equipment to CTS and purchases certain equipment from CTS. ATI provides vehicle maintenance services to the Company.

  Transactions with affiliated companies included in the accompanying statement of operations for the year ended March 31, 1998 are as follows:

                                                     CTS      ATI
                                                   -------- -------
        Revenues.................................. $109,004 $    --
        Cost of services..........................  453,589 121,004
        Management fee income.....................   75,000      --

  Included in the accompanying balance sheet as of March 31, 1998 are the following balances associated with affiliated companies:

                                                          CTS   ATI
                                                        ------- ---
        Accounts receivable............................ $66,207  --
        Accounts payable...............................  95,757  --

8. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) plan which provides benefits to employees. Substantially all employees who meet certain eligibility requirements are eligible to participate. Participants may elect to defer up to 15% of compensation, subject to the total limit on deferrals for each calendar year in accordance with Section 401(k) of

                          PREMEX, INC. AND SUBSIDIARY
the Internal Revenue Code. The Company makes matching contributions of 10% of the first 6% of compensation deferred by each participant. The plan does not have any vesting requirements regarding Company contributions. Total Company contributions to the plan for the year ended March 31, 1998 were $35,410.

  The Company has an Employee Equity Plan which provides for the award of hypothetical shares of Common Stock ("Units") to certain officers and key employees. The value of each Unit on the award date is equal to the current book value of a share of Common Stock. Benefits will be paid in cash upon termination of employment over a five year period. As of March 31, 1998, Units were held by 17 employees. The Company recognized compensation expense under the Employee Equity Plan of $150,521 in the year ended March 31, 1998.

9. INCOME TAXES

  Income tax expense consists of the following:

Federal:
  Current............................................................. $ 180,348
  Deferred............................................................   238,720
State:
  Current.............................................................    31,826
  Deferred............................................................    41,888
                                                                       ---------
                                                                       $ 492,782
                                                                       =========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision for the year ended March 31, 1998 as a result of the following:

Expense at statutory rate............................................ $ 398,971
Increase resulting from:
  State income taxes, net of federal benefit.........................    48,651
  Nondeductible expenses.............................................    18,572
  Other..............................................................    26,588
                                                                      ---------
                                                                      $ 492,782
                                                                      =========

  The components of the deferred income tax assets and liabilities as of March 31, 1998 are as follows:

Deferred income tax assets:
  Net operating loss carryforward..................................... $393,408
  Allowance for doubtful accounts.....................................   56,653
  Accrued vacation and other..........................................   57,572
  Valuation allowance.................................................       --
                                                                       --------
    Total deferred income tax asset...................................  507,633
Deferred income tax liabilities--depreciation.........................   15,601
                                                                       --------
    Net deferred tax asset............................................ $492,032
                                                                       ========

  The Company's net operating loss carryforwards expire from 2007 to 2008, and are limited on amounts that can be utilized in any one year. Management believes it is more likely than not the Company will realize the benefits of the net deferred income tax asset.

                          PREMEX, INC. AND SUBSIDIARY

10. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11. SUBSEQUENT EVENT

  The Company has entered into an agreement whereby Group Maintenance America Corp. (GroupMAC) will acquire all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Barr Electric Corporation:

  We have audited the accompanying balance sheet of Barr Electric Corporation as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barr Electric Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Houston, Texas

July 9, 1998

                              BARR ELECTRIC CORP.

                              BALANCE SHEETS


                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $1,418,516  $1,126,581
  Accounts receivable--trade, net of allowance for
   doubtful accounts of $15,000.......................     779,693     432,456
  Accounts receivable, Other..........................      12,307      12,007
  Inventories.........................................     113,790     104,882
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................      59,749      23,661
  Prepaid expenses and other current assets...........      28,920      19,691
                                                        ----------  ----------
    Total current assets..............................   2,412,975   1,719,278
MACHINERY AND EQUIPMENT, NET..........................     126,131     122,221
CASH SURRENDER VALUE OF LIFE INSURANCE POLICY.........     226,856     226,856
                                                        ----------  ----------
    Total assets......................................  $2,765,962  $2,068,355
                                                        ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $  158,924  $   41,188
  Accrued expenses....................................     210,841     119,335
                                                        ----------  ----------
    Total current liabilities.........................     369,765     160,523
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$1.00 par value; 100,000 shares
   authorized, 50,000 issued and outstanding..........      50,000      50,000
  Treasury Stock......................................    (248,791)   (248,791)
  Retained earnings...................................   2,594,988   2,106,623
                                                        ----------  ----------
    Total shareholders' equity........................   2,396,197   1,907,832
                                                        ----------  ----------
    Total liabilities and shareholders' equity........  $2,765,962  $2,068,355
                                                        ==========  ==========


                See accompanying notes to financial statements.

                            BARR ELECTRIC CORP.

                         STATEMENTS OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED       MARCH 31,
                                               DECEMBER 31, --------------------
                                                   1997        1997       1998
                                               ------------ ----------  --------
                                                                (UNAUDITED)
REVENUES.....................................   $7,716,731  $1,291,112  $949,913
COST OF SERVICES.............................    5,148,132   1,056,797   712,139
                                                ----------  ----------  --------
    Gross profit.............................    2,568,599     234,315   237,774
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.    1,495,834     165,598   206,047
                                                ----------  ----------  --------
    Income from operations...................    1,072,765      68,717    31,727
OTHER INCOME (EXPENSE):
  Interest income............................       41,679       8,265     9,908
  Other, net.................................       (3,564)     (3,564)       --
                                                ----------  ----------  --------
NET INCOME...................................   $1,110,880  $   73,418  $ 41,635
                                                ==========  ==========  ========

              See accompanying notes to financial statements.

                            BARR ELECTRIC CORP.

                     STATEMENT OF SHAREHOLDERS' EQUITY

                       YEAR ENDED DECEMBER 31, 1997

                                                                       TOTAL
                                    COMMON  TREASURY    RETAINED   SHAREHOLDERS'
                                     STOCK    STOCK     EARNINGS      EQUITY
                                    ------- ---------  ----------  -------------
Balance, December 31, 1996......... $50,000 $(248,791) $2,424,108   $2,225,317
  Net income.......................      --        --   1,110,880    1,110,880
  Distributions....................      --        --    (940,000)    (940,000)
                                    ------- ---------  ----------   ----------
Balance, December 31, 1997......... $50,000 $(248,791) $2,594,988   $2,396,197
                                    ======= =========  ==========   ==========

              See accompanying notes to financial statements.

                            BARR ELECTRIC CORP.

                         STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                              YEAR ENDED       MARCH 31,
                                             DECEMBER 31, --------------------
                                                 1997       1997       1998
                                             ------------ --------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.................................  $1,110,880  $ 73,418  $   41,635
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................      34,374     4,801       3,910
  Loss on sale of machinery and equipment...       3,564     3,564          --
  Change in operating assets and
   liabilities:
   (Increase) decrease in -
    Accounts receivable--Trade..............     325,916    41,068     347,237
    Accounts receivable--Other..............       1,800     1,566         300
    Inventories.............................     (19,213)   (5,579)      8,908
    Costs and estimated earnings in excess
     of billings on uncompleted contracts...      13,048        --      36,088
    Prepaid expenses and other current
     assets.................................     (13,830)   (8,756)      9,229
   Increase (decrease) in -
    Accounts payable........................      97,662    28,804    (117,736)
    Accrued expenses........................      28,325   (53,366)    (91,506)
                                              ----------  --------  ----------
     Net cash provided by operating
      activities............................   1,582,526    85,520     238,065
                                              ----------  --------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of machinery and equipment.......     (60,508)  (45,811)         --
 Proceeds from sale of equipment............       1,000     1,000          --
 Other......................................      (5,500)       --          --
                                              ----------  --------  ----------
     Net cash used in investing activities..     (65,008)  (44,811)         --
                                              ----------  --------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholders..............    (940,000) (340,000)   (530,000)
                                              ----------  --------  ----------
     Net cash used in financing activities..    (940,000) (340,000)   (530,000)
                                              ----------  --------  ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....     577,518  (299,291)   (291,935)
CASH AND CASH EQUIVALENTS, beginning of
 period.....................................     840,998   840,998   1,418,516
                                              ----------  --------  ----------
CASH AND CASH EQUIVALENTS, end of period....  $1,418,516  $541,707  $1,126,581
                                              ==========  ========  ==========

              See accompanying notes to financial statements.

                           BARR ELECTRIC CORP.

                      NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Barr Electric Corp. (the Company), an Illinois corporation, is a provider of electrical contracting services consisting of installation, service and maintenance of electrical systems primarily in the Chicago, Illinois area. This work is performed under fixed price contracts subject to modifications based on approved change orders or under time and material contracts.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from time and material contracts is recognized at the completion of the job.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor, payroll taxes, tools, equipment rental, permits, union welfare payments, truck expense and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

  The Company's largest three customers accounted for 86% of total revenues for the year ended December 31, 1997.

 Cash and cash equivalents

  The Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

 Inventories

  Inventories consist of parts and supplies used in the Company's operations. The inventory is valued at the lower of cost or market, with cost determined using the weighted average method of valuation.

                           BARR ELECTRIC CORP.

 Machinery and Equipment

  Machinery and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.




 Income Taxes

  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's net operating income in their individual income tax returns. Therefore, no income tax expense appears on these financial statements.

3. PROFIT SHARING PLAN

  The Company has a Profit-Sharing Plan for eligible non-union employees. All contributions to the plan are 100% vested in the employees' accounts and are made at the discretion of management. The Company's contribution to the plan was $91,711 in 1997.

4. LEASES

  The Company operates from a leased facility under an operating lease that expires March 14, 2000. The annual rental amount under the current lease agreement is $55,000.

  Net future minimum rental payments required under operating leases as of December 31, 1997 are as follows:

      YEARS ENDING
      DECEMBER 31,
      ------------
       1998............................................................ $ 55,000
       1999............................................................   56,742
       2000............................................................   11,917
                                                                        --------
                                                                        $123,659
                                                                        --------

  In addition to these minimum rentals, the Company agrees to pay their percentage of any increases in the real estate taxes and operating expenses over the base year period of January 1, 1995 to December 31, 1995.

                           BARR ELECTRIC CORP.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred................................................ $  748,015
      Estimated earnings recognized.................................    266,388
                                                                     ----------
                                                                      1,014,403
      Less billings on contracts....................................    954,654
                                                                     ----------
                                                                     $   59,749
                                                                     ==========

  The costs and estimated earnings on uncompleted contracts in excess of amounts billed are included in the accompanying balance sheet under the caption "Costs and estimated earnings in excess of billings on uncompleted contracts".

6. MACHINERY AND EQUIPMENT

  The principal categories of machinery and equipment as of December 31, 1997 are as follows:

      Machinery and equipment......................................... $ 43,191
      Vehicles........................................................  156,940
      Office equipment and furniture..................................  198,831
      Leasehold improvements..........................................   27,247
                                                                       --------
                                                                        426,209
      Less: Accumulated depreciation..................................  300,078
                                                                       --------
                                                                       $126,131
                                                                       ========

  Fixed assets generally are depreciated over useful lives of 5-7 years.

7. EMPLOYEE BENEFIT PLANS

  The Company makes contributions to a union-administered benefit fund which covers a majority of the Company's employees. For the year ended December 31, 1997, the participant costs charged to operations were approximately $0.9 million. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of a plan's termination or employer withdrawal, the Company may be liable for a portion of the plans' unfunded vested benefits, if any. The Company has not yet received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

8. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

  Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field meaning that they may not be able to properly recognize dates in the year 2000 and later. This could result in significant system and equipment failures. The Company has assessed its current software programs and determined that the Company's software programs will need to

                           BARR ELECTRIC CORP.

be replaced. It is the Company's intentions to replace affected software before the year 2000. Assessments and cost estimates are being conducted currently by Group Maintenance America Corp. which acquired the Company as discussed in note 9.

9. SUBSEQUENT EVENT

  In March 1998, the Company entered into an agreement whereby Group Maintenance America Corp. (GroupMAC) has acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors

Atlantic Industrial Constructors, Inc.

  We have audited the accompanying combined balance sheets of Atlantic Industrial Constructors, Inc. and Affiliates (the Company) as of December 31, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Industrial Constructors, Inc. and Affiliates as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas

July 10, 1998

                  ATLANTIC INDUSTRIAL CONSTRUCTORS, INC.

                              AND AFFILIATES

                          COMBINED BALANCE SHEETS

                                          DECEMBER 31, DECEMBER 31,  MARCH 31,
                                              1996         1997        1998
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
                 ------
CURRENT ASSETS:
  Cash and cash equivalents..............  $1,674,468  $ 2,900,923  $1,750,271
  Accounts receivable--trade.............   2,472,581    6,149,318   3,446,982
  Accounts receivable, Other.............      12,762       16,921       3,700
  Costs and estimated earnings in excess
   of billings on uncompleted contracts..   1,705,599    2,265,760   1,153,021
  Prepaid expenses and other current
   assets................................      47,274       42,289      58,854
                                           ----------  -----------  ----------
    Total current assets.................   5,912,684   11,375,211   6,412,828
PROPERTY AND EQUIPMENT, net..............     995,903    1,065,535   1,004,783
CASH SURRENDER VALUE OF LIFE INSURANCE
 POLICY..................................     108,515      141,521     141,521
                                           ----------  -----------  ----------
    Total assets.........................  $7,017,102  $12,582,267  $7,559,132
                                           ==========  ===========  ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Accounts payable.......................  $1,042,348  $ 1,353,729  $  706,921
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.............................       7,125    1,136,398     178,077
  Notes payable to shareholders..........      75,000      205,000     205,000
  Accrued expenses.......................   1,564,937    1,420,716     733,167
                                           ----------  -----------  ----------
    Total current liabilities............   2,689,410    4,115,843   1,823,165
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock...........................       2,400        2,400       2,400
  Additional Paid in Capital.............     375,600      375,600     375,600
  Retained earnings......................   3,949,692    8,088,424   5,357,967
                                           ----------  -----------  ----------
    Total shareholders' equity...........   4,327,692    8,466,424   5,735,967
                                           ----------  -----------  ----------
    Total liabilities and shareholders'
     equity..............................  $7,017,102  $12,582,267  $7,559,132
                                           ==========  ===========  ==========

         See accompanying notes to combined financial statements.

                  ATLANTIC INDUSTRIAL CONSTRUCTORS, INC.

                              AND AFFILIATES

                     COMBINED STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                MARCH 31,
                          -------------------------------------  ----------------------
                             1995         1996         1997         1997        1998
                          -----------  -----------  -----------  ----------  ----------
                                                                      (UNAUDITED)
REVENUES................  $20,136,334  $26,319,707  $37,035,214  $8,318,502  $5,428,035
COST OF SERVICES........   14,864,441   21,787,589   28,625,488   6,406,347   4,397,037
                          -----------  -----------  -----------  ----------  ----------
    Gross profit........    5,271,893    4,532,118    8,409,726   1,912,155   1,030,998
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............    1,602,825    1,955,892    1,936,122     372,986     403,255
                          -----------  -----------  -----------  ----------  ----------
    Income from
     operations.........    3,669,068    2,576,226    6,473,604   1,539,169     627,743
OTHER INCOME (EXPENSE):
  Interest income.......      120,037      127,713       90,971       8,751      30,934
  Interest expense......      (12,403)     (13,435)     (23,690)     (3,553)     (4,064)
  Other, net............       64,236       62,592       27,479     (32,365)     12,924
                          -----------  -----------  -----------  ----------  ----------
INCOME BEFORE INCOME TAX
 PROVISION..............    3,840,938    2,753,096    6,568,364   1,512,002     667,537
    Income Tax
     Provision..........        2,278        1,445       11,127          --       7,992
                          -----------  -----------  -----------  ----------  ----------
NET INCOME..............  $ 3,838,660  $ 2,751,651  $ 6,557,237  $1,512,002  $  659,545
                          ===========  ===========  ===========  ==========  ==========

         See accompanying notes to combined financial statements.

    ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND CONSOLIDATED AFFILIATES

                COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                           ADDITIONAL                  TOTAL
                                    COMMON  PAID IN    RETAINED    SHAREHOLDERS'
                                    STOCK   CAPITAL    EARNINGS       EQUITY
                                    ------ ---------- -----------  -------------
Balance, December 31, 1994......... $2,000  $ 58,000  $ 2,840,620   $ 2,900,620
  Contributed Capital--AILC........    200   267,800           --       268,000
  Net income.......................     --        --    3,838,660     3,838,660
  Distributions....................     --        --   (1,739,541)   (1,739,541)
                                    ------  --------  -----------   -----------
Balance, December 31, 1995.........  2,200   325,800    4,939,739     5,267,739
  Contributed Capital--AIM.........    200    49,800           --        50,000
  Net income.......................     --        --    2,751,651     2,751,651
  Distributions....................     --        --   (3,741,698)   (3,741,698)
                                    ------  --------  -----------   -----------
Balance, December 31, 1996.........  2,400   375,600    3,949,692     4,327,692
  Net income.......................     --        --    6,557,237     6,557,237
  Distributions....................     --        --   (2,418,505)   (2,418,505)
                                    ------  --------  -----------   -----------
Balance, December 31, 1997......... $2,400  $375,600  $ 8,088,424   $ 8,466,424
                                    ======  ========  ===========   ===========

         See accompanying notes to combined financial statements.

                  ATLANTIC INDUSTRIAL CONSTRUCTORS, INC.

                              AND AFFILIATES

                     COMBINED STATEMENTS OF CASH FLOWS

                                                                  THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                 MARCH 31,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1997         1998
                         -----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net income............ $ 3,838,660  $ 2,751,651  $ 6,557,237  $ 1,512,002  $   659,545
  Adjustments to
   reconcile net income
   to net cash provided
   by (used in)
   operating activities:
    Depreciation and
     amortization.......     120,577      240,891      304,071       76,018       78,258
    (Gain) Loss on sale
     of property and
     equipment..........     (10,142)      13,580       16,299           --           --
    Increase in cash
     surrender value of
     life insurance
     policy.............          --     (108,515)     (33,006)          --           --
    Change in operating
     assets and
     liabilities:
      (Increase)
       decrease in--
        Accounts
         receivable.....  (1,045,498)     723,135   (3,680,896)  (1,007,923)   2,715,557
        Costs and
         estimated
         earnings in
         excess of
         billings on
         uncompleted
         contracts......  (1,411,190)    (263,485)     569,112      286,066      154,418
        Prepaid expenses
         and other
         current assets.      19,726      (42,646)       4,985       (1,993)     (16,565)
      Increase
       (decrease) in--
        Accounts
         payable........   1,138,278     (409,566)     311,381     (528,785)    (646,808)
        Accrued
         expenses.......     290,966      765,995     (144,221)    (562,112)    (687,549)
                         -----------  -----------  -----------  -----------  -----------
      Net cash provided
       by (used in)
       operating
       activities.......   2,941,377    3,671,040    3,904,962     (226,727)   2,256,856
                         -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Purchases of property
   and equipment........    (434,713)    (583,738)    (390,002)    (197,078)     (17,506)
  Proceeds from sale of
   property and
   equipment............      10,500           --           --           --           --
                         -----------  -----------  -----------  -----------  -----------
      Net cash used in
       investing
       activities.......    (424,213)    (583,738)    (390,002)    (197,078)     (17,506)
                         -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Capital contributions.     268,000       50,000           --           --           --
  Increase (decrease) in
   notes payable to
   shareholders.........    (120,000)      75,000      130,000      240,000           --
  Distributions to
   shareholders.........  (1,739,541)  (3,741,698)  (2,418,505)    (606,201)  (3,390,002)
                         -----------  -----------  -----------  -----------  -----------
      Net cash used in
       financing
       activities.......  (1,591,541)  (3,616,698)  (2,288,505)    (366,201)  (3,390,002)
                         -----------  -----------  -----------  -----------  -----------
NET CHANGE IN CASH AND
 CASH EQUIVALENTS.......     925,623     (529,396)   1,226,455     (790,006)  (1,150,652)
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............   1,278,241    2,203,864    1,674,468    1,674,468    2,900,923
                         -----------  -----------  -----------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $ 2,203,864  $ 1,674,468  $22,900,923  $   884,462  $ 1,750,271
                         ===========  ===========  ===========  ===========  ===========
SUPPLEMENTAL CASH FLOW
 DISCLOSURE:
  Cash paid for inter-
   est.................. $    12,445  $    13,336  $    26,517  $        --  $        --
  Cash paid for income
   taxes................       2,278        1,445       11,127           --        7,992

         See accompanying notes to combined financial statements.

          ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND AFFILIATES

                  NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  The combined financial statements included herein provide the financial position, results of operations and cash flows, after elimination of material inter-company balances, for Atlantic Industrial Constructors, Inc. (AIC), Atlantic Industrial Maintenance, Inc. (AIM) and Atlantic Industrial Leasing Corporation (AILC), (collectively, the Company). Historically, AIC, AIM and AILC have been under common ownership and management and AIM and AILC have been operated essentially as subsidiaries of AIC. The Company provides contract services including the process pipe fabrication, structural steel fabrication and erection, engineered heavy lift and transportation, mechanical heavy lift and transportation, jetway refurbishing and mechanical equipment installation to large industrial customers primarily in the Virginia and North Carolina areas. This work is performed under fixed price contracts subject to modifications based on approved change orders or under time and material contracts. The Company also engages in industrial plant maintenance through its service division under time and material and fixed price contracts.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor, payroll taxes, tools, equipment rental, permits, union welfare payments, truck expense and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

          ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND AFFILIATES

  The following is a summary of percentages of total revenues for significant customers for the years indicated:

                                                   YEAR ENDED DECEMBER 31,
                                                   ---------------------------
      CUSTOMER                                      1995      1996      1997
      --------                                     -------   -------   -------
      A...........................................      33%       33%       30%
      B...........................................      14%       20%       11%
      C...........................................      12%       21%        8%

 Cash and cash equivalents

  The Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.


 Accounts Receivable

  Accounts receivable consists of the following at December 31, 1996 and 1997:

                                                             1996       1997
                                                          ---------- ----------
      Accounts receivable--billed........................ $2,192,920 $4,906,181
      Unbilled retainage.................................    279,661  1,250,114
      Allowance for doubtful accounts....................         --     (6,977)
                                                          ---------- ----------
                                                          $2,472,581 $6,149,318
                                                          ========== ==========

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are 5 to 7 years.

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  AIC and AIM have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AIC and AIM do not pay corporate income taxes on their taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of AIC's and AIM's net operating income in their individual income tax returns. Therefore, no income tax provision or liability appears on these financial statements with respect to the earnings of AIC and AIM. AILC is taxed under the provisions of Subchapter C of the Internal Revenue Code but due to the relatively small size of this entity the related income taxes are not material to the combined financial statements.

 Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts.

          ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND AFFILIATES

  The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company generally has funds deposited in excess of $100,000.

  Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts result primarily from contracts with customers principally in the Eastern United States. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.




3. RETIREMENT PLANS

  The Company has a profit-sharing retirement plan and a money purchase pension plan. The plans cover substantially all full-time employees who have completed at least one year of service and are not covered under separate collective bargaining agreements. For the profit sharing plan, there is no specific contribution formula, and the Board of Directors sets the Company's contributions annually, subject to limitations imposed by the Internal Revenue Code. For the money purchase plan, the Company contributes 5% of participants' eligible compensation. For the years ended December 31, 1995, 1996 and 1997, the Company's contributions aggregated $215,469, $287,147 and $349,701, respectively.

  The Company makes contributions to a union-administered benefit fund which covers the majority of the Company's employees. For the years ended December 31, 1995, 1996 and 1997, the participant costs charged to operations were approximately $0.8 million, $1.0 million and $1.7 million, respectively. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of a plan's termination or employer withdrawal, the Company may be liable for a portion of the plans' unfunded vested benefits, if any. The Company has not yet received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

4. LEASES

  The Company leases its office and shop facility, on a month-to-month basis, from Atlantic Leasing Associates, a partnership whose partners are the Company's shareholders. Under provisions of the lease, the Company is responsible for taxes, insurance and utilities. Rent expense under this lease was $58,243, $106,292 and $186,323 for the years ended December 31, 1995, 1996 and 1997, respectively.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1996 and 1997 is as follows:

                                                      DECEMBER 31, DECEMBER 31,
                                                          1996         1997
                                                      ------------ ------------
      Costs incurred.................................  $4,366,201  $ 9,472,923
      Estimated earnings recognized..................   1,054,026    3,764,951
                                                       ----------  -----------
                                                        5,420,227   13,237,874
      Less billings on contracts.....................   3,721,753   12,108,512
                                                       ----------  -----------
                                                       $1,698,474  $ 1,129,362
                                                       ==========  ===========
      Costs and estimated earnings in excess of
       billings......................................   1,705,599    2,265,760
      Billings in excess of costs and estimated
       earnings......................................      (7,125)  (1,136,398)
                                                       ----------  -----------
                                                       $1,698,474  $ 1,129,362
                                                       ==========  ===========

          ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND AFFILIATES

6. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1996 and 1997 are as follows:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1996         1997
                                                       ------------ ------------
      Machinery and equipment.........................  $ 766,742    $  974,023
      Vehicles........................................    707,569       850,854
      Office equipment and furniture..................     15,265        15,265
      Computer software costs.........................     35,417        35,417
                                                        ---------    ----------
                                                        1,524,993     1,875,559
      Less: Accumulated depreciation..................    529,090       810,024
                                                        ---------    ----------
        Total Property and Equipment, net.............  $ 995,903    $1,065,535
                                                        =========    ==========

7. NOTES PAYABLE

  The notes incur interest at 5 3/5% with interest payable annually at December 31. The notes are due based upon the Company's ability to pay.

8. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

9. SHAREHOLDERS' EQUITY

  Common stock par value and shares authorized, issued and outstanding for AIC, AIM and AILC, respectively, are as follows:

                                                              AIC    AIM  AILC
                                                             ------ ----- -----
      Par Value ($ per share)............................... $10.00 $1.00 $1.00
      Shares authorized..................................... 10,000 5,000 5,000
      Shares issued and outstanding.........................    200   200   200

  By written agreement, AIC is obligated to purchase the common stock of any shareholder upon his death or termination of employment with the Company. The price is determined by formula in the agreement. The Company is a party to life insurance contracts with combined death benefits of $3.0 million to fund these obligations.


10. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

    (a) Cash and cash equivalents, trade accounts receivable, and payables-- The carrying amounts approximate fair value because of the short maturity of these instruments.

    (b) Notes payable to shareholders--The carrying amount approximates fair value because the interest rate approximates the market rate.

          ATLANTIC INDUSTRIAL CONSTRUCTORS, INC. AND AFFILIATES

    (c) Cash surrender value of life insurance policy is stated at its cash value as determined by the insurance carrier, which approximates fair value.

11. SUBSEQUENT EVENT

  On June 12, 1998, the Company entered into agreements whereby Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02A of the TBCA provides, in relevant part, as follows:

  Subject to the provisions of Sections B and C of this Article, each corporation shall have power:

    (16) to indemnify directors, officers, employees, and agents of the corporation and to purchase and maintain liability insurance for those persons.

  Article IX of the Articles of Incorporation of the Company (therein referred to as the "Corporation") provides as follows:

    1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

    2. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

    3. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  The Company has entered into indemnity agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the TBCA as described above.

  The Company has purchased liability insurance policies covering the directors and officers of the Company, including, to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
  3.1*   Articles of Incorporation of the Company, as amended.
  3.2*   Bylaws of the Company, as amended.
  4.1*   Form of Certificate representing the Common Stock, par value $0.001 per share, of the Company.
 5       Opinion of Bracewell & Patterson, L.L.P. as to the legality of the
         Common Stock being offered.
 10.1*   Form of Stock Awards Plan.
 10.2*   Form Option Agreement of Stock Awards Plan.
 10.3*   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of a Majority of the Outstanding Common Stock of
         Airtron, Inc., dated April 30, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.4*   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of K & N
         Plumbing, Heating and Air Conditioning, Inc., dated
         June 20, 1997. (Confidential information has been omitted from this document and has been filed separately with the Commission.)
 10.5*   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Costner
         Brothers, Inc., dated June 21, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.6*   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Hallmark Air
         Conditioning, Inc., dated June 24, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.7*   Agreement and Plan of Merger among Group Maintenance America Corp.,
         JARL Acquisition Corp., AA JARL, Inc., and James Wilburn, dated March
         17, 1997.
 10.8*   Asset Purchase Agreement among Hallmark Air Conditioning, Inc., and
         Way Service, Inc., dated June 24, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.9*   Agreement and Plan Exchange by and among Group Maintenance America
         Corp, and the Holders of the Outstanding Capital Stock Charlie
         Crawford, Inc., dated June 25, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.10*  Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of A-ABC
         Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc., dated July
         3, 1997. (Confidential information has been omitted from this document and has been filed separately with the Commission.)
 10.11*  Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Sibley
         Services, Inc., dated July 15, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
 10.12*  Agreement and Plan of Merger by and among Group Maintenance America
         Corp., CRP Acquisition Corp., Callahan Roach Products & Publications,
         Inc. and the Holders of the Outstanding Capital Stock of Callahan
         Roach Products & Publications, Inc., dated July 16, 1997.
 10.13*  Agreement and Plan of Merger by and among Group Maintenance America
         Corp, CRP Acquisition Corp, Callahan Roach & Associates and all of the
         Partners of Callahan Roach & Associates, dated
         July 16, 1997.

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
 10.14*  Asset Purchase Agreement among United Acquisition Corp, Group
         Maintenance America Corp, United Service Alliance, L.C. and the
         Members of United Service Alliance, L.C., Inc., dated July 1, 1997.
         (Confidential information has been omitted from this document and has been filed separately with the Commission.)
 10.15*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., All Service Acquisition Corp., All Service Electric,
         Inc. and the Holder of the Outstanding Capital Stock of All Service
         Electric, Inc., dated as of August 18, 1997.
 10.16*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., AMS Acquisition Corp., Arkansas Mechanical Services,
         Inc. and the Holders of the Outstanding Capital Stock of Arkansas
         Mechanical Services, Inc., dated as of August 18, 1997.
 10.17*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Central Carolina Acquisition Corp., Central Carolina
         Air Conditioning Company and the Holders of the Outstanding Capital
         Stock of Central Carolina Air Conditioning Company, dated as of August
         18, 1997.
 10.18*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp, Evans Acquisition Corp, Evans Services, Inc., the Holder
         of the Outstanding Capital Stock of Evans Services, Inc., dated as of
         August 18, 1997.
 10.19*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Linford Acquisition Corp., Linford Service Company and
         the Holders of the Outstanding Common Stock of Linford Service
         Company, dated as of August 18, 1997.
 10.20*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., MacDonald-Miller Acquisition Corp., MacDonald-Miller
         Industries, Inc., the Principal Holders of the Outstanding Capital
         Stock of MacDonald-Miller Industries, Inc. and the Trustee of the
         MacDonald-Miller Stock Ownership Plan and Trust, dated as of August
         18, 1997.
 10.21*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Masters Accusation Corp., Masters, Inc. and the Holder
         of the Outstanding Capital Stock of Masters, Inc., dated as of August
         18, 1997.
 10.22*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., AMS Acquisition Corp., Mechanical Services, Inc. and
         the Holders of the Outstanding Capital Stock of Mechanical Services,
         Inc., dated as of August 18, 1997.
 10.23*  Form of Agreement and Plan of Exchange by and among Group Maintenance
         America Corp., Paul E. Smith Co., Inc. and the Holders of the
         Outstanding Capital Stock of Paul E. Smith Co., Inc., dated as of
         August 18, 1997.
 10.24*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp, Southeast Mechanical Service, Inc. and the Holders of
         the Outstanding Capital Stock of Southeast Mechanical Service, Inc.,
         dated as of August 18, 1997.
 10.25*  Form of Agreement and Plan of Merger by and among Group Maintenance
         Corp, Van's Acquisition Corp., Van's Comfortemp Air Conditioning, Inc.
         and the Holders of the Outstanding Capital Stock of Van's Comfortemp
         Air Conditioning, Inc., dated as of August 18, 1997.
 10.26*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp, Willis Acquisition Corp., Willis Refrigeration, Heating
         & Air Conditioning, Inc. and the Holders of the Outstanding Capital
         Stock of Willis Refrigeration, Heating & Air Conditioning, Inc., dated as of August 18, 1997.
 10.27*  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp, Yale Acquisition Corp., Yale Incorporated and the
         Holders of the Outstanding Capital Stock of Yale Incorporated, dated as of August 18, 1997.
 10.28*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and James P. Norris.

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
 10.29*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and J. Patrick Millinor, Jr.
 10.30*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Donald L. Luke.
 10.31*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and James D. Jennings.
 10.32*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Timothy Johnston.
 10.33*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and William Michael Callahan.
 10.34*  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Alfred R. Roach, Jr.
 10.35*  Airtron, Inc. 1997 Corporate Staff Bonus Plan.
 10.36** Form of Amended and Restated Credit Agreement by and among Group
         Maintenance America Corp., the Subsidiaries listed as guarantors,
         Chase Bank of Texas, National Association, and the signatory banks, dated as of June 12, 1998.
 10.37*  Form of Group Maintenance America Corp. 1997 Stock Option Plan.
 10.38   Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Barr Acquisition Corp., Barr Electric Corp. and the
         shareholders of Barr Electric Corp. dated as of March 27, 1998
         (Exhibit 2.1 to Current Report on Form 8-K filed May 22, 1998).
 10.39   Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Commercial Air Acquisition Corp., Premex, Inc.,
         Commercial Air, Power and Cable, Inc. and the shareholders of Premex,
         Inc. dated as of March 31, 1998 (Exhibit 2.2 to Current Report on Form
         8-K filed May 22, 1998).
 10.40   Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Atlantic Acquisition Corp., Atlantic Industrial
         Constructors, Inc. and the shareholders of Atlantic Industrial
         Constructors, Inc. dated as of June 11, 1998 (Exhibit 2.1 to Current
         Report on Form 8-K filed June 26, 1998).
 21      Subsidiaries of the Company (filed as Exhibit 21 to the Company's
         Transition Report on Form 10-K for the ten month period ended December
         31, 1997).
 23.1    Consent of Bracewell & Patterson, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
 23.2**  Consent of KPMG Peat Marwick LLP.
 23.3**  Consent of Deloitte & Touche LLP.
 23.4**  Consent of Moss Adams LLP.
 24      Powers of attorney.
 27      Financial Data Schedule.

--------
* FILED AS AN EXHIBIT TO THE COMPANY'S FORM S-1 (REGISTRATION NO. 333-34067) UNDER AN EXHIBIT NUMBER IDENTICAL TO THAT DESCRIBED HEREIN AND INCORPORATED HEREIN BY THIS REFERENCE.
** FILED HEREWITH.

  (b) Financial Statement Schedules

  No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

  (c) Reports, Opinions, and Appraisals

  The following reports, opinions and appraisals are included herein.

    None.

ITEM 22. UNDERTAKINGS.

  (a) Regulation S-K, Item 512 Undertakings

    (1) The undersigned registrant hereby undertakes:

      (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) Registration on Form S-4 of Securities Offered for Resale.

      (i) The undersigned hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (ii) The registrant undertakes that every prospectus (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of new securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned hereby undertakes to supply by means of a supplement or a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Group Maintenance America Corp. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 20, 1998.

                                         GROUP MAINTENANCE AMERICA CORP.

                                         By:    /s/ J. Patrick Millinor, Jr.
                                            -----------------------------------

                                                 J. Patrick Millinor, Jr.
                                                  Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JULY 20, 1998.

                  SIGNATURE                                 TITLE

              James P. Norris*                 Chairman of the Board; Director
    -------------------------------------
               James P. Norris

        /s/ J. Patrick Millinor, Jr.           Director and Chief Executive
    -------------------------------------       Officer (principal executive
          J. Patrick Millinor, Jr.              officer)

            /s/ Darren B. Miller               Senior Vice President--Chief
    -------------------------------------       Financial Officer (principal
              Darren B. Miller                  financial officer)

             /s/ Daniel W. Kipp                Vice President and Corporate
    -------------------------------------       Controller (principal
               Daniel W. Kipp                   accounting officer)

               Donald L. Luke*                 Director, President and Chief
    -------------------------------------       Operating Officer
               Donald L. Luke

              Ronald D. Bryant*                Director
    -------------------------------------
              Ronald D. Bryant

             David L. Henninger*               Director
    -------------------------------------
             David L. Henninger

            Chester J. Jachimiec*              Director
    -------------------------------------
            Chester J. Jachimiec

              Timothy Johnston*                Director
    -------------------------------------
              Timothy Johnston

            Andrew Jeffrey Kelly*              Director
    -------------------------------------
            Andrew Jeffrey Kelly

              Thomas B. McDade*                Director
    -------------------------------------
              Thomas B. McDade

                  SIGNATURE                                 TITLE

              Lucian Morrison*                 Director
    -------------------------------------
               Lucian Morrison

              Fredric Sigmund*                 Director
    -------------------------------------
               Fredric Sigmund

              John M. Sullivan*                Director
    -------------------------------------
              John M. Sullivan

              James D. Weaver*                 Director
    -------------------------------------
               James D. Weaver


           /s/ Randolph W. Bryant
    *By: ________________________________

             Randolph W. Bryant
       (Attorney-in-fact for persons
                 indicated)